Registration No. 333-139257

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-3/A
AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_______________

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(State of Incorporation)
13-3460894
(I.R.S. Employer Identification Number)

11 Madison Avenue
New York, New York 10010
212-325-2000
(Address and telephone number of Registrant's principal executive offices)

Bruce S. Kaiserman, Esq.
Credit Suisse First Boston Mortgage Acceptance Corp.
11 Madison Avenue
New York, New York 10010
212-325-2000
(Name, address and telephone number of agent for service)
_______________
Copies to:

Stephen S. Kudenholdt, Esq. Thacher Proffitt & Wood LLP Two World Financial Center New York, New York 10281	Martin B. Howard, Esq. Orrick, Herrington & Sutcliffe LLP 777 South Figueroa Street Los Angeles, California 90017	Michael P. Braun, Esq. McKee Nelson LLP Five Times Square New York, New York 10036

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Mortgage Pass-Through Certificates and Mortgage-Backed Notes, issued in series	$1,000,000	100%	$1,000,000	$107.00

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(2) The registration fee in connection with the $1,000,000 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes to be registered by the Registrant under this Registration Statement has been paid by the Registrant in connection with the original filing on December 11, 2006.
__________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Registration Statement includes (i) a base prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes, (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes and (iv) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes backed by reverse mortgage loans.

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Contents of Registration Statement

Forms of Prospectus Supplement:	Page

Version 1: Form of Prospectus Supplement relating to a typical Senior/Subordinate Series	S-1

Version 2: Form of Prospectus Supplement relating to an offering of Mortgage-Backed Notes	S-1

Version 3: Form of Prospectus Supplement relating to an offering of Mortgage-Backed Notes backed by Reverse Mortgage Loans	S-1

Base Prospectus	1

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The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement Dated January 26, 2007 [Version 1]

Prospectus Supplement (to Prospectus Dated ______ ___, ____)

____________ Trust Series ____-_
Issuing Entity

[Name of Sponsor]
Sponsor

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor

[Name of Master Servicer]
Master Servicer

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-_
$_________________
(Approximate)
You should carefully review the information in “Risk Factors” on page S-__ in this Prospectus Supplement and page __ in the Prospectus.
The certificates offered hereby represent an interest in and obligation of the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business days, beginning in [__].
This prospectus supplement, together with the accompanying prospectus, will constitute the complete prospectus.

Class	Initial Principal Balance	Initial Pass- Through Rate	Scheduled Final Maturity Date
Class A Certificates:
	$	%	_____ __, 20__
	$	%	_____ __, 20__
Total Class A Offered Certificates	$
Class P Certificates:	$	%	_____ __, 20__
Class X Certificates:	$	%	_____ __, 20__
Class A-R Certificates:	$	%	_____ __, 20__

Class B Certificates:
	$	%	_____ __, 20__
Total Class B Certificates:	$
Total offered certificates:	$

Trust Series _____-__ will issue:
•	[Four] classes of senior Class A Certificates, including one accrual class.

•	One class of senior principal-only Class P Certificates.

•	One class of senior interest-only Class X Certificates.

•	One class of senior residual Class A-R Certificates.

•
Six classes of Class B Certificates, which provide credit enhancement. Each class of Class B Certificates is subordinated to the Senior Certificates and each class of Class B Certificates, if any, with a lower numerical designation.

The certificates:
•	Represent ownership interests in a trust, whose assets are primarily a pool of fixed rate, first lien residential mortgage loans.

•	Offered to the public are listed under the heading “Offered Certificates” in the table on page S-_.

•	[DESCRIBE ADDITIONAL CREDIT ENHANCEMENT OR SUPPORT, IF ANY]

Risks:
•
The yield on the Class P Certificates and the Class X Certificates are extremely sensitive to the rate and timing of principal prepayments, as discussed in “Risk Factors” in this prospectus supplement.

[The Underwriter], as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Acceptance Corp. at a price equal to ____% of their face value. Credit Suisse First Boston Mortgage Acceptance Corp. will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this Prospectus Supplement or the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.]

[Name of Underwriter]
______ ___, ____

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Prospectus Supplement
Summary Information
Transaction Structure
Risk Factors
Introduction
The Mortgage Pool
Static Pool Information
Mortgage Loan Origination
The Sponsor
Servicing of Mortgage Loans
Description of the Certificates
Yield, Prepayment and Maturity Considerations
Credit Enhancement
Use of Proceeds
Material Federal Income Tax Consequences
ERISA Considerations
Method of Distribution
Legal Matters
LEGAL PROCEEDINGS
Affiliations, Relationships and Related Transactions
Ratings

Prospectus

Risk Factors
Important Notice About Information in This Prospectus and the Accompanying Prospectus Supplement
Description of the Securities
Yield, Prepayment and Maturity Considerations
The Trust Funds.
Loan Underwriting Procedures and Guidelines
Servicing of Loans
Credit Support
Description of Mortgage and Other Insurance
The Agreements
Legal Aspects of Loans
Material Federal Income Tax Considerations.
State and Other Tax Consequences.
ERISA Considerations
Legal Investment
Legal Matters
The Depositor
Use of Proceeds
Plan of Distribution
Glossary

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Summary Information

This Summary highlights selected information from this prospectus supplement and does not contain all of the information to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

Mortgage Pass-Through Certificates Series ____-_

Initial Rating of Certificates
Class	Initial Certificate Principal Balance	Pass-Through Rate (per annum)	Rating	Rating	Designations and Features	Form
Offered Certificates(1)
[A-1	$	%	AAA	AAA]	Senior	Book Entry
[A-2%			AAA	AAA]	Senior/Accrual	Book Entry
[A-3%			AAA	AAA]	Senior/Lockout	Book Entry
[A-4%			AAA	AAA]	Senior	Book Entry
A-5	15,000,000(2)	[7.00%]
P		0.00%	AAA	AAA	Senior/Principal Only	Book Entry
X		%	AAA	AAA	Senior/Interest Only	Book Entry
A-R		%	AAA	AAA	Senior/Residual	Physical
B-1%			N/A	AA	Subordinate	Book Entry
B-2%			N/A	A	Subordinate	Book Entry
B-3%			N/A	BBB	Subordinate	Book Entry
Total	$
Offered Certificates Non-Offered Certificates
B-4	$	%	N/A	BB	Subordinate	Physical
B-5%			N/A	B	Subordinate	Physical
B-6%			N/A	N/A	Subordinate	Physical
Total	$
Offered Certificates Non-Offered Certificates

All balances are subject to a variance of no more than 5%.

Other Information:

Class X:
•	The variable rate varies according to the excess interest available on the mortgage loans.

•	The Class X Certificates do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount which initially is $________.

(1)The certificates offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor or any of their affiliates.

[(2) The Class A-5 Certificates are exchangeable certificates with an initial principal balance of $15,000,000 and a Pass-Through Rate of 7.00%. They are exchangeable for a combination of classes of exchangeable certificates as follows:

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Combination of Exchangeable Securities

Class	Original Principal Amount	Interest Rates
A-5-ES-IO*	$15,000,000 (notional)	7.00%
A-5-ES-PO**	$15,000,000	0.00%
* Class A-5-ES-IO is an interest only certificate and is not entitled to any principal payments. The notional amount of Class A-5-ES-IO is equal to the principal amount of Class A-5-ES-PO.
** Class A-5-ES-PO is a principal only certificate and is not entitled to any interest payments.

Related Class of Exchangeable Securities

Class	Original Principal Amount	Interest Rate
A-5	$15,000,000	7.00%]
See “Exchangeable Securities” in the base prospectus.]

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Issuing Entity

•	Trust Series _____-__.

Depositor

•	Credit Suisse First Boston Mortgage Acceptance Corp.

Sponsor

•	[Name of Sponsor] will sell the mortgage loans to the depositor.

Master Servicer

•	[Name of Master Servicer] will initially service all of the mortgage loans directly.

Trustee

•	[Name of Trustee].

[Auction Administrator]

•	[Name of Auction Administrator].

[Swap Counterparty]

•	[Name of Swap Counterparty].

Cut-off date

•	_____ 1, ____.

Closing date

•	_____ __, ____.

[Mandatory Auction Date]

•	[The distribution date occurring in [________].]

Determination date

•	As to the mortgage loans, the ____ day of each month or if that day is not a business day, the next business day.

Distribution date

•	Beginning on _____ 25, ____ and thereafter on the 25th day of each month or if that day is not a business day, the next business day.

Record date

•	The last business day of the month preceding the month of a distribution date.

The Originators

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

The Mortgage Pool

On _____ __, ____, the trust will acquire a pool of mortgage loans. As of _____ 1, ____, the mortgage pool consists of approximately _____ mortgage loans, with an aggregate principal balance of approximately $_____. All of the mortgage loans are secured by residential properties and each is set to mature within __ to __ years of the date it was originated.

Removal, Substitution and Repurchase of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 120 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, either (a) provide the trustee

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with a substitute mortgage loan, or (b) purchase such mortgage loan from the trustee within 120 days from the date the sponsor was notified of such defect in writing.

Priority of Distributions

Funds available from monthly payments and other amounts received on the mortgage loans on any distribution date will be distributed to the holders of the certificates in the following order:

•	distribution of interest to the interest-bearing senior certificates;

•	distribution of principal to the senior certificates entitled to principal;

•	distribution of any deferred amounts payable on the Class P Certificates; and

•	distribution of interest and principal to each class of subordinate certificates, in order of their numerical class designations, beginning with the Class B-1 Certificates.

See “Description of the Certificates—Priority of Distributions Among Certificates” in this prospectus supplement for more detail.

Interest Distributions

Interest accrues on the interest-bearing certificates during the calendar month prior to a distribution date.

On each distribution date, you will be entitled to the following:

•	interest at the pass-through rate that accrued during the related accrual period.

•	interest due on a prior distribution date that was not paid.

Your interest entitlement may be reduced as a result of prepayments on the mortgage loans and various types of losses on the mortgage loans.

The Class P Certificates do not receive interest distributions.

Principal Distributions

Principal distributions are payable on each distribution date. The priority and amount of principal distributions varies from class to class. Shortfalls in available funds may result in a class receiving less than what is due. [The calculation of the amount a class is entitled to receive on each distribution date is described in this prospectus supplement under “Description of the Certificates—Distributions of Principal.”]

The Class X Certificates do not receive principal distributions.

Class P and Class X Certificate Risks

The Class P Certificates are principal only certificates, and their yield is extremely sensitive to the rate and timing of principal prepayments. A slow prepayment speed will reduce their yield.

The Class X Certificates are interest only certificates, and their yield is extremely sensitive to the rate and timing of principal prepayments. A fast prepayment speed will reduce their yield, and may result in your failure to fully recover your investment.

[Mandatory Auction of the Mandatory Auction Certificates

Mandatory Auction

Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__] Certificates, referred to in this prospectus supplement as the mandatory auction certificates then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

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The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Certificates-Mandatory Auction” in this prospectus supplement.]

Credit Enhancement

Credit enhancement in the form of subordination should reduce delays in distributions and losses on some classes of certificates. The subordination feature will support the classes of certificates in varying degrees.

There are two types of subordination in this transaction:

1. The senior certificates will receive distributions of interest and principal prior to distributions of interest and principal to the subordinate certificates. Also, on each distribution dates each class of subordinate certificates will receive its interest and principal distribution before any other class of subordinate certificates with a higher numerical class designation; and

2. Losses resulting from the liquidation of defaulted mortgage loans (other than any losses from special hazards, mortgagor fraud or mortgagor bankruptcy that are above set limits) will be the following allocated to the subordinate certificates in the following order until their class balance has been reduced to zero:

•	Class B-6
•	Class B-5
•	Class B-4
•	Class B-3
•	Class B-2
•	Class B-1

See “Description of the Certificates—Priority of Distributions Among Certificates” and “—Allocation of Losses; Subordination” in this prospectus supplement for more detail.

Any losses that are not covered by subordination will be allocated to the senior certificates on a pro rata basis, in accordance with their respective class balances.

[Cross-collateralization

[Note: the following would be used if the trust contained two loan groups, and issued separate series for each loan group with common subordinate classes.]

In most cases, distributions of principal and interest to the holders of the senior certificates will be based solely on the payments received or advanced on the related mortgage loans. However, in limited circumstances, principal and interest collected from the Group I or Group II Loans may be used to pay principal or interest, or both, to the Group I or Group II Senior Certificates, as applicable, unrelated to that loan group.

We refer you to “Description of the Certificates—Cross-Collateralization” in this prospectus supplement for more detail.

Servicing Fee

With respect to each mortgage loan, the amount of the master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [___]% and (b) the outstanding principal balance of the mortgage loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected. The master

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servicer will pay the trustee fee and the servicing fees from its fee.

Optional Termination

If the aggregate principal balance of the mortgage loans declines below __% of the total pool principal balance as of the cut-off date, then the [________] may purchase all of the mortgage loans and the related properties in the trust. If the [________] purchases all of the mortgage loans, you will receive a final distribution and then the trust will be terminated.

Advances

If the master servicer reasonably believes that cash advances can be recovered from a delinquent mortgagor, then the master servicer will make cash advances to the trust to cover related delinquent mortgage loan payments. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

Federal Income Tax Consequences

For federal income tax purposes, the trust [(exclusive of the market value swap)] will be treated as a real estate mortgage investment conduit. All classes of certificates, other than the Class A-R Certificates, will represent regular interests in the real estate mortgage investment conduit. The Class A-R Certificates will represent ownership of the residual interest in the real estate mortgage investment conduit.

ERISA Considerations

All classes of certificates, other than the Class A-R Certificates, may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations. Sales of the Class A-R Certificates to these plans or retirement accounts are prohibited, except as permitted under “ERISA Considerations” in this prospectus supplement.

[The mandatory auction certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. The mandatory auction certificates, however, may not be acquired or held by any person investing assets of any such benefit plan before the distribution date in [____] (or if the auction is not successful, on whatever future date the auction occurs) unless such acquisition and holding are eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under “ERISA Considerations—ERISA Considerations With Respect to the Market Value Swap.” If you invest in a mandatory auction certificate prior to that distribution date, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.]

Legal Investment

When issued, the senior certificates and the Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. The Class B-2 and Class B-3 Certificates will not be “mortgage related securities” for purposes of SMMEA.

Ratings

The trust will not issue the offered certificates unless they have been assigned the ratings designated on page S-__.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

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Transaction Structure

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Risk Factors

This prospectus supplement together with the prospectus describes the material risk factors related to your securities. The securities offered under this prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement in the context of your financial situation and tolerance for risk.

[Appropriate Risk Factors as necessary. Possible Risk Factors based on this form include the following:
You may have to hold your certificates to maturity if their marketability is limited.
[The underwriter intends to make a secondary market for the certificates, but is not obligated to do so.] There is currently no secondary market for the offered certificates. We cannot give you any assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your offered certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The yield on your certificates will vary depending on the rate of prepayments.
The yield to maturity on your certificates will be directly related to the rate of principal payments on the mortgage loans, which will be affected by factors including:

•  the amortization schedules of the mortgage loans;

•  the rate of prepayments by mortgagors, including prepayments resulting from refinancing;

•  liquidations of defaulted mortgage loans;

•  repurchases of mortgage loans as a result of defective documentation and breaches of representations and warranties; and

•  the optional purchase of the mortgage loans in connection with the termination of the trust.

The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if currently offered mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the prepayment rate should increase. On the other hand, if currently offered mortgage rates rise above the mortgage rates on the mortgage loans, the prepayment rate should decrease.

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If the rate of prepayments on the mortgage loans is different than expected, your yield may be considerably lower than anticipated.
We cannot predict the rate at which mortgagors will repay their mortgage loans. Please consider the following:

•  If you are purchasing a certificate at a discount, your yield may be lower than anticipated if principal payments on the mortgage loans occur at a slower rate than you expected.

•  If you are purchasing a certificate at a premium, your yield may be lower than anticipated if principal payments on the mortgage loans occur at a faster rate than you expected.

•  Certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments on the mortgage loans is faster than you expected, your yield will be lower than anticipated and you may not fully recoup your initial investment.

•  Certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments on the related mortgage loans is faster than expected, your yield will be lower than anticipated and you may not fully recoup your initial investment

•  Certificates that receive only payments of principal are especially sensitive to variations in the rate of prepayments. If the rate of prepayments on the related mortgage loans is slower than you expected, your yield will be lower than anticipated and you may not fully recoup you initial investment.

•  The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

See “Yield, Prepayment and Maturity Considerations in this prospectus supplement for more detail.

The value of your certificates may be reduced if losses are higher than expected.
If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. [Neither the depositor, the

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master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.]
[Losses on the mortgage loans in Loan Group I and Loan Group II may reduce the yield on Group I or Group II senior certificates, as applicable, unrelated to that loan group.
The subordination will cover mortgage loans in Loan Group I and Loan Group II. Therefore, if mortgage loans in either of these loan groups suffer a high level of these losses, it will reduce the available coverage for certificates related to both Loan Group I and Loan Group II.

Investors in these senior certificates should also be aware that because the subordinate certificates represent interest in both Loan Group I and Loan Group II, the class balance of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans in either of these loan groups to the subordinate certificates will reduce the subordination provided by the subordinate certificates to Group I and Group II senior certificates, including the senior certificates related to a loan group which did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the other loan group.]

The yield on your certificates will be affected by the specific terms that apply to that class, discussed below.
The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a discussion of yield considerations and prepayment sensitivities of each class.

Class A Certificates — Sequential Pay
The Class A Certificates have different priorities for payment of principal. Those classes of Class A Certificates with a later priority of payment will be more likely to be affected by losses on the mortgage loans not covered by the credit enhancement.
See “Description of the Certificates—Distributions” in this prospectus supplement.

[Class A-2 Certificates — Accrual
•  Because the Class A-2 Certificates are not entitled to receive any distributions of interest for some period of time, these certificates will likely experience significant price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.]

[Class A-3 Certificates — Lockout
•  It is not expected that the Class A-3 Certificates will receive any distributions of principal until the distribution date in ____________. Until the distribution date in ____________, the Class A-3 Certificates may receive a portion of principal prepayments that is smaller than its proportionate share of principal prepayments.]

[Note: The following paragraphs show sample risk factor disclosure for types of Class A Certificates included in the base but not in this form of supplement.]

[Class [A-__] Certificates — PAC	Based on the structuring assumptions, the Class [A-__] Certificates are structured so that principal payments will be made in accordance

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with the table in this prospectus supplement, but only if the mortgage loans prepay at a constant rate between __% SPA and __% SPA. If prepayments occur at a rate below that range, distribution of principal on the Class [A-__] Certificates may not be enough to pay to the amount in the table, and the weighted average life of the Class [A-__] Certificates will be extended. On the other hand, if prepayments occur at a rate above that range, and if the principal balance of some other classes of certificates are reduced to zero, the principal balance on the Class [A-__] Certificates may be reduced below the amount in the table, and the weighted average life of the Class [A-__] Certificates will be reduced.]

[Class [A-__] Certificates — TAC
Based on the structuring assumptions, the Class [A-__] Certificates are structured so that principal payments will be made in accordance with the table in this prospectus supplement, but only if the mortgage loans prepay at a constant rate of __% SPA. If prepayments occur at a rate slower than that rate, distribution of principal on the Class [A-__] Certificates may not be enough to pay to the amount in the table, and the weighted average life of the Class [A-__] Certificates will be extended. On the other hand, if prepayments occur at a rate faster than that rate, and if the principal balance of some other classes of certificates are reduced to zero, the principal balance on the Class [A-__] Certificates may be reduced below the amount in the table, and the weighted average life of the Class [A-__] Certificates will be reduced.]

[Class [A-F] Certificates and Class [A-IF] Certificates — Floating Rate - Inverse Floating Rate
The interest rate on the Class A-F Certificates will vary with LIBOR. The interest rate on the Class [A-IF] Certificates will vary inversely with a multiple of LIBOR. Therefore, the yield to investors on the Class [A-IF] Certificates will be sensitive, and the Class [A-IF] Certificates will be extremely sensitive, to fluctuations of LIBOR.]

[Class [A-__] Certificates — Companion
•  The Class [A-__] Certificates may receive small or large distributions of principal on each distribution date to the extent necessary to stabilize principal distributions on the [PAC and TAC] Certificates and Class A-2 Certificates. Due to the companion nature of the Class [A-__] Certificates, these certificates will likely experience price and yield volatility and these certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates. Investors should consider whether this volatility is suitable to their investment needs.

•  Investors in the Class A-[__] Certificates should be aware that those certificates have a later priority of payment of principal in relation to some of the other classes of Class A Certificates. Therefore, these certificates are particularly sensitive to the rate and timing of principal

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prepayments.]
Class P Certificates — Principal Only
•  The Class P Certificates will receive a portion of the principal payments ONLY on the mortgage loans that have net mortgage rates lower than ____%. Therefore, the yield on the Class P Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates lower than ____%.

•  If you invest in the Class P Certificates, you should be aware that mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than ____% occur at a rate slower than you assumed at the time of purchase, your yield will be less than expected.

Class X Certificates — Interest Only
•  The Class X Certificates will receive a portion of the interest payments ONLY from mortgage loans that have net mortgage rates higher than ____%. Therefore, the yield on the Class X Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates higher than ____%.

•  If you invest in the Class X Certificates, you should be aware that mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than ____% are prepaid at a rate faster than you assumed at the time of purchase, the yield in the Class X Certificates will be adversely affected. You should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than ____% could result in your failure to fully recover your investments.

Subordinate Certificates
Before purchasing subordinate certificates, you should consider the following factors that may negatively impact your yield:

•  The subordinate certificates are not entitled to a proportionate share of principal prepayments on the mortgage loans until the beginning of the _____ year after the closing date. In addition, if losses on the mortgage loans exceed stated levels, classes of subordinate certificates with higher

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numerical class designations will not receive a principal distribution.

•  Losses resulting from the liquidation of defaulted mortgage loans, other than excess losses resulting from special hazards, mortgagor fraud or mortgagor bankruptcy, will be allocated to the subordinate certificates in reverse order of numerical class designation, until the class balance has been reduced to zero. A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. Also, the lower class balance will result in less interest accruing on the certificate.

•  The earlier in the transaction that a loss on a mortgage loan occurs, the greater the reduction in yield.

•  These risks are more severe for the classes of subordinate certificates with higher numerical class designations.

See “Description of the Certificates” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for more detail.

[Geographic Concentration
Approximately ___% of the mortgage loans, by principal balance as of _____ __, ____, are secured by properties located in California. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to those rates in a stable or improving real estate market. Also, California is more susceptible to various types of uninsurable hazards, such as earthquakes, brush fires, floods, mudslides and other natural disasters. If these occur, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase.]

Consequences of Owning Book-Entry Certificates
Limit on Liquidity of Certificates. Issuance of the offered certificates in book-entry form may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book- entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing the book-entry certificates.

Delays in Distribution. You may experience some delay in the

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receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

We refer you to “Description of the Certificates—DTC Registered Certificates” in this prospectus supplement for more detail.

[Performance]
FICO scores mentioned in this prospectus supplement are not an indicator of future performance of borrowers.
Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “ The Trust Funds—FICO Scores” in the prospectus.

Important Notice About Information Presented in This Prospectus Supplement and the Prospectus

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

☐	the prospectus, which provides general information, some of which may not apply to your series of certificates; and

☐	this prospectus supplement, which describes the specific terms of your series of certificates.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

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Introduction

The depositor will establish a trust for Series ____-__ on the closing date, under a pooling and servicing agreement among the depositor, the master servicer and the trustee, dated as of the cut- off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans, that in the aggregate, will constitute a mortgage pool, secured by one- to four-family residential properties with terms to maturity of not more than thirty years.

Some capitalized terms used in this prospectus supplement will have meanings given below under “Description of the Certificates—Glossary of Terms” or in the prospectus under “Glossary.”

The Mortgage Pool

The depositor will acquire _____ mortgage loans with an aggregate Stated Principal Balance as of the cut-off date of $__________, from the sponsor under the mortgage loan purchase agreement dated as of ______, __ ____.

Under the pooling and servicing agreement dated as of _____ 1, ____ among the depositor, the trustee and the master servicer, the depositor will assign the mortgage loans and the depositor's rights under the mortgage loan purchase agreement to the Trustee for the benefit of the holders of the certificates.

Under the mortgage loan purchase agreement, the sponsor will make representations and warranties relating to the characteristics of the applicable mortgage loans, as further described in the prospectus under “Loan Underwriting Procedures and Standards—Representations and Warranties”. The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

(1)    The sponsor or its affiliate is the sole owner of record and holder of the mortgage loan and the indebtedness evidenced by the mortgage note. Immediately prior to the transfer and assignment to the depositor on the closing date, the mortgage loan, including the mortgage note and the mortgage, were not subject to an assignment or pledge, and the sponsor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and following the sale of the mortgage loan, the depositor will own such mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(2)    The information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

(3)    The mortgaged property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

(4)    All improvements subject to the mortgage which were considered in determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(5)    The mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles; and

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(6)    The mortgage loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such mortgage loan.

These representations and warranties relating to the mortgage loans will be made by the sponsor as of the closing date and will be assigned to the trust. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

•	cure that breach,

•
repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of that repurchase, and accrued interest on that mortgage loan at the applicable net rate from the date through which interest was last paid by the mortgagor to the date of the purchase, or

•	substitute a replacement mortgage loan for that mortgage loan.

However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the real estate mortgage investment conduit, or REMIC, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of the master servicer for to the certificates is limited to its contractual servicing obligations under the pooling and servicing agreement.

Information relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the mortgage loans to be included in the mortgage pool and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as presently constituted is representative of the characteristics of the these mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the mortgage pool may vary. Information presented below expressed as a percentage, other than rates of interest, are approximate percentages based on the Stated Principal Balances of the mortgage loans as of the cut-off date, unless otherwise indicated.

As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans is expected to be approximately $__________. The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the mortgage loans provide for payments due on the first day of each month. The mortgage loans to be included in the mortgage pool were originated or acquired by the seller in the normal course of its business and in accordance with the underwriting criteria specified in this prospectus supplement. At origination, the mortgage loans had stated terms to maturity which ranged from ___ to ___ years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates of those mortgage loans will not affect the amortization schedule or the relative application of those payments to principal and interest. [Each mortgage loan is prepayable at anytime without penalty.]

Each mortgage loan was originated on or after __________________.

The latest stated maturity date of any mortgage loan is __________, and the earliest stated maturity date of any mortgage loan is __________.

[As of the cut-off date, no mortgage loan will be delinquent more than 30 days.] [No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months

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preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 60 to 89 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 60 to 89 days delinquent two times during the twelve months preceding the cut-off date. As of the cut-off date, no mortgage loans have been 90 days or more delinquent one or more times during the twelve months preceding the cut-off date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. [The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.]

[No mortgage loan is subject to a buydown agreement. No mortgage loan provides for deferred interest or negative amortization.]

All of the mortgage loans as of the cut-off date had a LTV ratio at origination of 95% or less. Except for ___ mortgage loans, representing approximately ____% of the principal balance as of the cut-off date, each mortgage loan with a LTV ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization. This primary mortgage guaranty insurance policy will provide coverage of a portion of the original principal balance of the related mortgage loan equal to the product of the original principal balance of the related mortgage loan and a fraction. The numerator of the fraction is the excess of the original principal balance of the related mortgage loan over 75% of the lesser of the appraised value and selling price of the related mortgaged property and the denominator is the original principal balance of the related mortgage loan, plus accrued interest on the mortgage loans and related foreclosure expenses. This primary mortgage guaranty insurance policy will not be required for any of these mortgage loans after the date that the related LTV ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value. See “— Underwriting Standards” in this prospectus supplement.

The LTV ratio of a mortgage loan at any given time is a fraction, expressed as a percentage. The numerator is the principal balance of the related mortgage loan at the date of determination. The denominator is the appraised value, as described in “The Trust Funds—The Mortgage Loans” of the prospectus. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[INCLUDE REQUIRED DISCLOSURE UNDER REGULATION AB ITEM 1111(b)(8) FOR ANY REVOLVING CREDIT LOANS.]

[INCLUDE DISCLOSURE FOR PRIVATE MORTGAGE-BACKED SECURITIES OR AGENCY SECURITIES, IF APPLICABLE.]

The following information shows in tabular format some information, as of the cut-off date, about the mortgage loans. Except for rates of interest, percentages, which are approximate, are stated by principal balance of the mortgage loans as of the cut-off date and have been rounded in order to total 100%.

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Original Loan to Value Ratios

Original Loan to Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool

Total

The weighted average original LTV ratio of the mortgage loans is expected to be approximately ____%.

Current Mortgage Loan Principal Balances

Current Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool

Total

As of the cut-off date, the average current mortgage loan principal balance is expected to be approximately $_____________.

Mortgage Rates

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool

Total

As of the cut-off date, the average current mortgage rate of the mortgage loans is expected to be approximately ____%.

Occupancy Types

Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool
Primary
Secondary
Total

Based on representations of the related mortgagors at the time of origination.

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Original Term to Maturity

Original Term to Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool

Total

As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans is expected to be approximately _____ months.

State Distribution of Mortgaged Properties

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool

Total

Other includes ____ other states and the District of Columbia with under ___% concentrations individually. No more than approximately ___% of the mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool
Rate/Term Refinance
Purchase
Cash-out Refinance
Total

Documentation Programs for Mortgage Loans

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool
Full or Alternative
Reduced (Limited)
Total

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Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool
Single Family
PUD
Condominium
Duplex
Total

Underwriting Standards

The depositor acquired the mortgage loans from the sponsor under the mortgage loan purchase agreement. The mortgage loans have either been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers, which may or may not be affiliated with the sponsor, and other mortgage loan originators, in accordance with the underwriting criteria, described in this prospectus supplement. The information presented in the following paragraphs has been provided by the sponsor.

[Disclosure as appropriate.]

Static Pool Information

Static pool information material to this offering may be found at _______________.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

Mortgage Loan Origination

General

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], a [State] corporation, referred to herein as [Name of Originator]. All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

[Name of Originator]

[Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated mortgage loans of the type backing the certificates offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’s total residential mortgage loan production over the past three years and recent stub-period.]

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	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

The Sponsor

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor” or the “seller.” Its executive offices are located at 11 Madison Avenue, New York, NY 10010. The sponsor is an affiliate of the depositor, the underwriter and [___________].

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements. The sponsor has been engaged in the securitization of assets since its inception in 1988. In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

From the period beginning January 1, 2006 and ending June 30, 2006, the sponsor publicly securitized through the depositor in excess of approximately $16 billion of residential mortgages.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates. The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee). To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

Credit Suisse Financial Corporation (“CSFC”), an affiliate of the sponsor and an originator, is a Delaware corporation. CSFC conducts lending through wholesale loan production offices. CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia. CSFC has been originating mortgage loans since 2003. The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

Servicing of Mortgage Loans

[Disclosure as appropriate. Servicing of the mortgage loans disclosure may include the following:

General

[Name of Master Servicer], referred to in this prospectus supplement as [Name of Master Servicer] or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a

24

mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

[[For subprime loans] In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.]

The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Custodial Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders. Amounts on deposit in a Custodial Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Custodial Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Custodial Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Account the Available Funds.

The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.

The Master Servicer

[Name of Master Servicer] (“[Name of Master Servicer]”) will act as Securities Administrator and Master Servicer under the Agreement. [Name of Master Servicer] is a [form of organization]. [Description of Master Servicer’s business]. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with [Name of Master Servicer] and its affiliates. [Name of Master Servicer]’s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

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[Name of Master Servicer] acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against such defaulting Servicer. As of __________, [Name of Master Servicer] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of [Name of Master Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Master Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

The Master Servicer shall not be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Pooling and Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Trust Fund, against any loss, liability or expense incurred in connection with the Pooling and Servicing Agreement or the Certificates or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the pooling and servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer

26

assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

The Servicers

[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the Pooling and Servicing Agreement.

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the Servicers in the aggregate.

Name of Servicer	Total
[Name of Servicer]
[Additional Servicers]

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

Under the pooling and servicing agreement, [name of master servicer] will act as master servicer of the mortgage loans. The master servicer will be responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing

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mortgage loans comparable to those mortgage loans serviced by it for itself or others. The master servicer will not have any servicing obligations for the mortgage loans not serviced by it.

The master servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement, the master servicer will establish and maintain, or cause to be established and maintained, one or more Collection Accounts, into which deposits will be made on a daily basis of payments and collections on the mortgage loans serviced by it or its primary servicers, net of the related servicing compensation. Funds credited to a Collection Account may be invested for the benefit and at the risk of the master servicer or its primary servicers in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next distribution date.

The pooling and servicing agreement prohibits the resignation of the master servicer, except in the case of a determination that its duties under that pooling and servicing agreement are no longer permitted under applicable law. No resignation will be effective until a successor has assumed those servicing obligations in the manner provided in the pooling and servicing agreement.

Under the pooling and servicing agreement, the master servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if that master servicer alone were servicing the mortgage loans.

Servicing Compensation and Payment of Expenses

The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The expense fees will vary from mortgage loan to mortgage loan. The rate at which the expense fees accrue is expected to range from ___% to ___% per annum of the Stated Principal Balance of the related mortgage loan. As of the cut-off date, the weighted average rate at which the expense fees accrue is expected to equal approximately ___%. The expense fees consist of the servicing fee and fees payable to the trustee for its activities as trustee under the pooling and servicing agreement. The servicing fee payable to the master servicer will be ____% per annum of the Stated Principal Balance of each mortgage loan. The fees payable to the trustee for its activities as trustee under the pooling and servicing agreement will range from ____% to ____% per annum, subject to a maximum of ____% per annum, of the Stated Principal Balance of each mortgage loan. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer, out of its servicing fee. The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under “Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans”. The master servicer will also be entitled to receive late payment fees, prepayment penalty fees, assumption fees and other similar charges. The master servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the related Collection Account.

The net rate of a mortgage loan is the mortgage rate of that mortgage loan minus the related rate at which the expense fees accrue. The mortgage rate of a mortgage loan is the rate at which interest accrues on that mortgage loan in accordance with the terms of the related mortgage note.

[PORTFOLIO HISTORY OF THE MASTER SERVICER]

Permitted Investments

To the extent provided in the related servicing agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments. Such Permitted Investments shall mature the second business day

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immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the servicer under the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the servicer. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i)    direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

(ii)    federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

(iii)    repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A” or higher by Moody’s, “A-1” or higher by S&P and “F-1” or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the trustee in exchange for such collateral, and (C) be delivered to the trustee or, if the trustee is supplying the collateral, an agent for the trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(v)    commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each Rating Agency that rates such securities at the time of such investment;

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(vi)    a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(vii)    which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and Fitch and or “AAAm” or “AAAm-G” by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of a servicer or the trustee and any such funds that are managed by a servicer or the trustee or their respective affiliates or for a servicer or the trustee or any affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

(viii)    such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the ratings of the certificates.

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made. As to principal prepayments in full and partial principal prepayments for the mortgage loans, the master servicer is obligated to remit to the trust an amount equal to the lesser of the following:

•	any shortfall in interest collections resulting from the timing of principal payments in full and partial principal prepayments made during the calendar month preceding a distribution date, and

•	the monthly servicing fee, exclusive of the related subservicing fee, if any, otherwise payable to the master servicer in connection with that distribution Date.

If shortfalls in interest as a result of principal prepayments in full and partial principal prepayments during the prepayment periods applicable to a distribution date exceed the amount of the servicing fee and other amounts described above available to cover that shortfall for that distribution date, the amount of interest available to be distributed to certificateholders will be reduced by the amount of that excess. You may refer to “Description of the Certificates—Distributions of Interest” in this prospectus supplement for more detail.

Advances from the Master Servicer

Subject to the following limitations, the master servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that do not constitute Available Funds for that distribution date, an amount equal the following:

•	the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fee and

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•
the subservicing fee or the fees payable to the trustee for its activities as trustee under the pooling and servicing agreement, if applicable, which were due on the related due date and which were delinquent on the related determination date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the master servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to grace periods specified in the pooling and servicing agreement. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see “The Agreements—Event of Default and Rights in the Case of Events of Default” in the prospectus.

Optional Purchase of Defaulted Loans

The master servicer may, at its option, purchase from the trust any mortgage loan serviced by it which is delinquent 91 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which that amount is to be distributed.

Special Servicing Agreements

The pooling and servicing agreement will permit the master servicer to enter into a special servicing agreement with an unaffiliated holder of subordinate certificates. Under that agreement, that unaffiliated holder may instruct the master servicer, to commence or delay foreclosure proceedings for delinquent mortgage loan being serviced or master serviced by it. The commencement or delay at that holder's direction will be taken by the master servicer, only after that holder deposits a specified amount of cash with the master servicer. That cash will be available for payment to related certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer acted using its normal servicing procedures.

Voting Rights

Voting rights of the trust will be allocated 1% to the Class X Certificates with the balance allocated among the other classes of certificates based on their respective class principal balances.

Description of the Certificates

[CONTENTS OF THIS SECTION WILL VARY DEPENDING ON THE TRANSACTION STRUCTURE.]

General

The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

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The Mortgage Pass-Through Certificates, Series ____-__ will consist of the [Class A-1, Class A-2, Class A-3, Class A-4,] Class P, Class X and Class A-R Certificates, which are collectively referred to as the Senior Certificates, and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, which are collectively referred to as the Subordinate Certificates. Only the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates, which are collectively referred to as the Offered Certificates, are offered by this prospectus supplement. The classes of Offered Certificates will have the respective initial class principal balances or initial notional amounts, subject to the permitted variance, and pass-through rates listed or described on page S-__ of this prospectus supplement.

The Class X Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the mortgage loans.

The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately ____% of the mortgage loans as of the closing date. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as of the closing date, represent an initial beneficial ownership of interest of ____%, ____%, ____%, ____%, ____% and ____%, respectively, in the mortgage loans.

The Senior Certificates, other than the Class P, Class X and Class A-R Certificates, will be available only in book-entry form through the facilities of DTC. The Subordinate Certificates and the Class P, Class X and Class A-R Certificates will be issued in fully registered certificated form. The Class A-R Certificates will be issued as a single certificate with a dollar denomination of $100.

REMIC Structure

For federal income tax purposes, the Trust will be treated as a REMIC. The assets of the REMIC will, in most cases, consist of the mortgage loans.

DTC Registered Certificates

Each class available in book-entry form will be issued in one or more certificates which equal the aggregate initial class principal balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC, as described in this prospectus supplement. Investors in the DTC registered certificates, other than the Class X Certificates, may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount. Investors in the Class X Certificates may hold those beneficial interests in the DTC registered certificates in minimum denominations representing an original notional amount of not less than $100,000 and multiples of $1 in excess of that amount. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Securities—Book-Entry Registration” in the prospectus.

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Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

•	the depositor, at its sole option, in writing, elects to terminate the book-entry system through DTC; or

•
after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51 % of the related aggregate class principal balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates. After that, the Trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates:

Available Funds—for any distribution date will be equal to the sum of:

•
all scheduled installments of interest, net of the related expense fees, and principal due on the due date in the month in which that distribution date occurs and received prior to the related determination date, together with any advances for the mortgage loans;

•
all Insurance Proceeds and Liquidation Proceeds during the month preceding the month of that distribution date, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

•	all partial or full prepayments received during the related prepayment period applicable to that distribution date;

•
amounts received for that distribution date in an amount equal to the unpaid principal balance or purchase price for a deleted mortgage loan, or a mortgage loan repurchased by the seller or the master servicer as of that distribution date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed under the pooling and servicing agreement; and

•
the total, to the extent not previously distributed and to the extent received by the master servicer, any amounts payable as Compensating Interest by the master servicer on that distribution date relating to those mortgage loans.

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Bankruptcy Loss Coverage Amount—The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses.

Bankruptcy Losses—A Realized Loss attributable to various actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Certificate Principal Balance—For any offered certificate as of any date of determination, an amount equal to the initial principal balance of that certificate, reduced by the aggregate of the following amounts allocable to the certificates:

•	all amounts previously distributed to holders of certificates of that class as payments of principal,

•	the amount of Realized Losses, including Excess Losses, allocated to that class and

•
in the case of any Subordinate Certificate any amounts allocated to that class in reduction of its class principal balance for payment of Class P Deferred Amounts, as described below under “—Allocation of Losses”

and

•	in the case of the Accrual Certificates, increased by all interest accrued and added to the class principal balance of that class prior to that distribution date.

Class A-2 Accrual Amount—On each distribution date up to and including the Class A-2 Accrual Termination Date, the amount of accrued interest on the Class A-2 Certificates added to the class principal balance of the class will be distributed as principal in the following order of priority:

•	first, to the Class A-1 Certificates, until the class principal balance of that class has been reduced to zero; and

•	second, to the Class A-2 Certificates, until the class principal balance of that class has been reduced to zero.

Class A-2 Accrual Termination Date—The earlier of the related Senior Credit Support Depletion Date and the distribution date on which the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero.

Class A-3 Adjusted Percentage—Equal to:

•	0% for any distribution date occurring prior to the distribution date in _____ ____ and

•	the Class A-3 Percentage for any distribution date occurring on or after the distribution date in _____ ____.

Class A-3 Liquidation Amount—The aggregate, for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the distribution date, of the lesser of:

•	the Class A-3 Percentage of the Stated Principal Balance of that mortgage loan, exclusive of the Class P Fraction related to that mortgage loan, for any Class P Mortgage Loan and

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•
the Class A-3 Percentage on any distribution date occurring prior to the fifth anniversary of the first distribution date, and the Class A-3 Prepayment Percentage on the fifth anniversary of the first distribution date and each distribution date after that fifth anniversary, in each case, of the Liquidation Principal for that mortgage loan.

Class A-3 Lockout Principal Distribution Amount—For any distribution date, the sum of:

•	the Class A-3 Adjusted Percentage of the Principal Payment Amount, exclusive of the portion of that Principal Payment Amount attributable to the Class P Principal Distribution Amount;

•	the Class A-3 Prepayment Percentage of the Principal Prepayment Amount, exclusive of the portion of that Principal Payment Amount attributable to the Class P Principal Distribution Amount; and

•	the Class A-3 Liquidation Amount.

Class A-3 Percentage—For any distribution date, the lesser of:

•	100% and

•
the Certificate Principal Balance of the Class A-3 Certificates divided by the aggregate Stated Principal Balance of the mortgage loans, less the Class P Principal Balance, in each case immediately prior to the distribution date.

The Class A-3 Percentage as of the closing date will be approximately ____%.

Class A-3 Prepayment Percentage—for any distribution date, the product of the Class A-3 Percentage and the Step Down Percentage.

Class P Deferred Amount—The Class P Fraction of any Realized Losses on a Class P Mortgage Loan, other than an Excess Loss, allocated to the Class P Certificates and not previously reimbursed. A payment made in respect of the Class P Deferred Amount shall not reduce the Class Principal Balance of the Class P Certificates.

Class P Fraction—A portion of the amount of principal attributable to principal received by a Class P Mortgage Loan multiplied by a fraction, the numerator of which is ____% minus the Net Mortgage Rate on that Class P Mortgage Loan and the denominator of which is ____%.

Class P Mortgage Loan—any mortgage loan with a Net Mortgage Rate of less than ____% per annum on which the Class P Certificates will receive a portion of the Available Funds attributable to principal received on that mortgage loan.

Class P Principal Distribution Amount—For each distribution date, a portion of the Available Funds attributable to principal received by a Class P Mortgage Loan, equal to the Class P Fraction. The aggregate of the amounts payable to the Class P Certificates described in this paragraph are referred to in this prospectus supplement as the Class P Principal Distribution Amount.

Compensating Interest—As to any mortgage loan that prepaid in full during the related prepayment period an additional payment made by the master servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the mortgage rate, less the servicing fee, for that mortgage loan from the date of the prepayment to the related due date.

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Excess Losses—Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount; Bankruptcy Losses in excess of the applicable Bankruptcy Loss Coverage Amount; and Fraud Losses in excess of the applicable Fraud Loss Coverage Amount.

Fraud Loss Coverage Amount—The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses.

Fraud Losses—A Realized Loss incurred on defaulted mortgage loans as to which there was fraud in the origination of the mortgage loans.

Interest Accrual Period—For each distribution date for each interest-bearing class of certificates, the calendar month preceding the month of that distribution date.

Liquidation Principal—The principal portion of Liquidation Proceeds received for each mortgage loan which became a Liquidated Mortgage Loan, but not in excess of the principal balance of that Liquidated Mortgage Loan, during the calendar month preceding the month of the distribution date, exclusive of the portion of the Liquidation Principal attributable to the applicable Class P Principal Distribution Amount.

[Mandatory Auction Certificates— The Class [____] Certificates and Class [______] Certificates.]

[Mandatory Auction Distribution Date— Five business days prior to the Distribution Date occurring in [_________], or, if the auction is not successful at that time, five business days prior to each following Distribution Date, until all of the Mandatory Auction Certificates are successfully auctioned.]

[Market Value Swap — The market value swap between the Auction Administrator and the Swap Counterparty.]

Net Interest Shortfall—For any distribution date, the sum of:

•
the amount of interest which would otherwise have been received for any mortgage loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for that types of losses; and

•	any Net Prepayment Interest Shortfalls.

Net Interest Shortfalls on any distribution date will be allocated pro rata among all classes of certificates entitled to receive distributions of interest on that distribution date, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date before taking into account any reduction in that amounts resulting from that Net Interest Shortfalls. The amount the Subordinate Certificates would otherwise be entitled to receive from the mortgage loans before taking into account any of those reductions will be based on the amount of interest accruing at the applicable pass-through rate on that class's proportionate share, based on the class principal balance, of the aggregate Stated Principal Balance of the mortgage loans.

Net Prepayment Interest Shortfall—For any distribution date, is the amount by which the aggregate of Prepayment Interest Shortfalls during the applicable prepayment period applicable to that distribution date exceeds the available Compensating Interest for that period.

Original Subordinate Principal Balance—The aggregate principal balance the Certificate Principal Balance of the Subordinate Certificates as of the closing date.

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[Par Price— An amount equal to 100% of the outstanding Certificate Principal Balance of the Mandatory Auction Certificates after application of amounts distributed on the Mandatory Auction Distribution Date, plus accrued interest on such Certificates at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs, up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such Certificates following distributions to such Certificates on the Mandatory Auction Distribution Date.]

Premium Rate Mortgage Loans—Mortgage Loans having Net Mortgage Rates in excess of ___% per annum.

Prepayment Interest Shortfall—The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan is less than one month's interest at the related mortgage rate, net of the related servicing fee, on the Stated Principal Balance of that mortgage loan.

Principal Payment Amount—For any distribution date, the sum of

•	scheduled principal payments on the mortgage loans due on the related due date;

•
the principal portion of repurchase proceeds received for any mortgage loan which was repurchased as permitted or required by the pooling and servicing agreement during the calendar month preceding the month of the distribution date; and

•
any other unscheduled payments of principal which were received on the mortgage loans during the preceding calendar month, other than principal payments in full, partial principal prepayments or Liquidation Principal, as defined in this glossary.

Principal Prepayment Amount—An unscheduled payment of principal representing a partial prepayment or payment in full in connection with any mortgage loans.

Realized Loss—For a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related mortgage loan.

Relief Act Reduction—A reduction in the amount of monthly interest payment on a mortgage loan under the Relief Act.

Senior Credit Support Depletion Date—The date on which the aggregate class principal Balance of the Subordinate Certificates has been reduced to zero.

Senior Liquidation Amount—The aggregate, for each mortgage loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the distribution date, of the lesser of the Senior Percentage of the Stated Principal Balance of that mortgage loan, exclusive of the Class P Fraction related to that mortgage loan, if applicable, and the Senior Prepayment Percentage of the Liquidation Principal for that mortgage loan.

Senior Percentage—For any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the classes of Senior Certificates, other than the Class P Certificates, immediately prior to that date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans less the Class P Principal Balance, in each case immediately prior to the distribution date. In no event will the Senior Percentage exceed 100%.

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Senior Prepayment Percentage—For any distribution date occurring during the five years beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of various unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

The Senior Prepayment Percentage for any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

•	for any distribution date in the first year after the first distribution date, the Senior Percentage plus 70% of the Subordinate Percentage for that distribution date;

•	for any distribution date in the second year after the first distribution date, the Senior Percentage plus 60% of the Subordinate Percentage for that distribution date;

•	for any distribution date in the third year after the first distribution date, the Senior Percentage plus 40% of the Subordinate Percentage for that distribution date;

•	for any distribution date in the fourth year after the first distribution date, the Senior Percentage plus 20% of the Subordinate Percentage for that distribution date; and

•	for any distribution date after the first distribution date, the Senior Percentage for that distribution date.

If for any of the foregoing distribution dates the Senior Percentage exceeds the initial Senior Percentage for the Senior Certificates, the Senior Prepayment Percentage for that distribution date will once again equal 100%.

In spite of the foregoing, no decrease in the reduction to the Senior Prepayment Percentage for the Senior Certificates as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans, delinquent 60 days or more averaged over the preceding six month period, as a percentage of the aggregate principal balance of the Certificate Principal Balance of the Subordinate Certificates as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans exceed:

•	for the distribution date on the fifth anniversary of the first distribution date, 30% of that Original Subordinate Principal Balance,

•	for the distribution date on the sixth anniversary of the first distribution date, 35% of that Original Subordinate Principal Balance,

•	for the distribution date on the seventh anniversary of the first distribution date, 40% of that Original Subordinate Principal Balance,

•	for the distribution date on the eighth anniversary of the first distribution date, 45% of that Original Subordinate Principal Balance and

•	for the distribution date on the ninth anniversary of the first distribution date, 50% of that Original Subordinate Principal Balance.

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If on any distribution date the allocation to the class of Senior Certificates then entitled to distributions of principal payments in full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Certificate Principal Balance of that class below zero, the distribution to that class of certificates of the Senior Prepayment Percentage of those amounts for that distribution date will be limited to the percentage necessary to reduce the related Certificate Principal Balance to zero.

Senior Principal Distribution Amount—For any distribution date, the sum of

•	the related Senior Percentage of the Principal Payment Amount, exclusive of the portion of the Principal Payment Amount attributable to the Class P Principal Distribution Amount;

•	the related Senior Prepayment Percentage of the Principal Prepayment Amount, exclusive of the portion of the Principal Payment Amount attributable to the Class P Principal Distribution Amount; and

•	the Senior Liquidation Amount.

Special Hazard Loss Coverage—The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses.

Special Hazard Losses—A Realized Loss incurred, to the extent that the loss was attributable to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to he lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. [Special Hazard Losses does not include losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under some circumstances, nuclear reaction, chemical contamination or waste by the mortgagor.]

Stated Principal Balance—As to any mortgage loan and due date, the unpaid principal balance of that mortgage loan as of that due date, as specified in the amortization schedule at the time relating to that mortgage loan and due date before any adjustment to the amortization schedule by reason of any moratorium or similar waiver or grace period, after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related mortgagor.

Step Down Percentage—For any distribution date, the percentage indicated below:

[Distribution Date Occurring In	Step Down Percentage

January 2007 through December 2011	0%
January 2012 through December 2012	30%
January 2013 through December 2013	40%
January 2014 through December 2014	60%
January 2015 through December 2015	80%
January 2016 and thereafter	100%]

Stripped Interest Rate—For any Premium Rate Mortgage Loan, the excess, if any, of the Net Mortgage Rate for that mortgage loan over ____%.

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Subordination Level—On any distribution date for any class of Subordinate Certificates, the percentage obtained by dividing the sum of the Certificate Principal Balances of all classes of certificates which are subordinate in right of payment to that class by the sum of the Certificate Principal Balances of all classes of certificates, in each case immediately prior to that distribution date.

Subordinate Liquidation Amount—The excess, if any, of the aggregate Liquidation Principal of all mortgage loans which became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date over the sum of the related Senior Liquidation Amount for that distribution date.

Subordinate Principal Distribution Amount—For any distribution date and the Subordinate Certificates, the sum of

•
the Subordinate Percentage for the Subordinate Certificates of the Principal Payment Amount for the mortgage loans, exclusive of the portion of that Principal Payment Amount attributable to the Class P Principal Distribution Amount;

•
the Subordinate Prepayment Percentage of the Principal Prepayment Amount for the mortgage loans, exclusive of the portion of that Principal Prepayment Amount attributable to the Class P Principal Distribution Amount; and

•	the Subordinate Liquidation Amount for the mortgage loans less the Class P Deferred Amounts required to be paid to the Class P Certificates on that distribution date.

Any reduction to a Subordinate Principal Distribution Amount described above shall first offset amounts of the related Principal Payment Amounts, second the related Subordinate Liquidation Amounts and then the related Principal Prepayment Amounts.

Subordinate Percentage—For any distribution date, the difference between 100% and the related Senior Percentage for that date.

Payments on Mortgage Loans; Accounts

On or prior to the closing date, the trustee will establish a Certificate Account, which shall be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to each distribution date, as specified in the pooling and servicing agreement, the master servicer will withdraw from the Collection Account the aggregate Available Funds on deposit in that Collection Account for that distribution date and will deposit those amounts in the Certificate Account. See “The Trust Funds—Collection Account and Payment Account” in the prospectus.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day thereafter, commencing in ___________ ____, to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month of that distribution date.

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds a Class X Certificate or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having

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appropriate wire transfer facilities The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

Priority of Distributions among Certificates

Distributions will in general be made to the extent of the Available Funds in the order and priority as follows:

•	first, to the Class P Certificates, some portion of the principal received for each Class P Mortgage Loan, as described in “—Distributions of Principal” in this prospectus supplement;

•	second, to the Senior Certificates entitled to interest, accrued and unpaid interest, as described in “—Distributions of Interest” in this prospectus supplement;

•
third, to the Senior Certificates entitled to principal, other than the Class P Certificates, in the order described for the Senior Certificates as described in “—Distributions of Principal—Senior Principal Distribution Amount”;

•	fourth, to the Class P Certificates, any Class P Deferred Amounts;

•
fifth, to each class of Subordinate Certificates, interest and then principal in increasing order of numerical class designation, with both interest and principal being paid to one class before any payments are made to the next class; and

•	sixth, to the Class A-R Certificates, the remainder (which is expected to be zero) of all Available Funds.

Distributions of interest and principal to the Senior Certificates will be based on payments received or advanced for the mortgage loans.

Distributions of Interest

The pass-through rate for each interest-bearing class of Offered Certificates for each distribution date is as listed or described on page S-___ of this prospectus supplement.

The Class A-2 Certificates will also be referred to as the Accrual Certificates. Interest will accrue on each of the Accrual Certificates during each Interest Accrual Period at a per annum rate of ____%. However, that interest will not be distributed on the Accrual Certificates until the Class A-2 Accrual Termination Date. Interest so accrued and unpaid will be added to the Certificate Principal Balance of the Accrual Certificates on the related distribution date.

The interest payable to the Class X Certificates is based on the weighted average of the Stripped Interest Rates of the Premium Rate Mortgage Loans.

The notional amount of the Class X Certificates for any distribution date will equal the product of:

•
the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to Scheduled Payments for that due date, whether or not received, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans; and

•	a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Premium Rate Mortgage Loans as of that due date and the denominator of which is ____%.

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On each distribution date, to the extent of funds available for that distribution date, each interest-bearing class of certificates will be entitled to receive an amount—in the case of the Accrual Certificates, have that interest added to its Certificate Principal Balance until the Class A-2 Accrual Termination Date—allocable to interest for the related Interest Accrual Period. This amount for any interest-bearing class will be equal to:

•	the sum of interest at the applicable Pass-Through Rate on the related Certificate Principal Balance or notional amount, as the case may be, and

•
the sum of the amounts, if any, by which the amount described in the clause above on each prior distribution date exceeded the amount actually distributed as interest on that prior distribution dates and not subsequently distributed.

The Class P Certificates will not bear interest.

The interest entitlement described above for each interest-bearing class of certificates will be reduced by Net Interest Shortfalls experienced by the related mortgage loans or, for the Subordinate Certificates, the related mortgage loans, for that distribution date.

Accrued interest to be distributed or added to principal, as the case may be, on any distribution date will be calculated, in the case of each interest-bearing class of certificates, on the basis of the related Certificate Principal Balance or notional amount, as applicable, immediately prior to that distribution date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

In the event that, on a particular distribution date, Available Funds applied in the order described above under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution or addition to principal, as the case may be, of the interest entitlement on the certificates, interest will be distributed or added to principal, as the case may be, on each class of certificates of equal priority based on the amount of interest each of the classes would otherwise have been entitled to receive or accrete in the absence of that shortfall. Any of those unpaid amounts will be carried forward and added to the amount holders of each of those classes of certificates will be entitled to receive or accrete on the next distribution date. A shortfall of this nature could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. That unpaid amount will not bear interest.

Distributions of Principal

General. On each distribution date, certificateholders will be entitled to receive principal distributions from the Available Funds to the extent and in the priority described in this prospectus supplement. See “—Priority of Distributions Among Certificates” in this prospectus supplement.

For each distribution date and each principal prepayment in full, the related prepayment period will be the calendar month preceding the month in which the related distribution date occurs. For each distribution date and each partial principal prepayment, the related prepayment period will be the month preceding the month in which the related distribution date occurs.

On each distribution date, to the extent of Available Funds for that distribution date, up to the amount of the related Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the following classes of Senior Certificates in the following order of priority:

•	first, to the Class A-R Certificates, until the class principal balance of that class has been reduced to zero;

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•	second, to the Class A-3 Certificates, the Class A-3 Lockout Principal Distribution Amount, until the class principal balance of that class has been reduced to zero;

•	third, sequentially, to the Class A-1, Class A-2 and Class A-4 Certificates, in that order, until the respective class principal balance of that class is reduced to zero; and

•	fourth, to the Class A-3 Certificates, any remaining portion of the Senior Principal Distribution Amount, until the class principal balance of that class is reduced to zero.

In spite of the foregoing, on each distribution date on and after the Senior Credit Support Depletion Date, the Senior Principal Distribution Amount will be distributed, concurrently, as principal to the Senior Certificates (other than the Class P Certificates and the Class X Certificates) pro rata, in accordance with their respective class principal balances immediately prior to that distribution date.

The Class X Certificates will not be entitled to receive any distributions of principal.

Subordinate Principal Distribution Amount. On each distribution date, to the extent of Available Funds for that distribution date, up to the amount of the Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal of the Subordinate Certificates. Except as provided in the following paragraph, each class of Subordinate Certificates will be entitled to receive its pro rata share, based on its respective Certificate Principal Balance, of that Subordinate Principal Distribution Amount, in each case to the extent of the amount available from Available Funds for distribution of principal of that class. Distributions of principal of the Subordinate Certificates will be made on each distribution date sequentially to the classes of Subordinate Certificates in the order of their numerical class designation, beginning with the class with the lowest numerical class designation, until each class of Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date.

For each class of Subordinate Certificates, if on any distribution date the related Subordination Level of that class is less than that percentage as of the closing date, no distributions of principal prepayments in full and partial principal prepayments will be made to any class or classes of Subordinate Certificates junior to that class. The amount otherwise distributable to the those classes relating to those principal prepayments in full and partial principal prepayments will be allocated among the remaining classes of Subordinate Certificates, pro rata, based on their respective Certificate Principal Balances.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each distribution date the holders of the Class A-R Certificates will be entitled to receive Available Funds remaining after payment of interest and principal on the Senior Certificates, Class P Deferred Amounts on the Class P Certificates and interest and principal on the Subordinate Certificates for that distribution date, as described above. It is not anticipated that there will be any significant amounts remaining for any distribution.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	Mortgage Loan Interest Collections

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Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1)    Master servicing fee including securities administrator, paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.

(2) Master Servicer pays trustee and servicer fees out of its fee.
(3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

[Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Certificates or for a portion of the Mandatory Auction Certificates are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Certificates in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Certificates (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Certificates shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Certificates (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Certificates, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Certificates into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Certificates on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

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EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION CERTIFICATES WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction Certificates in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.

If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Certificates will continue to retain their certificates and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Certificates of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Certificates (based on the aggregate Certificate Principal Balance of the Mandatory Auction Certificates), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Certificates held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________].

The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

Allocation of Losses

On each distribution date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan will be allocated to the related Class P Certificates until the Certificate Principal

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Balance of that class is reduced to zero The amount of that Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a Class P Deferred Amount. To the extent funds are available on that distribution date or on any future distribution date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, Class P Deferred Amounts will be paid on the related Class P Certificates prior to distributions of principal on the Subordinate Certificates. See “—Priority of Distributions Among Certificates” in this prospectus supplement. Any distribution relating to unpaid Class P Deferred Amounts will not further reduce the Certificate Principal Balance of the Class P Certificates. The Class P Deferred Amounts will not bear interest. The Certificate Principal Balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class P Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class P Deferred Amounts will be created for the related Class P Certificates.

On each distribution date, any Realized Loss, other than the Class P Fraction of Realized Losses, if applicable, other than any Excess Loss, will be allocated in the following order:

•
first, to the Subordinate Certificates, in decreasing order of their numerical class designations beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation, in each case until the Certificate Principal Balance of the respective class of certificates has been reduced to zero; and

•
second, to the Senior Certificates, other than the Class X and Class P Certificates and the Subordinate Certificates, pro rata, based on their respective Class Certificate Balances. On each distribution date, Excess Losses, other than the Class P Fraction of Excess Losses if applicable, will be allocated pro rata among the classes of Senior Certificates, other than the Class X and Class P Certificates, based on their respective Certificate Principal Balances.

Because principal distributions are paid to some classes of Senior Certificates before other classes of Certificates, holders of those Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

On each distribution date, if the aggregate Certificate Principal Balance of all Senior Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions of principal and the allocation of all losses to the Senior Certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Subordinate Certificates then outstanding.

[Exchangeable Certificates

General

All or a portion of certain classes of offered certificates (the “Exchangeable Certificates”) may be exchanged for a proportionate interest in certain related offered certificates (the “Exchangeable REMIC Certificates”) in the combinations shown in the summary. All or a portion of the Exchangeable REMIC Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another shown in the term sheet.

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Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchangeable REMIC Certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures

If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the Trustee by e-mail at [__________________] no later than two Business Days before the proposed exchange date. The exchange date can be any Business Day other than the first or last Business Day of the month subject to the Trustee’s approval. The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the Trustee will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the Trustee a fee equal to 1/32 of 1% of the outstanding principal balance (or the notional amount, if no principal balance) of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000.

The Trusteer will make the first distribution on an Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of the Exchangeable Certificates will reflect the characteristics of the related Exchangeable REMIC Certificates. Investors are encouraged to also consider a number of factors that will limit a Certificateholder’s ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

•    At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•    A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

•    The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•    Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•    Principal distributions will decrease the amounts available for exchange over time.

•    Only the combinations listed in the summary are permitted.]

[Cross-Collateralization

Cross-Collateralization Due to Rapid Prepayments in One Loan Group

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On each distribution date prior to the reduction of the aggregate Certificate Principal Balance of the Subordinate Certificates to zero, but after the date on which the aggregate Certificate Principal Balance of the Group I or Group II Senior Certificates (other than the related Class P Certificates) has been reduced to zero, all principal on the mortgage loans relating to the Senior Certificates that have been paid in full, after distributions of principal to the Class P Certificates of that Certificate Group, will be paid to the Senior Certificates (other than the related Class P Certificates) of the other Certificate Group. However, principal will not be distributed as described above if on that distribution date (a) the Subordinate Percentage for that distribution date is greater than or equal to 200% of the Subordinate Percentage as of the closing date and (b) the average outstanding principal balance of the Group I Loans and the Group II Loans delinquent 60 days or more over the last six months, as a percentage of the related Subordinate Loan Group Component Balance, is less than 50%. If principal from either the Group I Loans or the Group II Loans is distributed to the Senior Certificates of the other Loan Group according to this paragraph, the Subordinate Certificates will not receive that principal amount.

The “Subordinate Loan Group Component Balance” for the Group I or Group II Loans at any time will equal the excess, if any, of the then outstanding aggregate Stated Principal Balance of the mortgage loans in the applicable loan group over the then outstanding aggregate Certificate Principal Balance of the Group I or Group II Senior Certificates, as applicable.

Cross-Collateralization Due to Disproportionate Realized Losses in One Loan Group

If on any distribution date the aggregate Certificate Principal Balance of either the Group I or Group II Senior Certificates, other than the Certificate Principal Balance of the related Class P Certificates, is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group less the applicable Class P Fraction of each Class P Mortgage Loan in that loan group (the “Undercollateralized Group”), then the following will occur:

•
the portion of the Available Funds in respect of principal on the mortgage loans in the other loan group (the “Overcollateralized Group”), after distributions of principal to the Senior Certificates of the Overcollateralized Group, will be distributed to the Senior Certificates of the Undercollateralized Group will be distributed to the Senior Certificates of the Undercollateralized Group ,other than the related Class P Certificates, until the aggregate Certificate Principal Balance of the Senior Certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in the related loans group less the applicable Class P Fraction of each Class P Mortgage Loan in that loan group; and

•
the Available Funds of the Overcollateralized Group will be further reduced, after distributions of interest to the Senior Certificates of the Overcollateralized Group, in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 6.50% per annum and that amount will be added to the Available Funds of the Undercollateralized Group.

Consequently, the Subordinate Certificates will not receive any distributions of principal until the Undercollateralized Group is no longer undercollateralized.]

Optional Termination

The [____________] will have the right to repurchase all remaining mortgage loans and REO Properties in the trust, effecting early retirement of the certificates, subject to the aggregate Stated Principal Balance of those mortgage loans and REO Properties at the time of repurchase being less than __% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. In the event the [____________] exercises that option, the purchase price distributed for each certificate will be 100% of its then outstanding principal balance plus any Class P Deferred Amounts in the case of the Class P Certificates and, in the case of an interest- bearing certificate, any unpaid accrued interest on that Certificate Principal Balance or notional amount, as applicable, at the applicable

48

Pass-Through Rate. In each case, the purchase price distributed for each certificate will be subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO Properties and that appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates relating to any optional termination will first be paid to the Senior Certificates and then to the Subordinate Certificates. The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related mortgage loan.

The Trustee

[Name of trustee], a national banking association, will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with [name of trustee]. Offered Certificates may be surrendered at the corporate trust office of the trustee located at _______________________________________________ _____________________________________ _______________________ or at other addresses as the trustee may designate from time to time.

The issuing entity’s annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports will be posted on the trustee’s intenet website as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the trustee’s website is: __________. See “Additional Information” in the prospectus.

[Description of the extent of trustee’s prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the pooling and servicing agreement, the trustee shall examine them to determine whether they are in the required form; provided, however, that the trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the pooling and servicing agreement.

2.
Except for those actions that the trustee is required to take under the pooling and servicing agreement, the trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the pooling and servicing agreement.

If an Event of Default has occurred and has not been cured or waived, the trustee shall exercise such of the rights and powers vested in it by the pooling and servicing agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1.
Execute and deliver, on behalf of the servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

2.
The trustee shall automatically become the successor in all respects to the servicer after the servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on

49

liabilities relating thereto placed on the servicer by the terms and provisions of the pooling and servicing agreement.

3.
Upon any termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the certificate register and to the Rating Agencies.

For further discussion of the duties of the trustee, please see “Servicing of Loan-Matters Regarding the Master Servicer and the Depositor” in the prospectus.

The Issuing Entity

_________ Trust Series ____-__ is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement among the depositor, sponsor, master servicer, servicer and the trustee, dated as of [____], 2006 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 66-2/3% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Trust Fund— Amendment” in the prospectus.

The assets of the issuing entity will consist of the mortgage loans and certain related assets.

The issuing entity’s fiscal year end is [December 31].

Restrictions on Transfer of the Class A-R Certificates

The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations”. The pooling and servicing agreement provides that the Class A-R Certificates, in addition to other classes of certificates, may not be acquired by an ERISA Plan. See “ERISA Considerations” in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

Yield, Prepayment and Maturity Considerations

The effective yields to the holders of the interest-bearing certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of these certificates because monthly distributions will not be payable to the holders until the 25th day, or, if either that day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans without any additional distribution of interest or earnings on the certificates relating to that delay.

Delinquencies on the mortgage loans which are not advanced by or on behalf of the master servicer because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates in the reverse order of their numerical class designations, and then by the Senior Certificates. If, as a result of those shortfalls, the aggregate of the Certificate Principal Balances of the Senior Certificates exceeds the aggregate Stated Principal Balances of the mortgage loans, the Certificate Principal Balance of the Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of that excess.

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Net Interest Shortfalls will adversely affect the yields on the related interest-bearing classes of certificates. Any Net Interest Shortfall allocated to the Class A-2 Certificates will reduce the Class A-2 Accrual Amount, reducing the amount of funds available for distribution of principal to the classes of Senior Certificates entitled to receive those distributions.

The likelihood that mortgage loans will become delinquent and the rate of any subsequent foreclosures may be affected by a number of factors related to the mortgagor's personal circumstances, including unemployment or change in employment, or, in the case of self-employed mortgagors relying on commission income, fluctuations in income, marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates as they affect real estate sales activity. Regional economic conditions, including declining real estate values, may particularly affect delinquency and foreclosure experience on the mortgage loans to the extent that the related mortgaged properties are concentrated in one or more geographic areas.

Net Interest Shortfalls will adversely affect the yields on the Offered Certificates to which they relate. In addition, although all losses initially will be borne by the Subordinate Certificates in decreasing order of their numerical class designations, either directly or through distributions in respect of Class P Deferred Amounts on the Class P Certificates, Excess Losses on the mortgage loans will be borne by all classes of the Senior Certificates on a pro rata basis. Moreover, since the Subordinate Principal Distribution Amount for each distribution date will be reduced by the amount of any distributions on that distribution date relating to Class P Deferred Amounts, the amount distributable as principal on each of those distribution dates to each class of Subordinate Certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of those Class P Deferred Amounts. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses. See “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

Prepayment Considerations and Risks

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or Master Servicer. [The mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty.] The mortgage loans are subject to the “due-on-sale” provisions included in those mortgage loans. However, the master servicer may choose not to accelerate a mortgage loan on the conveyance of the related mortgaged property if the master servicer would make a similar decision for a comparable mortgage loan held for its own account. See “The Mortgage Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the master servicer of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend on the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of the Class P Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the mortgage loans could result in an actual yield to that investor that is lower

51

than the anticipated yield. In the case of the Class X Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. Investors in the Class X Certificates should carefully consider the risk that a rapid rate of principal prepayments on the mortgage loans could result in the failure of those investors to recover their initial investments.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, including the decision whether or not to exercise its fights under any “due-on-sale” clause. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. On the other hand, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would, in most cases, be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

As described in this prospectus supplement under “Description of the Certificates—Distributions of Principal”, the applicable Senior Prepayment Percentage of the Principal Prepayment Amount, exclusive of the portion of that Principal Prepayment Amount attributable to the Class P Principal Distribution Amount, will be initially distributed to the Senior Certificates other than the Class P Certificates. This may result in all, or a disproportionate percentage of those principal prepayments being distributed to holders of the Senior Certificates other than the Class P Certificates and none, or less than their pro rata share, of those principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of “Senior Prepayment Percentage”. The Class A-3 Certificates, in most cases, will not receive any distributions of principal for the first five years after the closing date.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[Yield Sensitivity of the Mandatory Auction Certificates

On the Mandatory Auction Distribution Date, the Auction Administrator will auction the Mandatory Auction Certificates to third-party investors. Proceeds from the auction will be used to pay the holders of the Mandatory Auction Certificates the Par Price. The Auction Administrator has entered into a Market Value Swap with the Swap Counterparty to cover any shortfall in the auction proceeds.

The Swap Counterparty's obligations under the market value swap will be guaranteed by [___]. If the Swap Counterparty defaults under the market value swap and its obligations are not honored by [___] as required under [___]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor swap counterparty is found, the mandatory auction will not occur, and the holders of the Mandatory Auction Certificates will continue to hold their certificates after the mandatory auction date, unless they choose to sell them in the secondary market. Investors in the Mandatory Auction Certificates should fully consider the risk that a default by the Swap Counterparty under the Market Value Swap and [___] under its guarantee may result in an investor's inability to sell the Mandatory Auction Certificates at the Par Price and such investors may incur a loss.

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Additionally, the Mandatory Auction Date is on or about the date that the interest rates on the mortgage loans will begin to adjust. Prior to the Mandatory Auction Date, all of the mortgage loans will bear interest at a fixed rate. After the Mandatory Auction Date, the interest rates on the mortgage loans will adjust annually based on One-Year U.S. Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note. The Class Mandatory Auction Certificates bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the mortgage loans. As a result, if the Mandatory Auction Certificates are not purchased on the Mandatory Auction Distribution Date, investors' yields on future distributions dates will be sensitive to fluctuations in One-Year U.S. Treasury, the index on which the mortgage interest rates are based.]

Structuring Assumptions

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions:

•	the mortgage loans have the following characteristics:

Unpaid Principal Balance	Mortgage Rate	Net Mortgage Rate	Amortized Remaining Term to Maturity (in months)	Remaining Term to Maturity (in months)	Loan Age (in months)

•	the mortgage loans prepay at the specified constant prepayment assumption described in the following paragraph for the related class of certificates,

•	no defaults in the payment by the mortgagor of principal of and interest on the mortgage loans are experienced,

•
scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month,

•	prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

•
there are no Net Interest Shortfalls and prepayments represent prepayments in full of the mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

•
the scheduled monthly payment for each mortgage loan has been calculated based on the assumed mortgage loan characteristics described in the first table above so that the mortgage loans will amortize in amounts sufficient to repay the principal balances of those assumed mortgage loans by its respective amortizing remaining term,

•	the initial Certificate Principal Balance or notional amount, as applicable, of each class of certificates is as listed under “Summary Information” in this prospectus supplement,

•	interest accrues on each interest-bearing class of certificates at the applicable interest rate listed or described under “Summary Information” in this prospectus supplement,

53

•	distributions are received in cash on the ____ day of each month commencing in the calendar month following the closing date,

•	the closing date of the sale of the Offered Certificates is _____ ___, ____,

•	the seller is not required to repurchase or substitute for any mortgage loan,

•	the depositor does not exercise any option to repurchase the mortgage loans described in this prospectus supplement under “Description of the Certificates—Optional Termination” and

•	no class of Subordinate Certificates becomes a Restricted Class.

While it is assumed that each mortgage loan prepays at the specified constant prepayment assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

[Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 4.0% per annum of the then outstanding principal balance of the mortgage loans, mortgage loans in the first month of the life of the mortgage loans and an additional 1.09090909%, or precisely 12/11, per annum in each month after that month until the eleventh month. Beginning in the twelfth month and in each month after that month during the life of the mortgage loans, a 100% prepayment assumption assumes a CPR of 16% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the related prepayment assumption. Correspondingly, a 200% prepayment assumption assumes prepayment rates equal to 200% of the related prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.]

The sensitivity tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of particular classes of certificates to various constant prepayment assumptions. The yields listed in the tables were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the applicable class of certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase price of those classes and converting those monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on particular classes of certificates and consequently do not purport to reflect the return on any investment in that class of certificates when those reinvestment rates are considered.

Sensitivity of the Class P Certificates

The Class P Certificates will be “principal only” certificates and will not bear interest. As indicated in the table below, a low rate of principal payments, including prepayments, of the Class P Mortgage Loans will have a negative effect on the yield to investors in the Class P Certificates.

As described above under “Description of the Certificates—Distributions of Principal”, the Class P Principal Distribution Amount for the Class P Certificates is calculated by reference to the principal payments, including prepayments, on the Class P Mortgage Loans. The Class P Mortgage Loans will have lower Net Mortgage Rates, and lower mortgage rates, than the other mortgage loans. Mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given reduction in

54

market interest rates. As a result, the Class P Mortgage Loans may prepay at lower rates, reducing the rate of payment of principal and the resulting yield of the Class P Certificates.

The information shown in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the aggregate purchase price of the Class P Certificates, expressed as a percentage of initial Certificate Principal Balance, is ______%.

Sensitivity of the Class P Certificates to Prepayments
(Pre-tax Yield to Maturity)

CPR
0%	8%	12%	16%	24%

It is highly unlikely that all of the mortgage loans will have the characteristics assumed or that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class P Certificates is likely to differ from those shown in the table above, even if all of the applicable mortgage loans prepay at the indicated percentages of the prepayment assumption. No representation is made as to the actual rate of principal payments on the Class P Mortgage Loans for any period or over the life of the certificates or as to the yield on the Class P Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase a class of Class P Certificates.

Sensitivity of the Class X Certificates

As indicated in the table below, the yields to investors on the Class X Certificates will be sensitive to the rate of principal payments, including prepayments, of the Premium Rate Mortgage Loans, particularly those with high Net Mortgage Rates. The mortgage loans, in most cases, can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class X Certificates would be approximately 0% if prepayments were to occur at a constant rate of approximately ____% of the CPR. If the actual prepayment rate of the mortgage loans were to exceed the applicable level for as little as one month while equaling that level for the remaining months, the investors in the class x certificates would not fully recoup their initial investments.

As described above under “Description of the Certificates—Distribution of Interest”, the pass-through rate of the Class X Certificates in effect from time to time is calculated by reference to the Net Mortgage Rates of the Premium Rate Mortgage Loans. Mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Premium Rate Mortgage Loans may prepay at higher rates, reducing the pass-through rate and notional amount of the Class X Certificates.

The information shown in the following table has been prepared on the basis of the structuring assumptions which assume no Realized Losses, and on the assumption that the purchase prices, expressed as a percentage of initial notional amount, of the notional amount certificates is ____%, not including interest. However, accrued interest has been added to that price in calculating the yields shown in the table below.

Sensitivity of the Class X Certificates to Prepayments
(Pre-tax Yields to Maturity)

CPR
0%	8%	12%	16%	24%

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It is highly unlikely that all of the mortgage loans will have the characteristics assumed or that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class X Certificates is likely to differ from those shown in the table above, even if all of the mortgage loans prepay at the indicated percentages of the prepayment assumption. No representation is made as to the actual rate of principal payments on the mortgage loans for any period or over the lives of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

Weighted Average Lives of the Offered Certificates

The weighted average life of any class of certificates is determined by:

•
multiplying the amount of the reduction, if any, of the Certificate Principal Balance of that certificate on each distribution date by the number of years from the date of issuance to that distribution date,

•	summing the results and

•	dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in the first clause.

For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see “—Prepayment Considerations and Risks” in this prospectus supplement and “Yield, Prepayment and Maturity Considerations” in the prospectus.

In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend on a variety of other factors, including the timing of changes in that rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Distribution of Principal” in this prospectus supplement.

The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Certificate Principal Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant prepayment assumptions, see “—Decrement Tables” in the following paragraph.

Decrement Tables

The following tables indicate the percentages of the initial Certificate Principal Balances of the classes of Offered Certificates, other than the Class X Certificates, that would be outstanding after each of the dates shown at various constant prepayment assumptions and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that all of the mortgage loans will have the characteristics assumed, that all of the mortgage loans will prepay at the constant prepayment assumption specified in the tables or at any constant rate or that all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant prepayment assumptions, even if the weighted average

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remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loan specified in the structuring assumptions.

[DECREMENT TABLES]

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in __________, which is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan. Since the rate of distributions in reduction of the Certificate Principal Balance or notional amount of each class of Offered Certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the Certificate Principal Balance or notional amount of that class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” in this prospectus supplement and “Yield, Prepayment and Maturity Considerations” in the prospectus.

The Subordinate Certificates

The weighted average lives of, and the yields to maturity on the Subordinate Certificates, in descending order of their numerical class designations, will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of that certificate may be lower than the yield expected by that holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. Usually, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the mortgage loans will reduce the Certificate Principal Balance of the applicable class of Subordinate Certificates to the extent of any losses allocated to that class, as described under “Description of the Certificates—Allocation of Losses”, without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation after giving effect to all distributions and allocations of losses, as described in this prospectus supplement under “Description of the Certificates—Allocation of Losses”. As a result of those reductions, less interest will accrue on that class or classes of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of the Principal Prepayment Amount to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds and distributions of funds to the holders of the Class P Certificates otherwise available for distributions on the Subordinate Certificates to the extent of reimbursement for Class P Deferred Amounts. See “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

If on any distribution date the related Subordination Level for any class of Subordinate Certificates is less than that percentage as of the closing date, all principal payments in full and partial principal prepayments, available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with lower numerical class designations, accelerating the amortization of that class relative to that of the Restricted Classes and reducing the weighted average lives of those classes of Subordinate Certificates receiving those distributions. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

Additional Information

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The depositor intends to file additional yield tables and other computational materials for one or more classes of Offered Certificates with the Securities and Exchange Commission, or the Commission, in a report on Form 8-K. Those tables and materials were prepared by the underwriter at the request of particular prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Credit Enhancement

Subordination of Classes

The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination within the Subordinate Certificates is intended to provide holders of certificates with a higher relative payment priority protection against Realized Losses other than Excess Losses. In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, and against Bankruptcy Losses and Fraud Losses on the mortgage loans up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below.

The Subordinate Certificates will provide protection to the Senior Certificates of higher relative priority against Bankruptcy Losses on the mortgage loans in an initial amount expected to be up to approximately $___________, or the Bankruptcy Loss Coverage Amount, Fraud Losses on the mortgage loans in an initial amount expected to be up to approximately $___________, or the Fraud Loss Coverage Amount, and Special Hazard Losses on the mortgage loans in an initial amount expected to be approximately $___________, or the Special Hazard Loss Coverage Amount.

The Special Hazard Loss Coverage Amounts will be reduced, from time to time, to an amount equal on any distribution Date to the lesser of:

•	the greatest of:

•	1% of the aggregate of the principal balances of the mortgage loans,

•	twice the principal balance of the largest mortgage loan; and

•
the aggregate principal balances of the mortgage loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any that zip code area; and

•	that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of Special Hazard Losses allocated to the certificates since the closing date.

All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding that distribution date after giving effect to scheduled installments of principal and interest on the mortgage loans then due, whether or not paid.

The Fraud Loss Coverage Amounts will be reduced, from time to time, by the amount of Fraud Losses on mortgage loans allocated to the related certificates. In addition, on each anniversary of the cut-off date, the Fraud Loss Coverage Amounts will be reduced as follows:

•	on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of:

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•	1% of the then current Stated Principal Balances of the mortgage loans; and

•
the excess of that Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date (or, in the case of the first anniversary, as of the cut-off date) over the cumulative amount of Fraud Losses allocated to the certificates since that preceding anniversary or the cut-off date, as the case may be; and

•	on the fifth anniversary of the cut-off date, to zero.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses on mortgage loans allocated to the related certificates.

The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses as described above may be canceled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected by those losses. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

As used in this prospectus supplement, a deficient valuation is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by that mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a debt service reduction, the amount of the secured debt could be reduced to that value. The holder of that mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related mortgage loan. In spite of the foregoing, that occurrence shall not be considered a reduction of the amount of the monthly payment on the related mortgage loan or deficient valuation so long as the master servicer is pursuing any other remedies that may be available for the related mortgage loan, and that mortgage loan is not in default for payment due under that mortgage loan or scheduled monthly payments of principal and interest are being advanced by the master dervicer without giving effect to any reduction of the amount of the monthly payment on the related mortgage loan or deficient valuation.

[PROVIDE FINANCIAL INFORMATION REQUIRED BY ITEM 1114(b) OR 1115(b) OF REGULATION AB IF THE AGGREGATE SIGNIFICANCE PERCENTAGE IS 10% OR MORE OF ANY CREDIT ENHANCEMENT OR DERIVATIVE, AS APPLICABLE]

Use of Proceeds

The depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the mortgage loans.

Material Federal Income Tax Consequences

________________, counsel to the depositor, has filed with the depositor's registration statement an opinion stating that the discussion in this section, along with the discussion in the prospectus under “Material Federal Income Tax Consequences,” represents counsel's opinion as to the material federal income tax consequences of investing in the certificates.

Assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will be treated as a REMIC. The assets of the REMIC will consist of the mortgage loans and all

59

other property in the trust. The REMIC will issue the Regular Certificates, which will be designated as the regular interests in the REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in the REMIC. See “Description of the Certificates—REMIC Structure” in this prospectus supplement. The Regular Certificates will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

The Class P Certificates will be treated for federal income tax purposes as having been issued with an amount of original issue discount, or OID, equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, Class X Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on those certificates over their issue price. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which that certificateholder would be entitled if there were no further prepayments of the mortgage loans. The remaining classes of regular certificates, depending on their respective issue prices, as described in the prospectus under “Material Federal Income Tax Consequences”, may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the trust intends to assume that there will be prepayments on the mortgage loans at ___% CPR. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus. Computing accruals of OID in the manner described in the prospectus may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on those certificates.

The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code, addressing the treatment of debt instruments issued with OID. Purchasers of the regular certificates should be aware that the OID regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the Internal Revenue Service.

If the holders of any Regular Certificates are treated as holding those certificates at a premium, those holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

As is described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Offered Certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Internal Revenue Code, and net interest income attributable to the Offered Certificates will be “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code, to the extent the assets of the trust are assets described in these sections. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Internal Revenue Code.

The holders of the residual certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to those holders during

60

various periods. All or a portion of the taxable income from a residual certificate recognized by a holder may be treated as “excess inclusion” income, which, with limited exceptions, is subject to U.S. federal income tax.

Also, purchasers of a residual certificate should consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and are encouraged to consult their own tax advisors for those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus. Specifically, prospective holders of residual certificates are encouraged to consult their tax advisors regarding whether, at the time of acquisition, a residual certificate will be treated as a “noneconomic” residual interest, a “non- significant value” residual interest and a “tax avoidance potential” residual interest. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates”, “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Mark-to-Market Rules”, “—Excess Inclusions” and “—Foreign Investors in REMIC Certificates” in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions and Other Possible REMIC Taxes” and “—Taxation of Owners of REMIC Regular Certificates—Realized Losses” in the prospectus.

[Special Rules Applicable to Mandatory Auction Certificates

Each holder of a Mandatory Auction Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the Market Value Swap. To the extent Auction Proceeds are less than the Par Price, a holder of a Mandatory Auction Certificate will be entitled to receive payments under the Market Value Swap, as more fully described above under “Description of the Certificates—Mandatory Auction.” Alternatively, to the extent Auction Proceeds exceed the Par Price, the amount of such excess that is payable to the Swap Counterparty, as more fully described above under “Description of the Certificates—Mandatory Auction,” should be deemed first as having been received by the holder of the related Mandatory Auction Certificate as part of the Auction Proceeds payable to such holder and then as having been paid by such holder to the Swap Counterparty under the Market Value Swap. The treatment of amounts received and deemed paid by a Mandatory Auction Certificateholder under the Market Value Swap will depend on the portion, if any, of the Mandatory Auction Certificateholder's purchase price allocable thereto. Under treasury regulations pertaining to REMICs, each holder of a Mandatory Auction Certificate must allocate its purchase price for that Certificate between its undivided interest in the corresponding REMIC regular interest and its undivided interest in the Market Value Swap in accordance with the relative fair market values of each property right. The OID Regulations provide that the trust's allocation of the issue price of a Mandatory Auction Certificate is binding on all such holders unless the holder explicitly discloses on its tax return that its allocation is different than the trust's allocation. For tax reporting purposes, the trust intends to take the position that no significant consideration will be paid for the Market Value Swap and that the purchase price allocable to the interest of a holder of a Mandatory Auction Certificate in the corresponding REMIC regular interest is equal to the purchase price of such Mandatory Auction Certificate. The IRS could disagree, and if its position were upheld, the holders of the Mandatory Auction Certificates could have income from original issue discount in addition to the stated interest on their Certificates or small offsets of premium against that stated interest.

The interest of a holder of a Mandatory Auction Certificate in the corresponding REMIC regular interest and the Market Value Swap should be treated as a straddle under Section 1092 of the Code. Treatment as a straddle requires any gain or loss realized upon the sale or exchange of any such Certificate (including any gain or loss realized in connection with the mandatory transfer of such Certificate to a third-party investor on the Mandatory Auction Distribution Date) to be treated as a short-term gain or loss regardless of how long such Certificate is held. A holder of a Mandatory Auction Certificate should be able to offset any such gain or loss with amounts received or deemed paid (as discussed above), as applicable, by such holder under the Market Value Swap. Treatment as a straddle also generally requires the holder to capitalize, rather than deduct, any interest and carrying charges allocable to the Certificate to the extent those charges exceed the ordinary income from the Certificate includible for the taxable year. In addition, the Mandatory Auction Certificates may have to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary income to the extent the holder's yield from the investment is less than 120% of the applicable federal rate. In contrast, under the rule generally applicable to

61

REMIC regular interests, gain on sale is treated as ordinary income to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate.

The correct treatment of the Mandatory Auction Certificates is unclear. The IRS might assert that the Mandatory Auction Certificates represent the debt of, or other interest in, the Swap Counterparty. If such a position were upheld, it could affect the timing and character of the income on the Mandatory Auction Certificates, and such Certificates would not be treated as qualifying assets for purposes of Sections 856(c)(4)(A), 7701(a)(19)(C) and 860G(a)(3) of the Code.

Holders of the Mandatory Auction Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income, gain, deduction and loss resulting from the ownership of their Certificates.]

ERISA Considerations

Any plan fiduciary which proposes to cause an employee benefit plan or other retirement arrangements (“Plans”) subject to Title I of ERISA and/or to Section 4975 of the Internal Revenue Code (or any entities in which such Plans or arrangements invest including insurance company general or separate accounts) to acquire any of the offered certificates is encouraged to consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the Plan's acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those Plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment in certain classes to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor has granted to a predecessor of Credit Suisse Securities (USA) LLC an administrative exemption (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities that hold investment pools consisting of particular secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. It is expected that the Exemption may apply tot he acquisition and holding of the offered certificates (other than the Class A-R Certificates) and that all of the conditions of the Exemption will be met other than those within the control of the investors, although a fiduciary of a Plan should make its own determination as to whether such conditions are satisfied. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

62

The rating of a class of certificates may change. If the rating of a class of certificates declines below BBB-, if such class of certificates is rated by S&P or Fitch, or Baa3, if such class of certificates is rated by Moody's Investors Service, Inc., that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). Such a certificate could, however, satisfy the requirements for relief under PTCE 95-60, relating to sales to insurance company general accounts.

Section 401(c) of ERISA provides guidance with respect to the application of the Plan asset rules to insurance company general accounts. The DOL has issued final regulations under Section 401(c) of ERISA (the “Section 401(c) Regulations”), which generally became effective July 5, 2001. Insurance companies contemplating the investment of general account assets in the offered certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the offered certificates.

Because the characteristics of the Class A-R Certificates will not meet the requirements of PTCE 83-1, as described in the prospectus, or the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by a Plan or by individual retirement accounts or other Plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class A-R Certificates will not be registered by the trustee unless the trustee receives the following:

•
a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a Plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of such a Plan arrangement or using the assets of such a Plan or arrangement to effect that transfer; or

•
an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a Plan, any person acting on behalf of a Plan or using a plan's assets, will not result in the assets of the trust being deemed to be “Plan assets” and subject to the prohibited transaction requirements of ERISA or Section 4975 of the Internal Revenue Code and will not subject the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that a representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

[ERISA Considerations with Respect to the Market Value Swap

The swap feature related to the Mandatory Auction Certificates under the Market Swap Agreement will not likely be eligible for the exemptive relief available under the Exemption. The transactions under the Market Value Swap are likely to be characterized under ERISA and Section 4975 of the Code as prohibited transactions between the owner of a Mandatory Auction Certificate and the Swap Counterparty, the party who has the contractual obligation to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction Proceeds for the Mandatory Auction Certificates, and the contractual right to receive the excess, if any, of the Auction Proceeds over

63

the Par Price for the Mandatory Auction Certificates. Therefore, the purchase of a Mandatory Auction Certificate before the Mandatory Auction Distribution Date by a Plan under certain circumstances could be characterized as, or result in, a prohibited transaction under ERISA and Section 4975 of the Code between a Plan which holds the Mandatory Auction Certificate and the Swap Counterparty (if it is a “party in interest” with respect to the Plan, as defined in the prospectus), unless an exemption is available.

Accordingly, no Plan or other person using Plan Assets may acquire or hold a Mandatory Auction Certificate before the distribution date immediately following the Mandatory Auction Date unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). Plan fiduciaries should consult their legal counsel concerning these issues. Each beneficial owner of a Mandatory Auction Certificate, or any interest therein, who acquires a Mandatory Auction Certificate prior to the Mandatory Auction Distribution Date shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or person using Plan Assets or (ii) the acquisition and holding of that certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions described immediately above.

If any Mandatory Auction Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Seller, the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Underwriters and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

The sale of any Certificates to a Plan is in no respect a representation by the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.]

Method of Distribution

Subject to the terms and conditions described in the underwriting agreement between the depositor and [name of underwriter], an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the Offered Certificates.

The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

The distribution of the Offered Certificates by the underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the depositor from the sale of the Offered Certificates will be approximately ____% of the initial aggregate Certificate Principal Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the depositor. The underwriter may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount. The underwriter and any dealers that participate with the underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates

64

positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the depositor will indemnify the underwriter, and under limited circumstances, the underwriter will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Certificates will be monthly statements discussed in the prospectus under “The Agreements—Reports to Securityholders”, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Legal Matters

The validity of the certificates, including material federal income tax consequences relating to the certificates, will be passed on for the depositor by [Orrick, Herrington & Sutcliffe LLP, Los Angeles, California] [Thacher Proffitt & Wood LLP, New York, New York] [McKee Nelson LLP, New York, New York]. [Orrick, Herrington & Sutcliffe LLP] [Thacher Proffitt & Wood LLP] [McKee Nelson LLP] will pass on specific legal matters on behalf of the underwriter.

Legal Proceedings

[There are no material legal proceedings pending against the sponsor, the depositor, the trustee, the issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator] or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.]

Affiliations, Relationships and Related Transactions

[There are no affiliations between the sponsor, the depositor or the issuing entity and [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are no affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

Ratings

It is a condition of the issuance of the Offered Certificates that they receive from [S&P and Fitch] as indicated:

65

Rating Agency
Class	[S&P]	[Fitch]
A-1	AAA	AAA
A-2	AAA	AAA
A-3	AAA	AAA
A-4	AAA	AAA
P	AAA	AAA
X	AAA	AAA
A-R	AAA	AAA
B-1	__	AA
B-2	__	A
B-3	__	BBB

The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Class X Certificates do not address whether investors will recoup their initial investment. The rating assigned by Fitch to the Class P Certificates only addresses the return of its Certificate Principal Balance. The rating assigned by Fitch to the Class A-R Certificates only addresses the return of its Certificate Principal Balance and interest on that class at its stated pass-through rate.

The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements that those certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. S&P's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. Further, the ratings on the Class X Certificates do not address whether investors will recoup their initial investment.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

The depositor has not requested a rating of the Offered Certificates by any rating agency other than the S&P and Fitch. There can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by that other rating agency. The rating assigned by that other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

[The ratings of [_______]’s and [______] also do not address whether a class of Mandatory Auction Certificates will receive its Par Price on any Mandatory Auction Distribution Date.]

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in

66

accordance with the rating agencies’ particular surveillance policies, unless the depositor requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the depositor’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

67

_____________________
Series ____-_

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor

MORTGAGE PASS-THROUGH CERTIFICATES

Series ____-_

$_______________________
(Approximate)

___________________________________________

PROSPECTUS SUPPLEMENT

___________________________________________

[Name of Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series ____-_ Mortgage Pass-Through Certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series ____-_ Mortgage Pass-Through Certificates and for their unsold allotments or subscriptions. In addition, all dealers selling the Series ____-_ Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

____________ ____, ____

68

Subject to Completion
Preliminary Prospectus Supplement Dated January 26, 2007 [Version 2]

Prospectus Supplement (to Prospectus Dated ______ ___, ____)

____________ Trust Series ____-_
Issuing Entity

[Name of Sponsor]
Sponsor

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor

[Name of Master Servicer]
Master Servicer

MORTGAGE-BACKED NOTES, SERIES ____-_
$_________________
(Approximate)
The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should carefully review the information in “risk factors” on page S-__ in this Prospectus Supplement and page _ in the Prospectus.
The notes offered hereby represent an interest in and obligation of the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
Distributions on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business days, beginning in [__].
This prospectus supplement, together with the accompanying prospectus, will constitute the complete prospectus.

Class	Initial Principal Balance	Initial Pass- Through Rate		Scheduled Final Maturity Date
Class A Notes:
		$	%		_____ __, 20__
		$	%		_____ __, 20__
Total Class A Offered Notes				$
Class M Notes:
		$	%		_____ __, 20__
Total Class M Offered Notes		$	%		_____ __, 20__

Class B Notes:
		$	%		_____ __, 20__
Total Class B Notes:				$
Total offered Notes:				$

The trust will issue:

•	[One] class of senior Class A Notes.

•	[Three classes of Class M Notes, which are subordinate to the senior notes. Each class of Class M Notes, if any, with a lower numerical designation.]

The notes:

•	Represent indebtedness of a trust, whose assets are primarily a pool of fixed rate, first lien residential mortgage loans.

•	Offered to the public are listed under the heading “Offered Certificates” in the table on page S-_.

•	[DESCRIBE ADDITIONAL CREDIT ENHANCEMENT OR SUPPORT, IF ANY]

Risks:
•	The yield on the Class M Notes are extremely sensitive to the rate and timing of principal prepayments, as discussed in “Risk Factors” in this prospectus supplement.

[The Underwriter], as underwriter, will buy the offered notes from Credit Suisse First Boston Mortgage Acceptance Corp. at a price equal to ____% of their face value. Credit Suisse First Boston Mortgage Acceptance Corp. will pay the expenses related to the issuance of the notes from these proceeds. The underwriter will sell the offered notes purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement or the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.]

[Name of underwriter]
______ ___, ____

2

Prospectus Supplement

Summary Information
Risk Factors
Important Notice about Information Presented in This Prospectus Supplement and the Prospectus
The Mortgage Pool
Description of the Notes
Yield, Prepayment and Maturity Considerations
The Issuing Entity
The Sponsor
The Owner Trustee
The Indenture Trustee
The Servicing Agreement
The Indenture and Owner Trust Agreement
Material Federal Income Tax Consequences
Method of Distribution
Legal Matters
Ratings
Legal Investment
ERISA Considerations
Annex I

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Summary Information

This Summary highlights selected information from this prospectus supplement and does not contain all of the information to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered notes.

Mortgage-Backed Notes, Series ____-_

Initial Rating of Notes
Class	Initial Notes Note Principal Balance	Note Interest Rate (per annum)	____ Rating	____ Rating	Designations and Features	Form
Offered Notes(1)
[A-1	$	%	AAA	AAA]	Senior	Book Entry
[M-1%			AA	AA]	Subordinate	Book Entry
[M-2%			A	A]	Subordinate	Book Entry
[M-3%			N/A	BBB]	Subordinate	Book Entry
Total	$
Total Offered Notes
Non-Offered Equity Certificates
B-1	$	%	N/A	BB	Subordinate	Physical
Total Offered Notes and Non-Offered Equity Certificates	$

________________

All balances are subject to a variance of no more than 5%.

(1) The notes offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor or any of their affiliates.

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Depositor

•	Credit Suisse First Boston Mortgage Acceptance Corp.

Sponsor

•	[Name of Sponsor] will sell the mortgage loans to the depositor.

Master Servicer

•	[Name of Master Servicer] will initially service all of the mortgage loans directly.

Issuing Entity

•	Credit Suisse First Boston MBN Trust _______-____.

Owner Trustee

•	[Name of Owner Trustee].

Indenture Trustee

•	[Name of Indenture Trustee].

[Swap Counterparty]

•	[Name of Swap Counterparty].

Cut-off date

•	_____ 1, ____.

Closing date

•	_____ __, ____.

Determination date

•	As to the mortgage loans, the ____ day of each month or if that day is not a business day, the next business day.

Distribution date

•	Beginning on _____ 25, ____ and thereafter on the 25th day of each month or if that day is not a business day, the next business day.

Record date

•	The last business day of the month preceding the month of a distribution date.

The Originators

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

The Mortgage Pool

On _____ __, ____, the trust will acquire a pool of mortgage loans. As of _____ 1, ____, the mortgage pool consists of approximately _____ mortgage loans, with an aggregate principal balance of approximately $_____. All of the mortgage loans are secured by residential properties and each is set to mature within __ to __ years of the date it was originated.

Removal, Substitution and Repurchase of a Mortgage Loan

The indenture trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the indenture trustee of the defect and if the sponsor fails to

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correct or cure such defect within such period and such defect materially and adversely affects the interests of the noteholders in the related mortgage loan, the sponsor will, in accordance with the terms of the sale and servicing agreement, either (a) provide the trustee with a substitute mortgage loan, or (b) purchase such mortgage loan from the trustee within 90 days from the date the sponsor was notified of such defect in writing.

Priority of Distributions

Funds available from monthly payments and other amounts received on the mortgage loans on any distribution date will be distributed to the holders of the certificates in the following order:

•	distribution of interest to the senior notes;

•	distribution of principal to the senior notes;

•	distribution of interest and principal to each class of subordinate notes, in order of their numerical class designations, beginning with the Class M-1 Notes.

See “Description of the Notes” in this prospectus supplement for more detail.

Interest distributions

Interest accrues on the notes during the calendar month prior to a distribution date.

On each distribution date, you will be entitled to the following:

•	interest at the pass-through rate that accrued during the related accrual period.

•	interest due on a prior distribution date that was not paid.

Your interest entitlement may be reduced as a result of prepayments on the mortgage loans and specific types of losses on the mortgage loans.

Principal distributions

Principal distributions are payable on each distribution date. The priority and amount of principal distributions varies from class to class. Shortfalls in available funds may result in a class receiving less than what is due. [The calculation of the amount a class is entitled to receive on each distribution date is described in this prospectus supplement under “Description of the Notes—Distributions of Principal.”]

The manner of distributing principal among the classes of notes will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the payment date in [__________] or on or after that payment date, and depending upon the delinquency and loss experience of the mortgage loans.

See “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

Credit Enhancement

Credit enhancement in the form of subordination should reduce delays in distributions and losses on specific classes of notes. The subordination feature will support the classes of notes in varying degrees.

There are two types of subordination in this transaction:

1. The senior notes will receive distributions of interest and principal prior to distributions of interest and principal to the subordinate notes. Also, on each distribution dates each class of subordinate notes will receive its interest and principal distribution before any other class of subordinate notes with a higher numerical class designation; and

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2. Losses resulting from the liquidation of defaulted mortgage loans (other than any losses from special hazards, mortgagor fraud or mortgagor bankruptcy that are above set limits) will be the following allocated to the subordinate notes in the following order until their class balance has been reduced to zero:

•	Class M-3

•	Class M-2

•	Class M-1

In addition, the credit enhancement in the form of overcollateralization should also reduce delays in distributions and losses on specific classes of notes. Although the aggregate principal balance of the mortgage loans is $___________, the issuing entity is issuing only $___________ aggregate principal amount of notes. The excess amount of that aggregate principal balance of the mortgage loans represents overcollateralization, which may absorb specified amounts of particular losses on the mortgage loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

See “Description of the Notes—Credit Enhancement” and “—Allocation of Losses; Subordination” in this prospectus supplement for more detail.

Any losses on the mortgage loans not covered by excess interest, overcollateralization and subordination will not be allocated to the senior notes. However, there may be insufficient amounts available to pay the senior notes their outstanding principal amount on the final payment date.

Servicing Fee

With respect to each mortgage loan, the amount of the master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [___]% and (b) the outstanding principal balance of the mortgage loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected. The master servicer will pay the indenture trustee fee and the servicing fees from its fee.

Optional Termination

If the aggregate principal balance of the mortgage loans declines below __% of the total pool principal balance as of the cut-off date, then the __________ may purchase all of the mortgage loans and the related properties in the trust. If the _________ purchases all of the mortgage loans, you will receive a final distribution and then the trust will be terminated.

Equity Certificates

$__________ Trust Certificates, Series ____- __. The certificates will be issued under the owner trust agreement, and will represent the beneficial ownership interest in the issuing entity. The certificates are not offered under this prospectus supplement.

[Advances

If the master servicer reasonably believes that cash advances can be recovered from a delinquent mortgagor, then the master servicer will make cash advances to the trust to cover related delinquent mortgage loan payments. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the notes, and not to guarantee or insure against losses.]

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Federal Income Tax Consequences

For federal income tax purposes, the notes will be treated as debt. The trust itself will not be subject to tax.

ERISA Considerations

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations.

Legal Investment

The Class A Notes and Class M-1 Notes will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. [The Class M-2 and Class M-3 Certificates will not be “mortgage related securities” for purposes of SMMEA.]

Ratings

The trust will not issue the offered notes unless they have been assigned the ratings designated on page S-__.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

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Transaction Structure

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Risk Factors

This prospectus supplement together with the prospectus will describe the material risk factors related to your securities. The securities offered under this prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement in the context of your financial situation and tolerance for risk.

[Appropriate Risk Factors as necessary.] Possible Risk Factors based on this form include the following:

You may have to hold your notes to maturity if their marketability is limited.
[The underwriter intends to make a secondary market for the notes, but is not obligated to do so.] There is currently no secondary market for the offered notes. We cannot give you any assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your offered notes readily or at prices that will enable you to realize your desired yield. The market values of the offered notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The yield on your notes will vary depending on the rate or prepayments.
The yield to maturity on your notes will be directly related to the rate of principal payments on the mortgage loans, which will be affected by factors including:

•  the amortization schedules of the mortgage loans;
•  the rate of prepayments by mortgagors, including prepayments resulting from refinancing;
•  liquidations of defaulted mortgage loans;
•  repurchases of mortgage loans as a result of breaches of representations and warranties; and
•  the optional purchase of the mortgage loans in connection with the termination of the trust.

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The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if currently offered mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the prepayment rate should increase. On the other hand, if currently offered mortgage rates rise above the mortgage rates on the mortgage loans, the prepayment rate should decrease.

If the rate of prepayments on the mortgage loans is different than expected, your yield may be considerably lower than anticipated.
We cannot predict the rate at which mortgagors will repay their mortgage loans. Please consider the following:

•  If you are purchasing a note at a discount, your yield may be lower than anticipated if principal payments on the mortgage loans occur at a slower rate than you expected.
•  If you are purchasing a note at a premium, your yield may be lower than anticipated if principal payments on the mortgage loans occur at a faster rate than you expected.
•  Notes that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments on the mortgage loans is faster than you expected, your yield will be lower than anticipated and you may not fully recoup your initial investment.
•  Notes that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments on the related mortgage loans is faster than expected, your yield will be lower than anticipated and you may not fully recoup your initial investment
•  Notes that receive only payments of principal are especially sensitive to variations in the rate of prepayments. If the rate of prepayments on the related mortgage loans is slower than you expected, your yield will be lower than anticipated and you may not fully recoup you initial investment.
•  The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than

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expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.
•
See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for more detail.

The value of your notes may be reduced if losses are higher than expected.
If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the notes may be lowered in the future. This would probably reduce the value of those notes. Neither the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the notes.

Subordinate Notes Before purchasing subordinate notes, you should consider the following factors that may negatively impact your yield:

•  The subordinate notes are not entitled to a proportionate share of principal prepayments on the mortgage loans until the beginning of the _____ year after the closing date. In addition, if losses on the mortgage loans exceed stated levels, classes of subordinate notes with higher numerical class designations will not receive a principal distribution.
•  Losses resulting from the liquidation of defaulted mortgage loans, other than excess losses resulting from special hazards, mortgagor fraud or mortgagor bankruptcy, will be allocated to the subordinate notes in reverse order of numerical class designation, until the class balance has been reduced to zero. A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. Also, the lower class balance will result in less interest accruing on the notes.
•  The earlier in the transaction that a loss on a mortgage loan occurs, the greater the reduction in yield.
•  These risks are more severe for the classes of subordinate certificates with higher numerical class designations.

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See “Description of the Notes” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for more detail.

[Geographic Concentration
Approximately ___% of the mortgage loans, by principal balance as of _____ __, ____, are secured by properties located in California. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to those rates in a stable or improving real estate market. Also, California is more susceptible to various types of uninsurable hazards, such as earthquakes, brush fires, floods, mudslides and other natural disasters. If these occur, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase.]

Some capitalized terms used in this prospectus supplement have the meanings given below under “Description of the Notes—Glossary of Terms” or in the prospectus under “Glossary.”

FICO scores mentioned in this prospectus supplement are not an indicator of future performance of borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “ The Trust Funds—FICO Scores” in the prospectus.

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Important Notice about Information Presented in This
Prospectus Supplement and the Prospectus

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

•	the prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	this prospectus supplement, which describes the specific terms of your series of notes.

Annex I is incorporated into and a part of this prospectus supplement as if fully set forth herein.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

The Mortgage Pool

General

The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed-rate mortgage loans secured by first liens on residential real properties, the mortgaged properties, and having an aggregate principal balance as of the cut-off date of approximately $___________. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date.

The mortgage loans to be included in the mortgage pool will be acquired by the depositor on the closing date from the sponsor. See “—Underwriting Standards; Representations” and “The Sponsor” in this prospectus supplement.

The mortgage loans typically have scheduled monthly payments due, at to each mortgage loan, on the first day of the month. The day on which scheduled monthly payments are due is referred to as the due date. Each mortgage loan will contain a customary due-on-sale clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

No mortgage loan is subject to a buydown agreement.

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Approximately ____% of the mortgage loans are Balloon Loans. Each Balloon Loan is a fixed rate mortgage loan that amortizes over ___ months, but the final Balloon Payment on each Balloon Loan is due and payable on the ___ month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on that Balloon Loan for the period prior to the due date of the Balloon Payment.

The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the cut-off date was approximately $_______.

The mortgage loans had mortgage rates as of the cut-off date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan- to-value ratio greater than approximately _____% or less than approximately ____%.

The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have a first due date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the cut-off date. The latest maturity date of any mortgage loan is __________ ____.

[No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 60 to 89 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 60 to 89 days delinquent two times during the twelve months preceding the cut-off date. As of the cut-off date, no mortgage loans have been 90 days or more delinquent one or more times during the twelve months preceding the cut-off date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. [The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.]

The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding). As of the closing date, no more than 5% of the mortgage pool, by aggregate principal balance, will deviate from the characteristics described in this prospectus supplement. If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[INCLUDE DISCLOSURE FOR PRIVATE MORTGAGE-BACKED SECURITIES OR AGENCY SECURITIES, IF APPLICABLE.]

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Principal Balances of the Mortgage Loans at Origination

Range ($)	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Principal Balances of the Mortgage Loans as of the Cut-off Date

Range ($)	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

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Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Mortgage Rate (%)	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Original Loan-to-value Ratios of the Mortgage Loans

Loan-to-Value Ratio (%)	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Geographic Distribution of the Mortgaged Properties

Location	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Mortgaged Property Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

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Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Loan Programs of the Mortgage Loans

Loan Program	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Risk Categories of the Mortgage Loans

Risk Categories	Number of Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance

Total

Underwriting Standards; Representations

The mortgage loans will be acquired by the depositor on the closing date from the seller. The information presented below with regard to the seller's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the sponsor.

[Discussion of the seller's Underwriting Standards used to originate the mortgage loans.]

Representations

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor regarding the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

(1) The sponsor or its affiliate is the sole owner of record and holder of the mortgage loan and the indebtedness evidenced by the mortgage note. Immediately prior to the transfer and assignment to

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the depositor on the closing date, the mortgage loan, including the mortgage note and the mortgage, were not subject to an assignment or pledge, and the sponsor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and following the sale of the mortgage loan, the depositor will own such mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(2) The information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

(3) The mortgaged property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

(4) All improvements subject to the mortgage which were considered in determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(5) The mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles; and

(6) The mortgage loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such mortgage loan.

Upon discovery by the Seller or upon notice from Purchaser, the Issuing Entity, a Servicer, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Trust Administrator or any Custodian, as applicable, of a breach of any representation or warranty set forth that materially and adversely affects the interests of the Noteholders, the Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof; either cure such breach in all material respects or either (i) repurchase such Mortgage Loan from the Trust at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan.

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based on the mortgage pool as constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems their removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the

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notes unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information presented in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans may vary.

Static Pool Information

Static pool information material to this offering may be found at _______________.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

Mortgage Loan Origination

General

Approximately [__]% of the mortgage loans in the aggregate were originated by [Name of Originator], a [State] corporation, referred to herein as [Name of Originator]. All of the mortgage loans originated by [Name of Originator] will be serviced by [Name of Servicer]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

[Name of Originator]

[Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated mortgage loans of the type backing the notes offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

[The following table describes the size, composition and growth of [Name of Originator]’s total residential mortgage loan production over the past three years and recent stub-period.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

Description of the Notes

General

Credit Suisse First Boston MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__ will consist of [four classes of notes, designated as (i) the Class A Notes and (ii) the Class M-1 Notes, the

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Class M- 2 Notes and the Class M-3 Notes. The Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes are collectively referred to as the Subordinate Notes]. The notes will be issued by the issuing entity under the indenture, dated as of ________ __, ____, between the issuing entity and the indenture trustee. Only the notes are offered by this prospectus supplement. Trust Certificates, Series ____-__, the equity certificates, will be issued under the owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee. The equity certificates will represent the beneficial ownership interest in the issuing entity. The equity certificates are not being offered by this prospectus supplement and will be delivered on the closing date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the depositor.

Distributions on the offered notes will be made on the_____ of each month, or, if that day is not a business day, on the next succeeding business day, beginning in _______ ____. Each day on which distributions on the offered notes are made is referred to as a payment date.

The notes represent non-recourse debt obligations of the issuing entity secured by the trust estate, which consists primarily of a segregated pool of conventional, one- to four-family, fixed-rate first lien mortgage loans having an aggregate principal balance as of the cut-off date of approximately $___________. Proceeds of the trust estate will be the sole source of payments on the notes.

The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial note balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus 5%. The Note Interest Rates on the notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each payment date as described under “—Note Interest Rate” in this prospectus supplement. The final maturity date of the notes is the payment date occurring in _______ ____.

The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of that minimum denomination.

The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC. That nominee, together with any successor clearing agency selected by the depositor, will be referred to as the clearing agency, except as provided in this prospectus supplement. The depositor has been informed by DTC that DTC's nominee will be CEDE & Co., or CEDE. No person acquiring an interest in any class of the notes will be entitled to receive a note representing that person's interest, except as described in this prospectus supplement under “—Definitive Notes”. Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement:

•	all references to actions by noteholders relating to the notes shall refer to actions taken by DTC regarding instructions from its participants, and

•
all references in this prospectus supplement to payments, notices, reports and statements to noteholders relating to the notes shall refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the notes, for payment to note owners in accordance with DTC procedures. See “—Registration” and “—Definitive Notes” in this prospectus supplement.

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Any definitive notes will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the indenture trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date:

•	for the notes, other than any definitive notes, will be the close of business on the business day immediately preceding that payment date or

•	for the definitive notes will be the close of business on the last business day of the month preceding the month in which that payment date occurs.

•

These payments will be made either:

•	by check mailed to the address of each noteholder as it appears in the note register or

•
at the written request to the indenture trustee at least five business days prior to the relevant record date by any holder of notes having an aggregate initial note balance that is in excess of the lesser of:

•	$5,000,000 or

•	two-thirds of the initial aggregate note balance of that class of notes, by wire transfer in immediately available funds to the account of the noteholder specified in the request.

•

The final payment on any class of notes will be made in like manner, but only on presentment and surrender of those notes at the corporate trust office of the indenture trustee or any other location specified in the notice to noteholders of final payment.

Registration

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations, or participants, and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, eliminating the need for physical movement of notes. Participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. These entities are referred to as indirect participants.

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Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, note owners will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and DTC participants. The indenture trustee will forward payments to DTC in same day funds and DTC will forward those payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing those payments to indirect participants or to note owners. Unless and until definitive notes are issued, it is anticipated that the only holder of the notes will be CEDE, as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants and to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with which note owners have accounts relating to the notes similarly are required to make book-entry transfers and receive and transmit their payments on behalf of their respective note owners. Accordingly, although note owners will not possess definitive notes, DTC's rules provide a mechanism by which note owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of various banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act as to its notes, may be limited due to the absence of physical notes for the notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments since payment will be made by the indenture trustee to CEDE, as nominee for DTC.

Under its rules, DTC will take action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose DTC account the notes are credited. Clearstream, or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect those actions on its behalf through DTC. Additionally, under its rules, DTC will take actions relating to specified voting rights only at the direction of and on behalf of participants whose holdings of notes evidence the specified voting rights. DTC may take conflicting actions relating to voting rights to the extent that participants whose holdings of notes evidence those voting rights, authorize divergent action.

According to DTC, the foregoing information relating to DTC has been provided to its participants for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The issuing entity, the depositor, the master servicer, the seller, the owner trustee, the indenture trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

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Definitive Notes

Definitive notes will be issued to note owners or their nominees, rather than to DTC or its nominee, only if:

•
the depositor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency for the notes and the depositor is unable to locate a qualified successor

•	the depositor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC, or

•
after the occurrence of an Event of Default, note owners representing in the aggregate not less than 51% of the voting rights of the notes advise the indenture trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or any successor, is no longer in the note owners' best interest.

•

In the case of any event described in the immediately preceding paragraph, the indenture trustee is required to notify all note owners through participants of the availability of definitive notes. At the time of surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes issued in the respective principal amounts owned by individual note owners, and thereafter the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture. These definitive notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount represented by that note.

Book-entry Facilities

Note owners may elect to hold their interests in the notes through DTC in the United States or through Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or the Euroclear System, known as Euroclear, in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The notes of each class will be issued in one or more notes which equal the aggregate note balance of that class and will initially be registered in the name of Cede, the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold their positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and Chase will act as depositary for Euroclear. In these capacities, Citibank and Chase are collectively referred to as the European depositaries.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of

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sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations, or Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described in the second and third preceding paragraphs. Euroclear is operated by the Euroclear Bank S.A./N.V., the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers

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and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Payments for notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex I to this prospectus supplement.

Glossary of Terms

Allocated Realized Loss Amount—For any class of Subordinate Notes and any payment date, the sum of (i) any Realized Loss allocated to that class of Subordinate Notes on that payment date and (ii) any Allocated Realized Loss Amount for that class remaining unpaid from previous payment dates plus accrued interest on those amounts at the Note Accrual Rate for that class.

Available Interest Rate—For any payment date, a rate per annum equal to the fraction, expressed as a percentage. The numerator is the Current Interest Payment Amount for that payment date, and the denominator is the aggregate note balance of the notes immediately prior to that payment date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

Available Payment Amount—For any payment date, the sum, net of amounts reimbursable from the Available Payment Amount to the master servicer, the servicers, the indenture trustee or the owner trustee, of:

•
the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the Master Servicing Fee and the Indenture Trustee Fee;

•
unscheduled payments on the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

•	all P&I Advances on the mortgage loans received for that payment date.

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•

The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

Bankruptcy Loss—A Deficient Valuation or a Debt Service Reduction.

Class A Principal Payment Amount—For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

•	the note balance of the Class A Notes immediately prior to that payment date over

•	the lesser of:

•	the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period and

•	the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

•

Class M-1 Principal Payment Amount—For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

•	the sum of:

•	the note balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on that payment date and

•	the note balance of the Class M-1 Notes immediately prior to that payment date over:

•	the lesser of:

•	the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period and

•	the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

•

Class M-2 Principal Payment Amount—For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

•	the sum of:

•	the note balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on that payment date,

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•	the note balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on that payment date and

•	the note balance of the Class M-2 Notes immediately prior to that payment date over

•	the lesser of:

•
the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period and of the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

•

Class M-3 Principal Payment Amount—For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

•	the sum of:

•	the note balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on that payment date,

•	the note balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on that payment date,

•	the note balance of the Class M-2 Notes, after taking into account the payment of the Class M-2 Principal Payment Amount on that payment date and

•	the note balance of the Class M-3 Notes immediately prior to that payment date over

•	the lesser of:

•	the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

•	the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

•

Credit Enhancement Percentage—For any payment date, the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate note balance of the Subordinate Notes by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on that payment date.

Current Interest Payment Amount—For any payment date, an amount equal to interest collections or advances on the mortgage loans during the related due period, net of the master servicing fee and the indenture trustee fee.

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Event of Default—In spite of the prospectus, under the indenture, an Event of Default relating to the notes is:

•
the failure of the issuing entity to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any payment date, in each case to the extent that funds are available on that payment date to make those payments, which continues unremedied for a period of five days;

•	the failure by the issuing entity on the final maturity date to reduce the note balances of any notes then outstanding to zero;

•
a default in the observance or performance of any covenant or agreement of the issuing entity in the indenture and the continuation of any of these defaults for a period of thirty days after notice to the issuing entity by the indenture trustee or by the holders of at least 25% of the voting rights of the notes;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in which the representation or warranty being incorrect not having been cured within thirty days after notice of that incorrection is given to the issuing entity by the indenture trustee or by the holders of at least 25% of the voting rights of the notes; or

•	some events of bankruptcy, insolvency, receivership or reorganization of the issuing entity.

•	Indenture Trustee Fee—The sum of

•	interest accrued at the Indenture Trustee Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly, and

•	any interest or other income earned on funds held in the Payment Account, to the extent not payable as compensation to the related servicer, as provided in the indenture.

•

Indenture Trustee Fee Rate—___% per annum.

Interest Accrual Period—For any payment date, the period commencing on the payment date of the month immediately preceding the month in which that payment date occurs, or, in the case of the first period, commencing on the closing date, and ending on the day preceding that payment date.

Interest Carry Forward Amount—For any class of notes and any payment date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on that class at the Available Interest Rate, together with any shortfall in payment of interest remaining unpaid from previous payment dates plus interest accrued on that class at the related Note Accrual Rate.

Interest Determination Date—For each Interest Accrual Period, the second business day preceding that Interest Accrual Period.

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Interest Payment Amount—For the notes of any class on any payment date, interest accrued during the related Interest Accrual Period on the note balance of those notes immediately prior to that payment date at the then-applicable Note Interest Rate for that class.

Master Servicing Fee—Accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly.

Master Servicing Fee Rate—___% per annum in the case of each ____-____ mortgage loan and ____% per annum in the case of each other mortgage loan.

Maximum Note Interest Rate—___% per annum.

Net Monthly Excess Cashflow—For any payment date, the sum of:

•	any Overcollateralization Reduction Amount and

•	the excess of:

•	the Available Payment Amount for that payment date over

•
the sum for that payment date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(1) through (3) of the definition of Principal Payment Amount.

•

Note Accrual Rate—For any class of notes and any payment date, the lesser of the rate described for that class in clause (1) of the definition of Note Interest Rate for that class and the Maximum Note Interest Rate.

Note Interest Rate—For the Class A Notes, a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One-Month LIBOR plus ____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

For the Class M-1 Notes, a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One- Month LIBOR plus ____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

For the Class M-2 Notes, a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One- Month LIBOR plus ____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

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For the Class M-3 Notes, a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One- Month LIBOR plus _____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

See “—Calculation of One-Month LIBOR” in this prospectus supplement.

One-Month LIBOR—As of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on the Dow Jones Telerate Page 3750 as of 11:00 a.m., London time, on that date.

Overcollateralization Increase Amount—For the notes and any payment date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of that payment date.

Overcollateralization Reduction Amount—The amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

Overcollateralized Amount—For any payment date, the excess, if any, of (a) the aggregate principal balance of the mortgage loans immediately following that payment date over (b) the note balance of the notes, after taking into account the payment of the amounts described in clauses (b)(1) through (4) of the definition of Principal Payment Amount on that payment date.

P&I Advance—Any advance made or caused to be made by the master servicer on or before each payment date of its own funds, or funds in the Payment Account that are not included in the Available Payment Amount for that payment date, in an amount equal to the aggregate of all payments of principal and interest, net of the Master Servicing Fee, that were due during the related due period on the mortgage loans serviced by the master servicer and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

Principal Payment Amount—For any payment date, other than the final maturity date and the payment date immediately following the acceleration of the notes due to an Event of Default, the lesser of:

(a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and

(b) the sum of:

(1) the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

(2) the principal portion of all proceeds received during the related Prepayment Period relating to the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as contemplated in the servicing agreements;

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(3) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans;

(4) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding that payment date to the extent covered by Net Monthly Excess Cashflow for that payment date; and

(5) the amount of any Overcollateralization Increase Amount for that payment date;

minus

(6) the amount of any Overcollateralization Reduction Amount for that payment date.

For the final maturity date or the payment date immediately following the acceleration of the notes due to an Event of Default, the amount necessary to reduce the note balance of any notes outstanding to zero. In no event will the Principal Payment Amount for any payment date be (x) less than zero or (y) greater than the then-outstanding aggregate note balance of the notes. The Principal Payment Amount for the first payment date will include approximately $_________ collected by the servicers for prepayments on the mortgage loans during the _________ ____ Prepayment Period.

Realized Losses—Any Bankruptcy Losses and for any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property, if acquired by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on that mortgage loan through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and servicing fees, towards interest and principal owing on the mortgage loan.

Reference Banks—Leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the indenture trustee and

•	not controlling, controlled by, or under common control with, the depositor or the issuing entity.

•

Required Overcollateralized Amount—The level at which the Overcollateralized Amount is required to be maintained under the indenture.

Reserve Interest Rate—The rate per annum that the indenture trustee determines to be either:

•	the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 0.0625%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture

32

trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or

•
in the event that the indenture trustee cannot determine that arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on that Interest Determination Date to leading European banks.

•

Scheduled Principal Balance—As to any mortgage loan as of any date of determination, the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

•	the principal portion of all monthly payments due on or before the date of determination, whether or not received

•	all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and

•	any Bankruptcy Loss occurring out of a deficient valuation that was incurred prior to the calendar month in which the date of determination occurs.

•

Stepdown Date—For any payment date, the later to occur of (x) the payment date occurring in ___________ and (y) the first payment date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on that payment date, is greater than or equal to _____%.

Trigger Event—For any payment date, if the percentage obtained by dividing

•	the principal amount of mortgage loans delinquent 60 days or more by

•
the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

•

Interest Payments on the Notes

To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the Interest Payment Amount for that class. On each payment date, the Current Interest Payment Amount will be distributed in the following order of priority:

•	first, to the holders of the Class A Notes, the Interest Payment Amount for those notes;

33

•
second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for the Class M-1 Notes;

•
third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for the Class M-2 Notes; and

•
fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for the Class M-3 Notes.

For any payment date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related due period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and that payment date. The Interest Carry Forward Amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after some other payments on the notes on that payment date, but before any payments on the equity certificates on that payment date. See “—Overcollateralization Provisions” in this prospectus supplement.

All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The note balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate.

The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the indenture trustee at __________.

Calculation of One-Month LIBOR

On each Interest Determination Date, the indenture trustee will determine One-Month LIBOR for the next Interest Accrual Period. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m., London time, on that Interest Determination Date. The indenture trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on that Interest Determination Date two or more Reference Banks provide the offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of those offered quotations , rounded upwards if necessary to the nearest whole multiple of 0.0625%. If on that Interest Determination Date fewer than two Reference Banks provide offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

As used in this section, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

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The establishment of One-Month LIBOR on each Interest Determination Date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Principal Payments on the Notes

On each payment date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal.

On each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed:

•	first, to the Class A Notes, until their note balance has been reduced to zero;

•	second, to the Class M-1 Notes, until their note balance has been reduced to zero;

•	third, to the Class M-2 Notes, until their note balance has been reduced to zero; and

•	fourth, to the Class M-3 Notes, until their note balance has been reduced to zero.

•

On each payment date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

•
first, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until their note balance has been reduced to zero;

•
second, the lesser of (x) the excess of (1) the Principal Payment Amount over (2) the amount distributed to the holders of the Class A Notes under clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until their note balance has been reduced to zero;

•
third, the lesser of (x) the excess of (1) the Principal Payment Amount over (2) the sum of the amounts distributed to the holders of the Class A Notes under clause first above and to the holders of the Class M-1 Notes under clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until their note balance has been reduced to zero; and

•
fourth, the lesser of (x) the excess of (1) the Principal Payment Amount over (2) the sum of the amounts distributed to the holders of the Class A Notes under clause first above, to the holders of the Class M-1 Notes under clause second above and to the holders of the Class M-2 Notes under clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until their note balance has been reduced to zero.

•

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On the final maturity date or the payment date immediately following the acceleration of the notes due to any Event of Default, principal will be payable on each class of notes in an amount equal to the note balance of that class on that payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any Event of Default, amounts of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities listed in the indenture. There can be no assurance, however, that sufficient funds will be available on any of those dates to retire the note balances and pay those other amounts.

The allocation of payments of principal to the Class A Notes on each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the trust estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the notes consists of subordination, as described under “—Allocation of Losses; Subordination” in this section, and overcollateralization, as described under “—Overcollateralization Provisions” in this section.

The rights of the holders of the Subordinate Notes and the equity certificates to receive payments will be subordinated, to the extent described under “—Allocation of Losses; Subordination” in this section, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses.

The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the equity certificates will be accomplished by (1) the preferential right of the holders of the Class A Notes to receive on any payment date, prior to payment on the Subordinate Notes and the equity certificates, payments of interest and principal, subject to available funds, and (2) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the equity certificates.

In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments on the mortgage loans will be senior to the rights of the holders of the equity certificates, in each case to the extent described under “—Allocation of Losses; Subordination” in this section. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations, and by the holders of all of the Subordinate Notes relative to the holders of the equity certificates, of the full amount of interest and principal to which they are entitled and to afford those

36

holders protection against Realized Losses, as described under “—Allocation of Losses; Subordination” in this section.

[PROVIDE FINANCIAL INFORMATION REQUIRED BY ITEM 1114(b) OR 1115(b) OF REGULATION AB IF THE AGGREGATE SIGNIFICANCE PERCENTAGE IS 10% OR MORE OF ANY CREDIT ENHANCEMENT OR DERIVATIVE, AS APPLICABLE]

Overcollateralization Provisions

The weighted average mortgage rate for the mortgage loans, adjusted to reflect the Master Servicing Fee and the Indenture Trustee Fee payable from interest received or advanced on the mortgage loans, is, in most cases, expected to be higher than the weighted average of the Note Interest Rates on the notes. As a result, excess interest collections will be generated which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The indenture requires that, on each payment date, the Net Monthly Excess Cashflow, if any, be applied on that payment date as an accelerated payment of principal on class or classes of notes then entitled to receive payments of principal, but only to the limited extent described in this section.

For any payment date, any Net Monthly Excess Cashflow, or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

•
first, to the holders of the class or classes of notes then entitled to receive payments of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

•	second, to the holders of the class or classes of notes then entitled to receive payments of principal, in an amount equal to the Overcollateralization Increase Amount;

•	third, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for the Class A Notes;

•	fourth, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-1 Notes;

•	fifth, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-1 Notes;

•	sixth, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-2 Notes;

•	seventh, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-2 Notes;

•	eighth, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-3 Notes;

•	ninth, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-3 Notes and

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•	tenth, to the holders of the equity certificates as provided in the indenture.

•

As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate note balance of the notes by an amount equal to approximately $_________. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the indenture. In the event that Realized Losses are incurred on the mortgage loans, those Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate note balance of the notes. In this event, the indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of their note balances. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or step down, below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans, after giving effect to principal payments to be distributed on that payment date, subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any payment date, the indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on that payment date shall be distributed to the holders of the equity certificates, subject to the priorities listed above. As to each of those payment dates, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on that payment date, which amount shall be distributed as Net Monthly Excess Cashflow under the priorities listed above. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on that payment date.

Allocation of Losses; Subordination

Any Realized Loss on the mortgage loans will be allocated on any payment date:

•	first, to Net Monthly Excess Cashflow

•	second, to the Overcollateralized Amount

•	third, to the Class M-3 Notes

•	fourth, to the Class M-2 Notes and

•	fifth, to the Class M-1 Notes.

•

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The indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the Class A Notes, under particular loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

Once Realized Losses have been allocated to the Subordinate Notes, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after specific distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

Any allocation of a Realized Loss to a note will be made by reducing its note balance by the amount so allocated on the payment date in the month following the calendar month in which that Realized Loss was incurred. Regardless of anything to the contrary described in this prospectus supplement, in no event will the note balance of any note be reduced more than once as to any particular amount both (1) allocable to those notes relating to Realized Losses and (2) payable as principal to the holder of those notes from Net Monthly Excess Cashflow.

P&I Advances

P&I Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making these P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any P&I Advances relating to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the master servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made on any mortgage loan that are deemed by the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the master servicer out of any funds in the Payment Account prior to the payments on the notes. In the event that the master servicer fails in its obligation to make any required advance, the indenture trustee will be obligated to make the advance, in each case to the extent required in the servicing agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	Mortgage Loan Interest Collections

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Indenture Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1) Master servicing fee including securities administrator, paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.

(2) Master Servicer pays trustee and servicer fees out of its fee.
(3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Yield, Prepayment and Maturity Considerations

General Prepayment Considerations

The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the seller or the majority holder of the equity certificates, as the case may be. The mortgage loans, in most cases, may be prepaid by the mortgagors at any time.

Prepayments, liquidations and repurchases of the mortgage loans will result in payments of principal to the holders of the class or classes of notes then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. See “Yield, Prepayment and Maturity Considerations” in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, as described more fully in this section and in the prospectus under “Yield, Prepayment and Maturity Considerations”, no assurance can be given as to the rate of principal payments or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend on the degree to which those notes are purchased at a discount or premium and the degree to which the timing of payments on those notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

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It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment, and refinancing, would be expected to increase. On the other hand, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Because principal payments are paid to some classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses , because those notes will represent an increasing percentage of the trust estate during the period prior to the commencement of payments of principal on the notes, than holders of classes having earlier priorities for payment of principal. As described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement, prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Notes. Thereafter, as further described in this prospectus supplement, subject to the delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards; Representations” in this prospectus supplement.

Special Yield Considerations

The Note Interest Rate for each class of the notes adjusts monthly based on One-Month LIBOR as described under “Description of the Notes—Calculation of One-Month LIBOR” in this prospectus supplement, subject to the Maximum Note Interest Rate and the Available Interest Rate. Because of the application of the Maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any due period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the notes during the related Interest Accrual Period. As a result of the foregoing as well as other factors, including the prepayment behavior of the mortgage pool, relative increases in One- Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans (1) could cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur

41

Interest Carry Forward Amounts, or (2) could cause the Maximum Note Interest Rate to apply to one or more classes of notes.

As described under “Description of the Notes—Allocation of Losses; Subordination” in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to some mortgagor delinquencies, to the extent not covered by P&I Advances. Those delinquencies may affect the yield to investors on classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of those classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

Weighted Average Lives

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure relating to the mortgage loans, and the timing of those payments or prepayments.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of __% CPR. The Constant Prepayment Rate model, or CPR, assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

The tables following the next paragraph indicate the percentage of the initial note balance of the notes that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of those notes. The tables are based on the following assumptions:

•	the mortgage pool consists of __ mortgage loans with the characteristics listed below;

•	payments on the notes are received, in cash, on the _____ day of each month, commencing in _______ ____;

•	the mortgage loans prepay at the percentages of CPR indicated;

•	no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans;

•	none of the majority holder of the equity certificates, the seller, the master servicer or any other person purchases from the trust estate any mortgage loan or redeems the notes under any

42

obligation or option under the indenture, the servicing agreements or any other agreement except as indicated in footnote two in the tables below, and

•	no partial early redemption of the notes occurs as to the ___________ mortgage loans;

•
scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month;

•	prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest on those mortgage loans;

•
the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity in a manner that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of that mortgage loan by its remaining term to stated maturity;

•	the notes are purchased on ________ __, ____; and

•
the Master Servicing Fee Rate is as shown in the Assumed Mortgage Loan Characteristics table below and the Master Servicing Fee is payable monthly and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

•

The assumptions listed above are collectively referred to in this prospectus supplement as the structuring assumptions.

Assumed Mortgage Loan Characteristics

Principal Balance as of the Cut-Off Date	Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Master Servicing Fee Rate (%)

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. Any discrepancy may have an effect on the percentages of the initial note balance outstanding, and the weighted average lives, of the notes presented in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables presented below and since it is not likely the level of One-Month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes. Based on the foregoing assumptions, the tables indicate the weighted average lives of the notes and list the percentages of the initial note balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of CPR. Neither the prepayment model used in

43

this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial note balances, and weighted average lives, shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR.

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Percent of Initial Note Balance Outstanding at the
Specified Percentages of CPR

	Class A Notes					Class M-1 Notes					Class M-2 Notes					Class M-3 Notes
Payment Date	0%	15%	28%	35%	45%	0%	15%	28%	35%	45%	0%	15%	28%	35%	45%	0%	15%	28%	35%	45%
Closing Date

Weighted Average Life in Years
Weighted Average Life in Years

The first row listing the weighted average life of a note as shown above, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial note balance of the notes.

The second weighted average life shown above was calculated as described in the preceding sentence but assumes the majority holder of the equity certificates exercises its option to redeem the notes when the aggregate note balance has been reduced to less than 20% of the initial aggregate note balance. See “The Indenture and Owner Trust Agreement—Redemption” in this prospectus supplement.

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There is no assurance that prepayments of the mortgage loans will conform to any of the levels of CPR indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives indicated in the tables above. Furthermore, the information contained in the tables relating to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or One-Month LIBOR assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Subordinate Notes

If on any payment date, the Overcollateralized Amount and the note balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans, and the timing of those losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-1 Notes. If on any payment date, the Overcollateralized Amount and the note balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans, and the timing of those losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-2 Notes. If on any payment date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans, and the timing of those losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate Notes, the Realized Losses will not be reinstated at a later date. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after specific distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the equity certificates are entitled to any distributions. See “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement. Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the mortgage loans could result in their failure to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see “Yield, Prepayment and Maturity Considerations” in the prospectus.

The Issuing Entity

Credit Suisse First Boston MBN Trust Series ____-__ is a business trust formed under the laws of the State of Delaware under the owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee for the transactions described in this prospectus supplement. The owner trust agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to business trusts. After its formation, the issuing entity will not engage in any activity other than:

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•	acquiring and holding the mortgage loans and the proceeds from the mortgage loans

•	issuing the notes and the equity certificates

•	making payments on the notes and the equity certificates and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with the foregoing.

•

The issuing entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuing entity will consist of the mortgage loans pledged to secure the notes. The issuing entity's principal offices are in __________, ________, in care of ________________, as owner trustee.

The issuing entity’s fiscal year end is [December 31].

The Sponsor

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor” or the “seller.” Its executive offices are located at 11 Madison Avenue, New York, NY 10010. The sponsor is an affiliate of the depositor, the underwriter and [___________].

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements. The sponsor has been engaged in the securitization of assets since its inception in 1988. In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

From the period beginning January 1, 2006 and ending June 30, 2006, the sponsor publicly securitized through the depositor in excess of approximately $16 billion of residential mortgages.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates. The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee). To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

Credit Suisse Financial Corporation (“CSFC”), an affiliate of the sponsor and an originator, is a Delaware corporation. CSFC conducts lending through wholesale loan production offices. CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia. CSFC has been originating mortgage loans since 2003. The

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principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

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The Owner Trustee

_________________ is the owner trustee under the owner trust agreement. The owner trustee is a _________ banking corporation and its principal offices are located in _____________.

[Description of the extent of Owner Trustee’s prior experience serving as an owner trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of various representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

The principal compensation to be paid to the owner trustee relating to its obligations under the owner trust agreement will have been paid by or on behalf of the issuing entity on or prior to the closing date.

The Indenture Trustee

____________________, a ____________ banking association, will act as indenture trustee for the notes under the indenture. The indenture trustee's offices for notices under the indenture are located at ______________________________ and its telephone number is ______________. The Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.

[Description of the extent of Indenture Trustee’s prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

(i)  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim

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for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such proceedings;

(ii)  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

(iv)  to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the issuing entity, its creditors and its property.

The Indenture Trustee will promptly mail to each Noteholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

The principal compensation to be paid to the indenture trustee relating to its obligations under the indenture will be the Indenture Trustee Fee.

The indenture will provide that the indenture trustee may withdraw funds from the Payment Account:

•
to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and

•
to reimburse the owner trustee for all reasonable out-of pocket expenses incurred or made by the owner trustee for all services rendered by the owner trustee it in the owner trustee's execution of the trust created under the owner trust agreement and in the exercise and performance of any of the owner trustee's powers and duties under the owner trust agreement.

Under the indenture, the issuing entity, from the assets of the trust estate, shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties hereunder. The issuing entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.

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The Servicing Agreement

The following summary describes specific terms of the servicing agreement, dated as of __________ __, ____, among the issuing entity, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular sections or defined terms of the servicing agreement are referred to, those sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the servicing agreement. Requests should be addressed to Credit Suisse First Boston Mortgage Acceptance Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

[[For subprime loans] In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.]

The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Custodial Account, held by a designated depository

51

institution and segregated on the books of such institution in the name of the Trustee for the benefit of Noteholders. Amounts on deposit in a Custodial Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Custodial Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Noteholders. On the date specified in the related Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Custodial Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Account the Available Funds.

The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party.

The Master Servicer

[Name of Master Servicer] (“[Name of Master Servicer]”) will act as Securities Administrator and Master Servicer under the Agreement. [Name of Master Servicer] is a [form of organization]. [Description of Master Servicer’s business]. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with [Name of Master Servicer] and its affiliates. [Name of Master Servicer]’s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

[Name of Master Servicer] acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Indenture Trustee] against such defaulting Servicer. As of __________, [Name of Master Servicer] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[The following table describes size, composition and growth of [Name of Master Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

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[Describe any material changes in [Name of Master Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

The Master Servicer shall not be under any liability to the Trust Fund or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Sale and Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Trust Fund, against any loss, liability or expense incurred in connection with the Sale and Servicing Agreement or the Notes or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer’s failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Sale and Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Sale and Servicing Agreement.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Sale and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the sale and servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Indenture Trustee an officer’s certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Sale and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

The Servicers

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[Name of Servicer] and [Additional Servicers] will service the related mortgage loans in accordance with the Sale and Servicing Agreement.

The following table shows the percentage of the mortgage loans which are or will be serviced by each of, [Name of Servicer] and [Additional Servicers], collectively referred to herein as the Servicers in the aggregate.

Name of Servicer	Total
[Name of Servicer]
[Additional Servicers]

[Name of Servicer]

The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer’s form of organization].

[Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

[The following table describes size, composition and growth of [Name of Servicer]’s total residential mortgage loan servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Residential Mortgage Loans

[Describe any material changes in [Name of Servicer]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[Additional Servicers]

[Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

[Discussion of servicing disclosure as necessary.] Servicing disclosure may include the following:

Servicing and Other Compensation and Payment of Expenses

__________________ is the master servicer under the Servicing Agreements. The master servicer is a ____________ corporation. The master servicer's principal offices are located in _______________.

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The principal compensation to be paid to the master servicer relating to its obligations under the servicing agreement is the Master Servicing Fee. As additional servicing compensation, the master servicer is entitled to retain all assumption fees and late payment charges relating to mortgage loans, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Payment Account, to the extent not payable as compensation to the indenture trustee, and any escrow accounts relating to mortgage loans serviced by it.

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. The master servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans, but only to the extent of the aggregate Master Servicing Fee for the related due period. The master servicer is obligated to pay some insurance premiums and ongoing expenses associated with the mortgage pool relating to mortgage loans and incurred by the master servicer in connection with its responsibilities under the servicing agreement and is entitled to reimbursement for those payments as provided in the servicing agreement. As to the mortgage loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of those mortgage loans prior to the cut-off date. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the servicer.

[Portfolio History of the master servicer]

Sale of Defaulted Mortgage Loans

If consent to the operation of the provisions described below shall have been given by the master servicer, unless the holder of a majority in percentage interest of the equity certificates, or the directing holder, is the seller or an affiliate of the seller, in which case consent shall not be required, then as to any mortgage loan that is delinquent in excess of the number of days provided in the servicing agreement, (1) the directing holder may direct the master servicer to commence foreclosure and (2) prior to commencement of foreclosure of any mortgage loan, the master servicer will notify the directing holder of the proposed foreclosure in order to permit the directing holder the right to instruct the master servicer to delay the proposed foreclosure. In the case of the exercise by the directing holder of the right to direct the master servicer under either clause (1) or clause (2) above, the directing holder will provide to the master servicer an appraisal of the related mortgaged property, or loan appraisal. Within two business days of instructing the master servicer to commence or delay foreclosure, the directing holder will deposit in a segregated collateral account maintained with the related servicer for the benefit of the noteholders an amount equal to ___% of the valuation of the related mortgage loan plus three months' interest at the related mortgage rate. While foreclosure is delayed under the direction of the directing holder, the directing holder may direct the related servicer to proceed with foreclosure at anytime.

For any election by the directing holder to delay foreclosure, the valuation of any mortgage loan shall be the greater of the outstanding principal balance of the mortgage loan and the fair market value of the mortgage loan as provided in the related loan appraisal. For any election by the directing holder to commence foreclosure, the valuation of any mortgage loan shall equal the outstanding principal balance of that mortgage loan.

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At the time of the liquidation of the related mortgage loan or the disposition of the related mortgaged property in accordance with the requirements described in the related servicing agreement, the related servicer will calculate the amount, if any, by which the valuation exceeds the actual sales price obtained for the related mortgage loan or the mortgaged property, as the case may be, and the related servicer will withdraw the amount of that excess from the collateral account and deposit that amount into the related Payment Account. If the amount realized under the above- described procedures exceeds the valuation, the related servicer will deposit immediately on realization from the proceeds that excess into the Payment Account. The related servicer shall apply all these amounts as additional liquidation proceeds under the related servicing agreement. If any election to delay foreclosure is to be extended for a period in excess of three months from the directing holder's direction to the related servicer to delay foreclosure, the directing holder will be required to deposit in the collateral account in advance the amount of each additional month's interest at the related mortgage rate. If the above-described procedures do not result in the mortgage loan being brought current within six months of the directing holder's direction to the related servicer to delay foreclosure, the directing holder will be required to either purchase the mortgage loan for a purchase price equal to its fair market value as shown on the loan appraisal or allow the related servicer to proceed with the commencement of foreclosure. Should the directing holder elect to purchase the mortgage loan, the related servicer will first apply funds on deposit in the related collateral account towards the purchase price; any shortage will be paid by the directing holder and any excess will be returned to it.

For any mortgage loan as to which the directing holder has directed the related servicer to commence foreclosure or to delay foreclosure, the servicer may withdraw from the collateral account from time to time amounts necessary to reimburse itself for all P&I Advances and servicing advances in accordance with the related servicing agreement. In the event that the related mortgage loan is brought current, the amounts so withdrawn from the collateral account by the related servicer as reimbursement for P&I Advances or servicing advances shall be redeposited in the collateral account by the related servicer and the servicer shall be reimbursed as provided in the related servicing agreement. Following foreclosure, liquidation, disposition or the bringing current of the related mortgage loan, as applicable, all amounts remaining in the collateral account will be released to the directing holder. In the event that amounts on deposit in the collateral account are insufficient to cover the withdrawals that the related servicer is entitled to make for P&I Advances, servicing advances or for deposit into the Payment Account, the directing holder will be obligated to pay those amounts to the related servicer for deposit into the collateral account. The directing holder may direct that amounts on deposit in the collateral account be invested in permitted investments. Interest or other income earned on funds in the collateral account will be paid to the directing holder and the amount of any loss on those funds will be immediately deposited into the collateral account by the directing holder when realized. The directing holder will grant to the related servicer for the benefit of the noteholders a security interest in the collateral account, all amounts deposited in that collateral account or invested in permitted investments, and all proceeds of the foregoing.

In spite of the foregoing, the provisions described in “—Sale of Defaulted Mortgage Loans” above shall not be operative in the case of the mortgage loans serviced by ___________.

Servicer Events of Default

In addition to those Events of Default pertaining to the servicing of the mortgage loans and described under “The Agreements—Event of Default and Rights in the Case of Event of Default” in the

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prospectus, in the case of the occurrence of specific loss triggers relating to the mortgage loans, the master servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the servicing agreement. If the master servicer is removed in connection with an Event of Default applicable to the master servicer under the terms of the servicing agreement, the owner trustee will become the successor servicer of the mortgage loans serviced by the terminated servicer.

Permitted Investments

To the extent provided in the related servicing agreement, amounts on deposit in a Collection Account may be invested in Permitted Investments. Such Permitted Investments shall mature the second business day immediately preceding the related distribution date. The income earned from Permitted Investments made shall be paid to the servicer under the servicing agreement, and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the servicer. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related servicer in the related Collection Account. The trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a Permitted Investment:

(i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

(ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

(iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust

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company (acting as a principal) rated “A” or higher by Moody’s, “A-1” or higher by S&P and “F-1” or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the trustee in exchange for such collateral, and (C) be delivered to the trustee or, if the trustee is supplying the collateral, an agent for the trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each Rating Agency that rates such securities at the time of such investment;

(vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(vii) which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and Fitch and or “AAAm” or “AAAm-G” by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of a servicer or the trustee and any such funds that are managed by a servicer or the trustee or their respective affiliates or for a servicer or the trustee or any affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

(viii) such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the ratings of the certificates.

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

The Indenture and Owner Trust Agreement

The following summary describes specific terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the owner

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trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the owner trust agreement. Requests should be addressed to Credit Suisse First Boston Mortgage Acceptance Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010.

General

The notes will be issued under the indenture, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the notes containing a copy of the indenture and the owner trust agreement as executed will be filed by the depositor with the Commission after the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the owner trust agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located in _______________.

Assignment of Mortgage Loans

On or prior to the date the notes are issued, the seller will convey each mortgage loan to __________, who in turn will convey each mortgage loan to the depositor, who in turn will convey each mortgage loan to the issuing entity.

At the time of issuance of the notes, the issuing entity will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off dates, without recourse, to the indenture trustee under the indenture as collateral for the notes; provided, however, that the seller will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loans on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The indenture trustee, concurrently with the assignment, will authenticate and deliver the notes at the direction of the issuing entity in exchange for, among other things, the mortgage loans.

The indenture will require the issuing entity to deliver to the indenture trustee or to a custodian for each mortgage loan:

•	the mortgage note endorsed without recourse to the indenture trustee

•	the original mortgage with evidence of recording indicated on the mortgage and

•	an assignment of the mortgage in recordable form to the indenture trustee.

•

The assignments of mortgage loans are required to be recorded by or on behalf of the seller, at the expense of the seller, in the appropriate offices for real property records.

Events of Default

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As specified in the prospectus, if an Event of Default occurs and is continuing, the indenture trustee or the holders of a majority of the voting rights may declare the note balance of all the notes to be due and payable immediately. This declaration may, under particular circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding voting rights.

If following an Event of Default, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, in spite of the related acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the declaration had not been made. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an Event of Default, unless:

•	the holders of 100% of the then aggregate outstanding voting rights consent to the sale,

•
the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of sale or

•
the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding voting rights.

•

In the event that the indenture trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, when an Event of Default occurs, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an Event of Default.

In the event the principal of the notes is declared due and payable, as described in this section, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of their notes less the amount of the discount that is unamortized.

No noteholder will have any right under the indenture to institute any proceeding relating to the indenture unless:

•	the holder previously has given to the indenture trustee written notice of default and the continuance of the default;

•	the holders of notes of any class evidencing not less than 25% of the aggregate outstanding note balance constituting that class:

•	have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee under the indenture and

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•	have offered to the indenture trustee reasonable indemnity;

•	the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of the request and indemnity; and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the note balance of that class.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the indenture, unless the holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the indenture trustee in that action.

Voting Rights

At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes, or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation, in proportion to the then outstanding note balances of their respective notes.

Optional Redemption

At its option, the majority holder of the equity certificates may redeem the notes, in whole but not in part, on any payment date on or after the payment date on which the aggregate note balance is reduced to less than ___% of the aggregate initial note balance. Any redemption of this type will be paid in cash at a price equal to the sum of:

•	100% of the aggregate note balance then outstanding,

•	the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to that payment date,

•	the aggregate of the Interest Payment Amounts on the notes for that payment date and

•	the aggregate of any Interest Carry Forward Amounts for that payment date.

In the case of any optional redemption, the remaining assets in the trust estate shall be released from the lien of the indenture.

For purposes of payments on the notes and equity certificates on the payment date of any redemption, the redemption price shall be applied by the indenture trustee as a final liquidation of each of the mortgage loans and properties. The redemption price relating to any properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the notes. Furthermore, the Master Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the trust estate under the indenture or the applicable servicing agreement, in each case to the extent payable or reimbursable as to the mortgage loans, will be payable from the amount received relating to the redemption price and

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therefore, as provided in the indenture, will be excluded from the Available Payment Amount for the payment date of the redemption.

In no event will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. See “Description of the Securities—Termination” in the prospectus.

Material Federal Income Tax Consequences

________________, counsel to the depositor, has filed with the depositor's registration statement an opinion stating that the discussion in this section, along with the discussion in the prospectus under “Material Federal Income Tax Consequences,” represents counsel's opinion as to the material federal income tax consequences of investing in the certificates. At the time of the issuance of the notes, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement, for federal income tax purposes:

•	the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuing entity or the depositor and

•	the issuing entity will not be:

•	classified as an association taxable as a corporation for federal income tax purposes,

•	a “publicly traded partnership” as defined in Treasury Regulation Section 1.7704 or

•	a “taxable mortgage pool” within the meaning of Section 7701(i) of the Internal Revenue Code.

•

The notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consequences” in the prospectus.

The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code or “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code. In addition, interest on the notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code. The notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Internal Revenue Code.

Prospective investors in the notes should see “Material Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of material federal income and state and local tax laws to the issuing entity and purchasers of the notes.

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Method of Distribution

Subject to the terms and conditions provided in the underwriting agreement, dated ________ __, ____, the depositor has agreed to sell, and [Name of Underwriter], the underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any. The underwriter is an affiliate of the depositor.

The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial note balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The offered notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the closing date.

The underwriting agreement provides that the depositor will indemnify the underwriter against various civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make relating to that indemnification.

There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under “The Agreements—Reports to Securityholders”, which will include information as to the outstanding principal balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

Legal Matters

Some specific legal matters relating to the notes will be passed on for the depositor and the underwriter by [Orrick, Herrington & Sutcliffe LLP, Los Angeles, California] [Thacher Proffitt & Wood LLP, New York, New York] [McKee Nelson LLP, New York, New York].

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Legal Proceedings

[There are no material legal proceedings pending against the sponsor, the depositor, the trustee, the issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator] or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the noteholders.]

Affiliations, Relationships and Related Transactions

[There are no affiliations between the sponsor, the depositor or the issuing entity and [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are no affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

Ratings

It is a condition of the issuance of the notes that the Class A Notes be rated “AAA” by _____________ and “AAA” by _______________, that the Class M-1 Notes be rated at least “AA” by ____ and at least “AA” by ____, that the Class M-2 Notes be rated at least “A” by ____ and at least “A” by _____ and that the Class M-3 Notes be rated at least “BBB” by _____.

The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement for the notes.

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The depositor has not requested that any rating agency rate the notes other than as stated in this section. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the depositor requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the depositor’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

Legal Investment

The Class A Notes and the Class M-1 Notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated not lower than the second highest rating category by a rating agency and, as such, will be legal investments for various entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of those entities to invest in “mortgage related securities”, provided that the restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. [The Class M-2 Notes and the Class M-3 Notes will not constitute “mortgage related securities” for purposes of SMMEA.]

The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended and Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and various separate and general accounts of insurance companies in which those plans or arrangements (collectively, “Plans”) are invested and on persons who are fiduciaries

65

for those plans. ERISA and the Internal Revenue Code prohibit some transactions involving the assets of a Plan and parties in interest or “disqualified persons” (collectively, a “party in interest”), within the meaning of the Internal Revenue Code and “parties in interest”, within the meaning of ERISA, who have specified relationships to the ERISA plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the issuing entity, the depositor, the seller, the trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the master servicer, the servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a party in interest for that plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

Additionally, an investment of the assets of a plan in securities may cause the assets included in the trust estate to be deemed plan assets of the Plan, and any person with specified relationships to the trust estate to be deemed a party in interest for the investing Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. Section 2510.3-101 defining the plan assets for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under these regulations, in most cases, when a plan acquires an “equity interest” in another entity, for example the trust estate, the underlying assets of that entity may be considered to be plan assets. The regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for the purposes of the regulations.

Nevertheless, the acquisition and holding of notes of any class by or on behalf of a Plan could give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code or a similar law if the trust, the servicer, the issuing entity, the owner trustee, the indenture trustee, any holder of 50% or more of the certificates or any of their respective affiliates, is or becomes a “party in interest” with respect to any Plan whose assets are used to acquire notes. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the fiduciary making the decision to acquire a note on behalf of the Plan. Each Plan that acquires a note or an interest in a note shall be deemed to represent, by its acceptance of the note or interest, that its acquisition and holding of the note satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or a similar exemption, or, in the case of a Plan subject to a similar law, will not result in a non-exempt violation of a similar law.

Because the depositor, the seller, an underwriter, the indenture trustee, the servicer, the issuing entity, the owner trustee or any of their affiliates may receive certain benefits in connection with an investment in the notes, an investment by any Plan for which any of these persons

•	has investment or administrative discretion with respect to the Plan's assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan's assets for a fee and pursuant to an agreement or understanding that such advice

•	will serve as a primary basis for investment decisions with respect to the Plan's assets and

•	will be based on the particular investment needs for the Plan; or

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•	is an employer maintaining or contributing to the Plan

may constitute a non-exempt prohibited transaction.

Because of the factual nature of some of the above-described provisions of ERISA, the Internal Revenue Code and the regulations, Plans or persons investing plan assets should carefully consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

Although there is no authority directly on point, the issuing entity believes that, at the date of this prospectus supplement, the notes should be treated as indebtedness without substantial equity features for purposes of the regulation. The issuing entity also believes that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness without substantial equity features for the purposes of the regulation. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the notes, the subsequent transfer of such notes or any interest therein to a plan trustee or other person acting on behalf of a plan, or using plan assets to effect such transfer, is subject to restrictions. A prospective transferee of the notes or any interest therein who is a plan trustee or is acting on behalf of a plan, or using plan assets to effect such transfer, is required to provide written confirmation (or in the case of any note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such notes are rated at least investment grade, and that such transferee believes that such notes are properly treated as indebtedness without substantial equity features for purposes of the regulations, and agrees to so treat such notes, and that either (1) none of the trustee, the depositor, issuing entity, the owner trustee, any provider of credit support, the indenture trustee, the servicer or the underwriter or any of their affiliates is a “party in interest” (within the meaning of ERISA) or “disqualified person” (within the meaning of the Internal Revenue Code) with respect to any “plan assets” of such person or (2) the acquisition and holding of the notes qualifies under an exemption and will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code as a result of any of the above-mentioned persons being a party in interest or disqualified person with respect to any “plan assets” of such purchaser. Regardless of the rating of the notes, a prospective purchaser or transferee may instead provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the trustee, the issuing entity, the servicer or the underwriter which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the owner trustee, the indenture trustee, the issuing entity, the servicer or the underwriter to any obligation in addition to those undertaken in the indenture. Any plan fiduciary which proposes to cause a plan to acquire any of the notes is encouraged to consult with its counsel as to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of those notes.

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Annex I

Global Clearance, Settlement and Documentation Procedures

Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Acceptance Corp., Credit Suisse First Boston Trust Series ____-__, Mortgage-Backed Notes, Series ____-__, [Class A, Class M-1, Class M-2 and Class M-3 Notes], the Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

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Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

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Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)  borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b)  borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

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A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by Certificate Holders or their agent.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by certificateholders or their agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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CREDIT SUISSE FIRST BOSTON MBN TRUST
Series ____-_

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor

MORTGAGE-BACKED NOTES

Series ____-_

$_______________________
(APPROXIMATE)

_____________________________________

PROSPECTUS SUPPLEMENT

_____________________________________

[Name of Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series ____-_ Mortgage-Backed Notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series ____-_ Mortgage-Backed Notes and for their unsold allotments or subscriptions. In addition, all dealers selling the Series ____-_ Mortgage-Backed Notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

____________ ____, ____

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The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement Dated January 26, 2007 [Version 3]

Prospectus Supplement (to Prospectus Dated ______ ___, ____)

____________ Trust Series ____-_
Issuing Entity

[Name of Sponsor]
Sponsor

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor

[Name of Servicer]
Servicer

MORTGAGE-BACKED NOTES, SERIES ____-_
$_________________
(Approximate)

You should carefully review the information in “risk factors” on page S-__ in this Prospectus Supplement and page _ in the Prospectus.
The notes offered hereby represent an interest in and obligation of the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
Distributions on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business days, beginning in [__].
This prospectus supplement, together with the accompanying prospectus, will constitute the complete prospectus.

Class	Initial Principal Balance	Initial Pass- Through Rate	Scheduled Final Maturity Date
Class A Notes:
	$	One-Year CMT plus [__]%	_____ __, 20__

The trust will issue:
•	One class of senior Class A Notes.

The notes:
•
Represent indebtedness of a trust, whose assets are home equity conversion mortgages that are covered by FHA-insurance or that are insurable by FHA and secured by one to four-family residential properties, the funding account which will be available primarily to purchase additional principal balances under the home equity conversion mortgages and to pay shortfalls in accrued interest on the notes and accrued yield on the certificates.

•	Offered to the public are listed under the heading “Offered Notes” in the table on page S-_.

•	[DESCRIBE ADDITIONAL CREDIT ENHANCEMENT OR SUPPORT, IF ANY]

Risks:
•	Although the sponsor will represent that each of the home equity conversion mortgages was insured or insurable by the FHA, the notes are not guaranteed or insured by the FHA..

[The Underwriter], as underwriter, will buy the offered notes from Credit Suisse First Boston Mortgage Acceptance Corp. at a price equal to ____% of their face value. Credit Suisse First Boston Mortgage Acceptance Corp. will pay the expenses related to the issuance of the notes from these proceeds. The underwriter will sell the offered notes purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement or the Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.]

[Name of underwriter]
______ ___, ____

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Summary Information

This Summary highlights selected information from this prospectus supplement and does not contain all of the information to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered notes.

Mortgage-Backed Notes, Series ____-_

Initial Rating of Notes
Class	Initial Notes Note Principal Balance	Note Interest Rate (per annum)	____ Rating	____ Rating	Designations and Features	Form
Offered Notes(1)
[A-1	$	%	AAA	AAA]	Senior	Book Entry
Total	$
Total Offered Notes
Non-Offered Equity Certificates
X	$	%	N/A	N/A	Subordinate	Physical
Total Offered Notes and Non-Offered Equity Certificates	$

_________________
All balances are subject to a variance of no more than 5%.

(1) The notes offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor or any of their affiliates.

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Depositor

•	Credit Suisse First Boston Mortgage Acceptance Corp.

Sponsor

•	[Name of Sponsor] will sell the mortgage loans to the depositor.

Servicer

•	[Name of Servicer] will initially service all of the mortgage loans directly.

Issuing Entity

•	Credit Suisse First Boston MBN Trust _______-____.

Owner Trustee

•	[Name of Owner Trustee].

Indenture Trustee

•
[Name of Indenture Trustee]. [The indenture trustee will purchase principal advances on the HECMs made by the servicer on a weekly basis and simultaneously sell such principal advances to the issuing entity by withdrawing, to the extent collections on the HECMs are not sufficient to fund such principal advances made during the prior week, from the funding account the amount of the related additional balance draw, to the extent of funds on deposit in the funding account. Additional balances arising during a collection period that are not purchased on a weekly basis will be purchased on the related payment date. If any HECM becomes subject to foreclosure, the indenture trustee will have the option to direct the foreclosure activities (to the extent foreclosure is approved by HUD).]

Forward Delivery Agreement Provider

•	[Name of Forward Delivery Agreement Provider] will provide a forward delivery agreement.

Cut-off date

•	_____ 1, ____.

Closing date

•	_____ __, ____.

Payment date

•	Beginning on _____ 25, ____ and thereafter on the 25th day of each month or if that day is not a business day, the next business day.

Record date

•	The last business day of the month preceding the month of a payment date.

The Originator

The mortgage loans were originated by [Name of Originator].

The Mortgage Pool

The mortgage pool will consist of home equity covnversion mortgages, or HECMs, originated by the originator. The sponsor will represent as of the closing date that each HECM is either (i) subject to FHA insurance as to the repayment of its principal amount (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the servicer of confirmation from HUD of the related FHA insurance. Each HECM is a non-recourse loan to the related borrower. The servicer will represent that no HECM provides for the mortgagee to share in the appreciation of the related mortgaged property.

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A HECM may be either (1) a line of credit where the borrower may borrow, repay and reborrow the related principal amount, (2) a tenure loan where the borrower is entitled to receive a monthly payment from the mortgagee for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, (3) a term loan where the borrower is entitled to receive a monthly payment from the mortgagee for a specified term, so long as the borrower continues to occupy the mortgaged property, (4) a modified tenure loan, where a portion of the principal limit of the loan is made available to the borrower in a series of monthly payment for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit where the borrower may borrow, repay and reborrow the portion of the related principal amount or (5) a modified term loan, where a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for a specified term, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit where the borrower may borrow, repay and reborrow the portion of the related principal amount. During the life of the HECM, the borrower may at any time and from time to time, change the type of HECM, and the borrower may prepay the HECM in whole or in part at any time. HECMs are considered to be “revolving” loans.

The amount that the borrower can receive from a HECM is determined by calculating its principal limit. The principal limit increases monthly (based on the age of the borrower) and represents the aggregate amount that may be advanced to or for the benefit of the borrower. The principal limit at origination is based on the age of the youngest borrower, the expected average mortgage interest rate, and the maximum claim amount. To determine the maximum amount of payments that a borrower can receive after closing, the net principal limit is calculated for the related HECM. The net principal limit is calculated by subtracting from the principal limit all payments that have been made to or on behalf of the borrower, such as mortgage insurance premium payments, closing costs, servicing fees and any other cash payments to the borrower, and any funds set aside from the principal limit for monthly servicing fees, mortgage insurance premium payments, repairs, property taxes and/or insurance. The net principal limit may be drawn by a borrower as monthly payments, or as a line of credit, or both. See “The Mortgage Pool” in this prospectus supplement for further information regarding the HECMs.

The FHA Insurance and Mortgage Insurance Premiums

The sponsor will represent (as of the closing date) that each of the HECMs is either (i) subject to insurance from the Federal Housing Administration, or FHA, of the United States Department of Housing and Urban Development, or HUD, as authorized under the National Housing Act of 1934, as amended, or the National Housing Act, and the United States Housing Act of 1937, as amended, or the United States Housing Act, as to the repayment of the related principal amount (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the servicer of confirmation from HUD of the related FHA insurance. FHA is an organizational unit within HUD. The FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market.

The maximum amount payable (excluding certain reimbursable amounts of accrued interest, which amounts may be paid in addition to the maximum claim amount) under the FHA insurance with respect to a HECM is established at the origination of such HECM and will be equal to the lesser of the appraised value of the related mortgaged property or the maximum mortgage amount for a one-family residence that the FHA will insure in the area in which the related mortgaged property is located. FHA insurance will not pay any amount in excess of such amount.

A mortgage insurance premium is charged for each HECM in the mortgage pool to the related borrower for the FHA insurance. This premium is paid: (1) at the origination of the HECM, in an amount equal to [___]% of the related maximum claim amount and (2) monthly in an amount equal to 1/12 times [___]% of the stated principal balance of the HECM. All these premiums are added to the principal balance of the HECM and remitted by the servicer to HUD at origination (with respect to the premium due at

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origination) and monthly (with respect to each monthly premium).

If a HECM is a line of credit or is a modified term or modified tenure, the mortgage insurance premium for the HECM is (1) with respect to the premium due at origination, at the borrower’s option either added to the principal balance of the HECM or paid in cash by the borrower and (2) with respect to the monthly premiums, added to the principal amount of the HECM each month by adding the monthly premium to the principal amount of the HECM (in each case, thereby reducing the amount of payments the borrower may receive). See “The Mortgage Pool—Future Advances Under the HECMs” in this prospectus supplement.

In addition, FHA offers two insurance options (1) assignment and (2) shared premium for any HECM. The sponsor will represent that none of the HECMs in the mortgage pool provide for shared premiums. The assignment option permits the mortgagee to assign the related HECM to HUD for payment of the related maximum claim amount upon either (A) the outstanding principal of such HECM equaling or being greater than 98% of the related maximum claim amount or (B) when a request for a line of credit draw would cause the outstanding principal of such HECM to equal or exceed 98% of the related maximum claim amount.

In order to obtain the benefit of the FHA insurance on any HECM in the mortgage pool, the servicer must (1) have made all required payments to the related borrower (including any required monthly payments and any payments in respect of any draw on a HECM that is a line of credit or modified tenure loan) and (2) have paid all the required mortgage insurance premiums related to such HECM to HUD. If the servicer fails to pay the required premium, the FHA insurance for such HECM may be terminated.

If the servicer fails to make payments to the borrower under a HECM in the mortgage pool and the borrower so requests, the HECM will be assigned to HUD. Upon such an assignment, no claim for FHA insurance can be filed and FHA will not make any payment to reimburse HUD for payments actually made to the related borrower until the payment in full of the related HECM.

Removal, Substitution and Repurchase of a Mortgage Loan

The indenture trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the indenture trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the noteholders in the related mortgage loan, the sponsor will, in accordance with the terms of the sale and servicing agreement, either (a) provide the trustee with a substitute mortgage loan, or (b) purchase such mortgage loan from the trustee within 90 days from the date the sponsor was notified of such defect in writing.

Offered Securities

The issuing entity is offering the Mortgage-Backed Notes, Series 200_-_ with an approximate original principal balance of $__________, subject to a permitted variance of plus or minus __%. The notes will bear interest at a per annum rate equal to one-year CMT plus a margin. The notes represent obligations of the issuing entity only, and will be secured by the assets of the issuing entity pursuant to the indenture.

See “Description of the Notes” in this prospectus supplement for more detail.

Interest payments

On each payment date, interest accrued during the preceding accrual period will be due on the notes. The notes will accrue interest for each accrual period on their unpaid principal balance at a per annum rate equal to the lesser of:

(1) one-year CMT plus ____%, or on any payment date after the call option date, one-year CMT plus ____%, subject to a maximum rate, and

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(2) the amount of interest due on the loans for that accrual period.

The maximum rate we refer to in clause (2) is sometimes called the net funds cap. Any resulting shortfall together with interest on the shortfall will be carried forward and will be paid on the next payment date to the extent there are funds available.

The ratings assigned to the notes do not address the likelihood of your receipt of interest carried forward to later payment dates due to the net funds cap. Interest on the notes will be calculated on the basis of the actual number of days elapsed in the accrual period and a 360-day year.

With respect to the first payment date, the accrual period is the period from and including the closing date, through but excluding the first payment date. Each other accrual period is the period from and including the immediately preceding payment date, through but excluding the related payment date.

See “Description of the Notes—Payments on the Notes” in this prospectus supplement.

Principal payments

On each payment date, the notes will be due payments of principal. See “Description of the Notes—Payments on the Notes” in this prospectus supplement for a detailed discussion of the amount and timing of principal payments.

The final payment of principal is scheduled to occur on the payment date occurring in ___________. The notes are expected to have received payments of principal in full by no later than the maturity date. However, the actual final payment date, on which the notes receive payment of principal in full, may occur significantly earlier than the maturity date.

See “Description of the Notes—Principal Payments on the Notes” in this prospectus supplement.

Payments on the Notes

Distributions from the available amount for each payment date will be made as follows:

First, for the payment of administrative fees;

Second, to the sponsor, the amount necessary to purchase any additional balances relating to the related collection period, to the extent such amount has not been covered by collections on the HECMs for such collection period or previously paid to the sponsor;

Third, to the notes to pay accrued interest;

Fourth, (i) if no trigger event has occurred and is continuing, for distribution to the certificateholders in respect of accrued yield and (ii) if any trigger event has occurred and is continuing, to the notes to reduce the note balance thereof, until the note balance has been reduced to zero;

Fifth, if no trigger event has occurred and is continuing, all administrative expenses then due and payable;

Sixth, (i) if no trigger event has occurred and is continuing, to the funding account, the excess if any, of the funding account required amount over the amount on deposit in the funding account on such payment date after giving effect to all withdrawals from the funding account on such payment date and (ii) if any trigger event has occurred and is continuing, to the notes to reduce the note balance thereof, until the note balance has been reduced to zero;

Seventh, to the notes to reduce the note balance thereof, until the note balance has been reduced to zero;

Eighth, if a trigger event has occurred and is continuing, all administrative expenses then due and payable;

Ninth, to the forward delivery agreement provider, any termination amount due under the forward delivery agreement; and

Tenth, all remaining amounts to the certificates.

All of the distributions described above are subject to certain limitations as further set forth in this prospectus supplement under “Description of The Notes.”

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A trigger event will include the following: (i) the occurrence of an undercollateralization event; (ii) the acceleration of the notes following the occurrence of an event of default; (iii) the occurrence of the maturity date; or (iv) the occurrence of the redemption date.

Servicing of the Loans

[__________] will service the HECMs pursuant to the servicing agreement. The servicer will be obligated to make all principal advances to the borrowers, which will be acquired by the sponsor as they are made and subsequently sold to the issuing entity, to the extent funds are available, in the funding account or from collections on the HECMs or are advanced by the indenture trustee. In addition, the servicer will be required to make certain reimbursable servicing advances. The servicer will deposit collections on the HECMs into a custodial account established pursuant to the servicing agreement for the benefit of the noteholders. On a weekly basis, the servicer will transfer all net collections on the HECMs received by it during the preceding collection period to the sponsor for deposit to the collection account. See “Description of the Transfer and Servicing Agreements— Servicing” in this prospectus supplement.

On or prior to the second business day prior to each payment date, the sponsor will remit the available amount for that payment date from the collection account to the distribution account. The sponsor will purchase unscheduled principal advances from the servicer on a weekly basis and simultaneously sell such unscheduled principal advances to the issuing entity by withdrawing, to the extent collections on the HECMs are not sufficient to fund the unscheduled principal advances made during the prior week, from the funding account the amount of the related additional balance draw, to the extent of funds on deposit in the funding account. Additional balances arising during a collection period that are not purchased on a weekly basis will be purchased on the related payment date. If any HECM becomes subject to foreclosure, the sponsor will have the option to direct the foreclosure activities (to the extent foreclosure is approved by HUD). In addition, the sponsor will have the option to purchase from the issuing entity any assignable HECM for an amount equal the stated principal balance of the HECM on the date of such purchase plus accrued interest at the related mortgage rate.

The Funding Account

On the closing date, the indenture trustee will establish the funding account which will be funded on the closing date in the amount of $[_____] in cash.

Amounts on deposit in the funding account will be used to purchase additional balances and for the other purposes described in “The Mortgage Pool—The Funding Account” in this prospectus supplement. Amounts on deposit in the funding account will be used to purchase eligible investments under the forward delivery agreement.

The Forward Delivery Agreement

The indenture trustee, at the direction of the issuing entity, will enter into a forward delivery agreement with [______], or the forward delivery agreement provider. Under the forward delivery agreement, the indenture trustee, on behalf of the issuing entity, will buy from the forward delivery agreement provider the eligible investments for the funding account during the one-year period starting on the closing date. See “The Forward Delivery Agreement” in this prospectus supplement.

Servicing Fees and Administrative Fees

The servicer will be entitled to receive a servicing fee for each HECM in the mortgage pool in the amount of $[___] per month (such amount being the amount provided for in the applicable HECM). The sponsor will be entitled to receive a fee in the amount of $[___] per month. The indenture trustee will be entitled to receive a fee in the amount of $[___] per month. The owner trustee will be entitled to receive a fee in the amount of $[___] per annum.

The issuing entity will also be responsible for the payment of the administrative fees.

Prepayment and Yield Considerations

The yield to maturity on the notes will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults, liquidations, removals and assignments of HECMs to the sponsor)

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on HECMs in the mortgage pool. As a result, the yield on the notes may fluctuate significantly:

In general, if a note was purchased at a premium and principal payments occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

Conversely, if you purchased your notes at a discount, and principal payments occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

The yield to maturity on the notes will be sensitive to changes in the rate of one-year CMT. Because the HECMs may be prepaid at any time and the principal balance of the HECMs increase as a result of monthly payments to, and draws thereon by, the related borrowers, it is not possible to predict the rate at which you will receive payments of principal

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Optional Termination

On (i) the first payment date on which the aggregate note balance of the notes outstanding is less than ten percent (10%) of the initial aggregate note balance of the notes and (ii) if the call date has not occurred or if the collateral was not sold in connection with the auction related to the call date, the first business day following the payment date in [___] if the notes are then outstanding, the sponsor will initiate an auction to sell all of the property remaining in the issuing entity. Any such auction will be conducted by the sponsor soliciting bids for the purchase and sale of the HECMs. The sponsor and its affiliates (if any of them is a certificateholder) will not be permitted to purchase the HECMs pursuant to the auction procedures. The indenture trustee will not sell such property unless the net proceeds are at least equal to the sum of (1) the aggregate outstanding note balance of the notes, plus interest accrued and unpaid thereon and (2) the amount necessary to pay all unpaid administrative fees and any other fees and expenses of the issuing entity.

Such purchase of the property of the issuing entity will effect a redemption or final payment of the notes, as applicable, and termination of the issuing entity. The net proceeds of sale of the issuing entity property will be applied in accordance with the priority of distributions.

The actual final payment on the notes could occur earlier than the maturity date. See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Equity Certificates

$__________ Trust Certificates, Series ____- __. The certificates will be issued under the owner trust agreement, and will represent the beneficial ownership interest in the issuing entity. The certificates are not offered under this prospectus supplement.

Federal Income Tax Consequences

Although there are no regulations, rulings or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as the notes, for federal income tax purposes, the notes will be treated as debt. The issuing entity itself will not be subject to tax.

ERISA Considerations

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations.

Legal Investment

The Class A Notes will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Ratings

The trust will not issue the offered notes unless they have been assigned the ratings designated on page S-__.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

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Transaction Structure

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Risk Factors

This prospectus supplement together with the prospectus will describe the material risk factors related to your securities. The securities offered under this prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement in the context of your financial situation and tolerance for risk.

[Appropriate Risk Factors as necessary.] Possible Risk Factors based on this form include the following:

Cash Flow Risk
On any particular payment date or for a series of payment dates, insufficient funds may be available from the available amount to make payments of interest on the notes. This could occur if during any particular period of time relatively few HECMs reach maturity or become assignable HECMs, or if the sponsor fails to or delays in exercising its option to purchase assignable HECMs. Funds will be withdrawn from the funding account for the purposes described in “Description of the Mortgage Pool—The Funding Account” in this prospectus supplement. Funds withdrawn from the funding account to make such payments will not be available for purchases of additional balances and will reduce amounts available to make payments of interest on the notes and other payments described in “Description of the Mortgage Pool—The Funding Account” in this prospectus supplement. After amounts in the funding account have been exhausted, insufficient funds may be available on future payment dates to make payments on the notes.

Nature of HECMs - No Monthly Payments
None of the HECMs provide for scheduled monthly payments of principal or interest by the borrowers. In each case, accrued interest is added to the principal amount of the related HECM. Although the borrowers may prepay the HECMs in whole or in part at any time without penalty, it is generally anticipated that a borrower will not make any payment until maturity. As a result, there will be little or no cash available from the HECMs for payment to noteholders on any payment date unless a maturity event has occurred in sufficient numbers to generate such cash during the related collection period. Investors should consider that such events are unpredictable, and may not occur with the regularity or frequency that might be anticipated.

HECMs are Nonrecourse Loans
If a borrower or a borrower’s estate does not pay the amount due upon maturity of a HECM, or if a borrower otherwise defaults, the servicer (or at its option, the sponsor), on behalf of the issuing entity, will be able to satisfy such borrower’s payment obligation only by selling the mortgaged property securing the HECM. There can be no recourse against the income or other assets of a borrower or the estate. As a result, deterioration in the condition of a property or the quality of a neighborhood, or the occurrence of other events or circumstances that adversely affect real property values, could reduce recoveries on the HECMs and, to the extent there is any shortfall in the amount covered by the related FHA insurance, could result in shortfalls or losses to noteholders.

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Borrower Mortality - Health and Life Extension Risk
The yield to maturity on and average life of the notes will be significantly affected by the rate at which maturity events will occur. The rate and timing of maturity events cannot be estimated with certainty. The rate and timing of maturity events, and any estimate, will be affected by historical trends and projections of life expectancy; recent developments and expectations as to future developments in health care for elderly persons; mobility of elderly households; regional differences in availability of health care, life expectancy and other matters; gender differences with respect to health risks and life expectancy; and various other matters.

Investors should carefully consider that the actual rate and timing of maturity events could differ significantly from such investor’s expectation. Rapid progress in health sciences or increased availability of health care, for example, could prolong the lives of borrowers or postpone relocation of borrowers into long-term care facilities. The availability of home nursing care could cause borrowers who would otherwise relocate to remain in their homes, delaying the occurrence of a maturity event indefinitely. Considered scientific opinion as to life expectancy could be wrong. In general, the life spans and life expectancy of Americans have increased over time.

None of the originator, the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee, the underwriter or the issuing entity or any of their respective affiliates has undertaken any investigation of the health of the borrowers. No representation is made as to the rate or timing of the occurrence of maturity events.

A prospective investor in the notes should consider that delays in the occurrence of maturity events could result in interest shortfalls on the notes and that the final payment of the notes could be substantially delayed.

If a borrower continues to occupy a mortgaged property longer than expected, thus delaying the occurrence of a maturity event, the amount owed on the related HECM at maturity may be limited to the value of the related mortgaged property. For as long as a borrower continues to occupy a mortgaged property and until liquidation, interest will continue to accrue on the related HECM, Servicing fees would continue to be paid to the servicer and monthly mortgage insurance premium payments would continue to be paid, each of which are added to the principal amount of the related HECM and, in each case could increase such principal amount at a rate higher than the actual rate of increase in the value of the related mortgaged property. Prospective investors in the notes should consider the risk that they may incur losses if borrowers live, or remain sufficiently healthy to continue to live at home, longer than anticipated by such investors and the sponsor fails to, or delays in, exercising its option to purchase any assignable HECM.

For information regarding the ages of the borrowers, see “The Mortgage Pool” in this prospectus supplement.

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Delay In or Failure by the Sponsor to Purchase Assignable HECMs May Affect Yield on Notes
The sponsor has an option to purchase assignable HECMs from the issuing entity. The sponsor has stated that its intent is to exercise such option with respect to each assignable HECM at the earliest point at which such option may be exercised. If, however, the sponsor does not exercise this option with respect to any or all of the assignable HECMs or delays in the exercise of such option beyond the first date any such assignable HECM may be purchased by the sponsor, then payments to the issuing entity in respect of such affected assignable HECMs will be delayed until the earlier of (i) the date the sponsor exercises such option with respect to such assignable HECM and (ii) the date on which the final payment is received in respect of such HECM either after default by the related borrower and sale of the related REO property or upon the sale of the related mortgaged property by the borrower or its estate and receipt of any proceeds of FHA insurance thereof. No assurance can be given that, at any particular time, the sponsor will be able, financially or otherwise, to exercise its option to purchase assignable HECMs from the issuing entity.

Property Values
A variety of factors may negatively affect the value of a mortgaged property. As described above, if a borrower or a borrower’s estate does not pay the amount due upon maturity of a HECM, the only recourse of the servicer on behalf of the issuing entity is to foreclose on and sell the related mortgaged property. The value of the property may not have appreciated as much as might have been expected, or may have depreciated, if the related borrower failed to perform required maintenance, or if the mortgaged property is located in a neighborhood that has declined (or is perceived to have declined) in quality, or if some event or circumstance has occurred, such as a national, regional or local economic downturn, that has the effect of temporarily reducing housing prices in the area where such mortgaged property is located.

In addition, elderly homeowners may be less likely than younger homeowners to make the sorts of capital improvements that increase the value of residential properties.

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The Funding Account
Investment of funds in the funding account will be limited as described in this prospectus supplement. The basis upon which the rate of return on investment of funds in the funding account will be calculated will be LIBOR, whereas the basis upon which interest will accrue on the notes is CMT. There can be no assurance that LIBOR will equal or exceed CMT at any time or from time to time.

See “The Mortgage Pool—The Funding Account” and “The Forward Delivery Agreement” in this prospectus supplement.

Limitations on FHA Insurance; Conveyance of FHA-Insured HECMs
The sponsor will represent (as of the closing date) that each of the HECMs is either (i) subject to FHA insurance as to the repayment of the related principal amount (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the servicer of confirmation from HUD of the related FHA insurance. Certain deductions, however, are made from the amount of the claims payment. To the extent the issuing entity incurs losses on the HECMs, insurance payable by the FHA (to the extent any assignable HECM has been purchased by the sponsor) may be insufficient to cover these losses. As a result, losses to the noteholders would occur.

The FHA does not pay claims in excess of the maximum claim amount, which is the lesser of the appraised value of the property or the maximum dollar amount for an area established by the Secretary of Housing and Urban Development, or the Secretary, for a single-family residence under the National Housing Act. The appraised value and the maximum dollar amount are determined as of the date the underwriter of the HECM receives the appraisal report for the related mortgaged property. Closing costs are not taken into account in determining appraised value.

Further, the availability of FHA insurance is subject to a number of conditions, including strict compliance by the originator, the servicer and the sponsor with FHA regulations regarding the transfer, servicing and holding the HECMs. Although the servicer has represented that it has complied and will comply with all applicable FHA regulations, these regulations are susceptible to differences in interpretation, and there can be no assurance that FHA’s interpretation of its regulations will not become more strict in the future. Failure to comply with all FHA regulations may result in a curtailment or denial of FHA insurance claims. In such a case, the indenture trustee will require the servicer to repurchase the affected HECM from the mortgage pool and may require the servicer to reimburse the issuing entity for any related losses. No assurances can be made, however, that the servicer will comply with these obligations or have the financial or other ability to comply with such obligations.

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HUD regulations also require that FHA-insured loans be transferred only to HUD-approved mortgagees. The issuing entity is not currently a HUD-approved mortgagee, however a transfer to a non-HUD-approved mortgagee may occur if within one year following such transfer the transferee applies for and receives such approval and, if such approval is not received within such timeframe, the transferor shall be required to repurchase all of the FHA-insured loans. The owner trustee will agree to make such application and the sponsor has agreed to repurchase all of the HECMs from the trust at the applicable repurchase price if such approval is not received within one year from the closing date. No assurance can be given that such approval will be received on or before one year following the closing date. No assurances can be made, however, that the sponsor will comply with these obligations or have the financial or other ability to comply with such obligations.

Payment of Claims Where Mortgagee or Another Bidder Acquires Title
Where the mortgagee acquires title to the property or when a party other than the mortgagee is the successful bidder at a foreclosure sale, the amount of insurance benefits generally paid by FHA is equal to the unpaid principal amount of the mortgage loan, minus the amount for which the property was sold or the appraised value of the property. The claim amount is adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it, and to deduct certain amounts received or retained by the mortgagee after default. The mortgagee is reimbursed for an amount generally equal to two-thirds of the mortgagee’s foreclosure costs, certain appraisal costs, and payments for maintenance and repair of the property.

The FHA pays an interest allowance from the due date to the date the FHA pays the claim at HUD’s debenture rate. The applicable HUD debenture rate is the rate that was in effect when the FHA insurance was committed or endorsed, and may be lower than the mortgage rate on the HECM. Where the mortgagee fails to meet requirements related to the acquisition and sale of the property and the application for insurance benefits within a specified time frame, the allowance for payment may be computed only to the date on which the particular required action should have been taken or to which it was extended. This interest does not count toward the calculation of the maximum claim amount.

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The insurance payment under the FHA insurance is computed as of the due date, which is the date when the mortgagee notifies the Secretary that the mortgage became due and payable because the borrower has died, the property is no longer the principal residence of at least one surviving borrower, or the borrower has conveyed all of his or her title in the property. The due date may also arise upon approval from the Secretary where (i) the property ceases to be the principal residence of a borrower for reasons other than death and the property is not the principal residence of at least one other borrower, (ii) for a period of longer than 12 consecutive months, a borrower fails to occupy the property because of physical or mental illness, or (iii) an obligation of the borrower under the mortgage is not performed.

Payment of Claims for Assigned HECMs
When a mortgagee assigns a mortgage to the Secretary, the amount of payment is calculated by subtracting from the mortgage balance on the date of assignment all cash retained by the mortgagee and any adjustments for damage or neglect to the property. The mortgagee is reimbursed for certain costs and attorney’s fees. The FHA pays an interest allowance at HUD’s debenture rate from the date the mortgage was assigned to the Secretary to the date the claim is paid. The applicable HUD debenture rate is the rate that was in effect when the insurance was committed or endorsed, and may be lower than the effective interest rate on the HECM. If the mortgagee fails to meet certain requirements within a specified time, the interest allowance is computed only to the date on which the particular required action should have been taken. This interest does not count toward the calculation of the maximum claim amount.

Where a mortgagee fails to make or to timely make required payments to the borrower under a HECM, the borrower may request that the HECM be assigned to HUD. Upon such an assignment, the mortgagee may not file a claim for FHA insurance and will be entitled to be reimbursed for payments actually made to the related borrower (less interest thereon and other administrative changes imposed by HUD on payments not made by the mortgagee, including late fees and interest) only upon the payment in full of the related HECM. Any eventual claim amount on such an assigned HECM may also be reduced by the Secretary’s administrative expenses.

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Payment of Claims Where Borrower Sells the Property
When a borrower sells the property for less than the mortgage balance, and the mortgagee releases the mortgage to facilitate the sale, the amount of the claim is computed by totaling the mortgage balance and certain tax, insurance and similar payments made, plus reimbursement generally equal to two-thirds of the mortgagee’s foreclosure costs and certain other costs. Certain appraisal costs and payments for maintenance and repair of the property may also be reimbursed. The claim amount is reduced by certain amounts received or retained by the mortgagee after default.

The claim amount also includes an interest allowance at HUD’s debenture rate from the date the deed is recorded to the date when payment of the claim is made. The applicable HUD debenture rate is the rate that was in effect when the insurance was committed or endorsed, and may be lower than the mortgage rate on the HECM. If the mortgagee fails to meet requirements related to the acquisition and sale of the property and the application for insurance benefits within a specified time, the interest allowance is computed only to the date on which the particular required action should have been taken. This interest allowance does not count toward the calculation of the maximum claim amount.

In any of the foregoing cases, if the sponsor has purchased the related HECM at the purchase option price and this price is greater than the amount of insurance proceeds received under the FHA insurance, the excess will give rise to a sponsor advance in the amount of such excess.

Servicing
The procedures and the expertise required to service reverse mortgage loans differ from the procedures and expertise required to service typical mortgage loans. A servicer of reverse mortgage loans such as the HECMs is not responsible for collection of monthly payments and will not generally be required to modify or otherwise “work out” a delinquent mortgage loan. Instead, a servicer must protect the collateral for the mortgage loan by monitoring borrower occupancy of the mortgaged property, payment by the borrower of taxes and insurance premiums, and maintenance by the borrower of the mortgaged property and promptly pay the mortgage insurance premium on the related HECM.

If a servicer event of default occurs, the [___] may act as the servicer of the HECMs. The [__] does not have experience regarding servicing of reverse mortgages or HECMs.

Investors in the notes will depend in large part upon the expertise and diligence of the servicer to receive the maximum proceeds from the HECMs and the related FHA insurance. The servicer and its experience are described under “The Servicer” in this prospectus supplement.

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Reimbursement of the Servicer and the Sponsor
The FHA does not fully reimburse a mortgage lender for all foreclosure costs and all unpaid interest, but the servicer is entitled to full reimbursement of all servicing advances and the sponsor is also entitled to full reimbursement of all sponsor advances before any of these proceeds are distributed to the noteholders. Accordingly, losses with respect to the HECMs could result on an inability of the issuing entity to pay accrued interest on, and the principal amount of, the notes.

As of the cut-off date, the sponsor had reimbursed the servicer for servicing advances made by the servicer on or prior to the cut-off date. These amounts will be reimbursed to the sponsor from collections on the HECMs prior to payments to the noteholders. The amount of the funds advanced from the cut-off date through the date of this prospectus supplement is approximately $[_____]. In the event of default and liquidation of a HECM, the servicer is entitled to retain from liquidation proceeds and insurance proceeds (including proceeds of the FHA insurance) amounts advanced by the servicer with respect to the HECMs.

Because the amount of insurance proceeds paid by FHA is likely to be insufficient to cover all losses on the HECMs, and because the servicer is generally entitled to reimbursement of its servicing advances before such FHA insurance is distributed to noteholders, any resulting losses on the HECMs could result on an inability of the issuing entity to pay accrued interest on, and the note balance of, the notes on the maturity date.

Priority of Indenture Trustee’s Expenses
Pursuant to the indenture, administrative expenses, in an amount up to $[___] in the aggregate per year, are paid prior to making any payments on the notes. Any such administrative expenses that are so paid will reduce amounts available to make payments on the notes.

Servicing Errors May Reduce or Eliminate FHA Insurance
To maintain the FHA insurance on the HECMs, the servicer must service the HECMs in accordance with the regulations of the FHA and HUD. These regulations are complex and subject to interpretation. To the extent that servicing deviates from the applicable guidelines, insurance claims otherwise payable on the HECMs may be reduced or eliminated. Although the servicer is required to reimburse the issuing entity for any loss or interest curtailment caused by the servicer’s failure to take all reasonable actions necessary to maintain such insurance, there can be no assurance that the servicer will comply with these obligations or have the financial or other ability to comply with such obligations.

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Risks Associated With The Eligible Investments and The Forward Delivery Agreement
All amounts on deposit in the funding account will be used to purchase eligible investments under the forward delivery agreement. The forward delivery agreement provides for the forward delivery agreement provider to sell the eligible investments at a discount that is based upon LIBOR. The notes, however, accrue interest at a rate based upon CMT. If accrued interest for any particular accrual period is greater than the investment earnings on the funding account during such accrual period together with other items of the available amount for the related payment date, the issuing entity will be required to use funds on deposit in the funding account in addition to the investment earnings thereon to make payments required pursuant to the priority of distributions. Any resulting decrease in funds on deposit the funding account could result in the issuing entity not having sufficient amounts on future dates to make payments required pursuant to the priority of distributions on such dates.

If the forward delivery agreement provider defaults on its obligations under the forward delivery agreement, there can be no assurance as to what the interest rates or rates of return on the eligible investments will be. In addition, there can be no assurance that the obligors of the eligible investments will pay their obligations in full or on time under those eligible investments. Any failure to pay on time or in full could require the issuing entity to use funds on deposit in the funding account to make payments required pursuant to the priority of distributions. Any resulting decrease in funds on deposit in the funding account could result in the issuing entity not having sufficient amounts on future payment dates to make payments required pursuant to the priority of distributions on those dates.

Changes in the Rating of The Forward Delivery Agreement Provider May Affect the Ratings of the Notes
The rating agencies will consider the provisions of the forward delivery agreement in rating the notes. If a rating agency downgrades the rating of the forward delivery agreement provider it also is likely to downgrade the ratings of the notes unless other arrangements satisfactory to that rating agency are instituted. Any downgrades in the rating of the notes could have severe adverse consequences on the liquidity or market value of the notes.

Geographic Concentration
Approximately ___% of the mortgage loans, by principal balance as of _____ __, ____, are secured by properties located in California. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to those rates in a stable or improving real estate market. Also, California is more susceptible to various types of uninsurable hazards, such as earthquakes, brush fires, floods, mudslides and other natural disasters. If these occur, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase.]
Some capitalized terms used in this prospectus supplement have the meanings given below under “Description of the Notes—Glossary of Terms” or in the prospectus under “Glossary.”

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Tax Characterization of the Notes
On the closing date, the issuing entity will receive an opinion of [___] that for federal income tax purposes the notes will be treated as indebtedness unless held by the legal or beneficial holder of the certificates (any such Note held by such holder of the certificates being a retained note). In addition, the opinion will provide that if any retained note is subsequently sold or transferred to a person unrelated to such legal or beneficial owner of the certificates, the retained note will be characterized as indebtedness for federal income tax purposes as of the date of such sale or transfer, provided that: (i) no modifications have been made to the transaction documents as of the date of such sale or transfer; (ii) the rating of the retained note as of the date of such sale or transfer is not lower than the rating of the retained note as of the closing date; and (iii) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the opinion as of the closing date. The issuing entity and each holder of a note (other than a retained note), by acceptance of a note, shall agree to treat the notes as indebtedness for all federal income tax purposes, unless otherwise required by applicable law. [___]’s opinion will be based on certain representations and covenants of the issuing entity and will assume compliance with the indenture, the trust agreement and other relevant transaction documents. However, opinions of counsel are not binding on the Internal Revenue Service and no assurance can be given that the Internal Revenue Service will not take a contrary position.

ERISA Considerations
Each person purchasing a note will make or will be deemed to make certain representations regarding ERISA, Section 4975 of the Code and applicable provisions of similar law. Fiduciaries and other persons contemplating investing “plan assets” of plans in such notes should consider the fiduciary investment standards and prohibited transaction rules of ERISA and Section 4975 of the Code and applicable provisions of any similar law before authorizing an investment of the plan assets of any plan in such notes. See “ERISA Considerations” in this prospectus supplement.

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Limited Obligations
The notes do not represent an interest in or obligation of the depositor, the indenture trustee, the owner trustee, the originator, the sponsor, the underwriter or any of their respective affiliates. The notes are not guaranteed or insured by any governmental agency or instrumentality, the depositor, the indenture trustee, the owner trustee, the originator, the sponsor, the underwriter or any of their respective affiliates or by any other person. There will be no recourse to the depositor, the indenture trustee, the owner trustee, the originator, the sponsor, the underwriter or any of their respective affiliates or any other entity in the event that payments and other recoveries on the assets of the mortgage pool are insufficient or otherwise unavailable to make all payments provided for under the notes.

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Important Notice about Information Presented in This
Prospectus Supplement and the Prospectus

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

•	the prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	this prospectus supplement, which describes the specific terms of your series of notes.

Annex I is incorporated into and a part of this prospectus supplement as if fully set forth herein.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

The Mortgage Pool

General

Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the HECMs as of the Cut-off Date (the “Cut-off Date Principal Balance”).

The statistical information presented in this prospectus supplements relates to the HECMs and related mortgaged properties as of the Cut-off Date. Prior to the issuance of the Notes, HECMs may be removed from the Trust Estate if the depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other HECMs may be included in the Trust Estate prior to the issuance of the certificates unless including such HECMs would materially alter the characteristics of the HECMs in the Mortgage Pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement with respect to the HECMs in the Mortgage Pool will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued. Any statistic presented on a weighted average basis or any statistic based on the aggregate principal balance of the HECMs is subject to a variance of plus or minus 5%.

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The HECMs

The Mortgage Pool (the “Mortgage Pool”) will consist of reverse mortgage loans originated by the originator with an aggregate Cut-Off Date Principal Balance of approximately $[___] (the “HECMs”).

The HECMs are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties that may consist of one- to four family detached or semi-detached one- to four-family dwelling units, individual condominium units, townhouses and individual units in planned unit developments or, in the case of cooperative loans, shares in the cooperative corporation and a lease on the applicable unit. The mortgaged properties may also include manufactured housing and land which together are classified as real property in the state in which they are located.

Each of the HECMs are either (i) subject to FHA insurance as to the repayment of the related principal amount (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the servicer of confirmation from HUD of the related FHA insurance. The FHA insurance covers the repayment of the principal amount of the HECM (subject to certain limitations) and certain other amounts.

Each HECM is a nonrecourse loan — if a borrower or a borrower’s estate fails to pay the amount due under a HECM at maturity or a borrower otherwise defaults, the servicer on behalf of the issuing entity will be able to recover only the proceeds of foreclosure on and sale of the related mortgaged property. Generally, HECMs are not repaid immediately at maturity, but continue to accrue interest until the liquidation of the related mortgaged property and the repayment of the HECM. No income of a borrower may be attached, and no other property or assets of a borrower or a borrower’s estate may be seized and sold to satisfy the HECM payment obligation.

All of the HECMs were originated or acquired by the Originator generally in accordance with the underwriting guidelines described in this prospectus supplement.

A HECM may be either (1) a line of credit where the borrower may borrow, repay and reborrow the related principal amount, (2) a tenure loan where the borrower is entitled to receive a monthly payment from the mortgagee for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, (3) a term loan where the borrower is entitled to receive a monthly payment from the mortgagee for a specified term, so long as the borrower continues to occupy the mortgaged property, (4) a modified tenure loan, where a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit whereby the borrower may borrow, repay and reborrow the portion of the related principal amount or (5) a modified term loan, where a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for a specified term, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit where the borrower may borrow, repay and reborrow the portion of the related principal amount. During the life of the HECM, the borrower may at any time and from time to time, change the type of HECM, and the borrower may prepay the HECM in whole or in part at any time. HECMs are considered to be “revolving” loans.

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The amount that the borrower can receive from a HECM is determined by calculating its principal limit (the “Principal Limit”). The Principal Limit increases monthly based on the age of the borrower and represents the maximum aggregate amount that may be advanced to or for the benefit of a borrower. The Principal Limit at origination is based on the age of the youngest borrower, the expected average mortgage rate, and the Maximum Claim Amount. To determine the maximum amount of payments that a borrower can receive after closing, the net principal limit (the “Net Principal Limit”) is calculated for the related HECM. The Net Principal Limit is calculated by subtracting from the Principal Limit all payments that have been made to or on behalf of the borrower, such as payments to FHA, closing costs, servicing fees and any other cash payments to the borrower, and any funds set aside from the Principal Limit for monthly servicing fees, payments to FHA, repairs, property taxes and/or insurance. The Net Principal Limit may be drawn by a borrower as monthly payments, or as a line of credit, or both.

Pursuant to its terms, each HECM, other than a HECM secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the outstanding amount thereof or the replacement value of the improvements on the mortgaged property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. However, to the extent that such insurance is not maintained or is not sufficient to cover damage to an individual unit, any such damage could significantly reduce the value of the mortgaged property.

All of the HECMs are subject to prepayment at any time without penalty and are not assumable. A borrower may be declared in default under a HECM and be forced to repay the HECM in full if such borrower fails to adequately maintain the related mortgaged property or violates certain other terms of the HECM.

HECM Statistics

The Mortgage Pool will consist of approximately [___] HECMs with an aggregate Cut-off Date Principal Balance of approximately $[___]. The Cut-off Date Principal Balances of the HECMs range from approximately $[___] to approximately $[___]. The HECMs have an average Cut-off Date Principal Balance of approximately $[___].

Each HECM interest at a variable mortgage rate (the “Mortgage Rate”), adjusted annually, equal to one-year CMT plus a margin equal to [___]%, subject to a maximum rate (the “HECM Gross Cap Rate”) equal to the Mortgage Rate for the HECM at origination plus [___]%. The Mortgage Rates of the HECMs range from approximately [___]% per annum to approximately [___]% per annum and the weighted average Mortgage Rate of the HECMs is approximately [___]% per annum.

No more than approximately [___]% of the HECMs are secured by mortgaged properties located in any one zip code area.

With respect to approximately [___]% of the HECMs, there are two co-borrowers whose weighted average age is [___] years (calculated by basing borrower age with respect to each HECM on the lesser of the two co-borrowers’ ages); the weighted average age of the female co-borrowers is [___] years; and the weighted average age of the male co-borrowers is [___] years. With respect to approximately [___]% of the HECMs, the sole borrower is a female with a weighted average age of [___]

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years. With respect to approximately [___]% of the HECMs, the sole borrower is a male with a weighted average age of [___] years.

The HECMs are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Product Type

Product Type	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance

Total			100.00%

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Principal Balance as of the Cut-off Date

Range of Principal Balances	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

Appraisal Value

Appraisal Value	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

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Maximum Claim Amount

Maximum Claim Amount	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance of Fixed-Rate Loans
			%

Total			$100.00%

Borrower Age

Borrower Age	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance Of Adjustable-Rate Loans
		$	%

Total			$100.00%

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Borrower Gender

Borrower Gender	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance Of Adjustable-Rate Loans
		$	%

Total			$100.00%

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Geographic Concentration

State	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance of Adjustable-Rate Loans
		$	%

Total			$100.00%

Property Type

Property Type	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance of Adjustable-Rate Loans
		$	%

Total			$100.00%

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Loan-to-Value Ratio (By Principal Balance)
Loan-to-Value Ratio	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance of Adjustable-Rate Loans
		$	%

Total			$100.00%

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Loan-to-Value Ratio (By Principal Limit)

Loan-to-Value Ratio	Number of Loans	Aggregate Principal Balance	% of Cut-Off Date Principal Balance
		$	%

Total			$100.00%

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Delinquency and Loss Information

Because home equity conversion mortgages do not provide for scheduled periodic payments, historic delinquency information as to the HECMs does not exist and is not material. No losses have been incurred on any of the HECMs.

The FHA Insurance and Mortgage Insurance Premiums

Each of the HECMs is either (i) subject to FHA insurance as to the repayment of the related principal amount (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the servicer of confirmation from HUD of the related FHA insurance. The FHA is an organizational unit within HUD. The FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market.

The maximum amount payable under the FHA insurance with respect to a HECM (the “Maximum Claim Amount”) is established at the origination of such HECM. The Maximum Claim Amount is the lesser of the appraised value of the related Mortgaged Property or the maximum mortgage amount for a one-family residence that the FHA will insure in the area in which the related mortgaged property is located. FHA insurance will not pay any amount in excess of the related Maximum Claim Amount established for a HECM.

A mortgage insurance premium (“MIP”) is charged for each HECM in the Mortgage Pool to the related borrower for the FHA insurance. The MIP is paid by the Servicer as follows: (1) at the origination of the HECM, in an amount equal to [___]% of the related Maximum Claim Amount and (2) monthly in an amount equal to 1/12 times [___]% times the Stated Principal Balance of the HECM. All MIP payments are added to the principal balance of the related HECM and remitted by the servicer to HUD at origination (with respect to the premium due at origination) and monthly (with respect to each monthly premium).

If a HECM is a term or tenure loan, the MIP for the HECM is (1) with respect to the premium due at origination, added to the principal balance of the HECM at origination and (2) with respect to the monthly premiums, added to the principal balance of the HECM each month by adding to the interest rate at which the related monthly payment is calculated the monthly MIP rate (the “MIP Rate”). The MIP payments, in each case, reduce the amount of payments the borrower may receive under its HECM. If a HECM is a line of credit or is a modified term or modified tenure, the MIP for the HECM is (1) with respect to the premium due at origination, added to the principal amount of the HECM and (2) with respect to the monthly premiums, added to the principal amount of the HECM each month by adding such monthly premium to the principal amount of the HECM (in each case, thereby reducing the amount of payments the borrower may receive). See “—Future Advances Under the HECMs” in this prospectus supplement.

In addition, the FHA offers two insurance options (1) assignment and (2) shared premium for any HECM. The servicer has represented (as of the date on which it sold the HECMs to the sponsor) that none of the HECMs in the Mortgage Pool provide for shared premiums The assignment option permits the mortgagee to assign the related HECM to HUD for payment of the related Maximum Claim Amount upon either (A) the outstanding principal of such HECM equaling or being greater than 98% of the related

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Maximum Claim Amount or (B) when a request for a line of credit draw would cause the outstanding principal of such HECM to equal or exceed 98% of the related Maximum Claim Amount.

In order to obtain the benefit of the FHA insurance on any HECM in the Mortgage Pool, the servicer must (1) have made all required payments to the related borrower (including any required monthly payments and any payments in respect of any draw on a HECM that is a line of credit or modified tenure loan) and (2) have paid all the required MIPs related to such HECM to HUD. If the servicer fails to pay the required premium, the FHA insurance for such HECM may be terminated.

If the servicer fails to make payments to the borrower under a HECM in the Mortgage Pool and the borrower so requests, the HECM will be assigned to HUD. Upon such an assignment, no claim for FHA insurance can be filed and FHA will not make any payment to reimburse HUD for payments actually made to the related borrower until the payment in full of the related HECM.

Future Advances under the HECMs

The servicer will be required under the terms of the mortgage notes and under the Servicing Agreement to continue to make, from its own funds, all payments required under the terms of the HECMs to be made to borrowers on or after the cut-off date and to make all MIP payments to HUD. Any such payment, including any scheduled monthly payment under any HECM that is a term or tenure loan or any term or tenure portion of any HECM that is a modified term or tenure loan is referred to as a “Scheduled Principal Advance.” Any draw paid pursuant to a draw under a HECM that is a line of credit or under the line of credit portion of any HECM that is a modified term or tenure loan is referred to as an “Unscheduled Principal Advance.” Scheduled Principal Advances and Unscheduled Principal Advances are referred to as “Principal Advances.” Any successor servicer, including the indenture trustee, will be required to assume the predecessor servicer’s obligation to make Principal Advances required under the terms of the holders.

All amounts added to the Stated Principal Balance of a HECM in respect of Principal Advances, Servicing Fees, MIP payments and other amounts provided for in the related HECM that are permitted to be so added pursuant to HUD’s rules and regulations relating to HECMs (these amounts, together with interest thereon from the date the servicer advances funds therefor at an annual interest rate equal to the Reimbursement Rate, are referred to as “Additional Balances”) will be conveyed to the issuing entity. The issuing entity will be obligated to purchase Additional Balances created with respect to all of the HECMs, to the extent that the issuing entity has funds available to do so. The issuing entity will purchase Additional Balances at a purchase price equal to such Additional Balances, which purchase price will be paid to the sponsor from the Funding Account. The “Reimbursement Rate” is a rate per annum at any time equal to the rate (rounded to the next higher 1/100 of 1%) of interest for one week U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m. London time for such day, provided, if such day is not a business day, the immediately preceding business day or, if not so reported, then as determined by the Seller from another recognized source or interbank quotation.

Underwriting Standards

The mortgage loans will be acquired by the depositor on the closing date from the sponsor. The information presented below with regard to the Originator’s underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the Originator.

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Representations

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor regarding the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

(1) The sponsor or its affiliate is the sole owner of record and holder of the mortgage loan and the indebtedness evidenced by the mortgage note. Immediately prior to the transfer and assignment to the depositor on the closing date, the mortgage loan, including the mortgage note and the mortgage, were not subject to an assignment or pledge, and the sponsor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and following the sale of the mortgage loan, the depositor will own such mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(2) The information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;

(3) The mortgaged property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the mortgaged property;

(4) All improvements subject to the mortgage which were considered in determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(5) The mortgage note and the related mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles; and

(6) The mortgage loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such mortgage loan.

Upon discovery by the Sponsor or upon notice from the Depositor, the Issuing Entity, a Servicer, the Owner Trustee, the Indenture Trustee, or any Custodian, as applicable, of a breach of any representation or warranty set forth that materially and adversely affects the interests of the Noteholders, the Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof; either cure

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such breach in all material respects or either (i) repurchase such Mortgage Loan from the Trust at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan.

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based on the mortgage pool as constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems their removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information presented in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and some other characteristics of the mortgage loans may vary.

Static Pool Information

Static pool information material to this offering may be found at _______________.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

Mortgage Loan Origination

General

The mortgage loans originated by [Name of Originator], a [State] corporation, referred to herein as the “Originator”. All of the mortgage loans will be serviced by [Name of Servicer].

[Name of Originator]

[The originator originates and purchases from independent third parties Home Equity Conversion loans and HomeKeeper loans, commonly referred to as agency reverse mortgage loans, as well as proprietary loans. During the years ended December 31, 2004, 2005 and 2006, [___________] originated mortgage loans having aggregate initial principal balances of approximately $[___] million, $[___] million and $[___] million, respectively.

[The following table describes the size, composition and growth of [Name of Originator]’s HECM loan production over the past three years and recent stub-period.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
HECMs

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Underwriting

[The HECMs were originated generally in accordance with the underwriting criteria described herein. Although the underwriting policies used in originating the HECMs have changed from time to time, the policies described herein generally apply to the HECMs in all material respects.

In underwriting a mortgage loan, the originator relied primarily on the borrower’s ability to repay the loan through an assessment of the value and adequacy of the mortgaged property as collateral. In determining the adequacy of the property as collateral for a loan, one or two appraisals were obtained from qualified outside appraisers approved by appraisal management firms engaged by the originator in accordance with the originator’s appraisal criteria. The appraisal or appraisals were used, in connection with an automated valuation model and, if necessary, a broker price opinion, to calculate the appraised value of the mortgaged property. If the value of the mortgaged property could not be calculated using these procedures, the originator would forward the appraisal file to [___] to calculate the appraised value. The licenses of appraisers were reviewed at least annually.

The originator’s appraisal requirements satisfy guidelines of Freddie Mac and Fannie Mae. Appraisers were instructed to inspect the interior and exterior of the property and prepare a report that included a market data analysis based on reported recent sales of comparable homes and, in certain cases, a cost analysis based on the estimated current cost of constructing a similar home. This report was reviewed by a representative of the originator in order to make a final determination regarding the value of the home as collateral.

Each prospective borrower submitted an application package that included a signed application, a signed Social Security Verification Authorization, a signed form advising the potential borrower to seek the advice of a trusted advisor or counsel before the closing of the related mortgage loan and certain disclosure forms required under the Real Estate Settlement Procedures Act. The originator obtained a credit report on each borrower. The originator generally obtained a verification of mortgage for mortgage loans from any existing mortgage. Information relative to adverse credit and legal actions was explained by the applicant to the originator’s satisfaction. The origination process required that adequate title insurance, standard fire and hazard insurance and, where necessary, flood insurance be obtained and maintained by the borrower.

The amount of the loan was limited by the originator such that the loan-to-value ratio was equal to (a) the maximum advance amount available to the borrower at the time of the mortgage loan closing divided by (b) the appraised value of the mortgaged property determined at the time of application as set forth in an independent appraisal and as reviewed by a representative of the originator and adjusted by a representative of [___], in each case as necessary. The maximum advance amount available for a Credit Line Loan was equal to the Advance Limit.

The underwriting standards of the originator generally allowed a loan-to-value ratio at origination of approximately [___]% for an average [__] year old borrower. Loan-to-value ratios were increased for older borrowers and decreased for younger borrowers. For homes valued at less than $[___], the originator obtains an appraisal and compares the appraisal against an automated valuation model (an “AVM”) and, if necessary, a broker price opinion (a “BPO”) to obtain the appraised value of the home. If the values obtained through the appraisal, the AVM and the BPO cannot be reconciled, the originator forwards the appraisal file to [___] to ascertain the appraised value of the home. For homes valued at

37

$[___] but less than $[___] and over, the originator requires two appraisals and calculates the value as 110% of the lesser appraised value, not to exceed the higher appraised value. The originator compares this calculated value against an AVM and, if necessary, a BPO to obtain the appraised value of the home. If the values obtained through the appraisals, the AVM and the BPO cannot be reconciled, the originator forwards the appraisal file to [___] to ascertain the appraised value of the home. For homes valued at $[___] and over, the originator obtains two appraisals, which are forwarded to [___] for determination of the home’s appraised value.

From time to time, the originator made exceptions to its underwriting policies on a loan-by-loan basis. Exceptions were made only after consideration of certain mitigating factors such as discounting the actual appraisal value by a percentage based on “as is” value, or allowing “as repaired” value after escrowing funds for repair and supervising the repair process.

Credit Line Draws. In general, each HECM provides for an initial advance to the borrower at origination and may provide for additional Advances to the borrower from time to time at the request of the borrower. However, a borrower may elect to receive a lump sum at the time of loan origination with no outstanding credit line. Additional Advances must be in amounts not less than, generally, $500 and may not, in the aggregate, exceed the credit limit specified in the mortgage note (the “Credit Limit”). The Credit Limit applicable to any HECM may be increased over time as provided in the related mortgage note.

The HECMs accrue interest at variable mortgage rates equal to one-year CMT plus a margin of [___]%, subject to a maximum rate specified in the related mortgage note. The Mortgage Rates of the HECMs adjust semi annually. Accrued interest is added to the Outstanding Amount of the HECM and is not required to be paid until maturity.

Upon the occurrence of a Maturity Event, a borrower or a borrower’s estate is required to pay the Outstanding Amount of the related HECM.]

Description of the Notes

General

On the closing date, the issuing entity will issue the Class [___] Notes (the “Notes”) pursuant to an indenture to be dated as of the closing date by and between the issuing entity and [___], as indenture trustee, as the securities intermediary and as the securities administrator. See “The Indenture” in this prospectus supplement. The issuing entity will also issue on the closing date the certificates (the “Certificates”) pursuant to the trust agreement. See “The Trust Agreement” in this prospectus supplement. Under the securities administration agreement, the securities administrator will act as paying agent, registrar and transfer agent with respect to the Notes and the Certificates, and will perform certain reporting and other administrative functions on behalf of the issuing entity. See “The Securities Administration Agreement” in this prospectus supplement.

The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of that minimum denomination.

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The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC. That nominee, together with any successor clearing agency selected by the depositor, will be referred to as the clearing agency, except as provided in this prospectus supplement. The depositor has been informed by DTC that DTC’s nominee will be CEDE & Co., or CEDE. No person acquiring an interest in any class of the notes will be entitled to receive a note representing that person's interest, except as described in this prospectus supplement under “—Definitive Notes”. Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement:

•	all references to actions by noteholders relating to the notes shall refer to actions taken by DTC regarding instructions from its participants, and

•
all references in this prospectus supplement to payments, notices, reports and statements to noteholders relating to the notes shall refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the notes, for payment to note owners in accordance with DTC procedures. See “—Registration” and “—Definitive Notes” in this prospectus supplement.

Any definitive notes will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the indenture trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date:

•	for the notes, other than any definitive notes, will be the close of business on the business day immediately preceding that payment date or

•	for the definitive notes will be the close of business on the last business day of the month preceding the month in which that payment date occurs.

These payments will be made either:

•	by check mailed to the address of each noteholder as it appears in the note register or

•
at the written request to the indenture trustee at least five business days prior to the relevant record date by any holder of notes having an aggregate initial note balance that is in excess of the lesser of:

•	$5,000,000 or

•	two-thirds of the initial aggregate note balance of that class of notes, by wire transfer in immediately available funds to the account of the noteholder specified in the request.

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The final payment on any class of notes will be made in like manner, but only on presentment and surrender of those notes at the corporate trust office of the indenture trustee or any other location specified in the notice to noteholders of final payment.

Registration

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations, or participants, and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, eliminating the need for physical movement of notes. Participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. These entities are referred to as indirect participants.

Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, note owners will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and DTC participants. The indenture trustee will forward payments to DTC in same day funds and DTC will forward those payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing those payments to indirect participants or to note owners. Unless and until definitive notes are issued, it is anticipated that the only holder of the notes will be CEDE, as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants and to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with which note owners have accounts relating to the notes similarly are required to make book-entry transfers and receive and transmit their payments on behalf of their respective note owners. Accordingly, although note owners will not possess definitive notes, DTC's rules provide a mechanism by which note owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of various banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act as to its notes, may be limited due to the absence of physical notes for the notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments since payment will be made by the indenture trustee to CEDE, as nominee for DTC.

Under its rules, DTC will take action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose DTC account the notes are credited. Clearstream, or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant

40

depositary to effect those actions on its behalf through DTC. Additionally, under its rules, DTC will take actions relating to specified voting rights only at the direction of and on behalf of participants whose holdings of notes evidence the specified voting rights. DTC may take conflicting actions relating to voting rights to the extent that participants whose holdings of notes evidence those voting rights, authorize divergent action.

According to DTC, the foregoing information relating to DTC has been provided to its participants for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The issuing entity, the depositor, the Servicer, the seller, the owner trustee, the indenture trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Notes

Definitive notes will be issued to note owners or their nominees, rather than to DTC or its nominee, only if:

•
the depositor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency for the notes and the depositor is unable to locate a qualified successor

•	the depositor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC, or

•
after the occurrence of an Event of Default, note owners representing in the aggregate not less than 51% of the voting rights of the notes advise the indenture trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or any successor, is no longer in the note owners' best interest.

In the case of any event described in the immediately preceding paragraph, the indenture trustee is required to notify all note owners through participants of the availability of definitive notes. At the time of surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes issued in the respective principal amounts owned by individual note owners, and thereafter the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture. These definitive notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount represented by that note.

Book-entry Facilities

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Note owners may elect to hold their interests in the notes through DTC in the United States or through Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or the Euroclear System, known as Euroclear, in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The notes of each class will be issued in one or more notes which equal the aggregate note balance of that class and will initially be registered in the name of Cede, the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold their positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and Chase will act as depositary for Euroclear. In these capacities, Citibank and Chase are collectively referred to as the European depositaries.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations, or Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters,

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securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described in the second and third preceding paragraphs. Euroclear is operated by the Euroclear Bank S.A./N.V., the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Payments for notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex I to this prospectus supplement.

Available Amount

The amounts available with respect to any Payment Date (the “Available Amount”) will be the excess of:

(a) the sum of:

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an amount (the “Net Loan Collections”) equal to the excess, if any, of (a) the aggregate amount of payments received during the related Collection Period in respect of the HECMs (the “Loan Collections”) over (b) the sum of (1) the aggregate amount of Principal Advances made by the servicer during such Collection Period, (2) the aggregate amount of Servicing Fees paid during such Collection Period, (3) the aggregate amount of MIP payments made during such Collection Period and (4) reimbursable Servicing Advances (including amounts representing Servicing Advances made by the servicer that the sponsor has reimbursed to the servicer);

all Investment Earnings for such Payment Date;

all Purchase Option Payments received during the related Collection Period; and

all Repurchase Price payments received during the related Collection Period;

over

(b) all unreimbursed Sponsor Advances.

Priority of Distributions

Distributions will be made on each Payment Date from the Available Amount for such Payment Date in the following order of priority (the “Priority of Distributions”):

first, for the payment of Administrative Fees;

second, to the sponsor, the amount necessary to purchase any Additional Balances relating to the related Collection Period, to the extent such amount has not been covered by Loan Collections for such Collection Period or previously paid to the sponsor;

third, to the Notes to pay Accrued Interest for the related Accrual Period;

fourth, (i) if no Trigger Event has occurred and is continuing, for distribution to the certificateholders in respect of Accrued Yield and (ii) if any Trigger Event has occurred and is continuing, to the Notes to reduce the Note Balance thereof, until the Note Balance has been reduced to zero;

fifth, if no Trigger Event has occurred and is continuing, all Administrative Expenses then due and payable;

sixth, (i) if no Trigger Event has occurred and is continuing, to the Funding Account, the excess if any, of the Funding Account Required Amount over the amount on deposit in the Funding Account on such Payment Date after giving effect to all withdrawals from the Funding Account on such Payment Date and (ii) if any Trigger Event has occurred and is continuing, to the Notes to reduce the Note Balance thereof, until the Note Balance has been reduced to zero;

seventh, to the Notes to reduce the Note Balance thereof, until the Note Balance has been reduced to zero;

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eighth, if a Trigger Event has occurred and is continuing, all Administrative Expenses then due and payable;

ninth, to the Forward Delivery Agreement Provider, any Termination Amount due under the Forward Delivery Agreement; and

tenth, all remaining amounts (any such amount, an “Excess Funds Amount”) to the Certificates.

Interest and Yield

The Note Rate for the Notes for each Payment Date is as one-year CMT plus     %.

On each Payment Date, the Notes and the Certificates will be entitled to receive Accrued Interest or Accrued Yield, as applicable, with respect to the related Accrual Period. The “Accrued Interest” with respect to the Notes for an Accrual Period will be equal to the sum of (i) interest accrued during the related Accrual Period at the applicable coupon rate on the Note Balance as of the first day of such Accrual Period and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Payment Date exceeded the amount actually paid in respect of interest on any prior Payment Dates and not subsequently paid or distributed plus interest thereon at the applicable Note Rate for the Notes. The “Accrued Yield” with respect to the Certificates for an Accrual Period will be equal to the interest accrued during the related Accrual Period at the applicable coupon rate on the Notional Amount as of the first day of such Accrual Period.

If on a particular Payment Date, the Available Amount applied in the order described above under “—Priority of Distributions” is not sufficient to make a full payment or distribution, as applicable, of the Accrued Interest or Accrued Yield, as applicable; interest or yield, as applicable, will be paid or distributed, as applicable, to the holders of the Notes or Certificates pro rata based on the Accrued Interest or Accrued Yield, as applicable, that the holders of the Notes or Certificates would otherwise have been entitled to receive in the absence of such shortfall.

Interest on the Notes with respect to any Payment Date will accrue based on a 360-day year and the actual number of days from and including the immediately preceding Payment Date (or, with respect to the first Payment Date, commencing on the closing date) to, but excluding, the day prior to the current Payment Date (each such period, a “Note Accrual Period”). Yield will accrue on the Certificates on the basis of a 360-day year consisting of twelve 30-day months (each such period, a “Certificate Accrual Period”, the Note Accrual Period and/or the Certificate Accrual Period are referred to herein, as the context may require, as the “Accrual Period”).

CMT

Interest on the Notes will accrue for each Accrual Period based on the one-year constant maturity treasury rate published in the Federal Reserve Board’s Federal Reserve Statistical Release H.15 (519) on the CMT Determination Date for such Accrual Period (“CMT”). The initial CMT rate will be [___]% per annum.

The “CMT Determination Date” for each Accrual Period after the first Accrual Period will be the last day of the month prior to the beginning of such Accrual Period, or if such day is not a business day, on the prior business day. If on any CMT Determination Date the CMT Calculation Agent is unable to

45

determine CMT in the manner provided in the preceding sentence, CMT for the next Accrual Period will be CMT as determined on the previous CMT Determination Date.

The establishment of CMT on each CMT Determination Date by the CMT Calculation Agent and the CMT Calculation Agent’s calculation of the rate of interest applicable to the Securities for the related Accrual Period shall (in the absence of manifest error) be final and binding. The Securities Administrator will initially act as the “CMT Calculation Agent” and CMT for a Note Accrual Period may be obtained on the Payment Date Statement related to the first day of such Note Accrual Period, which will be made available on the Securities Administrator’s Internet site at www.[___].com.

Principal Payments on the Notes

On each Payment Date, Noteholders will be entitled to receive principal payments in accordance with the priorities set forth under “—Priority of Distributions” above. The principal payment made on any Payment Date will be allocated among the holders of such of the Notes pro rata in accordance with their respective percentage interests.

Distributions of Excess Funds to the Certificates

On each Payment Date, to the extent any funds remain following the making of all payments, distributions and deposits to be made on such Payment Date in accordance with and in the order and priority described under “—Priority of Distributions” in this prospectus supplement, any funds remaining will be distributed to the holders of the Certificates.

Notional Amount of the Certificates

The Notional Amount of the Certificates will at all times be equal to the Note Balance of the Notes.

The Funding Account

On the closing date, the indenture trustee will establish a segregated account (the “Funding Account”) for the benefit of the noteholders, into which the issuing entity will deposit the Funding Account Deposit Amount in cash on the closing date from the proceeds of the sale of the notes. The “Funding Account Deposit Amount” is an amount determined by taking into account, among other things, (1) the aggregate Unfunded Commitment Amount, (2) certain expected accrued interest and Accrued Yield, (3) interest expected to accrue for the benefit of the servicer on Principal Advances and other amounts advanced by the servicer from the date the servicer advances funds therefor at an annual interest rate equal to the Reimbursement Rate and (4) expected foreclosure losses.

Amounts on deposit in the Funding Account will be used to purchase Eligible Investments pursuant to the Forward Delivery Agreement, during the one year period starting on the closing date. See “—The Forward Delivery Agreement” in this prospectus supplement.

On a weekly basis, the sponsor will, to the extent Loan Collections are not sufficient to fund the Unscheduled Principal Advances made during the prior week, withdraw from the Funding Account and pay to the servicer or its designee an amount equal to the lesser of (1) the aggregate dollar amount of all Unscheduled Principal Advances made during the immediately preceding calendar week, together with

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interest thereon (which is payable to the servicer, from the date the servicer advances funds therefor, at an annual interest rate equal to LIBOR (as defined in the Servicing Agreement), reset weekly in accordance with the Servicing Agreement) and (2) the amount remaining on deposit in the Funding Account (each, an “Additional Advance Purchase Price”). Amounts in the Funding Account may be applied as Additional Advance Purchase Prices at any time during the entire term of the indenture.

Prior to each Payment Date, the indenture trustee, based on information provided by the sponsor, will calculate the Unfunded Commitment Amount, the Funding Account Required Amount, the Funding Account Release Amount and the Funding Account Excess Amount, if any.

On the second business day prior to each payment date, the indenture trustee will withdraw from the Funding Account and deposit into the Distribution Account the following amounts for distribution in the following order of priority for the following purposes:

first, to the Distribution Account to be included as part of the Available Collection Amount for such Payment Date, all Investment Earnings received during the related Accrual Period in respect of Eligible Investments in the Funding Account;

second, to the sponsor to the extent not paid from the Available Collection Amount for such Payment Date, the excess of Administrative Fees for such Payment Date over the amount available therefor on such Payment Date pursuant to clause first of the Priority of Distributions;

third, to the sponsor to the extent not paid from the Available Collection Amount for such Payment Date, the excess of the amount necessary to purchase any Additional Balances for the related Collection Period to the extent not covered by Loan Collections for such Collection Period and not previously paid to the sponsor over the amount available therefor on such Payment Date pursuant to clause second of the Priority of Distributions;

fourth, to the sponsor to the extent not paid from the Available Collection Amount for such Payment Date, the excess of the amount necessary to purchase any Additional Balances for any Collection Period prior to the related Collection Period to the extent not covered by Loan Collections for such Collection Period and not previously paid to the sponsor over the amount available therefor on such Payment Date pursuant to clause second of the Priority of Distributions;

fifth, to the Distribution Account for payment to the noteholders, an amount equal to the excess of accrued interest for such Payment Date over the amount available therefor on such Payment Date pursuant to clause third of the Priority of Distributions; and

sixth, to the Distribution Account for distribution to the certificateholders, an amount equal to the excess of Accrued Yield for such Payment Date over the amount available therefor on such Payment Date pursuant to clause fourth of the Priority of Distributions.

In addition, the indenture trustee will withdraw from the Funding Account and deposit into the Distribution Account, an amount equal to the Funding Account Release Amount, if any, for such Payment Date, which amount shall be distributed as follows: (1) to the Notes, in reduction of the principal thereof to zero and (2) any remaining amounts to the Certificates.

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The “Funding Account Required Amount” for (a) any Payment Date other than the Maturity Date will be equal to the sum of (1) the Unfunded Commitment Amount for such Payment Date, (2) an amount equal to nine (9) times the sum of the accrued interest for such Payment Date and Accrued Yield for such Payment Date, (3) an amount equal to the Administrative Fees expected to be paid during the following nine (9) months, (4) an amount equal to the aggregate Servicing Fees expected to be paid during the following nine (9) months and (5) an amount equal to the aggregate MIP payments expected to be paid during the following nine (9) months and (b) the Maturity Date, zero.

The “Unfunded Commitment Amount” for any Payment Date will be excess, if any, of (1) the aggregate Principal Limits of the HECMs as of the close of business of the Collection Period related to such Payment Date over (2) the aggregate Stated Principal Balance of the HECMs as of the close of business of the Collection Period related to such Payment Date. The Unfunded Commitment Amount may increase or decrease from time to time.

The “Funding Account Release Amount” for (1) the first eighteen (18) Payment Dates will be zero, (2) the nineteenth and following Payment Dates (other than the Maturity Date), will be equal to the product of (a) 25% of (b) the Funding Account Excess Amount for such Payment Date and (3) the Maturity Date, will be equal to (a) 100% of (b) the Funding Account Excess Amount for such Payment Date.

The “Funding Account Excess Amount” for any Payment Date will be an amount equal to the excess, if any, of (1) the amount on deposit in the Funding Account on such Payment Date (after giving effect to all withdrawals to be made therefrom on such Payment Date) over (2) the Funding Account Required Amount for such Payment Date.

The Forward Delivery Agreement

General

On the closing date, the indenture trustee, at the direction of the issuing entity, will enter into the Forward Delivery Agreement with the Forward Delivery Agreement Provider. Pursuant to the terms of the Forward Delivery Agreement, the Forward Delivery Agreement Provider is required to deliver, and the indenture trustee is required to purchase Eligible Investments with amounts from time to time on deposit in the Funding Account, during the one-year period starting on the closing date.

Under the terms of the Forward Delivery Agreement, the indenture trustee will be required to purchase Eligible Investments for a purchase price equal to the amount of cash available in the Funding Account (the “Purchase Price”). Each Eligible Investment purchased by the indenture trustee pursuant to the Forward Delivery Agreement will (i) mature no later than the earlier of (a) the first business day of the next week and (b) the second business day immediately preceding the first Payment Date following the purchase of such Eligible Investment and (ii) have a stated maturity value (including the amount of any scheduled interest payments thereon during the period from and including the date on which such Eligible Investment is sold to the indenture trustee to and including the related maturity date) that is equal to the Purchase Price of such Eligible Investment plus the product of such Purchase Price multiplied by the LIBOR-based guaranteed rate multiplied by a fraction, the numerator of which is the actual number of days in the period from and including the date on which such Eligible Investment is sold to the indenture trustee to but excluding the related maturity date, and the denominator of which is 360. Any shortfall on

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the realization of proceeds from the Eligible Investments may result in a loss. The proceeds of any matured Eligible Investment will be reinvested in accordance with the Forward Delivery Agreement in additional Eligible Investments. In the event the Forward Delivery Agreement Provider fails to deliver Eligible Investments on any date, the Forward Delivery Agreement Provider is required to remit the LIBOR-based guaranteed rate on the applicable Purchase Price to the indenture trustee for such period of non-delivery in order to avoid the occurrence of an event of default under the Forward Delivery Agreement (the “Counterparty Loss Amount”).

If the Forward Delivery Agreement Provider (a) fails to deliver Eligible Investments and such failure is not cured within five (5) business days after written notice thereof to the Forward Delivery Agreement Provider from the indenture trustee and the Forward Delivery Agreement Provider also fails to remit the Counterparty Loss Amount to the indenture trustee, (b) becomes insolvent, (c) fails to take certain actions following a withdrawal, suspension or downgrade of certain of its ratings or (d) makes a misrepresentation in the Forward Delivery Agreement, then the indenture trustee, on behalf of the issuing entity, will have the right to terminate the Forward Delivery Agreement in accordance with its terms. If the indenture trustee (i) fails to purchase Eligible Investments with the funds available in the Funding Account, (ii) invests amounts in the Funding Account in any investment other than the Forward Delivery Agreement or a Replacement Forward Delivery Agreement, (iii) fails to perform any obligations under the Forward Delivery Agreement (other than as described in (i) above) and such failure is not cured within five (5) business days or (iv) makes a misrepresentation in the Forward Delivery Agreement, then the Forward Delivery Agreement Provider will have the right to either cause the indenture trustee to resign under the indenture or attempt the redelivery of the Eligible Investments.

Upon the occurrence of an early termination of the Forward Delivery Agreement, an amount equal to the Termination Amount will be payable by either the Forward Delivery Agreement Provider or the indenture trustee (subject to the availability of funds under the Priority of Distributions). The “Termination Amount” will be an amount as determined by the Forward Delivery Agreement Provider or, if the Forward Delivery Agreement Provider fails to determine such amount within seven (7) business days after notice from the indenture trustee of the occurrence of a “Provider Event of Default” (as defined in the Forward Delivery Agreement), by the indenture trustee, which equals the non-defaulting party’s (i) total loss resulting from the early termination of the Forward Delivery Agreement, including any loss of bargain or cost of funding or (ii) total gain realized as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position. If the non-defaulting parry has a loss, the defaulting party will pay the amount of such loss to the non-defaulting party. If the non-defaulting party has a gain, the non defaulting party will pay the amount of such gain to the defaulting parry.

If the indenture trustee disputes the Forward Delivery Agreement Provider’s calculation of the Termination Amount, the Forward Delivery Agreement Provider will solicit quotations from at least three leading dealers reasonably acceptable to the indenture trustee for the amount (if any) that each dealer would demand to receive or offer to pay to enter into a replacement agreement with the non-defaulting party that is the economic equivalent of the Forward Delivery Agreement. If at least three such quotations are obtained, the non-defaulting parry would have the option to either (i) accept the arithmetic mean of the quotations as the Termination Amount or (ii) require the defaulting party to assign, at its cost, its rights and obligations under the Forward Delivery Agreement to one of the dealers providing quotations. If the Forward Delivery Agreement Provider is unable to obtain at least three quotations, the original calculation of the Termination Amount by the Forward Delivery Agreement Provider will be used.

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If there is a default under the Forward Delivery Agreement because the indenture trustee fails, due to its negligence, willful misconduct or bad faith, to purchase Eligible Investments from the Forward Delivery Agreement Provider with the funds available in the Funding Account, the Forward Delivery Agreement Provider may, at its option, cause the resignation of the indenture trustee or redeliver the Eligible Investments that were to be purchased by the indenture trustee, on behalf of the issuing entity, to the indenture trustee or, in lieu thereof, sell such Eligible Investments to another purchaser and the indenture trustee will be required to pay to the Forward Delivery Agreement Provider any resulting loss to the Forward Delivery Agreement Provider plus certain interest as calculated under the Forward Delivery Agreement.

Upon the occurrence of an early termination of the Forward Delivery Agreement with respect to the Forward Delivery Agreement Provider, the indenture trustee is required to use its best efforts to enter into a replacement forward delivery agreement transaction on behalf of the issuing entity on terms substantially similar to those contained in the Forward Delivery Agreement with a third party other than the Forward Delivery Agreement Provider. See “The Indenture” in this prospectus supplement.

Redemption of the Notes; Maturity Date

On (i) the first Payment Date on which the aggregate Note Balance of the Notes outstanding is less than ten percent (10%) of the initial aggregate Note Balance of the Notes and (ii) if the Call Date has not occurred or if the Collateral was not sold in connection with the auction related to the Call Date, the first business day following the Payment Date in [___] if the Notes are then outstanding, the sponsor will initiate an auction to sell all of the property remaining in the issuing entity. Any such auction will be conducted by the sponsor soliciting bids for the purchase and sale of the HECMs. The sponsor and its affiliates (if any of them is a Certificateholder) will not be permitted to purchase the HECMs pursuant to the auction procedures. The indenture trustee will not sell such property unless the net proceeds are at least equal to the sum of (1) the aggregate outstanding Note Balance of the Notes, plus interest accrued and unpaid thereon and (2) the amount necessary to pay all unpaid Administrative Fees and any other fees and expenses of the issuing entity.

A sale of the property of the issuing entity will effect a redemption or final payment of the Notes, as applicable, and termination of the issuing entity. The Payment Date immediately following the completion of such sale shall be the “Redemption Date.” The net proceeds of sale of the issuing entity property will be applied in accordance with the Priority of Distributions.

The actual final payment on the Notes could occur earlier than the Maturity Date.

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Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the HECMs and other assets of the trust fund, while the Notes are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly	For each loan, a monthly fee paid to the Servicer equal to $[____].	Payable from the [available collection account], before payment of any amounts to noteholders.(1)
Indenture Trustee	Monthly	A monthly fee payable to the indenture trustee for each loan, calculated as one-twelfth of __% multiplied by the unpaid principal balance of the loan at the end of the related Due Period.	Payable from the [available collection account], before payment of any amounts to noteholders.
[Custodian]	[_______]	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	[_______]	[Describe Fee.]	[Describe how and when payable.]
(1)
See “The Servicing Agreement - Compensation of the Servicer and the Sponsor and Payment of Expenses” in this prospectus supplement for a description of additional compensation that the servicer may receive.

Yield, Prepayment and Maturity Considerations

General

The yields to maturity on the Notes will be affected by the rate of payments on the HECMs, which will depend in large part on the mobility, health and mortality of the borrowers. See “Risk Factors” for a discussion of certain factors that may influence the rate and timing of Maturity Events.

The rate and timing of Maturity Events, and therefore the yields on and weighted average lives of the Notes, may differ substantially from an investor’s expectation.

Because borrowers are not required to make any payments of principal or interest on the HECMs until maturity, the HECMs will only generate enough cash to pay interest when due on the Notes, and to pay sufficient principal on the Notes to reduce their respective Note Balances to zero only if Maturity Events occur with sufficient frequency and relative regularity. See “Risk Factors.”

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters, and there can be no assurance that material

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damage to any mortgaged property due to such causes has not occurred or will not occur. The originator has represented and warranted that each related mortgaged property was free of material damage as of the closing date.

In the event of an uncured breach of such representation and warranty that materially and adversely affects the value of a HECM, the originator will be required to repurchase the affected HECM. If any damage caused by flooding, storms, landslides, fires or earthquakes (or other cause) occurs after the closing date, the originator will not have such obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides and earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties. Because the HECMs are nonrecourse loans as described in this prospectus supplement, to the extent that a mortgaged property is damaged or destroyed by an uninsured cause, Noteholders may incur losses. To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related HECM in whole or in part. Any repurchases or repayments of the HECMs may reduce the weighted average lives of the Notes, and will reduce the yields on the Notes to the extent they are purchased at a premium.

If the purchaser acquires a Note at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than the rate of payment actually experienced on the HECMs, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser acquires a Note at a premium and calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than the rate of payment actually experienced on the HECMs, the actual yield to maturity may be lower than that so calculated.

The Note Rates applicable to the Notes, and therefore the yields on the Notes, will be affected by the level of one-year CMT from time to time. The yields to investors in the Notes may be affected by the optional redemption of the Notes, as described under “Description of the Notes—Optional Redemption of the Notes” in this prospectus supplement, or the failure of such holders to exercise such right.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a Note to the date of payment to the investor of each dollar paid in net reduction of principal of such Note (assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which payments on the HECMs are received, which may be in the form of prepayments, payments by borrowers or borrowers’ estates at maturity, or liquidations.

A payment on a HECM may represent a payment of interest or a repayment of principal advances to the borrower. Payments on home equity conversion mortgages may be measured relative to a constant payment model. The base collection rate assumption for the constant payment model assumes that collections are received at a rate of [___]% CPR for borrowers aged 60 to 70, and increase by approximately [___]% each year of the borrower’s age to [___]% CPR for borrowers aged 95. Collections are assumed to be at [___]% CPR for borrowers aged 95 to 99 and [___]% CPR for borrowers aged 100 and older (the “PPC Collection Assumption”). As used in the tables below, a 75% PPC Collection Assumption assumes collection rates equal to 75% of the PPC Collection Assumption; a 90% PPC

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Collection Assumption assumes collection rates equal to 90% of the PPC Collection Assumption, and so forth.

The scenario described above does not purport to be either an historical description of the payment experience of any pool of home equity conversion mortgages or a prediction of the anticipated rate of payment of the HECMs.

The tables on the following pages were prepared based on the actual characteristics of the HECMs and the following assumptions (collectively, the “Modeling Assumptions”):

(1) the initial Note Balance and Note Rate of the Notes are as set forth in the table on page [___];

(2) liquidation costs equal [___]% of the sales price of each mortgaged property;

(3) amounts on deposit in the Funding Account earn interest at a per annum rate equal to [___];

(4) there are no defaults on the HECMs;

(5) Payment Dates occur on the 25th day of each month, commencing [___];

(6) there are no repurchases of the HECMs;

(7) each HECM matures not later than 40 years following the date of its origination;

(8) the Notes are issued on [___];

(9) there is no optional redemption of the Notes (except where indicated with respect to the weighted average lives of the Notes);

(10) draws are made on the HECMs at a monthly rate equal to [___]% of the applicable Principal Limits; and

(11) the values of all mortgaged properties appreciate at an annual rate of [___]%.

The performance of the HECMs will differ from the assumptions used in constructing the tables set forth on the following pages, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows on the Notes might behave under varying payment scenarios. For example, it is not expected that the HECMs will pay at a constant rate or that all of the HECMs will mature and pay at the same rate, and there can be no assurance that borrowers will not continue to occupy the mortgaged properties (thus delaying the occurrence of Maturity Events) longer, perhaps significantly longer, than has been assumed for purposes of the following tables. Any difference between such assumptions and the actual performance of the HECMs, including actual payment or loss experience, will cause the percentages of initial Note Balance outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables under the various percentages of the PPC Collection Assumption specified therein.

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Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of each Class of Notes, and set forth the percentages of the initial Class Principal Amounts of each Class of Notes, that would be outstanding after each of the Payment Dates shown at various percentages of the PPC Collection Assumption.

The weighted average life of a class of Notes is determined by (1) multiplying the net reduction, if any, of the Note Balance thereof by the number of years from the date of issuance of the Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Note Balance described in (1) above.

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Percentage of Original Note Balance

Date	0%	15%	25%	30%	35%	45%

Weighted Average Life-to-Maturity (Years)
Weighted Average Life-to-Call (Years)

The Issuing Entity

Credit Suisse First Boston MBN Trust Series ____-__ is a business trust formed under the laws of the State of Delaware under the owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee for the transactions described in this prospectus supplement. The owner trust agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to business trusts. After its formation, the issuing entity will not engage in any activity other than:

•	acquiring and holding the mortgage loans and the proceeds from the mortgage loans

•	issuing the notes and the equity certificates

•	making payments on the notes and the equity certificates and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with the foregoing.

The issuing entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuing entity will consist of the mortgage loans pledged to secure the notes. The issuing entity's principal offices are in __________, ________, in care of ________________, as owner trustee.

The issuing entity’s fiscal year end is [December 31].

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The Sponsor

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor” or the “seller.” Its executive offices are located at 11 Madison Avenue, New York, NY 10010. The sponsor is an affiliate of the depositor, the underwriter and [_________].

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements. The sponsor has been engaged in the securitization of assets since its inception in 1988. In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

From the period beginning January 1, 2006 and ending September 30, 2006, the sponsor publicly securitized through the depositor in excess of approximately $23.5 billion of residential mortgages.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates. The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee). To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

The Owner Trustee

_________________ is the owner trustee under the owner trust agreement. The owner trustee is a _________ banking corporation and its principal offices are located in _____________.

[Description of the extent of Owner Trustee’s prior experience serving as an owner trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of various representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

The principal compensation to be paid to the owner trustee relating to its obligations under the owner trust agreement will have been paid by or on behalf of the issuing entity on or prior to the closing date.

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The Indenture Trustee

____________________, a ____________ banking association, will act as indenture trustee for the notes under the indenture. The indenture trustee's offices for notices under the indenture are located at ______________________________ and its telephone number is ______________. The Depositor and the Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.

[Description of the extent of Indenture Trustee’s prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the issuing entity, its creditors and its property.

The Indenture Trustee will promptly mail to each Noteholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

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The principal compensation to be paid to the indenture trustee relating to its obligations under the indenture will be the Indenture Trustee Fee.

The indenture will provide that the indenture trustee may withdraw funds from the Payment Account:

•
to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and

•
to reimburse the owner trustee for all reasonable out-of pocket expenses incurred or made by the owner trustee for all services rendered by the owner trustee it in the owner trustee's execution of the trust created under the owner trust agreement and in the exercise and performance of any of the owner trustee's powers and duties under the owner trust agreement.

Under the indenture, the issuing entity, from the assets of the trust estate, shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties hereunder. The issuing entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.

The Servicing Agreement

The HECMs will be serviced by the servicer pursuant to the terms of the servicing agreement, dated as of [___], by and among the servicer, the originator and the sponsor.

Modifications to the HECMs; Due On Sale Clauses

The servicer is permitted to make amendments, modifications and other changes to the HECMs without the consent of the issuing entity, the indenture trustee, the owner trustee or the sponsor, provided that such modifications are otherwise permitted by the HUD’s requirements applicable to servicing FHA-insured HECMs. Any fee charged in connection with any such amendment, modification or change will be retained by the servicer. The servicer will agree in the servicing agreement to enforce all due on sale clauses in the HECMs. See “Servicing of the HECMs” in this prospectus supplement for a description of certain procedures relating to the servicer’s enforcement of the due on sale clauses.

Compensation of the Servicer and the Sponsor and Payment of Expenses

The sponsor will be entitled to receive on a monthly basis the Sponsor Fee, payable in the priority set forth in the Priority of Distributions.

The servicer will be paid a monthly fee (the “Servicing Fee”) for each Collection Period and each HECM in the amount of $[___], as provided for in the related HECM. The servicer will also be entitled to receive, to the extent provided in the servicing agreement, additional compensation, in the form of any

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interest or other income earned on funds it has deposited in a custodial account established pursuant to the servicing agreement for the benefit of the noteholders pending remittance to the sponsor.

The Servicing Fees and other servicing compensation, together with certain amounts reimbursable to the servicer under the servicing agreement, will be paid to the servicer each month before any amounts are paid to noteholders.

Collections

The servicer will be required to diligently attempt to collect amounts due under the HECMs and, with respect to defaulted loans, to take such actions as are consistent with generally accepted servicing practices for collection of such amounts, as permitted by HUD. Such actions may include negotiating agreements with borrowers and initiating legal action, including (with the prior consent of HUD) foreclosure proceedings.

All Loan Collections will be deposited by the servicer into a custodial account established pursuant to the servicing agreement for the benefit of the noteholders. The servicer will be required, on the third business day prior to each Payment Date, to remit to the sponsor, for deposit into a segregated account maintained by the sponsor for the benefit of noteholders (the “Collection Account”), all Net Loan Collections for the related Collection Period.

The securities administrator will establish and maintain a segregated account (the “Distribution Account”) for the benefit of the noteholders into which amounts released from the Collection Account by the sponsor will be deposited on or before the second business day prior to each Payment Date and from which distributions to noteholders will be made.

Servicing Advances

The servicer will be required to advance its own funds to the extent necessary to enforce the rights of the indenture trustee under each HECM and to preserve and protect the mortgaged property. The sponsor will, to the extent permitted by HUD, if necessary collect amounts due under a HECM, initiate enforcement or judicial proceedings, including foreclosure, and may retain legal counsel. The sponsor will manage the sale of foreclosed property, ensure that taxes, insurance premiums and other such amounts are paid and ensure that necessary repairs to and maintenance of the mortgaged properties are performed. In addition, the sponsor may reimburse the servicer for Servicing Advances the servicer has made and/or advance funds on behalf of the issuing entity for the issuing entity to acquire Additional Balances. Such expenditures made by the servicer and/or the sponsor will constitute “Servicing Advances,” and will be reimbursed prior to the Notes receiving any payments.

Principal Advances

Any successor servicer under a servicing agreement, including the sponsor, will be required to assume the predecessor servicer’s obligation to make Principal Advances required under the terms of the HECMs. Any Additional Balances will be conveyed to the issuing entity as described under “Description of the Mortgage Pool—Future Advances Under the HECMs” and “—The Funding Account” in this prospectus supplement. The indenture trustee will not succeed either the servicer or the sponsor.

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Collection of Taxes, Assessments and Similar Items

The servicer will not maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the HECMs. The servicer will be required to monitor the payment of such items by the borrowers and take such steps as are necessary to ensure that insurance premiums and taxes are paid, including, if necessary, making Servicing Advances with respect to delinquencies in insurance or tax payments. See “Servicing of the HECMs” in this prospectus supplement.

Servicer Events of Default

As provided in the servicing agreement, the servicer may be removed as the servicer of the HECMs if any one of the following events (each, a “Servicer Event of Default”):

(i) any failure by the servicer to remit to the sponsor any payment required to be made under the terms of the servicing agreement which continues unremedied for a period of one (1) business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the sponsor or, the servicer first becomes aware of such failure; or failure by the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer set forth in the servicing agreement, including but not limited to breach by the servicer of any one or more of the representations, warranties and covenants of the servicer as set forth in the servicing agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the sponsor or by the custodian; or

(ii) failure by the servicer to maintain its license to do business in any jurisdiction where the mortgaged property is located if such license is required; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its assets; or

(v) the servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three business days; or

(vi) the servicer ceases to meet the servicer eligibility qualifications of Fannie Mae; or

(vii) the servicer attempts to assign its right to servicing compensation hereunder or to assign the servicing agreement or the servicing responsibilities thereunder or to delegate its duties thereunder or any portion thereof in violation of the provisions of the servicing agreement.

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Rights Upon a Servicer Event of Default

So long as a Servicer Event of Default has not been remedied, in addition to whatever rights the issuing entity may have at law or equity to damages, including injunctive relief and specific performance, the indenture trustee, by notice in writing to the servicer, may terminate all the rights and obligations of the servicer under the servicing agreement and in and to the HECMs and the proceeds thereof. In the event of the removal of the servicer, the sponsor will within 90 days of such removal, in accordance with the transfer and administration agreement, act as successor servicer under the transfer and administration agreement or will appoint a successor servicer that meets the eligibility requirements for a successor servicer specified in the transfer and administration agreement.

Insurance Coverage

The servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The servicer will deliver to the depositor and the indenture trustee, on or before March 15th of each year, commencing with March 15, 200[__], an officer’s certificate stating that: (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, on or prior to March 15th of each year, commencing with March 15, 200[__], each of the servicer, the custodian and the indenture trustee will be required to deliver annually to the depositor and the indenture trustee, an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”) that are applicable to such party. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each entity delivering the assessment of compliance referred to in the previous paragraph also will deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by noteholders without charge upon written request to the indenture trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

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The Servicer

The information set forth in the following paragraphs with respect to the Servicer has been provided by the Servicer.

[Name of Servicer] (the “Servicer”) will act as Servicer under the Servicing Agreement. The Servicer is a [form of organization] engaged in the business of originating and servicing reverse mortgage loans. Its executive offices are located in [___]. The servicer’s servicing operations are located in [___].

Collection and Loss Experience

Generally, when a borrower either (1) fails to make a required property tax or casualty insurance premium payment and does not cure the deficiency or (2) fails to repay the related mortgage loan at maturity, the mortgage loan is classified as delinquent. In the event that a borrower does not repay the related mortgage loan at maturity, the servicer generally commences foreclosure proceedings. However, in the event that a borrower fails to make a required property tax or casualty insurance premium payment, the servicer will generally make such payment on the borrower’s behalf and add the amount to the outstanding amount of the mortgage loan. The amount of such payment reduces the remaining available credit under such mortgage loan. To the extent that no such payments are remaining to be made to such borrower or, in the case of a credit line loan, the borrower has no remaining available credit, the servicer will make a determination in its reasonable discretion as to whether to foreclose on the mortgage loan or advance the amount of such tax or insurance premium payment and leave the mortgage loan outstanding based on the loan-to-value ratio of such mortgage loan and certain other factors. The procedural steps necessary for foreclosure vary from state to state, but generally, if the loan is not reinstated within certain periods specified by the relevant mortgage loan documents, the property securing the loan can be foreclosed upon by the lender. If the mortgaged property has a value lower than the outstanding amount of the debt there can be no deficiency judgment -- a reverse mortgage loan by its terms is a non-recourse loan.

Loan Servicing Activities

As of December 31, 2006, the servicer’s total loan servicing portfolio included mortgage loans with an aggregate outstanding balance, including principal and capitalized interest, of approximately $[___] billion. In addition to the HECMs, the loans in the servicer’s servicing portfolio include Fannie Mae HomeKeeper loans, FHA-insured Home Equity Conversion Mortgages (HECMs), non-agency reverse mortgage loans and reverse mortgage loans serviced on behalf of [___]. There can be no assurance, and no representation is made, that the delinquency experience with respect to the HECMs will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted HECMs.

The following table sets forth certain information regarding the collection and loss experience of [___________] with respect to the non-agency reverse mortgage loans in its servicing portfolio. The indicated periods of maturity are based on the number of days past a defined maturity event.

[Insert Servicing Table]

The above collection and loss statistics represent the recent experience of the servicer with respect to certain reverse mortgage loans in its servicing portfolio. There can be no assurance, however,

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that the future collection and loss experience on the HECMs will be comparable. The actual collection and loss experience on the HECMs will depend on, among other things, the value of the real estate securing the HECMs and the timing of repayment.

The likelihood that borrowers will become delinquent in the payment of their taxes and insurance and required maintenance, and the rate of any subsequent foreclosures, may be affected by a number of factors related to each borrower’s personal circumstances, including, for example, marital separation, death of a spouse, changes in income and a borrower’s equity in the related mortgaged property. In addition, such delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, and may exhibit seasonal variations. Regional economic conditions (including declining real estate values) may affect collection and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

[The following table describes size, composition and growth of the Servicer’s HECM servicing portfolio as of the dates indicated.]

	December 31, 2003		December 31, 2004		December 31, 2005		[ ] 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
HECMs

[Describe any material changes in the Servicer’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

The Mortgage Loan Sale Agreement and the Transfer and Administration Agreement

General

The HECMs have previously been purchased by the sponsor. On the closing date, the sponsor, pursuant to mortgage loan sale and assignment agreement to be dated as of the closing date, between the sponsor and the depositor, will sell the HECMs to the depositor. Pursuant to a transfer and administration agreement to be dated as of the closing date, among the depositor, the sponsor, the issuing entity and the indenture trustee, the depositor will sell the HECMs to the issuing entity.

Under the transfer and administration agreement, the sponsor will be obligated to oversee the servicing of the HECMs by the servicer. The sponsor will have the option to purchase Assignable HECMs from the issuing entity at an amount equal to the outstanding amount of such HECM, subject to the satisfaction of certain conditions. In addition, the sponsor may elect to direct the servicer’s foreclosure activities with respect the HECMs.

Assignment of HECMs

The HECMs, to the extent of their Stated Principal Balances as of the cut-off date, will be assigned to the issuing entity, together with all amounts received on the HECMs in respect of such Stated Principal Balances on and after the cut-off date. Each HECM is identified in a schedule appearing as an

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exhibit to the transfer and administration agreement which specifies with respect to each HECM, among other things, the Stated Principal Balance as of the close of business on the cut-off date and the rate at which interest is expected to accrue on the such HECM (which rate is established at origination in accordance with HUD rules and regulations and, for each month after the month of origination, will, in certain cases as described in “The Mortgage Pool—The FHA Insurance and Mortgage Insurance Premiums” in this prospectus supplement, include the MIP Rate) (the “Mortgage Rate”).

Each Additional Balance, together with all amounts received in respect thereof, will be conveyed to the issuing entity at the time the related Principal Advance is made, to the extent that the issuing entity has funds available to purchase such Additional Balance.

As to each HECM, the following documents are generally required to be delivered to the custodian on behalf of the indenture trustee: (1) the related original mortgage note endorsed without recourse to the indenture trustee or in blank, (2) the original mortgage or other security instrument with evidence of recording indicated thereon, (or, if such original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (3) an original assignment of the mortgage to the indenture trustee or in blank in recordable form, (4) the policy of title insurance issued with respect to each HECM, and (5) the originals of any modification or extension agreements. Where necessary to protect the interest of the indenture trustee in the HECMs, the assignments to the indenture trustee of the HECMs are required to be submitted for recording promptly after the closing date.

The sponsor will assign to the depositor all of the sponsor’s rights under the custodial agreement, dated as of [___________], by and between, the sponsor and the custodian to the extent related to the HECMs in the Mortgage Pool. The custodian will hold certain documents related to the HECMs (including those described in clauses (1) through (5) in the preceding paragraph) on behalf of the indenture trustee. Pursuant to the indenture, the indenture trustee will agree to pay the fees of the custodian under the custodial agreement from the indenture trustee’s own funds.

Amendment

The transfer and administration agreement may be amended by the depositor, the issuing entity, the sponsor and the indenture trustee, without Noteholder consent, (1) to cure any ambiguity, (2) to conform the provisions of the transfer and administration agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the transfer and administration agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code and related regulations; provided, however, that no such amendment will adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if each Rating Agency then rating the Notes confirms that such action would not adversely affect its then-current rating on the Notes. The transfer and administration agreement may also be amended by the depositor, the issuing entity, the sponsor and the indenture trustee with the consent of the holders evidencing not less than a majority in interest of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and administration agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note

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affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes then outstanding.

Any modification or amendment to the transfer and administration agreement will be subject to the condition that the issuing entity, the indenture trustee and the securities administrator have received an opinion of counsel to the issuing entity to the effect that such modification or amendment will not result in the issuing entity becoming subject to an entity-level U.S. federal income tax or in the Notes not being characterized as debt for U.S. federal income tax purposes.

Sponsor Events of Default

A “Sponsor Event of Default” under the transfer and administration agreement will consist of (i) any failure by the sponsor to make a timely required deposit to the Collection Account, or to timely deposit any amounts required to be deposited in the Distribution Account; (ii) any failure by the sponsor to observe or perform any other of its covenants or agreements in the transfer and administration agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of Noteholders and which continues for 30 days after receipt of notice thereof as provided in the transfer and administration agreement; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the sponsor, and (iv) any failure by the sponsor to deliver a report expressly required by the transfer and administration agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the sponsor by the depositor or the indenture trustee.

Rights upon Sponsor Event of Default

So long as any Sponsor Event of Default remains unremedied, the indenture trustee may, and at the direction of a majority in interest of the Notes, the indenture trustee will, by written notification to the sponsor and to the depositor, terminate all of the rights and obligations of the sponsor (other than any rights of the sponsor as a Noteholder) in and to the HECMs and the proceeds thereof (other than amounts owed to the sponsor prior to such termination), whereupon the indenture trustee shall appoint a successor sponsor or petition to a court of competent jurisdiction for the appointment of, a Fannie Mae or Freddie Mac approved mortgage servicing institution that is also a HUD approved mortgagee with a net worth of at least $15,000,000 to act as successor to the sponsor under the transfer and administration agreement. The obligations of the sponsor under the transfer and administration agreement will not terminate until a successor sponsor has been appointed and has agreed to assume the duties of the sponsor under the transfer and administration agreement. The indenture trustee and such successor may agree upon the compensation to be paid to such successor, which will include investment income on amounts on deposit in the Collection Account and may include an additional monthly fee not to exceed the product of $[___] and the number of HECMs outstanding at the start of the related Collection Period. The indenture trustee will not be obligated to succeed to the duties of the sponsor under the transfer and administration agreement or to service, or otherwise administer any of the HECMs.

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The Indenture

General

The following summary describes certain provisions of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture. “Outstanding” means with respect to the Notes, any Notes that have been issued and have not been canceled or redeemed, and are owned by parties other than the issuing entity.

Modification of Indenture

With the consent of a majority in interest of the Notes, the indenture trustee and the issuing entity may execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any provisions of, the indenture or modify in any manner the rights of the holders of Notes. Any such modification that adversely affects the Forward Delivery Agreement Provider will also require the consent of the Forward Delivery Agreement Provider. Unless notified by a majority in interest of the Notes or the Forward Delivery Agreement Provider, the indenture trustee may rely upon the written advice of counsel in determining whether or not such holders or the Forward Delivery Agreement Provider, as applicable, would be adversely affected by such supplemental indenture (after giving notice of such supplemental indenture to the holders of the Notes and to the Forward Delivery Agreement Provider). Such determination shall be conclusive and binding on all present and future Noteholders and on the Forward Agreement Provider.

Except as provided in the last paragraph under this heading, without the consent of the holders of each Outstanding Note adversely affected, no supplemental indenture may:

(i) change the Payment Date or the due date of any installment of interest on any Note, reduce the Note Balance or the rate of interest on the Notes, or the amount required to be paid in respect of the redemption or maturity of the Notes, or change the earliest date on which any Note may be redeemed, change the provisions of the indenture relating to the application of proceeds of any Collateral to payments on the Notes or change any place where, or the coin or currency in which, any Note or amounts payable thereon are payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof (or, in the case of redemption, on or after the applicable Call Date);

(ii) reduce the percentage of the holders of the Notes (or the calculation thereof) the consent of which is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder or their consequences as provided in the indenture;

(iii) impair or adversely affect the Collateral except as otherwise permitted by the indenture;

(iv) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the Collateral or terminate such lien on any property, at any time subject thereto (other than in connection with the sale thereof in accordance with the indenture) or deprive the holder of any Note of the security afforded by the lien of the indenture;

(v) modify any of the provisions of the indenture with respect to supplemental indentures;

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(vi) change the permitted minimum denominations of the Notes; or

(vii) modify any of the provisions of the indenture in such a manner as to affect the calculation of the amount payable on the Notes on any Payment Date or to affect the right of the holders of the Notes to the benefit of any provisions for the redemption of such Notes contained therein.

The indenture trustee may not enter into any such supplemental indenture unless each Rating Agency confirms in writing that it will not, downgrade, withdraw or qualify its then current rating of the Notes (the “Rating Agency Condition”) as a result of such supplemental indenture; provided, that the indenture trustee may, with the consents of the Forward Delivery Agreement Provider and of holders of 100% of the Note Balance of the Notes, enter into any such supplemental indenture notwithstanding any such reduction or withdrawal of the ratings of the Notes.

The issuing entity and the indenture trustee may also enter into supplemental indentures, without obtaining the consents of the Noteholders and of the Forward Delivery Agreement Provider, in order to, among other things:

(i) add to the covenants of the issuing entity or the indenture trustee for the benefit of the holders of all of the Notes or to surrender any right or power conferred upon the issuing entity;

(ii) convey, transfer, assign, mortgage or pledge any property additional to the Collateral to or with the indenture trustee;

(iii) evidence and provide for the acceptance of appointment by a successor indenture trustee, calculation agent, listing agent, securities intermediary, note registrar and/or paying agent and the compensation thereof, and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one indenture trustee;

(iv) correct or amplify the description of any property at any time subject to the lien of the indenture, or to better assure, convey and confer unto the indenture trustee any property subject or required to be subject to the lien of the indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or subject to the lien of the indenture any additional property;

(v) make administrative and other non-material changes as the issuing entity deems appropriate;

(vi) modify the restrictions on and procedures for resales and other transfers of the Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the issuing entity to rely upon any less restrictive exemption from registration under the Securities Act or the Investment Company Act, as applicable, or to remove restrictions on resale and transfer to the extent not required thereunder;

(vii) otherwise correct any inconsistency or defect or cure any ambiguity in the indenture;

(viii) avoid the imposition of tax on the income of the issuing entity or of withholding or excise tax on any payments to or from the issuing entity, or payments from the issuing entity that the issuing

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entity is required to gross-up or to avoid the issuing entity or the Collateral being required to register as an investment company under the Investment Company Act;

(ix) correct any manifest error in any provision of the indenture upon receipt by the indenture trustee of written direction from the issuing entity (as to which the indenture trustee may rely) describing in reasonable detail such error and the modification necessary to correct such error; or

(x) conform any provision of the indenture (including any prior supplemental indenture) to the description thereof, or any other information set forth, in this prospectus supplement;

provided, that (a) the Rating Agency Condition with respect to such supplemental indenture would be satisfied and (b) such supplemental indenture would not materially and adversely affect any holder of a Note; provided, further, that the indenture trustee may, with the consents of the Forward Delivery Agreement Provider and of the holders of 100% of the Note Balance of the Notes Outstanding with respect to which the Rating Agency Condition would not be satisfied, enter into any such supplemental indenture notwithstanding any such reduction or withdrawal of the ratings, if any, of any Notes. Any modification or amendment to the indenture or the execution of any supplemental indenture will be subject to the condition that the issuing entity, the indenture trustee and the securities administrator have received an opinion of counsel to the issuing entity to the effect that such modification or amendment to the indenture or supplemental indenture will not result in the issuing entity becoming subject to an entity-level U.S. federal income tax or in the Notes not being characterized as debt for U.S. federal income tax purposes.

Consolidation, Merger or Transfer of Assets

The issuing entity may not consolidate with, merge into, or transfer or convey all or substantially all of its assets to any other corporation, partnership, trust or other person or entity.

Events of Default

An “Event of Default” is defined in the indenture to include:

(i) a default in the payment of interest on any Note, on the earliest of (a) the date set for redemption of the Notes in full, (b) the final Payment Date and (c) the Maturity Date, which default continues for a period of three (3) business days;

(ii) either (a) an Undercollateralization Event shall occur or (b) a default in the payment in full of the Note Balance of the Notes on the earliest of. (x) the date set for redemption of the Notes in full, (y) the final Payment Date and (z) the Maturity Date, which default continues for a period of three (3) business days;

(iii) either of the issuing entity or the Collateral becomes an investment company required to be registered under the Investment Company Act;

(iv) a default in the performance, or breach, of any other covenant of the issuing entity under the indenture or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proves to be incorrect in any material respect when made and the continuation of such default or breach for a period of 30 days

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after any of the issuing entity has notice thereof by the indenture trustee or by at least 25% in aggregate Note Balance of the Notes;

(v) certain events of bankruptcy, insolvency, receivership or reorganization (as set forth in the indenture) of the issuing entity;

(vi) one or more final judgments being rendered against the issuing entity which exceed the aggregate amount set forth in the indenture and which remain unstayed, undischarged and unsatisfied for 30 days after such judgments become nonappealable, except in certain limited circumstances set forth in the indenture;

(vii) the indenture trustee ceases to have a valid and enforceable security interest in the Collateral or such security interest proves not to have been valid or enforceable when granted or purported to have been granted; or

(viii) it becoming unlawful for the issuing entity to perform or comply with any of its obligations under the Notes, the indenture or any other transaction document to which it is a party.

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (iii) or (v) under “Events of Default” above), the indenture trustee shall at the direction of a majority in interest of the Notes, declare the Note Balance of and accrued and unpaid interest on all the Notes to be immediately due and payable. If an Event of Default described in clause (iii) or (v) above occurs and is continuing, such an acceleration will occur automatically and without any further action. Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default with respect to the Notes occurs and is continuing, the indenture trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any Noteholders, unless such holders have offered to the indenture trustee reasonable security or indemnity.

If the Notes are declared immediately due and payable following an Event of Default, the indenture trustee will, at the direction of a majority in interest of the Notes, institute proceedings to collect amounts due or foreclose on Collateral, exercise remedies as a secured party or sell the Collateral. However, the indenture trustee is prohibited from selling the Collateral following an Event of Default, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such all outstanding Notes at the date of such sale or (iii) the indenture trustee determines that the proceeds of the Collateral would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the Collateral is sold following an Event of Default, proceeds of such sale will be applied in accordance with the Priority of Distributions. Holders of the Certificates will not receive any distributions unless there are funds remaining after all Notes remaining outstanding have been paid in full and all expenses of the issuing entity have been paid.

A majority in interest of the Notes may rescind any declaration of acceleration of the Notes and waive any default under the indenture on behalf of the holders of all of the Notes and its consequences,

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except such a default (a) in the payment of principal of or the periodic income amounts due or (b) arising as a result of an Event of Default described in clause (v) above.

The Indenture will provide, that subject to the duty of the indenture trustee to act with the required standard of care if an Event of Default occurs, the indenture trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the Noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. Subject to the provision of adequate indemnification of the indenture trustee, a majority in interest of the Notes will have the right to direct the time, method and place for any remedy available to the indenture trustee.

No holder of a Note will have the right to institute any proceeding with respect to the indenture unless (i) such person previously has given to the indenture trustee written notice of an Event of Default, (ii) except in the case of a default in payment of principal or interest on the Notes when due, at least 25% in aggregate Note Balance of the Notes has made a written request of the indenture trustee to institute such proceeding in its own name as indenture trustee and such persons have offered the indenture trustee reasonable indemnity, (iii) the indenture trustee has, for 30 days following receipt of a request described in (ii) above, failed to institute any such proceeding, and (iv) no direction inconsistent with such written request has been given to the indenture trustee during such 30-day period by a majority in interest of the Notes.

In determining whether the holders of the requisite percentage of Notes have given any direction, notice or consent, Notes owned by the issuing entity or any affiliate thereof shall be disregarded and deemed not to be Outstanding.

Petitions for Bankruptcy

The indenture will provide that the holders of the Notes and the indenture trustee agree not to cause the filing of a petition in bankruptcy against the issuing entity before one year and one day or, if longer, the applicable preference period then in effect has elapsed since the payment in full of all of the Notes.

Satisfaction and Discharge of the indenture

The indenture will be discharged with respect to the Notes upon delivery to the indenture trustee for cancellation of all of the Notes, or, within certain limitations (including the obligation to pay principal and interest), upon deposit with the indenture trustee of all funds available for the payment or redemption thereof and the payment by the issuing entity of all amounts due under the indenture, the securities administration agreement and the other transaction documents to which it is a parry.

The Securities Administration Agreement

General

The following summary of the securities administration agreement describes certain provisions of the securities administration agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the securities administration agreement.

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The securities administration agreement will be entered into by and among the issuing entity and the securities administrator. Pursuant to the securities administration agreement, the securities administrator will agree, for the benefit of the issuing entity, the Noteholders and the Certificateholders, to act as: (i) the transfer agent for the Notes and Certificates; (ii) the paying agent for the Notes and Certificates; (iii) the CMT Calculation Agent; (iv) the authenticating agent for the Notes and Certificates; and (v) the registrar for the Notes and Certificates.

Reports to Securityholders

In addition to the duties set forth above, the securities administrator will (based upon and only to the extent it receives, information provided to it by the sponsor) provide a report (each a “Payment Date Statement”) setting forth certain information relating to the Mortgage Pool and the Notes, including:

(i) (a) the Note Balance of the Notes on the first day of the immediately preceding Accrual Period, (b) the percentage of the initial Note Balance represented by the Note Balance (as of the first day of the immediately preceding Accrual Period) on the first day of the immediately preceding Accrual Period, (c) the amount of principal payments to be made on the Notes on the related Payment Date, (d) the Note Balance of the Notes after giving effect to any payments of principal to be made on such Payment Date and (e) the percentage of the initial Note Balance of the Notes represented by the Principal Amount (after giving effect to any payments and distributions of principal to be made on such Payment Date) of the Notes on such Payment Date;

(ii) CMT for the Accrual Period related to such Payment Date;

(iii) the Accrued Interest for the related Payment Date;

(iv) the amount to be distributed in reduction of the Note Balance of the Notes on the related Payment Date;

(v) the balance on deposit in the Funding Account at the end of the related Collection Period;

(vi) the number of HECMs in the Mortgage Pool as of the first day, and as of the last day, of the related Collection Period;

(vii) with respect to each HECM and the HECMs in the aggregate, in each case as of the first day, and as of the last day, of the related Collection Period: (a) the aggregate Stated Principal Balance; (b) the aggregate Principal Limit; (c) the amount available to be drawn under each HECM that is a line of credit; (d) the amount of any set aside for Servicing Fees; (e) the amount of any set aside for taxes and insurance; (f) the amount of any set aside for MIP payments; and (g) the amount of any set aside for repairs;

(viii) the weighted average expected Mortgage Rate as of the last day of the related Collection Period;

(ix) for such Payment Date, the Funding Account Required Amount, the Funding Account Excess Amount, the Funding Account Release Amount; the amount to be withdrawn from the Funding Account; the amount to be deposited to the Funding Account; and the amount of any deficiency between

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the Funding Account Required Amount and the amount on deposit in the Funding Account (after giving effect to all deposits to, and withdrawals from, the Funding Account with respect to such Payment Date);

(x) the Unfunded Commitment Amount for such Payment Date;

(xi) for the related Collection Period, in the aggregate: (a) the Unscheduled Principal Advances made; (b) the Scheduled Principal Advances made; (c) prepayments in full; (d) interest accrued on the HECMs; (e) MIP accrued on the HECMs; (f) Servicing Fees accrued on the HECMs; (g) expenses paid by the servicer in respect of the HECMs; (h) by number and aggregate Stated Principal Balance, HECMs with respect to which a Maturity Event has occurred and for which the full Stated Principal Balance has not, as of the last day of such Collection Period, been received; and (j) by number and aggregate Stated Principal Balance, the Assignable HECMs as of the last day of such Collection Period that have not been purchased by the sponsor; and

(xii) the Net Loan Collections and Investment Earnings for such Payment Date.

The securities administrator will make the Payment Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Note Owners that provides appropriate certification in the form acceptable to the securities administrator (which may be submitted electronically via the securities administrator’s internet site), to Noteholders and Certificateholders, to any designee of the issuing entity, the issuing entity, and the owner trustee via the securities administrator’s internet site. The securities administrator’s internet site will initially be located at “www.[___].net”. Assistance in using the internet site can be obtained by calling the securities administrator’s customer service desk at [___]. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator shall have the right to change the way the securities administrator’s Payment Date Statement is distributed in order to make such distribution more convenient and/or more accessible to the above parties. The securities administrator shall provide timely and adequate notification to all above parties regarding any such changes. The securities administrator will not be liable for the dissemination of information in accordance with the indenture or the securities administration agreement.

The primary source of information available to investors concerning the Notes will be the Payment Date Statements. There can be no assurance that any additional information regarding the Notes will be available through any other source. In addition, the issuing entity is not aware of any source through which price information about the Notes will be generally available on an ongoing basis. The limited nature of information regarding the Notes may adversely affect the liquidity of the Notes, even if a secondary market for the Notes becomes available.

The securities administrator will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

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Material Federal Income Tax Consequences

________________, counsel to the depositor, has filed with the depositor's registration statement an opinion stating that the discussion in this section, along with the discussion in the prospectus under “Material Federal Income Tax Consequences,” represents counsel's opinion as to the material federal income tax consequences of investing in the certificates. At the time of the issuance of the notes, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement, for federal income tax purposes:

•
although there are no regulations, rulings or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as the notes, the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuing entity or the depositor and

•	the issuing entity will not be:

•	classified as an association taxable as a corporation for federal income tax purposes,

•	a “publicly traded partnership” as defined in Treasury Regulation Section 1.7704 or

•	a “taxable mortgage pool” within the meaning of Section 7701(i) of the Internal Revenue Code.

The notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consequences” in the prospectus.

The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code or “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code. In addition, interest on the notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code. The notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Internal Revenue Code.

Prospective investors in the notes should see “Material Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of material federal income and state and local tax laws to the issuing entity and purchasers of the notes.

Method of Distribution

Subject to the terms and conditions provided in the underwriting agreement, dated ________ __, ____, the depositor has agreed to sell, and [Name of Underwriter], the underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any. The underwriter is an affiliate of the depositor.

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The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial note balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

The offered notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the closing date.

The underwriting agreement provides that the depositor will indemnify the underwriter against various civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make relating to that indemnification.

There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under “The Agreements—Reports to Securityholders”, which will include information as to the outstanding principal balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

Legal Matters

Some specific legal matters relating to the notes will be passed on for the depositor and the underwriter by [Orrick, Herrington & Sutcliffe LLP, Los Angeles, California] [Thacher Proffitt & Wood LLP, New York, New York] [McKee Nelson LLP, New York, New York].

Legal Proceedings

[There are no material legal proceedings pending against the sponsor, the depositor, the trustee, the issuing entity, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator] or the custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the noteholders.]

Affiliations, Relationships and Related Transactions

[There are no affiliations between the sponsor, the depositor or the issuing entity and [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are no

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affiliations among [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator], [any credit enhancement provider or derivatives counterparty] or the custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

Ratings

It is a condition of the issuance of the notes that the Class A Notes be rated “AAA” by _____________ and “AAA” by _______________, that the Class M-1 Notes be rated at least “AA” by ____ and at least “AA” by ____, that the Class M-2 Notes be rated at least “A” by ____ and at least “A” by _____ and that the Class M-3 Notes be rated at least “BBB” by _____.

The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying HECMs. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement for the notes.

The depositor has not requested that any rating agency rate the notes other than as stated in this section. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the depositor requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the depositor’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

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Legal Investment

The Class A Notes and the Class M-1 Notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated not lower than the second highest rating category by a rating agency and, as such, will be legal investments for various entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of those entities to invest in “mortgage related securities”, provided that the restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. [The Class M-2 Notes and the Class M-3 Notes will not constitute “mortgage related securities” for purposes of SMMEA.]

The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended and Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and various separate and general accounts of insurance companies in which those plans or arrangements (collectively, “Plans”) are invested and on persons who are fiduciaries for those plans. ERISA and the Internal Revenue Code prohibit some transactions involving the assets of a Plan and parties in interest or “disqualified persons” (collectively, a “party in interest”), within the meaning of the Internal Revenue Code and “parties in interest”, within the meaning of ERISA, who have specified relationships to the ERISA plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the issuing entity, the depositor, the seller, the trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the Servicer, the servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a party in interest for that plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

Additionally, an investment of the assets of a plan in securities may cause the assets included in the trust estate to be deemed plan assets of the Plan, and any person with specified relationships to the trust estate to be deemed a party in interest for the investing Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. Section 2510.3-101 defining the plan assets for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under these regulations, in most cases, when a plan acquires an “equity interest” in another entity, for example the trust estate, the

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underlying assets of that entity may be considered to be plan assets. The regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for the purposes of the regulations.

Nevertheless, the acquisition and holding of notes of any class by or on behalf of a Plan could give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code or a similar law if the trust, the servicer, the issuing entity, the owner trustee, the indenture trustee, any holder of 50% or more of the certificates or any of their respective affiliates, is or becomes a “party in interest” with respect to any Plan whose assets are used to acquire notes. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the fiduciary making the decision to acquire a note on behalf of the Plan. Each Plan that acquires a note or an interest in a note shall be deemed to represent, by its acceptance of the note or interest, that its acquisition and holding of the note satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 or a similar exemption, or, in the case of a Plan subject to a similar law, will not result in a non-exempt violation of a similar law.

Because the depositor, the seller, an underwriter, the indenture trustee, the servicer, the issuing entity, the owner trustee or any of their affiliates may receive certain benefits in connection with an investment in the notes, an investment by any Plan for which any of these persons

•	has investment or administrative discretion with respect to the Plan's assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan's assets for a fee and pursuant to an agreement or understanding that such advice

•	will serve as a primary basis for investment decisions with respect to the Plan's assets and

•	will be based on the particular investment needs for the Plan; or

•	is an employer maintaining or contributing to the Plan

may constitute a non-exempt prohibited transaction.

Because of the factual nature of some of the above-described provisions of ERISA, the Internal Revenue Code and the regulations, Plans or persons investing plan assets should carefully consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

Although there is no authority directly on point, the issuing entity believes that, at the date of this prospectus supplement, the notes should be treated as indebtedness without substantial equity features for purposes of the regulation. The issuing entity also believes that, so long as the notes retain a rating of at least investment grade, the notes should continue to be treated as indebtedness without substantial equity features for the purposes of the regulation. There is, however, increased uncertainty regarding the

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characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of the notes, the subsequent transfer of such notes or any interest therein to a plan trustee or other person acting on behalf of a plan, or using plan assets to effect such transfer, is subject to restrictions. A prospective transferee of the notes or any interest therein who is a plan trustee or is acting on behalf of a plan, or using plan assets to effect such transfer, is required to provide written confirmation (or in the case of any note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such notes are rated at least investment grade, and that such transferee believes that such notes are properly treated as indebtedness without substantial equity features for purposes of the regulations, and agrees to so treat such notes, and that either (1) none of the trustee, the depositor, issuing entity, the owner trustee, any provider of credit support, the indenture trustee, the servicer or the underwriter or any of their affiliates is a “party in interest” (within the meaning of ERISA) or “disqualified person” (within the meaning of the Internal Revenue Code) with respect to any “plan assets” of such person or (2) the acquisition and holding of the notes qualifies under an exemption and will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code as a result of any of the above-mentioned persons being a party in interest or disqualified person with respect to any “plan assets” of such purchaser. Regardless of the rating of the notes, a prospective purchaser or transferee may instead provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the trustee, the issuing entity, the servicer or the underwriter which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the owner trustee, the indenture trustee, the issuing entity, the servicer or the underwriter to any obligation in addition to those undertaken in the indenture. Any plan fiduciary which proposes to cause a plan to acquire any of the notes is encouraged to consult with its counsel as to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of those notes.

Glossary of Terms

“Administrative Agreement“ is the agreement, dated [______], among the issuing entity, the administrator and the master servicer.

“Administrative Expenses” means, for each Payment Date, to the extent not previously reimbursed, the sum of the following: (i) all expenses and indemnified amounts to which any of the Indenture Trustee, the Owner Trustee and the Custodian may become entitled to received pursuant to the terms of the Transaction Documents, (ii) any accountants, directors, agents and counsel of the Issuing entity for fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuing entity and any registered office fees), (iii) any governmental authority in respect of any governmental fee, charge or tax in relation to the Issuing entity, (iv) the annual surveillance fees of the Rating Agencies and (v) any liquidators of the Issuing entity for the fees and expenses of liquidating the Issuing entity following the redemption or payment in full of the Notes, excluding in all such cases any amounts constituting Administrative Fees.

“Administrative Fees” means, for each Payment Date, the sum of the following: (i) the Indenture Trustee Fees for the related month, (ii) the Indenture Trustee Fee for the related month, (iii) 1/12th of the Owner Trustee Fee and (iv) any Administrative Expenses that are due and payable as of such Payment Date; provided, however, that such Administrative Expenses payable to the Indenture Trustee pursuant to this clause (iv) shall not exceed $200,000 in the aggregate in any year; provided,

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further, all other Administrative Expenses payable pursuant to this clause (iv) shall not exceed $100,000 in the aggregate in any year, and in no event shall all Administrative Expenses payable pursuant to this clause (iv) shall exceed $300,000 in the aggregate in any year.

“Assignable HECM” means any HECM (i) the Stated Principal Balance of which is 98% or more of the related Maximum Claim Amount, (ii) that is in default and as to which a claim may be made on the FHA insurance for such HECM or (iii) that the related borrower has requested to be assigned to HUD in accordance with applicable law, rule or regulation.

“Certificateholder” A person who has beneficial ownership interests in a Residual Interest Certificate.

“Collateral” means, with respect to the indenture, all of the issuing entity’ right, title and interest in and to (a) the HECMs and all payments thereon or with respect thereto, including all Additional Balances acquired by the Issuing entity on or after the closing date, (b) each of the Collection Account, the Distribution Account and the Funding Account, (c) all Eligible Investments purchased with funds on deposit in any Account and all income from the investment of funds therein, (d) the administration agreement and the issuing entity’s rights under all other transaction documents, (e) all accounts, general intangibles, chattel paper, instruments, documents, goods, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, consisting of, arising from, or relating to, any of the foregoing, and (f) all proceeds, accessions, profits, income, benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property described in the preceding clauses.

“Collection Period” means, for any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

“Eligible Investments” means (a) when used with respect to the Forward Delivery Agreement, any of the following:

(i) any direct obligation of the United States, the full and timely payment of which is backed by the full faith and credit of the United States that has a maturity of not more than 365 days from the date of acquisition;

(ii) any direct obligation, the full and timely payment of which is directly and fully guaranteed by the full faith and credit of the United States, and that has a maturity of not more than 365 days from the date of acquisition;

(iii) any direct obligation of the U.S. Federal Housing Administration that has a maturity of not more than 365 days from the date of acquisition;

(iv) any direct obligation of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Farm Credit System, the Student Loan Marketing Association, Financing Corp., Resolution Funding Corp. or any Federal Home Loan Bank having maturities of not more than 365 days from the date of acquisition;

(v) federal funds, bankers’ acceptances and certificates of deposit, time deposits and other interest-bearing obligations of any bank organized under the laws of any country that is a full member of the Organization for Economic Cooperation and Development, the short-term obligations of which are

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rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s and the long-term senior unsecured obligations of which are rated at least “A” by S&P, “A” by Fitch and “A2” by Moody’s; and, in each case, having maturities of not more than 365 days from the date of acquisition;

(vi) commercial paper rated at least A-1+ by S&P, F-1 by Fitch and P-1 by Moody’s and that has a maturity of not more than 365 days; and

(viii) debt obligations with maturities of not more than 365 days and that are rated at least AA- by S&P, AA- by Fitch and Aa3 by Moody’s; and

(ix) when used with respect to the investment of any funds in any account of the Issuing entity (other than investments of funds in the Funding Account made under the Forward Delivery Agreement with obligations delivered thereunder by the Forward Delivery Agreement Provider) each of the investments described in clauses 1 through 7 above and any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, including those managed or advised by the Indenture Trustee or any of its Affiliates, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by any Rating Agency of any of the Notes;

provided, however, that each such Eligible Investment shall mature not later than the first business day of each week and on the second business day immediately preceding each Payment Date; provided, further, however, that none of the foregoing obligations shall constitute Eligible Investments if the issuing entity thereof is [________] or any Person who, in accordance with U.S. generally accepted accounting principles is consolidated with [________] for financial accounting purposes.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“HECM Assignment Event” occurs when a HECM becomes an assignable HECM and the sponsor exercises its option to purchase the assignable HECM.

“HECM Maturity Event” means one of the following has occurred: (1) the borrower, or the last living of two co-borrowers, has died, (2) the borrower, or the last living of two co-borrowers, has ceased to use the mortgaged property as his or her principal residence or (3) the mortgaged property has been sold.

“Investment Earnings” means, for any Distribution Date, all investment earnings received by the issuing entity in the Funding Account.

“LIBOR” means, with respect to each applicable Note Accrual Period, the rate determined by the Forward Delivery Agreement Provider in accordance with the following provisions: The Forward Delivery Agreement Provider will determine LIBOR for the succeeding Note Accrual Period on the basis of the British Bankers’ Association Interest Settlement Rate for one-month deposits in U.S. dollars as found on the Telerate Page 3750 (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m. London, England time, on the date that is two (2) London Banking Days preceding the first day of the applicable Note Accrual Period (the “LIBOR Determination Date”).

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If on any LIBOR Determination Date the Forward Delivery Agreement Provider is unable to determine LIBOR on the basis of the method set forth herein, LIBOR for the applicable Note Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The “Reserve Interest Rate” will be the rate per annum which the Forward Delivery Agreement Provider determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Forward Delivery Agreement Provider are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Forward Delivery Agreement Provider can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Forward Delivery Agreement Provider are quoting on such LIBOR Determination Date to leading European banks.

If on any LIBOR Determination Date the Forward Delivery Agreement Provider is required, but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Note Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

“London Banking Days” means any day on which commercial banks are open for business (including dealings in foreign currency and foreign deposits) in London, England.

“Maturity Event” means a HECM Assignment Event or a HECM Maturity Event.

“Parties in Interest” has the definition given to it in Title I of ERISA.

“Plans” are retirement plans and other employee benefit plans or arrangements subject to Title I of ERISA.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Sponsor Advance” means, in connection with a purchase by the sponsor of a HECM, the excess, if any, of the purchase option price over the amount of insurance proceeds received under the FHA insurance.

“Stated Principal Balance” means, for any HECM on any day, the outstanding principal of such HECM on such day, after giving effect to any payments to be made to the related borrower on such day and any requested payments to be made to the related borrower under a line of credit or line of credit portion of a modified term or tenure loan.

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Annex I

Global Clearance, Settlement and Documentation Procedures

Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Acceptance Corp., Credit Suisse First Boston Trust Series ____-__, Mortgage-Backed Notes, Series ____-__, [Class A Notes], the Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

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Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

83

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)  borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b)  borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

84

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by Certificate Holders or their agent.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by certificateholders or their agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

85

CREDIT SUISSE FIRST BOSTON MBN TRUST
Series ____-_

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor

MORTGAGE-BACKED NOTES

Series ____-_

$_______________________
(APPROXIMATE)

_____________________________________

PROSPECTUS SUPPLEMENT

_____________________________________

[Name of Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series ____-_ Mortgage-Backed Notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series ____-_ Mortgage-Backed Notes and for their unsold allotments or subscriptions. In addition, all dealers selling the Series ____-_ Mortgage-Backed Notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

____________ ____, ____

86

Subject to Completion
Preliminary Prospectus Dated January 26, 2007

PROSPECTUS
Mortgage Pass-Through Certificates Mortgage-Backed Notes

Credit Suisse First Boston Mortgage Acceptance Corp.

Depositor

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should carefully consider the Risk Factors beginning on Page 6 in this prospectus.	The Depositor may periodically establish trusts to issue securities in series backed by mortgage collateral.
Each trust will consist primarily of:
•
One or more pools of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans, and/or reverse mortgage loans, secured by residential properties or loans secured by manufactured homes.

This prospectus together with the accompanying prospectus supplement will constitute the full prospectus.	•	Agency mortgage-backed securities.
	•	Private mortgage-backed securities.
The securities in a series:
	•	Will consist of certificates representing interests in, or notes secured by, a trust and will be paid only from the assets of that trust.
	•	May include multiple classes of securities with differing payment terms and priorities.
	•	Will have the benefit of credit enhancement.
The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The securities may be offered to the public through several different methods. Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse First Boston Mortgage Acceptance Corp., may act as agent or underwriter in connection with the sale of those securities. This prospectus and the accompanying prospectus supplement may be used by Credit Suisse Securities (USA) LLC in secondary market transactions in connection with the offer and sale of any securities. Credit Suisse Securities (USA) LLC may act as principal or agent in those transactions and those sales will be made at prevailing market prices or otherwise.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

January 26, 2007

Important notice about information presented in this
prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

• this prospectus, which provides general information, some of which may not apply to your series of securities; and

• the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption “Glossary” in this prospectus.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

RISK FACTORS	6
DESCRIPTION OF THE SECURITIES	35
General	35
Distributions on the Securities	35
Determination of LIBOR	37
Categories of Classes of Securities	37
Funding Account	40
Optional Termination	40
Book-entry Registration	40
EXCHANGEABLE SECURITIES	41
General	41
Exchanges	42
Procedures	43
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	43
Payment Delays	43
Principal Prepayments	44
Timing of Reduction of Principal Balance	44
Interest or Principal Only Securities	44
Funding Account	44
Final Scheduled Distribution Date	44
Prepayments and Weighted Average Life	44
Other Factors Affecting Weighted Average Life	45
THE TRUST FUNDS	48
Private Mortgage-Backed Securities	49
The Agency Securities	51
The Mortgage Loans	53
The Manufactured Home Loans	61
Static Pool Information	62
Underwriting Standards	63
FICO Scores	64
Collection Account and Payment Account	64
Other Funds or Accounts	65
LOAN UNDERWRITING PROCEDURES AND STANDARDS	66
Underwriting Standards	66
Loss Experience	68
Representations and Warrants	68
SERVICING OF LOANS	70
General	70
Collection Procedures; Escrow Accounts	70
Modifications	71
Deposits to and Withdrawals from the Collection Account	72
Servicing Accounts	73
Buy-down Loans, GPM Loans and Other Subsidized Loans	73
Advances	74
Maintenance of Insurance Policies and Other Servicing Procedures	74
Presentation of Claims; Realization on Defaulted Loans	77
Enforcement of Due-on-sale Clauses	78
Servicing Compensation and Payment of
Expenses	78
Evidence as to Compliance	79
Matters Regarding the Master Servicer and the Depositor	79
CREDIT SUPPORT	81
General	81
Subordinate Securities; Subordination Reserve Fund	82
Overcollateralization	82

Cross-Support Features	83
Insurance	83
Letter of Credit	83
Financial Guarantee Insurance	84
Reserve Funds	84
Derivatives	84
Performance Bond	86
DESCRIPTION OF MORTGAGE AND OTHER INSURANCE	87
Mortgage Insurance on the Loans	87
Hazard Insurance on the Loans	90
Bankruptcy Bond	91
Repurchase Bond	91
THE AGREEMENTS	92
Assignment of Mortgage Assets	92
Repurchase and Substitution of Loans	94
Reports to Securityholders	96
Investment of Funds	98
Event of Default and Rights in the Case of Events of Default	98
The Owner Trustee	101
The Trustee	101
Duties of the Trustee	101
Resignation of Trustee	101
Payment Account	102
Expense Reserve Fund	102
Amendment of Agreements	102
Voting Rights	104
REMIC Administrator	104
Termination	104
LEGAL ASPECTS OF LOANS	104
Cooperative Loans	105
Tax Aspects of Cooperative Ownership	106
Foreclosure on Mortgage Loans	106
Realizing on Cooperative Loan Security	108
Rights of Redemption	109
Anti-deficiency Legislation and Other Limitations on Lenders	110
Leasehold Considerations	112
Servicemembers Civil Relief Act	112
Junior Mortgages; Rights of Senior Mortgagees	113
Due-on-sale Clauses in Mortgage Loans	114

Enforceability of Prepayment and Late Payment Fees	114
Equitable Limitations on Remedies	115
Applicability of Usury Laws	115
Adjustable Interest Rate Loans	115
Environmental Legislation	116
Forfeitures in Drug and RICO Proceedings	117
Negative Amortization Loans	117
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	118
General	118
REMICs	118
Classification of REMICs	119
Characterization of Investments in REMIC Certificates	119
Tiered REMIC Structures	120
Taxation of Owners of REMIC Regular Certificates	120
Taxation of Owners of REMIC Residual Certificates	125
Notes	136
Reportable Transactions	136
Penalty Avoidance	136
STATE AND OTHER TAX CONSEQUENCES	137
ERISA CONSIDERATIONS	137
LEGAL INVESTMENT	145
LEGAL MATTERS	147
THE DEPOSITOR	147
USE OF PROCEEDS	148
PLAN OF DISTRIBUTION	148
ADDITIONAL INFORMATION	149
REPORTS TO SECURITYHOLDERS	149
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	150
GLOSSARY	151

RISK FACTORS

The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments for your securities other than payments on the mortgage loans in the trust and any credit enhancement.
When you buy a security, you will not own an interest in or a debt obligation of Credit Suisse First Boston Mortgage Acceptance Corp., the master servicer or any of their affiliates. You will own an interest in the trust in the case of a series of certificates, or you will be entitled to proceeds from the trust established in the case of a series of notes. Your payments come only from assets in the trust. Therefore, the mortgagors’ payments on the mortgage loans included in the trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.

In some instances, the return on your securities may be reduced by losses on the mortgage loans, which are more likely if substantially all are secured only by second liens.
In certain instances, a large percentage of the mortgage loans are secured by second liens. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the related servicer may write off the entire outstanding balance of the mortgage loan as a bad debt. These are risks particularly applicable to mortgage loans secured by second liens that have high combined loan to value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the related servicer would determine foreclosure to be uneconomical for those types of mortgage loans than for first lien mortgage loans with low loan-to-value ratios.

Debt incurred by the borrowers in addition to that related to the mortgage loans could increase your risk.
With respect to mortgage loans that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt in addition to the mortgage loan. This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.

Loss mitigation may increase your risk.
In some instances, the related servicer may use a wide variety of practices to limit losses on defaulted mortgage loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The use of these practices may result in recognition of losses.

You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults.
Because your securities are backed by the mortgage loans, your investment may be affected by a decline in real estate values and changes in each individual mortgagor’s financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your security or note. The following types of loans may be included:

•
mortgage loans that are subject to “negative amortization”. The principal balances of these loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

•
mortgage loans that do not fully amortize over their terms to maturity which are sometimes referred to as “balloon loans” and some revolving credit loans that do not significantly amortize prior to maturity. Balloon loans and revolving credit loans, if applicable, involve a greater degree of risk because the ability of a mortgagor to make the final payment on these types of mortgage loans typically depends on the ability to refinance the loan or sell the related mortgaged property. In addition, due to the unpredictable nature of principal payments for revolving credit loans, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent the principal payments on certain revolving credit loans are being reinvested on Draws on other revolving credit loans in the pool, principal distributions on your securities may be further reduced;

•
adjustable rate mortgage loans and other mortgage loans that provide for escalating or variable payments by the mortgagor. The mortgagor may have qualified for those loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase;

•
loans secured by second or more junior liens. The cost of foreclosure on these loans compared to the potential foreclosure proceeds, after repaying all senior liens, may cause these loans to be effectively unsecured; and

•
mortgage loans that are concentrated in one or more regions, states (including, but not limited to, California) or zip code areas of the United States. If the regional economy or housing market in that area weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to securityholders. The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur. See “The Mortgage Pool” in the prospectus supplement to see if any of these or other types of special risk loans are included in the mortgage pool applicable to your securities.

The underwriting guidelines used to originate the mortgage loans may impact losses.
The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus. The underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

There is a risk that there may be a delay in receipt of liquidation proceeds and liquidation proceeds may be less than the mortgage loan balance.
Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. In addition, in some instances a large portion of the mortgage loans are secured by second liens on the related mortgaged property. If a mortgagor on a mortgage loan secured by a second lien defaults, the trust’s rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

There are risks relating to alternatives to foreclosure.
Certain mortgage loans are or may become delinquent after the closing date. A servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charge off the mortgage loan. If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off the mortgage loan, your yield may be reduced.

To the extent applicable, losses on the mortgage loans in one asset group related to a group of subordinate securities may reduce the yield on certain senior securities related to one or more other asset groups related to that group of subordinate securities.

To the extent applicable, with respect to some series and any group of subordinate securities, the applicable coverage for special hazard losses, fraud losses and bankruptcy losses covers all of the mortgage loans in each asset group related to that group of subordinate securities. Therefore, if mortgage loans in any of such asset groups suffer a high level of these types of losses, it will reduce the available coverage for all of the senior securities related to each of such asset groups and certain classes of such group of subordinate securities. Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in any of such asset groups suffers these types of losses, all of the senior securities related to such asset groups will, and certain principal only securities related to such asset groups may be allocated a portion of that loss.

Because each group of subordinate securities represents interests in the mortgage loans in each asset group related to such group of subordinate securities, the class principal balances of these classes of securities could be reduced to zero as a result of realized losses on the mortgage loans in any of such asset groups. Therefore, the allocation of realized losses on the mortgage loans in each asset group related to such group of subordinate securities will reduce the subordination provided by those classes of securities to all of the senior securities related to such asset groups and certain classes of such group of subordinate securities, including the senior securities related to the asset group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior securities related to the asset group that did not suffer those previous losses.

Credit enhancements may be limited or reduced and this may cause your securities to bear more risk of mortgagor defaults.
The prospectus supplement related to your securities may specify that credit enhancements will provide some protection to cover various losses on the underlying mortgage loans. The forms of credit enhancement include (but are not limited to) the following: subordination of one or more classes of securities to other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See “Credit Support” in this prospectus. See also “Credit Enhancement” in the prospectus supplement in order to see what forms of credit enhancements apply to your securities.

Regardless of the form of credit enhancement, an investor should be aware that:

•	The amount of coverage is usually limited;

•	The amount of coverage will usually be reduced over time according to a schedule or formula;

•	The particular forms of credit enhancement may provide coverage only to some types of losses on the mortgage loans, and not to other types of losses;

•	The particular forms of credit enhancement may provide coverage only to some certificates or notes and not other securities of the same series; and

•	If the applicable rating agencies believe that the rating on the securities will not be adversely affected, some types of credit enhancement may be reduced or terminated.

If you hold auction securities, when those securities are transferred on the auction distribution date, you may not receive par for those securities if the money available under the auction and the swap agreement is insufficient

For certain series, certain securities may be offered, referred to in this prospectus as auction securities, which will be transferred to third-party investors on a certain distribution date, referred to in this prospectus as the auction distribution date. If you purchase an auction security, your investment in that security will end on the related auction distribution date.

If the outstanding principal balance of any class of auction securities, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the auction securities. If all or a portion of a class of auction securities is not sold in the auction, the auction price for such unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal balance of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date. If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal balance of your auction security, after application of principal distributions and realized losses on the auction distribution date. In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

The ratings of your securities may be lowered or withdrawn, and do not take into account risks other than credit risks which you will bear.
Any class of securities offered under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor. If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

	•	a decrease in the adequacy of the value of the trust assets or any related credit enhancement, an adverse change in the financial or other condition of a credit enhancement provider, or

	•	a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.

Your yield may be reduced due to the optional redemption of the securities or the options repurchase of underlying mortgage loans.
The master servicer or another entity specified in the related prospectus supplement may elect to repurchase all of the assets of the trust if the aggregate outstanding principal balance of those assets is less than a percentage of their initial outstanding principal amount specified in the prospectus supplement. This kind of event will subject the trust related to your securities to early retirement and would affect the average life and yield of each class of securities in those series. See “Yield, Prepayment and Maturity Considerations” in this prospectus and in the accompanying prospectus supplement.

Violation of various federal and state laws may result in losses on the mortgage loans
Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•     the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;
•              the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and
•              the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these state and federal laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages, including monetary penalties, and administrative enforcement. In particular, an originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the related trust to monetary penalties, and result in the related obligors’ rescinding the mortgage loans against that trust.

The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus.

Given that the mortgage lending and servicing business involves compliance with numerous local, state and federal lending laws, lenders and servicers, including the originators and the servicers of the mortgage loans, are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of an originator or on the validity of the mortgage loans, losses on the securities could result.

You may have to hold your offered securities to their maturity because of difficulty in reselling the offered securities.
A secondary market for the offered securities may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your securities. Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered securities. Any class of offered securities may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The absence of physical securities may cause delays in payments and cause difficulty in pledging or selling the offered securities.
The offered securities, other than certain classes of residual securities, will not be issued in physical form. Securityholders will be able to transfer securities, other than such residual securities, only through The Depository Trust Company (referred to in this prospectus as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a security to a person that does not participate in DTC may be limited because of the absence of a physical security. In addition, securityholders may experience some delay in receiving distributions on these securities because the trustee or trust administrator, as applicable, will not send distributions directly to them. Instead, the trustee or trust administrator, as applicable, will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts securityholders have either directly or indirectly through indirect participants.

The yield to maturity on your securities will depend on various factors, including the rate of prepayments.
The yield to maturity on each class of offered securities will depend on a variety of factors, including:

•    the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties) or, with respect to a trust fund containing reverse mortgage loans, additional draws on the funding account;

•    the pass_through rate for that class;

•    with respect to any class of securities that receives payments under a yield maintenance agreement, whether the required payments are made under the yield maintenance agreement and are sufficient;

•    interest shortfalls due to mortgagor prepayments on the related mortgage loans;

•    whether losses on the mortgage loans are covered by credit enhancements;

•    rapid prepayment of the mortgage loans may result in a reduction of excess spread which will make it difficult to create or maintain overcollateralization, if applicable;

•    if applicable, whether draws on the HELOCs exceed principal collections on the mortgage loans;

•    repurchases of mortgage loans as a result of defective documentation and breaches of representations and warranties

•    whether an optional termination or an auction sale of the related loan group or loan groups occurs; and

•    the purchase price of that class.

The rate of prepayments is one of the most important and least predictable of these factors.

The rate of prepayments is one of the most important and least predictable of these factors.

In general, if a class of securities is purchased at a price higher than its outstanding principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of securities is purchased at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the mortgage loans will be affected by various factors.
Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. Such reduced prepayments could result in a slower return of principal to holders of the offered securities at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of securities. Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered securities at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of securities.

Some of the mortgage loan in a trust may be adjustable rate mortgage loans, in which case, the mortgage loans generally adjust after a one year, two year, three year, five year or seven year initial fixed rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable rate mortgage loans with an initial fixed rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates. The features of adjustable rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the master servicer, any sub-servicer or their affiliates and may include streamlined documentation programs.

Certain mortgage loans in each asset group may provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. All prepayment premiums will either be retained by the related servicer, or in some instances, be paid to the holder of a class of non-offered securities, if applicable, and in either case, will not be available for distribution to the offered securities.

The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. In addition, a special servicer may have the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent. These purchases will have the same effect on the holders of the offered securities as a prepayment of the mortgage loans.

The yield on your securities may also be affected by changes in the mortgage interest rate, if applicable.
With respect to certain adjustable-rate mortgage loans, after an initial fixed-rate period, each mortgage loan provides for adjustments to the interest rate generally every six months or twelve months. The interest rate on each mortgage loan will adjust to equal the sum of an index and a margin. Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”). In addition, the interest rate may be subject to an overall maximum and minimum interest rate.

With respect to certain of the variable rate offered securities, if applicable, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations. Each adjustable-rate mortgage loan has a maximum mortgage interest rate and substantially all of the adjustable-rate mortgage loans have a minimum mortgage interest rate. Generally, the minimum mortgage interest rate is the applicable margin. In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the securities could be adversely affected.

Further, investment in the variable rate offered securities, if applicable, involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans. In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap. This will have the effect of reducing the pass-through rates on the related securities, at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow as described in the prospectus supplement. No assurances can be given that such additional funds will be available.

Interest only mortgage loans have a greater degree of risk of default.
Certain of the mortgage loans may not provide for any payments of principal (i) for a period generally ranging from five to fifteen years following the date of origination or (ii) prior to their first adjustment date. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

Nature of reverse mortgage loans may increase risk of loss.
Reverse mortgage loans do not provide for scheduled monthly payments of principal or interest by the borrowers. Instead, accrued interest at the applicable mortgage rate is added to the outstanding amount of the related mortgage loan. A reverse mortgage loan typically matures when one of the following maturity events has occurred: (1) the borrower, or the last living of two co-borrowers, has died, (2) the borrower, or the last living of two co-borrowers, moves to a new principal residence, or has ceased to use the mortgaged property as his or her principal residence for a specified period of time, (3) the mortgaged property has been sold or (4) the borrower fails to maintain the property, fails to pay property taxes or insurance, or otherwise violates any borrower obligation. In addition, the borrowers may prepay the mortgage loans in whole or in part at any time. The rate and timing of maturity events are unpredictable. Moreover, even after a maturity event, there may be delays in the receipt of payment, for example if payment is delayed during probate proceedings. Therefore, on any particular payment date or for a series of payment dates, insufficient funds from the reverse mortgages may be available to make payments of interest on the securities or to make scheduled payments of principal on the securities. This could occur if during any particular period of time relatively few reverse mortgage loans reach maturity or if recoveries on matured mortgage loans are less than expected, whether because the amount otherwise due under a mortgage loan exceeds the value of the related mortgaged property or because a portion of such amount otherwise due is itself determined by reference to the value of the mortgaged property. As to any series of securities backed by reverse mortgage loans, while a reserve fund may be used to provide a liquid source of funds to make required payments on the securities, there can be no assurance that these funds will be adequate under all scenarios.

Reverse mortgage loans are monrecourse.
Reverse mortgage loans are non-recourse to the borrower. There can be no recourse against the income or other assets of a borrower or the estate. Upon a maturity event, the amount owing under a reverse mortgage loan will therefore be effectively limited to the net value of the mortgaged property. If a borrower or a borrower’s estate does not pay the amount due upon maturity of a reverse mortgage loan, the borrower’s payment obligation can be satisfied only by selling the mortgaged property securing the loan. Failure to maintain the property, deterioration in the condition of a property or the quality of a neighborhood, or the occurrence of other events or circumstances that adversely affect real property values, could reduce recoveries on the reverse mortgage loans and could result in shortfalls or losses to securityholders. Older homeowners may be less likely to maintain the property, or to make capital improvements that would enhance the value of the property.

Borrower mortality rates may adversely affect the yield on securities backed by reverse mortgage loans.
The yield to maturity on and average life of securities backed by reverse mortgage loans will be significantly affected by the rate at which maturity events will occur. The rate and timing of maturity events cannot be estimated with certainty. The rate and timing of maturity events, and any estimate, will be affected by historical trends and projections of life expectancy; recent developments and expectations as to future developments in health care for elderly persons; mobility of elderly households; regional differences in availability of health care, life expectancy and other matters; gender differences with respect to health risks and life expectancy; and various other matters.

The actual rate and timing of maturity events could differ significantly from any estimate or projection. Rapid progress in health sciences or increased availability of health care, for example, could prolong the lives of borrowers or postpone relocation of borrowers into long-term care facilities. The availability of home nursing care could cause borrowers who would otherwise relocate to remain in their homes, delaying the occurrence of a maturity event indefinitely. Considered scientific opinion as to life expectancy could simply be wrong. In general, the life spans and life expectancy of Americans have increased over time.

If a borrower continues to occupy a mortgaged property longer than expected, thus delaying the occurrence of a maturity event, the amount owed on the related mortgage loan at maturity may be limited to the value of the mortgaged property. This risk will be exacerbated to the extent that the rate of interest accruing on the related mortgage loan is greater than the rate of increase in the value of the mortgaged property. Prospective investors in the securities backed by reverse mortgage loans should consider the risk that they may incur losses if borrowers live, or remain sufficiently healthy to continue to live at home, longer than anticipated by such investors.

Neither the depositor, the sponsor, any underwriter, nor any other party to any securities issuance will make any estimate or projection as to the rate and timing of maturity events, or as to future interest rates or rates of appreciation of real estate values. While certain assumptions as to those matters may be made in connection with hypothetical scenarios used in connection with the offering, these assumptions should not be taken as estimates or projections, and there can be no assurance as to the likelihood that actual experience will be similar to those assumptions.

Distributions on securities backed by reverse mortgage loans will depend on the servicer’s ability to protect the collateral of the mortgage loan.
Servicing procedures for reverse mortgage loans are very different from those required to service typical mortgage loans. Reverse mortgage loans do not provide for monthly payments, and therefore do not require ongoing collection activities, or work out, modification or liquidation activities in response to payment defaults. Instead, a servicer of reverse mortgage loans is primarily concerned with monitoring borrower occupancy of the mortgaged property, payment by the borrower of taxes and insurance premiums and maintenance by the borrower of the mortgaged property, and other actions to maintain the value of the mortgaged property. The performance of the securities will depend in large part upon the expertise and diligence of the servicer.

Additional risk is associated with mezzanine securities.
Investors in certain classes of securities, referred to in this prospectus as mezzanine securities, should be aware that, on any distribution date, certain losses which would otherwise be allocated to one ore more other classes of securities, will be allocated to the related class of mezzanine securities, until its class principal balance is reduced to zero.

An optional termination or, in some instances, an auction sale of the trust may adversely affect the securities.
With respect to each group of subordinate securities and any series, when the aggregate outstanding principal balance of the mortgage loans in the asset groups related to such group of subordinate securities is less than 10% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the terminating entity, as provided in the related pooling and servicing agreement or servicing agreement, may purchase from the trust all of the remaining mortgage loans in those asset groups.

If so specified in the related prospectus supplement, if the option to purchase the mortgage loans in each asset group related to a group of subordinate securities as described above is not exercised and the aggregate outstanding principal balance of those mortgage loans declines below 5% of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, the related trustee or trust administrator, as applicable, will conduct an auction to sell those mortgage loans and the other assets in the trust related to each asset group related to such group of subordinate securities.

If the purchase option is exercised or a successful auction occurs with respect to the remaining mortgage loans in the asset groups related to a group of subordinate securities as described above, such purchase of mortgage loans would cause an early retirement or partial prepayment of the senior securities and subordinate securities related to those asset groups. If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related securityholders. This would have the same effect as if all of such remaining mortgagors made prepayments in full. No assurance can be given that the purchase price will be sufficient to pay your security in full. Any class of securities purchased at a premium could be adversely affected by an optional purchase or auction sale of the related mortgage loans. See “Yield, Prepayment and Maturity Considerations” in this prospectus.

If you own a special retail security, you may not receive a principal distribution on any particular date principal distributions are made on that class.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as special retail securities, are subject to special rules regarding the procedures, practices and limitations applicable to the distribution of principal to the holders of these securities. Special retail securities may not be an appropriate investment for you if you require a distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions. If you purchase special retail securities, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

Rapid prepayments on the mortgage loans in a loan group will reduce the yield on any related classes of interest-only securities.
Payments to the holders of certain classes of interest only securities that may be offered with respect to any series, referred to in this prospectus as ratio-stripped interest only securities, come only from interest payments on certain of the mortgage loans in the related asset groups. These mortgage loans are called premium rate mortgage loans because in general they have the highest mortgage interest rates in the loan group. In general, the higher the mortgage interest rate is on a mortgage loan in a loan group, the more interest the related class of ratio-stripped interest only securities, if any, receives from that mortgage loan. If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. If the related mortgage loans prepay faster than expected or if the related asset group or asset groups are terminated earlier than expected, you may not fully recover your initial investment.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as interest only securities, receive only distributions of interest. Distributions to the holders of any class of interest only securities are based on its related notional amount, calculated as described in the related prospectus supplement. You should fully consider the risks associated with an investment in any class of interest-only securities. If the mortgage loans in the related asset group prepay faster than expected or if the related asset group is terminated earlier than expected, you may not fully recover your initial investment.

Slower prepayments on the mortgage loans will reduce the yield on any related class of principal-only securities.
Payments to the holders of certain principal only securities that may be offered with respect to any series, referred to in this prospectus as ratio-stripped principal only securities, come only from principal payments on the discount mortgage loans in the related asset group or asset groups. These discount mortgage loans are the mortgage loans in each of such asset groups with net mortgage rates less than a certain percentage for each asset group, referred to in this prospectus and the related prospectus supplement as the required coupon. In general, the lower the net mortgage rate is on a mortgage loan, the more principal the related class of ratio-stripped principal only securities receive from that mortgage loan. Because holders of the ratio-stripped principal only securities receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage loans. If you are investing in a class of ratio-stripped principal only securities, you should consider that since the discount mortgage loans have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

Certain classes of securities that may be offered with respect to any series of securities, referred to in this prospectus as principal only securities, receive only distributions of principal. You should fully consider the risks associated with an investment in any class of principal only securities. If the mortgage loans in the related asset group prepay slower than expected, your yield will be adversely affected.

Any yield maintained securities may not receive amounts expected from the related yield maintenance agreement.
The mortgage loans in the asset group related to any class of yield maintained securities may not generate enough interest to pay the full pass-through rate on that class on certain distribution dates and interest distributions on those distribution dates will be made in part from payments under the related yield maintenance agreement. Payments under the related yield maintenance agreement for any distribution date will be based on a notional amount (as set forth in an annex to the related prospectus supplement), which will decrease during the life of that yield maintenance agreement. The notional amounts specified in the annex were derived by assuming a certain rate of payment on the mortgage loans in the related asset group (which will be described in the related prospectus supplement). The actual rate of payment on those mortgage loans is likely to differ from the rate assumed. If prepayments on those mortgage loans occur at a rate slower than the rate used in determining the notional amounts specified in the related annex, the class principal balance of the class of yield maintained securities may be greater than such notional amount for a distribution date. For any class of yield maintained securities and any distribution date on which the notional amount is lower than the actual class principal balance of that class of securities, the amount paid by the related cap counterparty under the related yield maintenance agreement will not be enough to pay the full amount of interest due for such distribution date, adversely affecting the yield on those securities.

Certain classes of securities that may be offered with respect to any series will be sensitive to changes in LIBOR.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as floating rate securities, will receive interest at a rate which varies directly with the rate of LIBOR subject, in each case, to a certain minimum pass-through rate and a certain maximum pass-through rate. Accordingly, these securities will be sensitive to changes in the rate of LIBOR.

Certain classes of certificates that may be offered with respect to any series will be very sensitive to increases in the level of LIBOR.
Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as inverse floating rate securities, will receive interest at a rate which varies inversely with the rate of LIBOR to a certain minimum pass-though rate and a certain maximum pass-through rate. Accordingly, the yield to maturity on these securities will be extremely sensitive to changes in the rate of LIBOR.

With respect to certain classes of securities that may be offered with respect to any series, referred to in this prospectus as PAC securities, although principal payments to the PAC securities generally follow a schedule, the rate of prepayments on the related mortgage loans may still affect distributions to these securities.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as planned amortization classes or PAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities. This is because on each distribution date, each class of PAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement. The schedule for each class of PAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate between a range set forth in the related prospectus supplement. However, there is no guarantee that the rate of prepayments on the mortgage loans in the related asset group will remain at a constant rate between those levels. If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the PAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

With respect to certain classes of securities that may be offered with respect to any series, referred to in this prospectus as TAC securities, although principal payments to the TAC securities generally follow a schedule, the rate of prepayments on the related mortgage loans may still affect distributions to these securities.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as targeted amortization classes or TAC securities, will generally be less affected by the rate of principal prepayments than other related classes of senior securities. This is because on each distribution date, each class of TAC securities will receive principal distributions according to a schedule set forth in an annex to the related prospectus supplement. The schedule for each class of TAC securities assumes that the rate of prepayments on the mortgage loans in the related asset group remains at a constant rate set forth in the related prospectus supplement. However, it is very unlikely that the rate of prepayments on the mortgage loans in the related asset group will remain constant at that level. If the mortgage loans in the related asset group prepay at a rate faster or slower than the related schedule allows for, or do not prepay at a constant rate between these levels, distributions of principal may no longer be made according to such schedule. Moreover, once certain classes of securities set forth in the related prospectus supplement have been paid in full, the TAC securities will become very sensitive to the rate of prepayments and may no longer be paid according to their schedule.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as support securities, will be very sensitive to the rate of prepayments on the related mortgage loans and may not receive distributions of principal for a long time.

Certain classes of securities that may be offered with respect to any series, referred to in this prospectus as support securities, will be especially sensitive to the rate of prepayments on the mortgage loans in the related asset group. The support securities will act as a prepayment cushion for certain classes of PAC and/or TAC securities, absorbing excess principal prepayments. On each distribution date, each class of support securities receive principal only if the related PAC and/or TAC securities have been paid according to schedule. If the rate of prepayments on the mortgage loans in the related asset group is slow enough so that the TAC and/or PAC securities are not paid according to their aggregate schedule, then the support securities will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the TAC and PAC securities have been paid according to their schedule, then all or certain of the classes of support securities will receive all of the remaining principal otherwise available for distribution to the TAC and PAC securities in accordance with the priority of payment rules set forth in the related prospectus supplement. This may cause wide variations in the amount of principal the support securities will receive on each distribution date. Certain classes of support securities may be more stable than other classes of support securities if they are also TAC or PAC securities.

Potential inadequacy of credit enhancement.
The subordination and other credit enhancement features described in this prospectus are intended to enhance the likelihood that the classes of securities will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans.

None of the depositor, the master servicer, the servicers, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement.

To the extent applicable, certain factors may limit the amount of excess interest on the mortgage loans reducing overcollateralization.
In some instances, in order to create overcollateralization, it will be necessary that certain of the mortgage loans generate more interest than is needed to pay interest on the related securities and the related fees and expenses of the trust. In such scenario, we expect that such mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the those mortgage loans is higher than the net WAC rate on the related securities. We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies’ targeted overcollateralization level. The following factors will affect the amount of excess interest that such mortgage loans will generate:

Prepayments. Each time one of such mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of such mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.

Defaults. The actual rate of defaults on such mortgage loans may be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

Level of One-Month LIBOR. If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related securities, so less money will be available as excess interest.

Holding subordinate securities creates additional risks.
In some instances, the protections afforded the senior securities in any transaction create risks for the related subordinate securities. Prior to any purchase of these types of subordinate securities, consider the following factors that may adversely impact your yield:

•    Because the subordinate securities receive interest and principal distributions after the related senior securities receive such distributions, there is a greater likelihood that the subordinate securities will not receive the distributions to which they are entitled on any distribution date.

•    With respect to certain series, the subordinate securities will not be entitled to a proportionate share of principal prepayments on the related mortgage loans until the beginning of the tenth and in some cases, twelfth, year after the closing date.

•    If certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of subordinate securities with higher alphanumerical class designations will be paid to the related classes of subordinate securities with lower alphanumerical class designations.

•    If a related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the securities which will impact the related subordinate securities.

•    Losses on the mortgage loans will generally be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a security balance without a corresponding distribution of cash to the holder. A lower security balance will result in less interest accruing on the security.

•    Certain of the subordinate securities may not be expected to receive principal distributions until, at the earliest, the distribution date occurring in the thirty-six month after the related closing date, unless the class principal balances of certain senior securities have been reduced to zero prior to such date.

•    In some instances, after extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate securities in reverse order of their priority of payment. A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder. A lower class principal balance will result in less interest accruing on the security.

• The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

If servicing is transferred, delinquencies may increase.
In certain circumstances, the entity specified in the pooling and servicing agreement or servicing agreement and its transferee or assigns may request that that certain servicers or the master servicer, subject to certain conditions specified in the related pooling and servicing agreement or servicing agreement, resign and appoint a successor servicer or master servicer, as applicable. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered securities and/or losses on the offered securities.

Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

The yield, market price, rating and liquidity of your securities may be reduced if the provider of any financial instrument defaults or is downgraded.
A trust may include one or more financial instruments including interest rate or other swap agreements and interest rate cap or floor agreements. These financial instruments provide protection against some types of risks or provide specific cashflow characteristics for one or more classes of a series. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, suppose a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in one or more series. Each series of certificates will be issued under separate pooling and servicing agreements among the depositor, the master servicer and the trustee for the related series identified in the related prospectus supplement. Each series of notes will be issued under separate indentures between the related issuing entity and the trustee for the related series identified in the related prospectus supplement. The trust for each series of notes will be created under an owner trust agreement between the depositor and the owner trustee. The following summaries describe provisions common to each series. The summaries do not purport to be complete, but together with the related prospectus supplement they describe the material provisions of the agreements relating to each series. As to each series of securities, the related agreements will be filed with the Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

Each series will consist of one or more classes of securities, one or more of which may consist of accrual securities, floating rate securities, interest only securities or principal only securities. A series may also include one or more classes of subordinate securities. A class of subordinate securities will be offered by this prospectus and by the related prospectus supplement, as specified, only if rated by a rating agency in at least its fourth highest applicable rating category. If stated in the related prospectus supplement, the mortgage assets in a trust may be divided into multiple groups of individual mortgage assets, or asset groups, which share similar characteristics. These mortgage assets are aggregated into separate groups and the securities of each separate class will evidence beneficial ownership of, or be secured by, each corresponding asset group.

The securities for each series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related prospectus supplement. The transfer of the securities may be registered, and the securities may be exchanged, without the payment of any service charge payable in connection with the registration of transfer or exchange. However, the trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of securities. If stated in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Distributions on the Securities

Commencing on the date specified in the related prospectus supplement, distributions of principal and interest on the securities will be made on each distribution date to the extent of the Available Distribution Amount as described in the related prospectus supplement.

Distributions of interest on securities which receive interest will be made periodically at the intervals and at the security interest rate specified or, for floating rate securities, determined in the manner described in the related prospectus supplement. Interest on the securities will be calculated as described in the related prospectus supplement.

Distributions of principal of and interest on securities of a series will be made by check mailed to securityholders of that series registered on the close of business on the record date specified in the related prospectus supplement at their addresses appearing on the security register. However, distributions may be made by wire transfer in the circumstances described in the related prospectus supplement, and the final distribution in retirement of a security will be made only on presentation and surrender of that security at the corporate trust office of the trustee for that series or another office of the trustee as specified in the prospectus supplement. If specified in the related prospectus supplement, the securities of a series or some classes of a series may be available only in book-entry form. See “Book-Entry Registration” in this prospectus.

For information regarding reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Series. For a series other than a multiple class series, distributions on the securities on each distribution date will, in most cases, be allocated to each security entitled to those distributions on the basis of the undivided percentage interest evidenced by that security in the trust or on the basis of their outstanding principal amounts or notional amounts. If the mortgage assets for a series have adjustable or variable interest or pass-through rates, then the security interest rate of the related securities may also vary, due to changes in those rates and due to prepayments on loans comprising or underlying the related mortgage assets. If the mortgage assets for a series have fixed interest or pass-through rates, then the security interest rate on the related securities may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the mortgage assets. If the mortgage assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the security interest rate on the related securities may also reflect those caps.

Multiple Class Series. Each security of a multiple class series will have a principal amount or a notional amount and a specified security interest rate, which may be zero. Interest distributions on a multiple class series will be made on each security entitled to an interest distribution on each distribution date at the security interest rate specified. For floating rate securities, interest distributions will be determined as described in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate securities to receive current distributions. See “Subordinate Securities” and “Credit Support” in this prospectus.

Interest on all securities of a multiple class series currently entitled to receive interest will be distributed on the distribution date specified in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate class to receive current distributions. See “Subordinate Securities” and “Credit Support” in this prospectus. Distributions of interest on a class of accrual securities will commence only after the related Accrual Termination Date. On each distribution date prior to and including the Accrual Termination Date, interest on the class of accrual securities will accrue and the amount of interest accrued on that distribution date will be added to the principal balance of that class on the related distribution date. On each distribution date after the Accrual Termination Date, interest distributions will be made on classes of accrual securities on the basis of the current principal balance of that class.

The securities of a multiple class series may include one or more classes of floating rate securities. The security interest rate of a floating rate security will be a variable or adjustable rate, subject to a maximum floating rate, a minimum floating rate, or both. For each class of floating rate securities, the related prospectus supplement will describe the initial floating rate or the method of determining it, the interest accrual period, and the formula, index, or other method by which the floating rate will be determined.

A series may include one or more classes of interest only securities, principal only securities, or both. Payments received from the mortgage assets will be allocated on the basis of the interest of each class in the principal component of the distributions, the interest component of the distributions, or both. Those distributions will be further allocated on a pro rata basis among the securities within each class.

In the case of a multiple class series, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to any of those determinations for each class of securities shall be as described in the related prospectus supplement. A multiple class series may contain two or more classes of securities as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including planned amortization classes and targeted amortization classes, or on the basis of collections from designated portions of the trust.

Subordinate Securities. One or more classes of a series may consist of subordinate securities. Subordinate securities may be included in a series to provide credit support as described in this prospectus under “Credit Support” in lieu of or in addition to other forms of credit support. The extent of subordination of a class of subordinate securities may be limited as described in the related prospectus supplement. See “Credit Support.” If the mortgage assets are divided into separate asset groups with separate classes of securities, credit support may be provided by a cross-support feature which requires that distributions be made to senior securities evidencing beneficial ownership of one asset group prior to making distributions on subordinate securities evidencing a beneficial ownership interest in another asset group within the trust. Subordinate securities will not be offered by this prospectus or by the related prospectus supplement unless they are rated in one of the four highest rating categories by at least one rating agency. As to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuing entity, will be subordinate to the related notes.

Determination of LIBOR

With respect to certain of the securities, the annual interest rates of such securities are based upon the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Accrual Period (a “LIBOR Determination Date”). Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related securities. The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related securities. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trustee’s or trust administrator’s, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such securities with respect to any distribution date shall be final and binding in the absence of manifest error.

Categories of Classes of Securities

In general, classes of pass-through securities fall into different categories. The following chart identifies and describes some typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

Categories of Classes	Description Principal Types

Accretion directed
A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.

Component securities
A class consisting of “components.” The components of a class of component securities may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional amount securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned principal class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories, for example, primary planned principal classes, secondary planned principal classes and so forth, having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled principal class
A class that is designed to receive principal payments using a predetermined principal balance but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying mortgage assets or other assets of the trust fund.

Categories of Classes	Description Principal Types

Support class (also sometimes referred to as “companion classes”)
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Targeted principal class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying mortgage assets.

Description Interest Types

Lockout	A senior class that does not receive principal payments for a specific period of time.

Fixed rate	A class with an interest rate that is fixed throughout the life of the class.

Floating rate	A class with an interest rate that resets periodically based on a designated index and that varies directly with changes in the index.

Inverse floating rate	A class with an interest rate that resets periodically based on a designated index that varies inversely with changes in the index.

Variable rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments, for example, the mortgage rates borne by the underlying mortgage loans.

Interest only
A class that receives some or all of the interest payments made on the underlying mortgage assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal only	A class that does not bear interest and is entitled to receive only distributions of principal.

Partial accrual
A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Funding Account

The related agreement may provide for the transfer by the seller of additional loans to the related trust after the closing date. The additional loans will be required to conform to the requirements described in the related prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in that account to be released as additional loans are transferred. In most cases, all amounts deposited in a Funding Account will be required to be invested in eligible investments, as described under “The Agreements—Investment of Funds” in this prospectus. The amount held in those eligible investments shall at no time exceed 50% of the proceeds of the offering of the securities. The related agreement or other agreement providing for the transfer of additional loans will provide that all those transfers must be made within 3 months after the closing date. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in that prospectus supplement. A Funding Account can affect the application of the requirements under ERISA. See “ERISA Considerations.”

Optional Termination

The master servicer or another entity designated in the related prospectus supplement may have the option to cause an early termination of a trust. This would be effected by repurchasing all of the mortgage assets from that trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the mortgage assets is less than their initial aggregate principal amount times a percentage, not greater than 25%, stated in the related prospectus supplement. The repurchase price will be at least equal to the entire unpaid principal balance, plus accrued and unpaid interest, of the securities that are the subject of that optional termination. In the case of a trust for which a REMIC election or elections have been made, the trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs, and that the optional termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See “The Agreements—Termination.”

In addition to the optional repurchase of the property in the related trust, a holder of the Call Class may have the right, solely at its discretion, to terminate the related trust and by that termination effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or other entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. That call will be of the entire trust at one time; multiple calls as to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Class certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call Class certificateholder, the final payment to the certificateholders will be made on surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

In the event of an optional termination as described in the preceding two paragraphs, the trust and the securityholders will have no continuing liability as sellers of assets of the trust fund.

Book-entry Registration

The securities may be issued in book-entry form in the minimum denominations specified in the prospectus supplement and integral multiples of those minimum denominations. Each class will be represented by a single security registered in the name of the nominee of the Depository Trust Company, or DTC, a limited-purpose trust company organized under the laws of the State of New York. In most cases, a securityowner will be entitled to receive a security issued in fully registered, certificated form, or definitive security, representing that person’s interest in the securities only if the book-entry system for the securities is discontinued, as described in the fifth paragraph below. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered securityholders or registered holders under the related agreement. Securityowners will only be permitted to exercise the rights of securityholders indirectly through DTC participants. For each series of certificates or notes, securityowners and securityholders will be referred to as certificate owners and certificateholders or noteowners and noteholders, respectively.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants, entities that clear through or maintain a custodial relationship with a participant.

Securityowners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only though participants and indirect participants. Because DTC can only act on behalf of participants and indirect participants, the ability of a securityowner to pledge that owner’s security to persons or entities that do not participate in the DTC system, or otherwise take actions relating to that security, may be limited. In addition, under a book-entry format, securityowners may experience some delay in their receipt of principal and interest distributions on the securities since those distributions will be forwarded to DTC and DTC will then forward those distributions to its participants which in turn will forward them to indirect participants or securityowners.

Under DTC rules, DTC participants may make book-entry transfers among participants through DTC facilities for the securities. DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions on the securities. Participants and indirect participants with which securityowners have accounts for securities similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective securityowners. Accordingly, although securityowners will not possess certificates or notes, the DTC rules provide a mechanism by which securityowners will receive distributions and will be able to transfer their interests.

The depositor understands that DTC will take any action permitted to be taken by a securityholder under the related agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, the depositor understands that DTC will take those actions for holders of a specified interest in the certificates or notes or holders having a specified voting interest only at the direction of and on behalf of participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions as to other holders of securities to the extent that those actions are taken on behalf of participants whose holdings represent that specified interest or voting interest.

DTC may discontinue providing its services as securities depository for the securities at any time by giving reasonable notice to the depositor or the trustee. Under those circumstances, in the event that a successor securities depository is not obtained, definitive securities will be printed and delivered. In addition, the depositor may, with the consent of the participants, elect to discontinue use of the book-entry system through DTC. In that event, too, definitive securities will be printed and delivered.

EXCHANGEABLE SECURITIES

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•
the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.
There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Payment Delays

For any series, a period of time will elapse between receipt of payments or distributions on the mortgage assets and the distribution date on which those payments or distributions are passed through to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related prospectus supplement may describe an example of the timing of receipts and the distribution of those receipts to securityholders.

Principal Prepayments

For a series for which the mortgage assets consist of loans, when a loan prepays in full, the borrower will in most cases be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the loan, until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer for those prepaid loans. See “Servicing of Loans—Advances.”

Timing of Reduction of Principal Balance

A multiple class series may provide that, for purposes of calculating interest distributions, the principal amount of the securities is deemed reduced as of a date prior to the distribution date on which principal on those securities is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the security outstanding. The effect of those provisions is to produce a lower yield on the securities than would be obtained if interest were to accrue on the securities on the actual unpaid principal amount of those securities to each distribution date. The related prospectus supplement will specify the time at which the principal amounts of the securities are determined or are deemed to reduce for purposes of calculating interest distributions on securities of a multiple class series.

Interest or Principal Only Securities

A lower rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in principal only securities, and a higher rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in interest only securities. The prospectus supplement for a series including those securities will include a table showing the effect of various levels of prepayment on yields on those securities. The tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

Funding Account

If the applicable agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under “Description of the Securities—Funding Account” in this prospectus, and the trust is unable to acquire those additional loans within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of securities of that series. See “Risk Factors—Yield, Prepayment and Maturity.”

Final Scheduled Distribution Date

The final scheduled distribution date of each class of any series other than a multiple class series will be the distribution date following the latest stated maturity of any mortgage asset in the related trust. The final scheduled distribution date of each class of any multiple class series, if specified in the related prospectus supplement, will be the date, calculated on the basis of the assumptions applicable to the related series, on which the aggregate principal balance of that class will be reduced to zero. Since prepayments on the loans underlying or comprising the mortgage assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual maturity of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of that security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the loans comprising or underlying the mortgage assets for those securities is paid, which may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include those prepayments made in whole or in part, and liquidations due to default.

The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In most cases, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the loans comprising or underlying the mortgage assets for a series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the loans comprising or underlying the mortgage assets of a series may have different interest rates, and the stated pass-through or interest rate of some of the mortgage assets or the security interest rate on the securities may be a number of percentage points less than interest rates on those loans. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans comprising or underlying the mortgage assets. If any loans comprising or underlying the mortgage assets for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more class of the series may be fully paid prior to its final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than assumed.

Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month after that month until the thirtieth month. Beginning in the thirtieth month and in each month after that month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans underlying or comprising the mortgage assets. Thus, it is likely that prepayment of any loans comprising or underlying the mortgage assets for any series will not conform to any level of CPR or SPA.

The prospectus supplement for each multiple class series may describe the prepayment standard or model used to prepare the illustrative tables showing the weighted average life of each class of that series under a given set of prepayment assumptions. The related prospectus supplement may also describe the percentage of the initial principal balance of each class of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in that prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates. They will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the securities or prepayment rates of the loans comprising or underlying, the related mortgage assets.

Other Factors Affecting Weighted Average Life

Type of Loan. Some types of loans may experience a rate of principal prepayments which is different from the principal prepayment rate for conventional fixed rate loans or from other adjustable rate loans. These include:

• revolving credit loans,

• reverse mortgage loans,

• Additional Collateral Loans,

• ARM loans,

• Balloon Loans,

• Bi-Weekly Loans,

• GEM Loans,

• GPM Loans, or

• Buy-Down Loans.

In the case of negatively amortizing ARM loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid that negative amortization and to increase tax deductible interest payments. To the extent that any of those mortgage loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of that mortgage loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of those loans will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related loan, resulting in accelerated amortization of that negatively amortizing ARM loan. This acceleration in amortization of the principal balance of any negatively amortizing ARM loan will shorten the weighted average life of that mortgage loan. The application of partial prepayments to reduce the outstanding principal balance of a negatively amortizing ARM loan will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to holders who purchased their securities at a premium, if any, and holders of an interest only class.

If the loans comprising or underlying the mortgage assets for a series include ARM loans that permit the borrower to convert to a long-term fixed interest rate loan if specified in the related prospectus supplement, some entity may be obligated to repurchase any loan so converted. This conversion and repurchase would reduce the average weighted life of the securities of the related series.

If the loans comprising or underlying the mortgage assets for a series are reverse mortgage loans, the yield to maturity of the related securities will be affected by the rate of payments, which will depend in large part on the mobility, health and mortality of the borrowers. The rate and timing of maturity events , and therefore yields on and weighted average lives of the related securities, may differ substantially from an investor’s expectation.

Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. Because of the payment terms of Balloon Loans, there is a risk that those mortgage loans and revolving credit loans and Additional Collateral Loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor’s ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation:

• real estate values,

• the mortgagor’s financial situation,

• prevailing mortgage market interest rates,

• the mortgagor’s equity in the related mortgaged property,

• tax laws, and

• prevailing general economic conditions.

In most cases, none of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

A GEM Loan provides for scheduled annual increases in the borrower’s scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

The prepayment experience for manufactured home loans will, in most cases, not correspond to the prepayment experience on other types of housing loans.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the loans which are foreclosed in relation to the number of loans which are repaid in accordance with their terms will affect the weighted average life of the loans and that of the related series of securities. Servicing decisions made relating to the loans, including the use of payment plans prior to a demand for acceleration and the restructuring of loans in bankruptcy proceedings, may also have an impact on the payment patterns of particular loans. In particular, the return to holders of securities who purchased their securities at a premium, if any, and the yield on an interest only class may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses. The acceleration of prepayment as a result of various transfers of the mortgaged property securing a loan is another factor affecting prepayment rates. Most types of mortgage loans may include “due-on-sale” clauses. In most cases, the servicer of loans constituting or underlying the mortgage assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any applicable “due-on-sale” clause in the manner it enforces those clauses on other similar loans in its portfolio. FHA loans and VA loans are not permitted to contain “due-on-sale” clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the mortgaged property is usually sold and the loans prepaid, even though, by their terms, the loans are not “due-on-sale” and could have been assumed by new buyers.

Optional Termination. The entity specified in the related prospectus supplement may cause an early termination of the related trust by its repurchase of the remaining mortgage assets in that trust. See “Description of the Securities—Optional Termination.”

THE TRUST FUNDS

The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of:

• the mortgage assets;

• amounts held from time to time in the Collection Account and the Payment Account established for that series;

• mortgaged property;

• the credit line agreements related to any revolving credit loans;

• any reserve fund for that series, if specified in the related prospectus supplement;

• the subservicing agreements, if any, relating to loans in the trust;

• any primary mortgage insurance policies relating to loans in the trust;

• any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

• eligible investment of funds held in any Eligible Account of the trust, or any guaranteed investment contract for the investment of those funds; and

• any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

Any Retained Interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

Mortgage assets in the trust for a series may consist of any combination of the following to the extent and as specified in the related prospectus supplement:

• private mortgage-backed securities;

• mortgage loans, reverse mortgage loans and manufactured home loans; or

• Agency Securities.

Unless otherwise indicated, references to the term “mortgage loans” or “loans” includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

As of the closing date, no more than 5% of the loans or securities, as applicable, relative to the aggregate asset pool balance, will deviate from the characteristics of the loans or securities as described in the prospectus supplement. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K. Loans which comprise the mortgage assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions from the seller. Some of the loans may have been originated by an affiliate of the depositor.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933.

Each trust will be established under either a pooling and servicing agreement, or an owner trust agreement, that limits the activities of the trust to those necessary or incidental to the securities. Each trust will issue only one series of securities, and will not be authorized to incur other obligations. As a result of the limited purpose and activities of each trust, the possibility that any trust will be involved in a bankruptcy proceeding is remote. At the time that each series of securities is issued, the depositor will deliver an opinion of counsel, acceptable to the rating agencies rating the series, addressing the effect on the trust of the bankruptcy of the depositor, or of the transferor of the trust’s assets to the depositor. That opinion will state that in the event of that bankruptcy, the assets of the trust would not be treated as property of the depositor or the transferor and therefore would not be subject to an automatic stay in those bankruptcy proceedings.

Private Mortgage-Backed Securities

General. Private mortgage-backed securities may consist of:

• mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

• collateralized mortgage obligations secured by loans; or

• pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

Underlying Loans. The loans underlying the private mortgage-backed securities may consist of:

• revolving credit loans,

• fixed rate, level payment, fully amortizing loans,

• reverse mortgage loans,

• Additional Collateral Loans,

• GEM Loans,

• GPM Loans,

• Balloon Loans,

• Buy-Down Loans,

• Bi-Weekly Loans,

• ARM loans, or

• loans having other special payment features.

Loans may be secured by single family property which is property consisting of one- to four-family attached or detached residential housing including Cooperative Dwellings, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. The following criteria apply to most loans:

• no loan will have had a Loan-to-Value Ratio, or LTV ratio, at origination in excess of 125%;

• each loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

• no loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement;

• each loan, other than a Cooperative Loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

• each loan, other than a Cooperative Loan or a loan secured by a manufactured home or a junior lien, will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit or insurance policies may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

Additional Information. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

• the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

• various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

• the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

• the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

• the servicing fee or range of servicing fees for the loans;

• the minimum and maximum stated maturities of the underlying loans at origination;

• the maximum original term-to-stated maturity of the private mortgage-backed securities;

• the weighted average term-to-stated maturity of the private mortgage-backed securities;

• the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

• the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

• the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

• various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

• the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

• the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.

The Agency Securities

All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under “The Mortgage Loans” in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

GNMA. The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

• insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or

• partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See “Additional Information” for the availability of further information regarding GNMA and GNMA certificates.

GNMA Certificates. In most cases, each GNMA certificate relating to a series, which may be a “GNMA I Certificate” or a “GNMA II Certificate” as referred to by GNMA, will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

Freddie Mac. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information regarding Freddie Mac and Freddie Mac certificates. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae’s operations or to assist Freddie Mac in any other manner.

Freddie Mac Certificates. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

• substantially all of which are secured by one- to four-family residential properties or

• if specified in the related prospectus supplement, are secured by five or more family residential properties.

The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

Fannie Mae. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation’s largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. See “Additional Information” for the availability of further information regarding Fannie Mae and Fannie Mae certificates. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.

Fannie Mae Certificates. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

• fixed, variable or adjustable rate conventional mortgage loans or

• fixed-rate FHA loans or VA loans.

Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

The Mortgage Loans

The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans. The mortgage loans may have been originated by mortgage lenders which are Fannie Mae- or Freddie Mac-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA loans, approved by HUD as an FHA mortgagee. Some of the mortgage loans may have been originated by an affiliate of the depositor. The mortgage loans may include FHA loans which are fixed rate housing loans secured by the FHA, or VA loans which are housing loans partially guaranteed by the Department of Veteran Affairs, or the VA, or conventional loans which are not insured or guaranteed by the FHA or the VA. The mortgage loans:

• may have fixed interest rates or adjustable interest rates and may provide for fixed level payments, or may be:

• revolving credit loans,

• reverse mortgage loans providing for no monthly payments of principal or interest until the borrower has died or ceased using the mortgaged property as his or her principal residence, the mortgaged property has been sold or the borrower prepays the mortgage loan in full,

• Additional Collateral Loans,

• GPM Loans,

• GEM Loans,

• Balloon Loans,

• Buy-Down Loans,

• Bi-Weekly Loans, or

• mortgage loans with other payment characteristics as described under “The Mortgage Loans” in this prospectus or in the related prospectus supplement.

ARM loans may have a feature which permits the borrower to convert the rate on those ARM loans to a long-term fixed rate. The mortgage loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on mortgaged property. The mortgage loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The mortgage loans may also include condominium loans secured by a mortgage on a condominium unit together with that condominium unit’s appurtenant interest in the common elements.

The mortgaged properties may include single family property including:

• detached individual dwellings,

• cooperative dwellings,

• individual condominiums,

• townhouses,

• duplexes,

• row houses,

• individual units in planned unit developments and

• other attached dwelling units.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related mortgage loan. Attached dwellings may include owner-occupied structures where each borrower owns the land on which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land.

Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant- stockholder. See “Legal Aspects of Loans.”

If stated in the related prospectus supplement, some of the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

• first, to the payment of court costs and fees in connection with the foreclosure,

• second, to real estate taxes,

• third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and

• fourth, any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if those proceeds are sufficient, before the trust as holder of the junior lien receives any payments on the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at that sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that those proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment is not collected. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

Liquidation expenses for defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing on a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

If specified in the related prospectus supplement, a trust will contain Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that Additional Collateral. Additional Collateral, or the liens on that Additional Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values.

The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the LTV Ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. In most cases, appraised value means:

• For mortgaged property securing a single family property, the lesser of:

• the appraised value determined in an appraisal obtained at origination of the related mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in that subsequent appraisal, and

• the sales price for the related mortgaged property, except in circumstances in which there has been a subsequent appraisal;

• For refinanced, modified or converted mortgaged property, the lesser of:

• the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion, and

• the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements; and

• For mortgaged property securing a manufactured home loan, the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums.

Additional Collateral, including any related third-party guarantees, may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a trust includes Additional Collateral Loans, the related prospectus supplement will specify the nature and extent of those Additional Collateral Loans and of the related Additional Collateral. If specified in that prospectus supplement, the trustee, on behalf of the related securityholders, will have only the right to receive various proceeds from the disposition of that Additional Collateral consisting of personal property and the liens on that personal property will not be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See “Legal Aspects of Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

The percentage of mortgage loans which are owner-occupied will be disclosed in the related prospectus supplement. In most cases, the sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either:

• the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

• a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes. Mortgage loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans to the extent specified in the related prospectus supplement.

A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

The characteristics of the mortgage loans comprising or underlying the mortgage assets for a series may vary to the extent that credit support is provided in levels satisfactory to the rating agency which assigns a rating to a series of securities. In most cases, the following selection criteria shall apply for the mortgage loans comprising the mortgage assets:

• no mortgage loan will have had a LTV ratio at origination in excess of 125%;

• each mortgage loan must have an original term to maturity of not less than 10 years and not more than 40 years;

• no mortgage loan may be included which, as of the cut-off date, is more than 30 days delinquent as to payment of principal or interest; and

• no mortgage loan, other than a Cooperative Loan, may be included unless a title insurance policy and a standard hazard insurance policy, which may be a blanket policy, is in effect for the mortgaged property securing that mortgage loan.

Each mortgage loan will be selected by the depositor for inclusion in a trust from among those purchased by the depositor, either directly or through its affiliates, from a seller or sellers. The related prospectus supplement will specify the extent of mortgage loans so acquired. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust but were not selected for inclusion in that trust.

The mortgage loans to be included in a trust will, in most cases, be acquired by the depositor under a Designated Seller Transaction. Those securities may be sold in whole or in part to seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Plan of Distribution.” The related prospectus supplement for a trust composed of mortgage loans acquired by the depositor under a Designated Seller Transaction will in most cases include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Neither the depositor nor any of its affiliates, other than the seller, if applicable, will make any representation or warranty as to that mortgage loan, and no assurances are made as to that seller’s financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. In most cases, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower’s Cooperative Dwelling or that cooperative’s building could significantly reduce the value of the collateral securing that Cooperative Note.

The initial LTV ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan at origination, plus in the case of a mortgage loan secured by a junior lien, the principal amount of the related senior lien, to the appraised value of that mortgaged property.

In most cases, for Buy-Down Loans, during the Buy-Down Period when the borrower is not obligated to pay the full scheduled payment otherwise due on that loan, each of the Buy-Down Loans will provide for scheduled payments based on the Buy-Down Mortgage Rate that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The Buy-Down Amounts that may be contributed by the servicer of the related Buy-Down Loan is limited to 6% of the appraised value of the related mortgaged property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. The borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger scheduled payments after the Buy-Down Amounts have been depleted and, for some Buy-Down Loans, while those Buy-Down Amounts are being depleted.

In most cases, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing mortgage loans payable on every other Friday during the term of that loan and secured by first mortgages on one-to four-family residential properties.

In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another party specified in the related prospectus supplement will be entitled to all prepayment charges and late payment charges received on such mortgage loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.
In most cases, adjustable rate mortgage loans, or ARM loans, will provide for a fixed initial mortgage rate for either the first six or twelve scheduled payments. After that period, the mortgage rate is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable prospectus supplement, to a rate equal to the index plus the gross margin, which is a fixed percentage spread over the index established contractually for each ARM loan, at the time of its origination. An ARM loan may be convertible into a fixed-rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM loan so converted may be subject to repurchase by the seller, the servicer or the master servicer.

ARM loans have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARM loans provides that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for that ARM loan. In addition, some of the ARM loans provide for Periodic Rate Caps. Some ARM loans are payable in self-amortizing payments of principal and interest. Negatively amortizing ARM loans instead provide for limitations on changes in the scheduled payment on those ARM loans to protect borrowers from payment increases due to rising interest rates. Those limitations can result in scheduled payments which are greater or less than the amount necessary to amortize a negatively amortizing ARM loan by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the scheduled payment is not sufficient to pay the interest accruing on a negatively amortizing ARM loan, then the deferred interest is added to the principal balance of that ARM loan causing the negative amortization of that ARM loan, and will be repaid through future scheduled payments. If specified in the related prospectus supplement, negatively amortizing ARM loans may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant prospectus supplement will specify whether the ARM loans comprising or underlying the mortgage assets are negatively amortizing ARM loans.

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

If applicable, the prospectus supplement for each series will specify the index to be used for any mortgage loans underlying that series.

The related prospectus supplement for each series will provide information for the mortgage loans as of the cut-off date, including, among other things:

• the aggregate outstanding principal balance of the mortgage loans;

• the weighted average mortgage rate on the mortgage loans, and, in the case of ARM loans, the weighted average of the current mortgage rates and the maximum mortgage rates, if any;

• the average outstanding principal balance of the mortgage loans;

• the weighted average remaining term-to-stated maturity of the mortgage loans and the range of remaining terms-to-stated maturity;

• the range of LTV ratios of the mortgage loans;

• the relative percentage, by outstanding principal balance as of the cut-off date, of mortgage loans that are revolving credit loans, Additional Collateral Loans, ARM loans, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, conventional loans, Bi-Weekly Loans, FHA loans and VA loans;

• the percentage of mortgage loans, by outstanding principal balance as of the cut-off date, that are covered by primary mortgage insurance policies;

• any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

• the geographic distribution of the mortgaged properties securing the mortgage loans;

• the percentage of mortgage loans, by principal balance as of the cut-off date, that are secured by single family property, Cooperative Dwellings, investment property and vacation or second homes;

• the applicable index, the range of gross margins, the weighted average gross margin and the frequency of mortgage rate adjustments;

• for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

• for mortgage loans secured by a junior lien, the amount of the related senior liens.

The related prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans which may comprise or underlie the mortgage assets for a series.

If information of the nature described in the preceding paragraph for the mortgage loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission, or the Commission, within 15 days after the initial issuance of those securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

Reverse Mortgage Loans

Reverse mortgage loans are loans made to older homeowners, generally not less than 62 years of age, that are secured by first [or second] liens on the related mortgaged properties. Unlike other types of mortgage loans, there are no required scheduled monthly payments of principal or interest prior to maturity on reverse mortgage loans. Instead, accrued interest at the applicable mortgage rate is added to the outstanding amount of the related mortgage loan, and the entire outstanding amount is payable in a lump sum at maturity. A reverse mortgage loan typically matures when one of the following maturity events has occurred:

•     the borrower, or the last living of two co-borrowers, has died,
•     the borrower, or the last living of two co-borrowers, moves to a new principal residence, or has ceased to use the mortgaged property as his or her principal residence for a specified period of time,
•     the mortgaged property has been sold, or
•     the borrower fails to maintain the property, fails to pay property taxes or insurance, or otherwise violates any borrower obligation. In addition, the borrowers may prepay the mortgage loans in whole or in part at any time.

Reverse mortgage loans generally provide for interest at a variable rate. In addition to interest, amounts advanced by the servicer for property taxes, hazard insurance or property maintenance, as well as certain annual or periodic fees (including the FHA insurance premium for a HECM loan), will be added to the amount owing under the mortgage loan.

Each reverse mortgage loan is a nonrecourse loan — if a borrower or a borrower’s estate fails to pay the amount due under a mortgage loan at maturity or a borrower otherwise defaults, the applicable servicer on behalf of the trust will be able to recover only the proceeds of foreclosure on and sale of the related mortgaged property. Generally, mortgage loans are not repaid immediately at maturity, but continue to accrue interest until the liquidation of the related mortgaged property and the repayment of the mortgage loan. No income of a borrower may be attached, and no other property or assets of a borrower or a borrower’s estate may be seized and sold to satisfy the mortgage loan payment obligation.

The total amount that may be advanced under a reverse mortgage is determined at origination, based on the value of the mortgaged property as well as the age of the borrower or youngest co-borrower. The total amount may be increased during the term of the loan, if certain conditions are satisfied.

A reverse mortgage may provide for advances to be made in any of the following ways, or a combination thereof:
•     one or more lump sum advances taken at the time of origination,
•     a stream of monthly payments made to the borrower in a specified amount for a specified term or until the occurrence of a maturity event (“annuity” option), or
•     under a line of credit provided to the borrower (“credit line” option). Credit line reverse mortgage loans are subject to a credit limit.

The servicer will be required under the terms of the reverse mortgage loans to continue to make, from its own funds, all advances required to be made to borrowers on or after the cut-off date. Any successor servicer, including any master servicer, will be required to assume the predecessor servicer’s obligation to make advances required under the terms of the reverse mortgage loans. The servicer will be reimbursed for the amounts so advanced from available amounts in the trust to fund such advances, or otherwise by the seller.

All amounts added to the outstanding amounts of the reverse mortgage loans in respect of such advances will be conveyed to the trust at the time the related advance is made, or shortly thereafter, except as described in this prospectus. The depositor will be obligated, except as described below, under the related purchase agreement to purchase all additional amounts created with respect to the reverse mortgage loans, and will be obligated to convey such additional amounts to the seller. The additional amounts will then be assigned by the seller to the depositor and by the depositor to the trust. The trust will be obligated to purchase additional amounts created with respect to all of the reverse mortgage loans, to the extent that the trust has funds available to do so. If the trust does not have available amounts to fund any advances, then they will be funded by the seller and will not be conveyed to the trust.

Reverse mortgage loans will be originated under one of the following programs:

FHA Insured Reverse Mortgage Loans. The reverse mortgage loans included in a trust may be originated through programs offered by the FHA. Under the Home Equity Conversion Mortgage, or HECM, program, the reverse mortgages are either (i) subject to FHA insurance as to the repayment of the principal amount thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the related servicer of confirmation from HUD of the FHA insurance therefor. Such FHA insurance covers the repayment of the principal amount of the reverse mortgage loan (subject to certain limitations) and certain other amounts.

The maximum amount payable under the FHA insurance (the “Maximum Claim Amount”) with respect to a reverse mortgage loan is the lesser of the appraised value of the related mortgaged property or the maximum mortgage amount for a one-family residence that the FHA will insure in the area in which the related mortgaged property is located. A mortgage insurance premium will be charged for each reverse mortgage loan in the related mortgage pool.

Payment of the Maximum Claim Amount for a reverse mortgage loan will be paid by the FHA, subject to assignment of the loan to the FHA in accordance with applicable requirements, upon either (A) the outstanding principal of such reverse mortgage loan equaling or being greater than 98% of the related Maximum Claim Amount or (B) when a request for a line of credit draw would cause the outstanding principal of such reverse mortgage loan to equal or exceed 98% of the related Maximum Claim Amount.

In order to obtain the benefit of the FHA insurance on any reverse mortgage loan in a mortgage pool, the related servicer must (1) have made all required payments to the related borrower (including any required monthly payments and any payments in respect of any draw on a reverse mortgage loan that is a line of credit) and (2) have paid all the required insurance premiums related to such reverse mortgage loan to HUD. If the related servicer fails to pay the required premium, the FHA insurance for such reverse mortgage loan may be terminated.

Fannie Mae Insured Reverse Mortgage Loans. The reverse mortgage loans included in a trust may be originated through programs offered by Fannie Mae. The Fannie Mae Home Keeper program is substantially similar to the HECM program described above.

Proprietary Reverse Mortgage Loans. Reverse mortgage loans may also be originated under a number of private, non-governmental programs. Proprietary reverse mortgage loans are not insured by the FHA or any other insurer.

The Manufactured Home Loans

Manufactured home loans comprising or underlying the mortgage assets for a series of securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each manufactured home loan will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or manufactured home loans, including an interest in that manufactured home, that are conveyed to the trust for a series is referred to throughout this prospectus as the “loans.”

The manufactured home loans may be conventional loans, FHA loans or VA loans. Each manufactured home loan will be secured by a manufactured home. In most cases, the manufactured home loans will be fully amortizing and will bear interest at a fixed interest rate.

The manufactured homes securing the manufactured home loans, in most cases, consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter. In addition, the following restrictions, in most cases, apply for manufactured home loans comprising or underlying the mortgage assets for a series:

•     no manufactured home loan will have had a LTV ratio at origination in excess of 125%;

•     each manufactured home loan must have an original term to maturity of not less than three years and not more than 25 years;

•     no manufactured home loan may be more than 30 days delinquent as to payment of principal or interest as of the cut-off date; and

•     each manufactured home loan must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that manufactured home loan.

The initial LTV ratio of any manufactured home loan represents the ratio of the principal amount of the manufactured home loan at origination to the appraised value of that manufactured home. For underwriting of manufactured home loans, see “Loan Underwriting Procedures and Standards.” For servicing of manufactured home loans, see “Servicing of Loans.”

The related prospectus supplement for each series will provide information for the manufactured home loans comprising the mortgage assets as of the cut-off date, including, among other things:

•     the aggregate outstanding principal balance of the manufactured home loans comprising or underlying the mortgage assets;

•     the weighted average interest rate on the manufactured home loans;

•     the average outstanding principal balance of the manufactured home loans;

•     the weighted average remaining scheduled term to maturity of the manufactured home loans and the range of remaining scheduled terms to maturity;

•     the range of LTV ratios of the manufactured home loans;

•     the relative percentages, by principal balance as of the cut-off date, of manufactured home loans that were made on new manufactured homes and on used manufactured homes;

•     any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the manufactured home loans; and

•     the distribution by state of manufactured homes securing the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of manufactured home loans which may be included in the mortgage assets for a series.

If information of the nature specified in the preceding paragraph for the manufactured home loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of those securities.

Static Pool Information

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Underwriting Standards

The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative,” “reduced,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used. Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’ s judgment.

Collection Account and Payment Account

In most cases, a separate Collection Account for each series will be established by the master servicer in the name of the trustee for deposit of:

•     all distributions received on the mortgage assets for that series,

•     all Advances, other than Advances deposited into the Payment Account,

•     the amount of cash to be initially deposited in that Collection Account, if any,

•     reinvestment income on those funds and other amounts required to be deposited in that Collection Account under the related pooling and servicing agreement or the related servicing agreement and indenture.

Any reinvestment income or other gain from investments of funds in the Collection Account will usually be credited to that Collection Account, and any loss resulting from those investments will be charged to that Collection Account. That reinvestment income may, however, be payable to the master servicer or to a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements—Investment of Funds.” In this case, that reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities—Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for deposit into the Payment Account for various payments provided for in the related pooling and servicing agreement or the related servicing agreement and indenture. In most cases, amounts in the Collection Account constituting reinvestment income which is payable to the master servicer as additional servicing compensation will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account. In addition, amounts in the Collection Account for the reimbursement of advances or expenses, amounts relating to any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account.

A separate Payment Account will be established by the trustee or by the master servicer, in either case in the name of the trustee for the benefit of the securityholders. References in the related prospectus supplement to a Certificate Account will be referred to in this prospectus as a Payment Account. All funds received from the master servicer and all required withdrawals from any reserve funds and any draws on any financial guarantee insurance for that series will be deposited into that Payment Account, pending distribution to the securityholders. Any reinvestment income or other gain from investments of funds in the Payment Account will usually be credited to the Payment Account and any loss resulting from those investments will be charged to that Payment Account. That reinvestment income, may, however, be payable to the master servicer or the trustee as additional servicing compensation. On each distribution date, all funds on deposit in the Payment Account, subject to permitted withdrawals by the trustee as described in the related agreement, will be available for remittance to the securityholders. If it is specified in the related prospectus supplement that the Payment Account will be maintained by the master servicer in the name of the trustee, then, prior to each distribution date, funds in the Payment Account will be transferred to a separate account established by and in the name of the trustee from which the funds on deposit in that Collection Account will, subject to permitted withdrawals by the trustee as specified in the related agreement, be available for remittance to the securityholders. See also “The Agreements—Payment Account” in this prospectus.

Other Funds or Accounts

A trust may include other funds and accounts or a security interest in various funds and accounts for the purpose of, among other things, paying administrative fees and expenses of the trust and accumulating funds pending their distribution. In some cases, funds may be established with the trustee for Buy-Down Loans, GPM Loans, or other loans having special payment features included in the trust in addition to or in lieu of those similar funds to be held by the master servicer. See “Servicing of Loans—Buy-Down Loans, GPM Loans and Other Subsidized Loans.” If private mortgage-backed securities are backed by GPM Loans and the value of a multiple class series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the mortgage assets. See “Servicing of Loans—Buy-Down Loans, GPM Loans and Other Subsidized Loans” in this prospectus. Other similar accounts may be established as specified in the related prospectus supplement.

LOAN UNDERWRITING PROCEDURES AND STANDARDS

Underwriting Standards

The depositor expects that all loans comprising the mortgage assets for a series will have been originated in accordance with the underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

Sellers of the loans may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or the FDIC, and others. These sellers will make representations and warranties concerning compliance with those underwriting procedures and standards. Additionally, all or a sample of the loans comprising mortgage assets for a series may be reviewed by or on behalf of the depositor to determine compliance with those underwriting standards and procedures and compliance with other requirements for inclusion in the trust.

Mortgage loans will have been originated by:

•     a savings and loan association,

•     savings bank,

•     commercial bank,

•     credit union,

•     insurance company, or

•     similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act.

Manufactured home loans may have been originated by those institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. The originator of a loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA loans and VA loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower’s financial condition, the borrower will have furnished information relating to its assets, liabilities, income, credit history, employment history and personal information. The borrower will have also furnished an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Various considerations may cause an originator of loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

The adequacy of the property financed by the related loan as security for repayment of that loan will in most cases have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the loan originator or independent appraisers selected in accordance with pre-established guidelines established by the loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based on a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

The value of the property being financed, as indicated by the appraisal, must currently support, and is anticipated to support in the future, the outstanding loan balance. In most cases, appraisals are required to conform to the

Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or FIRREA, and must be on forms acceptable to Fannie Mae and/or Freddie Mac.

Based on the data provided, various verifications and the appraisal, a determination will have been made by the original lender that the borrower’s monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative, and other fixed obligations other than housing expenses. The originating lender’s guidelines for loans secured by single family property in most cases will specify that scheduled payments plus taxes and insurance and all scheduled payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower’s gross income. In most cases, these guidelines will be applied only to the payments to be made during the first year of the loan.

For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each loan will in most cases have been applied. For manufactured home loans that are conventional loans, the related prospectus supplement will specify:

•     the required minimum down payment,

•     the maximum amount of purchase price eligible for financing,

•     the maximum original principal amount that may be financed, and

•     the limitations on ratios of borrower’s scheduled payment to gross monthly income and monthly income net of other fixed payment obligations.

For mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

Other types of loans that may be included in the mortgage assets for a series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger scheduled payments in subsequent years. ARM loans may involve similar assessments.

To the extent specified in the related prospectus supplement, the depositor may purchase loans for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, loans may be underwritten under a “limited documentation program,” if specified in the prospectus supplement. For those loans, minimal investigation into the borrowers’ credit history and income profile is undertaken by the originator and those loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and LTV ratio on origination. Thus, if the LTV ratio is less than a percentage specified in the related prospectus supplement, the originator may forego other aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

In addition, mortgage loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property in spite of higher risks of default and losses. The related prospectus supplement describes the underwriting standards applicable to those mortgage loans.

The underwriting standards applied by the loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Some states where the mortgaged properties may be located have “antideficiency” laws requiring that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of Loans” in this prospectus.

For the underwriting standards applicable to any mortgage loans, those underwriting standards, in most cases, include a set of specific criteria under which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing the conventional loans will continue. Further, there is no assurance that appreciation of real estate values will limit loss experiences on non-traditional housing such as manufactured homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the mortgaged property, including Cooperative Dwellings, securing a loan has remained or will remain at the level existing on the date of origination of that loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties securing those loans become equal to or greater than the value of the mortgaged properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See “Legal Aspects of Loans” in this prospectus.

No assurance can be given that values of manufactured homes have or will remain at the levels existing on the dates of origination of the related loan. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of mortgaged property. Additionally, delinquency, loss and foreclosure experience on manufactured home loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional mortgaged property.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in the mortgage assets for a series of securities are not covered by the methods of credit support or the insurance policies described in this prospectus or in the related prospectus supplement, those losses will be borne by holders of the securities of that series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warrants

The seller, or another party as described in the related prospectus supplement, will represent and warrant to the depositor and the trustee regarding the mortgage loans comprising the mortgage assets in a trust, on delivery of the mortgage loans to the trustee under a trust, among other things, that:

•     any required hazard and primary mortgage insurance policies were effective at the origination of that mortgage loan, and that policy remained in effect on the date of sale, or another date as described in the related prospectus supplement, of that mortgage loan from the seller, or another party specified in the related prospectus supplement, by or on behalf of the depositor;

•     for each mortgage loan required to have title insurance, either (A) a title insurance policy insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of that mortgage loan and that policy remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor or (B) if the mortgaged property securing that mortgage loan is located in an area where those policies are often not available, there is in the related mortgage file an attorney’s certificate of title indicating, subject to those permissible exceptions stated in that certificate, the first lien status of the mortgage,

•     the seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

•     there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage, subject only to permissible title insurance exceptions;

•     the related mortgaged property is free from material damage and at least in adequate repair;

•     there are no delinquent tax or assessment liens against the related mortgaged property;

•     if a primary mortgage insurance policy is required for that mortgage loan, that mortgage loan is the subject of that policy; and

•     that mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include Cooperative Loans, no representations or warranties concerning title insurance or hazard insurance will be given. In addition, if the mortgage loans include condominium loans, no representation regarding hazard insurance will be given. In most cases, the Cooperative or condominium association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the condominium association is responsible for maintaining standard hazard insurance, insuring the entire condominium building including each individual condominium unit, and the borrowers of that Cooperative or condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or condominium units. See “Servicing of Loans—Maintenance of Insurance Policies and Other Servicing Procedures” in this prospectus. For a Cooperative Loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant that (a) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan. subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments, and (b) the related Cooperative Dwelling is free of material damage and in good repair.

For each manufactured home loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant, among other things that:

•     immediately prior to the transfer and assignment of the manufactured home loans to the trustee, the seller had good title to, and was the sole owner of, each manufactured home loan;

•     as of the date of the transfer and assignment, the manufactured home loans are subject to no offsets, defenses or counterclaims;

•     each manufactured home loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

•     as of the date of the transfer and assignment, each manufactured home loan constitutes a valid first lien on the related manufactured home and that manufactured home is free of material damage and is in good repair;

•     as of the date of the representation and warranty, no manufactured home loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related manufactured home; and

•     for each manufactured home loan, any required hazard insurance policy was effective at the origination of each manufactured home loan and remained in effect on the date of the transfer and assignment of the manufactured home loan from the depositor and that all premiums due on that insurance have been paid in full.

In the case of the discovery of the breach of any representation or warranty made by the master servicer concerning a loan that materially and adversely affects the interest of the securityholder in that loan, the seller, or other party as described in the prospectus supplement, will be obligated to cure that breach in all material respects, repurchase that loan from the trustee, or deliver a qualified substitute mortgage loan as described under “The Agreements—Assignment of Mortgage Assets” in this prospectus. See “Risk Factors—Limited Obligations and Assets of the Depositor” in this prospectus. If the seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the prospectus supplement. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

SERVICING OF LOANS

General

Customary servicing functions for loans constituting the mortgage assets in the trust will be provided by the master servicer directly or through one or more servicers subject to supervision by the master servicer. If the master servicer is not directly servicing the loans, then the master servicer will:

•     administer and supervise the performance by the servicers of their servicing responsibilities under their subservicing agreements with the master servicer;

•     maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related loans; and

•     advance funds as described under “Advances” in this prospectus.

If the master servicer services the loans through servicers as its agents, the master servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, regardless of its delegation of various responsibilities to that servicer. The servicing agreements will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement

The master servicer will be a party to the pooling and servicing agreement or servicing agreement for any series for which loans comprise the mortgage assets. The master servicer may be an affiliate of the depositor. The master servicer and each servicer will usually be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA loans, approved by HUD as an FHA mortgagee.

The master servicer will be paid the Servicing Fee for the performance of its services and duties under each pooling and servicing agreement or servicing agreement as specified in the related prospectus supplement. Each servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the portion of the Servicing Fee paid to the servicer under a terminated subservicing agreement if the master servicer elects to perform those servicing functions itself.

The master servicer, at its election, may pay itself the Servicing Fee for a series for each mortgage loan either by:

•     withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of that payment in the Collection Account for that series,

•     withdrawing the Servicing Fee from the Collection Account after the entire scheduled payment has been deposited in the Collection Account, or

•     requesting that the trustee pay the Servicing Fee out of amounts in the Payment Account.

Collection Procedures; Escrow Accounts

The master servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the related pooling and servicing agreement or servicing agreement for a series and any applicable insurance policies and other forms of credit support, and follow the collection procedures as it follows for comparable loans held in its own portfolio. Consistent with the preceding sentence, the master servicer may, in its discretion:

•     waive any assumption fee, late payment charge, or other charge in connection with a loan;

•     increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement; and

•     arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan. However, the master servicer shall first determine that the waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related mortgage or the lien on any related Additional Collateral.

In addition, if a material default occurs or a payment default is reasonably foreseeable, the master servicer will be permitted, subject to any specific limitations required by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of that mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. This modification, waiver or amendment will be permitted only if it (1) is reasonably likely to produce a greater recovery for that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In most cases, the master servicer, to the extent permitted by law, will establish and maintain Escrow Accounts in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage loans and manufactured home loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account for those loans. Withdrawals from the Escrow Accounts are to be made:

•     to effect timely payment of taxes, assessments, mortgage and hazard insurance,

•     to refund to borrowers amounts determined to be overages,

•     to pay interest to borrowers on balances in the Escrow Account to the extent required by law, and

•     to repair or otherwise protect the property securing the related loan and to clear and terminate that Escrow Account.

The master servicer will be responsible for the administration of the Escrow Accounts and, in most cases, will make advances to that account when a deficiency exists in that account.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if in the master servicer’s or servicer’s determination such modification is not materially adverse to the interests of the securityholders (taking into account any estimated realized loss that might result absent such action), the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Such modification shall not change the mortgage rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related mortgage loan or except in connection with principal prepayments to the extent that such reamortization is not inconsistent with the terms of the mortgage loan, or increase the principal balance). The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. In no event shall a modification reduce the interest rate on a mortgage loan below the rate at which the servicing fee with respect to such mortgage loan accrues. No modification will be granted without the prior written consent of the credit insurance provider if so required in any credit insurance policy. In the event any such modification permits the deferment of principal and interest payment on any mortgage loan, the master servicer or servicer shall make Advances on the related mortgage loan in accordance with the provisions of the related pooling and servicing agreement during the scheduled period in accordance with the amortization schedule of such mortgage loan without modification thereof by reason of such arrangements.

Deposits to and Withdrawals from the Collection Account

In most cases, the Collection Account will be an Eligible Account and the funds held in that account may be invested, pending remittance to the trustee, in eligible investments. The master servicer will usually be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

In most cases, the master servicer will deposit into the Collection Account for each series on the business day after the closing date any amounts representing scheduled payments due after the related cut-off date but received by the master servicer on or before the related cut-off date. After the cut-off date, the master servicer will deposit into the Collection Account after the date of receipt of those scheduled payments, the following payments and collections received or made by it, other than payments representing principal of and interest on the related loans due on or before that cut-off date:

•     All payments on account of principal, including prepayments, on those loans;

•     All payments on account of interest on those loans net of any portion of that payment retained by the related servicer, including the master servicer, if any, as servicing compensation on the loans in accordance with the related pooling and servicing agreement or servicing agreement;

•     All Insurance Proceeds and all amounts received by the master servicer in connection with the liquidation of defaulted loans or property acquired relating to those defaulted loans, whether through foreclosure sale or otherwise. This includes all payments in connection with those loans received from the mortgagor, other than Liquidation Proceeds, exclusive of proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures, net of Liquidation Expenses;

•     Any Buydown Funds, and, if applicable, investment earnings on the Buydown Funds required to be paid as described in this prospectus;

•     All proceeds of any mortgage loan in that trust purchased, or, in the case of a substitution, other amounts representing a principal adjustment, by the master servicer, the seller or any other person under the terms of the related pooling and servicing agreement or servicing agreement;

•     All amounts required to be deposited in that trust in connection with any losses on eligible investments under the related pooling and servicing agreement or servicing agreement; and

•     All other amounts required to be deposited in that trust under the related pooling and servicing agreement or servicing agreement.

The master servicer is permitted, from time to time, to make withdrawals from the Collection Account for various purposes, as specified in the related pooling and servicing agreement or servicing agreement, which, in most cases, will include the following, except as otherwise provided in that agreement:

•     to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement;

•     to reimburse itself for Advances, including amounts advanced for taxes, insurance premiums or similar expenses as to any mortgaged property, out of late payments or collections on the related mortgage loan for which those Advances were made;

•     to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each mortgage loan;

•     to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related pooling and servicing agreement or servicing agreement, any profits realized on disposition of a mortgaged property acquired by deed in lieu of foreclosure or otherwise allowed under the related pooling and servicing agreement or servicing agreement;

•     to pay to itself or the seller all amounts received as to each mortgage loan purchased, repurchased or removed under the terms of the related pooling and servicing agreement or servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

•     to reimburse itself for any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a series with senior securities and subordinate securities, to limitations described in the related pooling and servicing agreement or servicing agreement as described in the related prospectus supplement;

•     to reimburse itself, the trustee or the depositor for other expenses incurred for which it, the trustee or the depositor is entitled to reimbursement or against which it, the trustee or the depositor is indemnified under the related pooling and servicing agreement or the related servicing agreement and indenture;

•     to make any other withdrawals permitted by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement;

•     to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable; and

•     to clear the Collection Account of amounts relating to the corresponding loans in connection with the termination of the trust under the pooling and servicing agreement or servicing agreement.

Servicing Accounts

In those cases where a servicer is servicing a mortgage loan, the servicer will usually establish and maintain a Servicing Account that will be an Eligible Account and which is otherwise acceptable to the master servicer. The servicer is required to deposit into the Servicing Account all proceeds of mortgage loans received by the servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the subservicing agreement. On the date specified in the related prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account for each mortgage loan, after deducting from that remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled under the related subservicing agreement, to the extent not previously paid to or retained by it. In addition on each of those dates the servicer will be required to remit to the master servicer any amount required to be advanced under the related subservicing agreement, and the servicer will also be required to remit to the master servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

Buy-down Loans, GPM Loans and Other Subsidized Loans

For each Buy-Down Loan, if any, included in a trust the master servicer will deposit all Buy-Down Amounts in a Buy-Down Fund. The amount of that deposit, together with investment earnings on that deposit at the rate specified in the related prospectus supplement, will provide sufficient funds to support the payments on that Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Account should amounts in that account and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected. A Buy-Down Fund, in most cases, will not be included in or deemed to be a part of the trust.

The terms of some of the loans may provide for the contribution of subsidy funds by the seller of the related mortgaged property or by another entity. The master servicer will deposit the subsidy funds in a Subsidy Fund for that loan. In most cases, the terms of the loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of that loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to that Subsidy Fund any of its own funds. The Subsidy Fund, in most cases, will not be included in or deemed to be a part of the trust.

If the depositor values any GPM Loans deposited into the trust for a multiple class series on the basis of that GPM Loan’s scheduled maximum principal balance, the master servicer will deposit in a GPM Fund complying with the requirements described above for the Collection Account an amount which, together with anticipated reinvestment income on that amount, will be sufficient to cover the amount by which payments of principal and interest on those GPM Loans assumed in calculating payments due on the securities of that multiple class series exceed the scheduled payments on those GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series on a prepayment of those GPM Loan as necessary and apply those amounts to the payment of principal and interest on the securities of that series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts in that account and investment earnings on those amounts prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. The GPM Fund, in most cases, will not be included in or deemed to be part of the trust.

For any other type of loan which provides for payments other than on the basis of level payments, an account may be established as described in the related prospectus supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

Advances

General. The related prospectus supplement will describe when the master servicer or servicer will make an Advance for delinquent payments of principal of and interest on a loan. In most cases, neither the master servicer nor any servicer will be obligated to make Advances. That obligation to make Advances may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a particular portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided for that obligation as described in the related prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds for which that Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies or Liquidation Proceeds from the related loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Payment Account, Collection Account or Servicing Account. Recovery also may be from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. For any multiple class series, so long as the related subordinate securities remain outstanding, those Advances may also be reimbursable in most cases out of amounts otherwise distributable to holders of the subordinate securities, if any.

Advances in respect of delinquencies will not be made in connection with reverse mortgage loans, except as otherwise provided in the related prospectus supplement.

In the case of reverse mortgage loans, the master servicer or servicer is required to advance funds to cover any draws made on a reverse mortgage loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement draws may be covered first from principal collections on the other loans in the pool.

Advances in Connection with Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between due dates on the related loan, the borrower will usually be required to pay interest on the principal amount prepaid only to the date of that prepayment. In order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to advance moneys as needed to cover a full scheduled payment of interest on the related loan, less any related Servicing Fees. That principal prepayment, together with a full scheduled payment of interest on that prepayment to the extent of the adjustment or advance, will be distributed to securityholders on the related distribution date. If the amount necessary to include a full scheduled payment of interest as described in the second preceding sentence exceeds the amount which the master servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each loan to maintain or will use its best reasonable efforts to cause each servicer of a loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for some other hazards as is customary in the state in which the property securing the related loan is located. See “Description of Mortgage and Other Insurance” in this prospectus. In most cases, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan.

The master servicer will also maintain on REO Property that secured a defaulted loan and that has been acquired on foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of that REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired for a defaulted loan, other than under those applicable laws and regulations as shall at any time be in force and shall require for additional insurance. When, at the time of origination of a loan or at any time during the term of the loan the master servicer or the related servicer determines that the related mortgaged property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an acceptable insurance carrier, in an amount representing coverage not less than the lesser of:

•     the outstanding principal balance of the loan or

•     the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended.

The pooling and servicing agreement or servicing agreement will obligate the mortgagor to obtain and maintain all requisite flood insurance coverage at the mortgagor’s cost and expense, and on the mortgagor’s failure to do so, authorizes the master servicer or servicer to obtain and maintain that coverage at the mortgagor’s cost and expense and to seek reimbursement for that cost and expense from the mortgagor.

Any amounts collected by the master servicer or the servicer, as the case may be, under those policies of insurance, other than amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement, will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by that policy absent that deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of that deductible clause.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s Cooperative Dwelling or that Cooperative’s building could significantly reduce the value of the collateral securing that Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a condominium unit relating to any condominium loan. In most cases, the condominium association is responsible for maintenance of hazard insurance insuring the entire condominium building, including each individual condominium unit, and the owner(s) of an individual condominium unit do not maintain separate hazard insurance policies. To the extent, however, that a condominium association and the related borrower on a condominium loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s condominium unit or the related condominium building could significantly reduce the value of the collateral securing that condominium loan to the extent not covered by other credit support.

Special Hazard Insurance Policy. If, and to the extent specified in the related prospectus supplement, the master servicer will maintain a special hazard insurance policy, in the amount specified in the related prospectus supplement, in full force and effect for the loans. In most cases, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy. However, if the cost of that replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, in most cases, be reduced to a level so that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account, net of amounts to be used to repair, restore or replace the related property securing the loan or to reimburse the master servicer or a servicer for related amounts owed to it. Some characteristics of the special hazard insurance policy are described under “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans.”

Primary Mortgage Insurance. To the extent described in the related prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy for each conventional loan secured by single family property for which that coverage is required for as long as the related mortgagor is obligated to maintain that primary mortgage insurance under the terms of the related loan. The master servicer will not cancel or refuse to renew that primary mortgage insurance policy in effect at the date of the initial issuance of the securities that is required to be kept in force unless a replacement primary mortgage insurance policy for that cancelled or nonrenewed policy is maintained with a Qualified Insurer.

Primary insurance policies will be required for manufactured home loans only to the extent described in the related prospectus supplement. If primary mortgage insurance is to be maintained for manufactured home loans, the master servicer will be required to maintain that insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans.”

FHA Insurance and VA Guarantees. To the extent specified in the related prospectus supplement, all or a portion of the loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps that are reasonably necessary to keep that insurance and guarantees in full force and effect. See “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans.”

Pool Insurance Policy. The master servicer may be obligated to use its best reasonable efforts to maintain a pool insurance policy for the loans in the amount and with the coverage described in the related prospectus supplement. In most cases, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the loans. The master servicer will be obligated to pay the premiums for that pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for the related series of securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the related prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced. However, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, in most cases, be reduced to a level so that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account, net of expenses of the master servicer or any related unreimbursed Advances or unpaid Servicing Fee. Typical terms of the pool insurance policy are described under “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans.”

Bankruptcy Bond. The master servicer may be obligated to use its best reasonable efforts to obtain and after those efforts maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related agreement, unless coverage under that bankruptcy bond has been exhausted through payment of claims. The master servicer may be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of securities. See “Description of Mortgage and Other Insurance—Bankruptcy Bond” in this prospectus.

Presentation of Claims; Realization on Defaulted Loans

The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims for any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable relating to any FHA insurance or VA guarantee respecting defaulted mortgage loans.

The master servicer will use its reasonable best efforts to foreclose on, repossess or otherwise comparably convert the ownership of the real properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities for comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines:

•     that restoration or foreclosure will increase the Liquidation Proceeds of the related mortgage loan available to the securityholders after reimbursement to itself for those expenses, and

•     that those expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

In spite of anything to the contrary in this prospectus, in the case of a trust for which a REMIC election or elections have been made, the master servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of that collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the master servicer has obtained from the Internal Revenue Service, or IRS, an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

For a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. On the first to occur of final liquidation, by foreclosure or otherwise, and a repurchase or substitution under a breach of a representation and warranty, that mortgage loan will be removed from the related trust if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines:

•     that restoration will increase the Liquidation Proceeds of the loan after reimbursement of the expenses incurred by that servicer or the master servicer, and

•     that those expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will, in most cases, have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Legal Aspects of Loans—On Cooperative Loan Security” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring that approval could limit the number of potential purchasers for those shares and otherwise limit the trust’s ability to sell and realize the value of those shares.

For a defaulted manufactured home loan, the value of the related manufactured home can be expected to be less on resale than a new manufactured home. To the extent equity does not cushion the loss in market value, and that loss is not covered by other credit support, a loss may be experienced by the trust.

Enforcement of Due-on-sale Clauses

In most cases, for a series, when any mortgaged property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of that prospective conveyance and prior to the time of the consummation of that conveyance, exercise the trustee’s right to accelerate the maturity of that loan under the applicable “due-on-sale” clause, if any, unless the master servicer reasonably believes that the clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. If those conditions are not met or the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the trustee, with the person to whom that property has been or is about to be conveyed. Under this agreement, that person becomes liable under the loan and under which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a loan may not be changed in connection with a substitution or assumption.

Servicing Compensation and Payment of Expenses

The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In most cases, the master servicer or any servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted loans and as otherwise specified in this prospectus.

In most cases, the master servicer will pay the fees of the servicers, if any, and various expenses incurred in connection with the servicing of the loans, including, without limitation:

•     the payment of the fees and expenses of the trustee and independent accountants,

•     payment of insurance policy premiums and the cost of credit support, if any, and

•     payment of expenses incurred in enforcing the obligations of servicers and sellers and in the preparation of reports to securityholders.

Some of these expenses may be reimbursable under the terms of the related agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers and sellers, from any recoveries in excess of amounts due on the related loans or from specific recoveries of costs.

The master servicer will be entitled to reimbursement for various expenses incurred by it in connection with the liquidation of defaulted loans. The related trust will suffer no loss by reason of those expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under those insurance policies has been exhausted, the related trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, that right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The master servicer is also entitled to reimbursement from the Collection Account and the Payment Account for Advances.

In most cases, the rights of the master servicer to receive funds from the Collection Account or the Payment Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of that series.

Evidence as to Compliance

In most cases, each pooling and servicing agreement and each servicing agreement will provide for delivery, on or before a specified date in each year, to the trustee of an annual statement signed by an officer of each entity responsible for the servicing function to the effect that such entity has fulfilled in all material respects its obligations under the related agreement throughout the preceding year. If there has been material noncompliance with those servicing standards or a failure in the fulfillment of any obligation, that statement shall include a description of that noncompliance or specify such failure known, as the case may be, and the nature and status of the default. The statement may be provided as a single form making the required statements as to more than one agreement.

The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Copies of the annual reports on assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge, upon written request to the servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Matters Regarding the Master Servicer and the Depositor

The master servicer for each series will be identified in the related prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In most cases, the master servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement except on its determination that its duties under that agreement are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. This resignation will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the related agreement.

In the event of an Event of Default under the related pooling and servicing agreement or servicing agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements—Rights in the Case of Events of Default” in this prospectus.

In most cases, the master servicer has the right, with the consent of the trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the pooling and servicing agreement or servicing agreement for each series; provided that the purchaser or transferee accepting that assignment or delegation:

•     is qualified to sell loans to and service mortgage loans for Fannie Mae or Freddie Mac;

•     has a net worth of not less than $10,000,000;

•     is acceptable to each rating agency for purposes of maintaining its then-current ratings of the securities;

•     is reasonably acceptable to the trustee; and

•     executes and delivers to the depositor and the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by that purchaser or transferee of the due and punctual performance and performed or observed by the master servicer under the related pooling and servicing agreement or servicing agreement from and after the date of that agreement.

To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, that subsidiary or affiliate need not satisfy the criteria described above. However, in that instance the assigning master servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer described in the preceding paragraph.

On and after the time the trustee receives a notice of termination or the resignation of the master servicer, the trustee shall be the successor to the master servicer, but only in its capacity as master servicer, and not in any other, and the transactions set forth or provided for therein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the master servicer would have been entitled to charge to the Collection Account, provided that the terminated master servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the master servicer. Notwithstanding the foregoing, if the trustee has become the successor to the master servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, having a net worth of at least $10,000,000, as the successor to the master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the master servicing fee. The trustee and such successor shall take such action, consistent with the related agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Each pooling and servicing agreement and each servicing agreement will also provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the related trust or the securityholders for any action taken or for failing to take any action in good faith under the related agreement or for errors in judgment. However, neither the master servicer, the depositor, nor any other person will be protected against any breach of warranty or representations made by that party under the related agreement or the failure to perform its obligations in compliance with any standard of care described in the related agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under that agreement. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification from the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under that agreement or by reason of reckless disregard of obligations and duties under that agreement. In addition, the related agreement provides that neither the master servicer nor the depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related agreement which, in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, in its discretion, undertake that action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs, and liabilities of the trust and the master servicer or the depositor will be entitled to be reimbursed for those expenses, costs and liabilities out of the Collection Account, or the Payment Account, if applicable.

CREDIT SUPPORT

General

For any series, credit support may be provided for one or more classes of that series or the related mortgage assets. Credit support may be in the form of the following:

•     a letter of credit;

•     the subordination of one or more classes of the securities of that series;

•     subordination created through overcollateralization;

•     the establishment of one or more reserve funds;

•     use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

•     financial guarantee insurance;

•     the use of cross-support features;

•     interest rate swaps and yield supplement agreements; or

•     performance bonds, or any combination of the foregoing, in any case, in the amounts and having the terms and conditions as are acceptable to each rating agency which assigns a rating to the securities of the related series.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that insurance policy.

For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

In most cases, for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities at the security interest rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, those losses will be borne by the securityholders. If credit support is provided for a series, the related prospectus supplement will include a description of:

•     the amount payable under that credit support,

•     any conditions to payment under that credit support not otherwise described in this prospectus,

•     the conditions under which the amount payable under that credit support may be reduced and under which that credit support may be terminated or replaced, and

•     the material provisions of any agreement relating to that credit support.

Additionally, the related prospectus supplement will provide some information on the issuer of any third-party credit support, including:

•     a brief description of its principal business activities,

•     its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•     if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

•     its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

Subordinate Securities; Subordination Reserve Fund

In some issuances, one or more classes of a series may be subordinate securities. The rights of the subordinate securityholders to receive distributions of principal and interest from the Payment Account on any distribution date may be subordinated to the rights of the senior securityholders to the extent of the then applicable Subordinated Amount as defined in the related prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders, including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the senior securityholders. The Subordinated Amount will usually increase whenever there is distributed to the subordinate securityholders amounts for which subordination payments have previously been paid to the senior securityholders, which will occur when subordination payments for delinquencies and some other deficiencies have been recovered.

A series may include a class of subordinate securities entitled to receive cash flows remaining after distributions made to all other classes. That right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. The subordination of a class may apply only in the event of some types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of some provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated under the federal bankruptcy code, or the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan.

In some cases, for any series which includes one or more classes of subordinate securities, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of subordinate securities, or both, as specified in the related prospectus supplement. In most cases, the Subordination Reserve Fund will not be a part of the trust. If the Subordination Reserve Fund is not a part of the trust, the trustee will have a security interest in that Subordination Reserve Fund on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on senior securities under the circumstances described in the related prospectus supplement.

Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the Subordination Reserve Fund for that series, and any loss resulting from those investments will be charged to that Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the required reserve fund balance may be periodically released to the subordinate securityholders under the conditions and to the extent specified in the related prospectus supplement. Additional information concerning any Subordination Reserve Fund will be described in the related prospectus supplement, including the amount of any initial deposit to that Subordination Reserve Fund, the required reserve fund balance to be maintained in the Subordination Reserve Fund, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

Overcollateralization

Subordination may be provided by one or more classes of senior securities through overcollateralization, i.e., by having a greater amount of aggregate principal balance of the mortgage assets for a series than the aggregate principal balance of the securities of that series. That subordination may exist on the closing date or may be effected through the allocation of interest payments on the loans to reduce the principal balances of some classes of securities.

In a series with overcollateralization, the allocation of losses to the securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the securities, and then those losses would be allocated to the senior securities only if the principal balance of the mortgage loans was reduced to less than the principal balance of the senior securities. The level of overcollateralization required under the provisions of the related pooling and servicing agreement or indenture will be subject to various tests based primarily on the loss and delinquency experience of the related mortgage assets, and will be raised and lowered accordingly.

Cross-Support Features

If the mortgage assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

Insurance

Credit support for a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, for all loans comprising or underlying the mortgage assets for a series, or those loans that have specified characteristics. Those insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related prospectus supplement, include:

•     a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy,

•     a special hazard insurance policy covering risks not covered by standard hazard insurance policies,

•     a bankruptcy bond covering a number of losses resulting from the bankruptcy of a borrower and application of various provisions of the Bankruptcy Code,

•     a repurchase bond covering the repurchase of a loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related loan, or

•     other insurance covering other risks associated with the particular type of loan. See “Description of Mortgage and Other Insurance.”

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the loans comprising the mortgage assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Letter of Credit

The letter of credit, if any, for a series of securities will be issued by the letter of credit bank specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under that letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. The letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under that letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See “Description of the Securities—Optional Termination” and “The Agreements—Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Financial Guarantee Insurance

Financial guarantee insurance, if any, for a series of securities will be provided by one or more insurance companies. That financial guarantee insurance will guarantee, for one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions described in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against any payment made to a securityholder which is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Funds

One or more reserve funds may be established for a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination of the foregoing, in the amounts, if any, so specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in those reserve funds a specified amount of the distributions received on the related mortgage assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those deposits, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the securities, if required as a condition to the rating of that series by each rating agency rating that series. Reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency which assigns a rating to the securities, against various types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan. Following each distribution date amounts in that reserve fund in excess of any required reserve fund balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the trustee.

Moneys deposited in any reserve funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements—Investment of Funds.” In most cases, the reserve fund, if any, for a series will not be a part of the trust.

With respect to a transaction backed by reverse mortgage loans, the depositor may be required to establish a separate funding account. The amount on deposit in such a funding account will be calculated based on the amount of future draws that could be taken by the borrowers in the mortgage pool. Amounts on deposit in the funding account will be used to fund additional draws made by the related borrowers. The assets of such a funding account may include cash and/or one or more underlying mortgage securities.

Additional information concerning any reserve fund will be provided in the related prospectus supplement, including the initial balance of that reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Under a mandatory auction procedure, the auction administrator will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors. The sponsor and depositor and their affiliates are not allowed to bid in an auction. There is no minimum required bid. If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders. The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap. If the total auction price is less than par, the market value swap counterparty will pay the shortfall. If the total auction price is greater than par, then the counterparty will receive the excess. If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the offered securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their securities. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price. If the offered securities are registered in book entry form, then the tender will take place through the book entry facilities, with no action required on the investor’s part. When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the offered securities remain outstanding, and continue to receive distributions in accordance with their original terms.

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Performance Bond

If stated in the related prospectus supplement, the master servicer or a servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer or servicer, as applicable, of one or more of its obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans and its obligation to repurchase mortgage loans in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related pooling and servicing agreement or servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer or servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages under those insurances are general descriptions only and do not purport to be complete.

Mortgage Insurance on the Loans

In most cases, all mortgage loans that are conventional loans secured by single family property and which had initial LTV ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each of those mortgage loans in excess of 75% of the original appraised value of the related mortgaged property and remaining in force until the principal balance of that mortgage loan is reduced to 80% of that original appraised value.

In some cases, a pool insurance policy will be obtained to cover any loss, subject to limitations described in this prospectus, occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. See “Pool Insurance Policy” in this prospectus. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See “Legal Aspects of Loans” in this prospectus. Those losses will be covered to the extent described in the related prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed mortgage loan, and to the extent those losses are not covered by the pool insurance policy or other credit support for that series, those losses, if any, would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See “Hazard Insurance on the Loans” in this prospectus. Other hazard risks will not be insured and the occurrence of those hazards could adversely affect payments to the securityholders.

Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary insurer will differ from those in primary mortgage insurance policies issued by other primary insurers, each primary mortgage insurance policy, in most cases, will pay either:

•     the insured percentage of the loss on the related mortgaged property;

•     the entire amount of that loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•     at the option of the primary insurer under various primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, after that date, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred or an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of that mortgage loan and accrued and unpaid interest on that mortgage loan and reimbursement of various expenses, less:

•     rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property,

•     hazard insurance proceeds in excess of the amount required to restore that mortgaged property and which have not been applied to the payment of the mortgage loan,

•     amounts expended but not approved by the primary insurer,

•     claim payments previously made on that mortgage loan, and

•     unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor. the insured will typically be required, among other things, to:

•     advance or discharge hazard insurance premiums and, as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•     in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•     tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

The pooling and servicing agreement or servicing agreement for a series, in most cases, will require that the master servicer or servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent this coverage was in place on the cut-off date. In the event that the depositor gains knowledge that, as of the closing date, a mortgage loan had a LTV Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy, was not included in any exception to that standard disclosed in the related prospectus supplement, and that the mortgage loan has a then current LTV Ratio in excess of 80%, then the master servicer or the servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that this kind of policy is obtainable at a reasonable price.

Any primary mortgage insurance or primary credit insurance policies relating to loans secured by manufactured homes will be described in the related prospectus supplement.

FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to loans underlying a series of securities will be described in the related prospectus supplement.

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran, or in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. In spite of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of that additional coverage will be specified in the related prospectus supplement. Any VA guaranty relating to loans underlying a series of securities will be described in the related prospectus supplement.

Pool Insurance Policy. The master servicer may be required to maintain the pool insurance policy and to present or cause the servicers, if any, to present claims under that policy on behalf of the trustee and the securityholders. See “Servicing of Loans—Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of those policies. The related prospectus supplement will describe any provisions of a pool insurance policy which are materially different from those described in this prospectus.

The responsibilities of the master servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans in the related trust that have LTV ratios at the time of origination in excess of 80% and that a claim under that primary mortgage insurance policy has been submitted and settled. FHA insurance and VA guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which, in most cases, will be:

•     the amount of the unpaid principal balance of the defaulted mortgage loan immediately prior to the sale of the mortgaged property,

•     the amount of the accumulated unpaid interest on that mortgage loan to the date of claim settlement at the contractual rate of interest, and

•     advances made by the insured as described above less a number of specified payments.

An approved sale is:

•     a sale of the mortgaged property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

•     a foreclosure or trustee’s sale of the mortgaged property at a price exceeding the maximum amount specified by the pool insurer,

•     the acquisition of the mortgaged property under the primary mortgage insurance policy by the mortgage insurer, or

•     the acquisition of the mortgaged property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the mortgaged property. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the pool insurance policy will be reduced over the life of the securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer on disposition of all foreclosed mortgaged properties covered by that policy. The amount of claims paid includes expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent mortgage loans to the date of payment of the claim. See “Legal Aspects of Loans” in this prospectus. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the trust, and thus will affect adversely payments on the securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance relating to a delinquent loan would not be recoverable from the proceeds of the liquidation of that loan or otherwise, it will not be obligated to make an advance for that delinquency since the Advance would not be ultimately recoverable by it. See “— Servicing of Loans — Advances.”

Mortgage Insurance for Manufactured Home Loans. A manufactured home loan may be an FHA loan or a VA loan. Any primary mortgage or similar insurance and any pool insurance policy relating to manufactured home loans will be described in the related prospectus supplement.

Hazard Insurance on the Loans

Standard Hazard Insurance Policies for Mortgage Loans. The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of the principal balance of that mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer shall cause those hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to in the next paragraph and under “Special Hazard Insurance Policy” and “Other Hazard—Related Insurance Liability Insurance,” or on the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors.

In most cases, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of those terms and conditions are dictated by respective state laws. Those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in other cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement or servicing agreement, in most cases, requires the master servicer or servicer to cause to be maintained for that mortgage loan serviced, flood insurance as described under “Servicing of Loans—Maintenance of Insurance Policies and Other Servicing Procedures.”

Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the pooling and servicing agreement or servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured home loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the mortgagor on the related manufactured home loan, whichever is less. That coverage may be provided by one or more blanket insurance policies covering losses on the manufactured home loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home’s location was, at the time of origination of the related manufactured home loan, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for that manufactured home or indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

Special Hazard Insurance Policy. Although the terms of those policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan, title to which has been acquired by the insured, and to the extent that damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained for that property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay. The amount of this payment is the lesser of (a) the cost of repair or replacement of that property or (b) on transfer of the property to the special hazard insurer, the unpaid principal balance of that loan at the time of acquisition of that property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the master servicer or the servicer for that property. If the unpaid principal balance plus accrued interest and various expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under specific circumstances, nuclear reaction, flood if the mortgaged property is in a federally designated flood area, chemical contamination and other risks.

Restoration of the property with the proceeds described under (a) in the preceding paragraph is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim that the pool insurance policy may be validly presented for the defaulted loan secured by that property. The payment described under (b) in the preceding paragraph will render unnecessary presentation of a claim relating to that loan under the pool insurance policy Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan, and, if specified in the related prospectus supplement, any related Additional Collateral, at an amount less than the then outstanding principal balance of that loan. The amount of the secured debt could be reduced to that value, and the holder of that loan thus would become an unsecured creditor to the extent the outstanding principal balance of that loan exceeds the value so assigned to the property, and any related Additional Collateral, by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans” in this prospectus. If so provided in the related prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract for proceedings relating to borrowers under the Bankruptcy Code. The bankruptcy bond will cover some losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover some unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust secured by single unit primary residences. In most cases, that amount will be reduced by payments made under that bankruptcy bond relating to those loans.

Repurchase Bond

The seller, the depositor or the master servicer may be obligated to repurchase any loan, up to an aggregate dollar amount specified in the related prospectus supplement, for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of that loan. That obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the seller, the depositor or the master servicer.

THE AGREEMENTS

The following summaries describe specific provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related agreements. Where particular provisions or terms used in the related agreements are referred to, those provisions or terms are as specified in the related agreements.

Assignment of Mortgage Assets

General. The depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the mortgage assets and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the mortgage assets after the cut-off date specified in the related prospectus supplement, except for any Retained Interests. The trustee will, concurrently with that assignment, execute and deliver the securities.

Assignment of Private Mortgage-Backed Securities. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See “The Trust Funds—Private Mortgage-Backed Securities” in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

•     that the information contained in the mortgage certificate schedule is true and correct in all material respects;

•     that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any Retained Interests;

•     that there has been no other sale by it of that private mortgage-backed securities; and

•     that there is no existing lien, charge, security interest or other encumbrance, other than any Retained Interest, on those private mortgage-backed securities.

Assignment of Agency Securities. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any Retained Interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

Assignment of Mortgage Loans. In addition, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian:

•     the mortgage note for each mortgage loan endorsed without recourse to the order of the trustee or in blank;

•     the original mortgage with evidence of recording indicated on that mortgage note, except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office; and

•     an assignment of the mortgage in recordable form and, if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents as described in the related agreement.

The trustee, or, in some cases, the custodian, will hold those documents in trust for the benefit of the securityholders.

In most cases, the depositor will, at the time of delivery of the securities, cause assignments to the trustee of the mortgage loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, that recording is not required to protect the trustee’s interest in the mortgage loan. As promptly as possible, the depositor will cause that assignments to be so recorded, in which event, the related agreement may require the depositor to repurchase from the trustee any mortgage loan required to be recorded but not recorded within that time, at the price described above for repurchase by reason of defective documentation. In most cases, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage loan to be recorded.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

For any mortgage loans which are Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian:

•     the related original cooperative note endorsed to the order of the trustee,

•     the original security agreement, the proprietary lease or occupancy agreement,

•     the recognition agreement,

•     an executed financing agreement, and

•     the relevant stock certificate and related blank stock powers.

The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each Cooperative Loan.

Each mortgage loan will be identified in the mortgage loan schedule appearing as an exhibit to the related agreement. That mortgage loan schedule will specify, among other things, for each mortgage loan:

•     the original principal amount and unpaid principal balance as of the cut-off date;

•     the current interest rate;

•     the current scheduled payment of principal and interest; the maturity date of the related mortgage note;

•     if the mortgage loan is an ARM loan, the minimum mortgage rate, the maximum mortgage rate, if any, and the Periodic Rate Cap; and

•     whether the mortgage loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a mortgage loan with other than fixed scheduled payments and level amortization.

Assignment of Manufactured Home Loans. The depositor will cause any manufactured home loans included in the mortgage assets for a series of securities to be assigned to the trustee, together with principal and interest due on or for the manufactured home loans after the cut-off date specified in the related prospectus supplement. Each manufactured home loan will be identified in the loan schedule appearing as an exhibit to the related agreement. That loan schedule will specify, for each manufactured home loan, among other things:

•     the original principal balance and the outstanding principal balance as of the close of business on the cut-off date;

•     the interest rate;

•     the current scheduled payment of principal and interest; and

•     the maturity date of the manufactured home loan.

In addition, for each manufactured home loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original manufactured home loan and copies of documents and instruments related to each manufactured home loan and the security interest in the manufactured home securing each manufactured home loan. To give notice of the right, title and interest of the securityholders to the manufactured home loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all manufactured home loans as collateral. In most cases, the manufactured home loans will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured home loans without notice of that assignment. the interest of the securityholders in the manufactured home loans could be defeated. See “Legal Aspects of Loans—Manufactured Home Loans.”

The seller, or other party as described in the related prospectus supplement, will provide limited representations and warranties to the depositor and the trustee concerning the manufactured home loans. Those representations and warranties will include:

•     that the information contained in the loan schedule provides an accurate listing of the manufactured home loans and that the information about those manufactured home loans listed in that loan schedule is true and correct in all material respects at the date or dates when that information is furnished;

•     that, immediately prior to the conveyance of the manufactured home loans, the depositor had good title to, and was sole owner of, those manufactured home loans, subject to any Retained Interests;

•     that there has been no other sale by it of those manufactured home loans and that the manufactured home loan is not subject to any lien, charge, security interest or other encumbrance;

•     if the master servicer will not directly service the manufactured home loans, each subservicing agreement entered into with a servicer for manufactured home loans comprising the mortgage assets has been assigned and conveyed to the trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

•     the depositor has obtained from each of the master servicer, the servicer, the originator of the manufactured home loans or other entity that is the seller of the related manufactured home loan representations and warranties relating to some information about the origination of and current status of the manufactured home loans, and has no knowledge of any fact which would cause it to believe that those representations and warranties are inaccurate in any material respect. See “Loan Underwriting Procedures and Standards” in this prospectus.

Repurchase and Substitution of Loans

In most cases, if any document in the loan file delivered by the depositor to the trustee, or custodian on behalf of the trustee, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the related servicer or seller does not cure that defect within 90 days from the date the master servicer was notified of the defect by the trustee, or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the related servicer or seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within another period specified in the related prospectus supplement, from the date the seller or the master servicer was notified of the defect by the depositor, the master servicer or the trustee, repurchase the related mortgage loan or any property acquired relating to that repurchase from the trustee. The price to repurchase the related mortgage loan or property is equal to the outstanding principal balance of that mortgage loan, or, in the case of a foreclosed mortgage loan, the outstanding principal balance of that mortgage loan immediately prior to foreclosure, plus accrued and unpaid interest to the date of the next scheduled payment on that mortgage loan at the related mortgage rate.

In most cases, the master servicer may, rather than repurchase the loan as described above, remove the loan from the trust and substitute in its place one or more other loans provided, however, that:

•     for a trust for which no REMIC election is made, that substitution must be effected within 120 days of the date of initial issuance of the securities, and

•     for a trust for which a REMIC election or elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not result in a prohibited transactions tax under the Internal Revenue Code or cause the trust to lose its status as a REMIC, or in the case of a trust consisting of two or more REMICs, that the substitution will not cause that REMIC to lose its status as a REMIC; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are “defective” under the Code and the seller delivers to the trustee and the trust administrator an officer’s certificate to that effect.

In most cases, any qualified substitute mortgage loan will have on the date of substitution:

•     an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan, the amount of any shortfall to be deposited to the Payment Account in the month of substitution for distribution to securityholders;

•     an interest rate not lower than and not more than 1% of the interest rate of the deleted loan;

•     have a LTV Ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

•     have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

•     comply with all of the representations and warranties specified in the related agreement as of the date of substitution. The related agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

In most cases, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a loan document.

In most cases, the seller, or other party as described in the related prospectus supplement, will make representations and warranties about loans which comprise the mortgage assets for a series. See “Loan Underwriting Procedures and Standards—Representations and Warranties” in this prospectus. If the related seller, or other party, cannot cure a breach of those representations and warranties in all material respects within 60 days after notification by the master servicer, the depositor or the trustee of that breach, and if the breach is of a nature that materially and adversely affects interest of the securityholders in that loan, the seller is obligated to cure, substitute or repurchase the affected mortgage loan if those seller is required to do so under the applicable agreement.

Reports to Securityholders

The master servicer will prepare and will forward or will provide to the trustee for forwarding to each securityholder on each distribution date, or as soon after that distribution date as is practicable, a statement providing, to the extent applicable to any series as specified in the related agreement, among other things:

•     as applicable, either (A) the amount of the distribution allocable to principal on the mortgage assets (by class), separately identifying the aggregate amount of any principal prepayments included in that distribution and the amount, if any, advanced by the master servicer or by a servicer or (B) the amount of the principal distribution in reduction of stated principal amount of each class and the aggregate unpaid principal amount of each class following that distribution;

•     as applicable, either (A) the amount of the distribution allocable to interest on the mortgage assets (by class and by any shortfalls or carry-forwards) and the amount, if any, advanced by the master servicer or a servicer or (B) the amount of the interest distribution;

•     the amount of servicing compensation for the mortgage assets paid during the Due Period commencing on the due date to which that distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

•     for accrual securities, prior to the Accrual Termination Date in addition to the information specified in (B) of the first clause above of this paragraph, the amount of interest accrued on those securities during the related Interest Accrual Period and added to the principal balance of those securities;

•     in the case of floating rate securities, the floating rate applicable to the distribution being made;

•     if applicable, (I) the number and aggregate principal balances of loans (A) delinquent for 30 to 59 days, (B) delinquent for 60 days to 89 days and (C) delinquent 90 days or more, as of the close of business on the determination date to which that distribution relates or (II) the number and aggregate principal balances of loans in foreclosure or delinquent (with a notation indicating which loans, if any, are in foreclosure) (A) 30 to 59 days, (B) 60 to 89 days and (C) 90 or more days, as of the close of business on the last day of the calendar month preceding that distribution date assuming twelve, thirty day months;

•     if applicable, the book value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date to which that distribution relates;

•     in the case of any other credit support described in the related prospectus supplement, the amount of coverage of that credit support as of the close of business on the applicable distribution date;

•     in the case of any series which includes a subordinate class, the Subordinated Amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;

•     the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund including any Subordination Reserve Fund, if any, on that distribution date, after giving effect to distributions made on that date;

•     whether such loans are closed-end loans and/or revolving credit loans;

•      the total cash flows received and the general sources thereof;

•     the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•     the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•     the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•     the amount, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•     interest rates, as applicable, to the pool assets and securities;

•     the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•     the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•     the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to securityholders on the distribution date;

•     number and amount of pool assets, together with updated pool composition information;

•     the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•     if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•     material breaches of pool asset representation or warranties or transaction covenants;

•     information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•     information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•     any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•      the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

•     with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement;

•     in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

•     any other information as specified in the related agreement.

In addition, within a reasonable period of time after the end of each calendar year the master servicer, in most cases, will furnish to each securityholder of record at any time during that calendar year a report summarizing the items provided to securityholders as specified in the related agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Additional Information” and “Reports to Securityholders.” Information in the distribution date and annual reports provided to the securityholders will not have been examined and reported on by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants concerning the master servicer’s servicing of the loans. See “Servicing of Loans—Evidence as to Compliance” in this prospectus.

Investment of Funds

The Payment Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer or by the servicer, if any, can be invested only in eligible investments acceptable to each rating agency rating that series, which may include, without limitation:

•     direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

•     commercial paper, having original maturities of not more than nine months, of any corporation incorporated under the laws of the United States or any state of the United States or the District of Columbia which on the date of acquisition has been rated by each rating agency in its highest short-term rating, or the lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency;

•     certificates of deposit, demand or time deposits, federal funds or bankers’ acceptances issued by any bank or trust company incorporated under the laws of the United States or of any state of the United States or the District of Columbia. The short-term commercial paper of that bank or trust company, or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of that holding company, at the date of acquisition must have been rated by each rating agency in its highest short-term rating;

•     money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each rating agency;

•     repurchase obligation, the collateral of which is held by a third party or the trustee, for any security described in the first clause above of this paragraph provided that the long-term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each rating agency in one of its two highest long-term rating categories; and

•     those other investments which do not adversely affect the rating on the securities of that series as confirmed in writing by each rating agency.

Funds held in a reserve fund or Subordinated Reserve Fund may be invested in eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through securities, mortgage-backed bonds or notes or other investments to the extent specified in the related prospectus supplement.

Eligible investments or eligible reserve fund investments for a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Payment Account, any reserve fund or the Subordinated Reserve Fund for that series are required or may be anticipated to be required to be applied for the benefit of securityholders of that series. The master servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.

Unless provided in the related prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other reserve fund, Servicer Account, Collection Account or the Payment Account will be property of the trustee, the master servicer or a servicer and not available for distributions to securityholders. See “Servicing of Loans” in this prospectus.

Event of Default and Rights in the Case of Events of Default

Pooling and Servicing Agreement and Servicing Agreement. Events of default under the pooling and servicing agreement or servicing agreement for each series of certificates or notes, respectively, in most cases, include:

•     any failure by the master servicer to remit to the trustee for distribution to the securityholders, or distribution to holders of the equity certificates for a series of notes, of that series any required payment which continues unremedied for five business days, or one business day for other required payments, after the giving of written notice of that failure, requiring the same to be remedied, to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuing entity for each series of notes, or to the master servicer, the depositor and the trustee for each series of certificates or to the master servicer, the issuing entity and the trustee for each series of notes by the related holders of securities of that series evidencing at least 25% of Voting Rights of the securities for the series;

•     any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related pooling and servicing agreement or servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure:

•     to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuing entity for each series of notes,

•     to the master servicer, the depositor and the trustee for each series of certificates, or

•     to the master servicer, the issuing entity and the trustee for each series of notes by the holders of securities of that series evidencing at least 25% of the Voting Rights of the securities; and

•     events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

In most cases, so long as an event of default remains unremedied under the pooling and servicing agreement or servicing agreement for a series, the trustee for that series or holders of the related securities evidencing at least 51% of the aggregate outstanding principal amount of the securities for that series, the first 51% who provide that notice, or the depositor may terminate all of the rights and obligations of the master servicer as servicer under the pooling and servicing agreement or servicing agreement and in and to the mortgage loans, other than its right as a securityholder or as holder of the equity certificates for a series of notes under the pooling and servicing agreement or servicing agreement, as applicable, which rights the master servicer will retain under all circumstances. The trustee will then succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement or servicing agreement. The trustee will also be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related pooling and servicing agreement or servicing agreement. In most cases, in the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a Fannie Mae or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 or other amount as specified in the related prospectus supplement to act as a successor to the master servicer under the related pooling and servicing agreement or servicing agreement. Pending that appointment, the trustee is obligated to act in that capacity.

Upon any such termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to the securityholders and to each rating agency. Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all securityholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

No securityholder of a series, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement or servicing agreement for that series to institute any proceeding for the related pooling and servicing agreement or servicing agreement, unless:

•     that holder previously has given to the trustee for that series written notice of default,

•     the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have made written request to the trustee to institute that proceeding in its own name as trustee under that agreement, and

•     the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. In most cases, an event of default under the indenture will include:

•     a default for five days or more, or other period of time described in the related prospectus supplement, in the payment of any principal of or interest on any note or equity certificates of that series;

•     failure to perform any other covenant of the issuing entity in the indenture which continues for a period of 30 days after notice of that covenant is given in accordance with the procedures described in the related prospectus supplement;

•     any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered for or in connection with that representation or warranty or affecting that series having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of that breach is given in accordance with the procedures described in the related prospectus supplement;

•     events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

•     any other event of default provided for notes of that series.

If an event of default for the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. If the notes of that series are accrual securities, the trustee or the holders of that majority may declare that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, to be due and payable. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default for any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, despite that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been that declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

•     the holders of 100% of the then aggregate outstanding amount of the notes of that series consent to that sale,

•     the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of that sale, or

•     the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of that event of default.

In the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of that discount that is unamortized.

No noteholder or holder of an equity certificate of a series, solely by virtue of that holder’s status as a noteholder or holder of an equity certificate, will have any right under an owner trust agreement or indenture for that series to institute any proceeding for that agreement unless that holder previously has given to the trustee for that series written notice of default and unless the holders of notes or equity certificates of any class evidencing at least 25% of the aggregate percentage interests constituting that class have made written request on the trustee to institute that proceeding in its own name as trustee under that series and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute for that proceeding.

Under the terms of the indenture, if an event of default occurs and is continuing, senior securityholders may be entitled to exercise specified rights of the holders of the securities, without the consent of subordinate securityholders, and the subordinate securityholders may exercise those rights only with the prior consent of the senior securityholders.

The Owner Trustee

The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the owner trustee for each series of notes will be provided in the related prospectus supplement. The entity serving as owner trustee may have normal banking relationships with the depositor or the master servicer.

The Trustee

The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the trustee for each series of securities will be provided in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of various local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement or indenture relating to that series will be conferred or imposed on the trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly on that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. Those agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment. However, the trustee shall continue to be responsible for its duties and obligations under the related agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of any related agreement, the securities or of any mortgage asset or related documents. If no event of default as described in the applicable agreement has occurred, the trustee is required to perform only those duties specifically required of it under that agreement. On receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of those documents furnished by it or the securityholders to the master servicer under the related agreement.

The trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See “Event of Default and Rights in the Case of Events of Default” in this prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may resign, by written notice to the depositor, the master servicer and to all securityholders; provided, that the resignation shall not be effective until a successor trustee is appointed. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The resigning trustee shall not resign and be discharged until the time that the successor trustee is approved by each rating agency. The trustee may also be removed at any time:

•   by the depositor, if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or indenture;

•     if the trustee becomes insolvent;

•     if a tax is imposed or threatened for the trust by any state in which the trustee or the trust held by the trustee under the related agreement is located; or

•     by the holders of securities evidencing at least 51% of the aggregate outstanding principal amount of the securities in the trust on notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Payment Account

The trustee will establish a Payment Account in its name as trustee for the securityholders, or if it is so specified in the related prospectus supplement, the Payment Account may be established by the master servicer in the name of the trustee. The Payment Account will, in most cases, be an Eligible Account, and the funds held in that account may be invested, pending disbursement to securityholders of the related series, under the terms of the related pooling and servicing agreement or the related servicing agreement and indenture, in eligible investments. The master servicer or the trustee will usually be entitled to receive, as additional compensation, any interest or other income earned on funds in the Payment Account. There will be deposited into the Payment Account monthly all funds received from the master servicer and required withdrawals from any reserve funds. In most cases, the trustee is permitted from time to time:

•     to make withdrawals from the Payment Account for each series to remove amounts deposited in that account in error,

•     to pay to itself or the master servicer any reinvestment income on funds held in the Payment Account to the extent it is entitled,

•     to remit to the master servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses,

•     to make deposits to any reserve fund,

•     to make regular distributions to the securityholders,

•     to clear and terminate the Payment Account, and

•     to make other withdrawals as required or permitted by the related agreements.

Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date in an Expense Reserve Fund cash or eligible investments which will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit in the Expense Reserve Fund of all or a portion of cash flow, to the extent described in the related prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more eligible investments.

Amendment of Agreements

The pooling and servicing agreement for each series of certificates may be amended by the depositor, the master servicer, and the trustee for that series, without notice to or consent of the certificateholders:

•     to cure any ambiguity;

•     to correct or supplement any provision in that pooling and servicing agreement which may be defective or inconsistent with any other provision in that pooling and servicing agreement;

•     to make any other provisions regarding matters or questions arising under that pooling and servicing agreement which are not inconsistent with any other provisions of that pooling and servicing agreement; or

•     to comply with any requirements imposed by the Internal Revenue Code.

Any of these amendments, other than for the reason described in the last clause of this paragraph, must not adversely affect in any material respect the interests of any certificateholders of that series.

In most cases, the pooling and servicing agreement for each series of certificates may also be amended by the trustee, the master servicer and the depositor for that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the certificates of each class of that series affected by that amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or modifying in any manner the rights of certificateholders of that series. That amendment may not:

•     reduce the amount or delay the timing of payments on any certificate without the consent of the holder of that certificate;

•     adversely affect the REMIC status, if a REMIC election or elections have been made, for the related trust of a series; or

•     reduce the aforesaid percentage of aggregate outstanding principal amount of certificates of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of certificates affected by that amendment.

In spite of the foregoing, if a REMIC election or elections have been made for the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or any related REMIC or cause that trust or that REMIC to fail to qualify as a REMIC.

In most cases, the servicing agreement or indenture for each series of notes may be amended by the parties to that agreement without the consent of any of the noteholders covered by that agreement:

•     to cure any ambiguity;

•     to correct, modify or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

•     to make any other provisions regarding matters or questions arising under the agreement which are not inconsistent with the provisions of that agreement, provided that this action will not adversely affect in any material respect the interests of any noteholder covered by the agreement.

In most cases, the servicing agreement or indenture for each series of notes may also be amended by the parties to that agreement with the consent of the holders evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or modifying in any manner the rights of noteholders of that series. That the amendment may not:

•     reduce the amount of or delay the timing of, payments received on any note without the consent of the holder of that note;

•     adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding clause, without the consent of the holders of notes of that class evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that amendment; or

reduce the aforesaid percentage of aggregate outstanding principal amount of notes of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of notes affected by that amendment.

The master servicer and any director, officer, employee or agent of the master servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

Voting Rights

The related prospectus supplement will describe the method of determining allocation of voting rights for a series, if other than as described in this prospectus. If specified in the related prospectus supplement, a provider of credit enhancement may be entitled to specified voting rights of the securityholders.

REMIC Administrator

For any multiple class series of certificates as to which a REMIC election is made, preparation of reports and other administrative duties relating to the trust may be performed by a REMIC Administrator, who may be an affiliate of the depositor.

Termination

The obligations created by the related agreements for a series will terminate on the distribution to securityholders of all amounts distributable to them under those agreements after:

•     the later of the final payment or other liquidation of the last mortgage loan remaining in the trust for that series or the disposition of all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, or

•     the repurchase by the master servicer, or another party as specified in the prospectus supplement, from the trustee for that series of all mortgage loans at that time subject to the related agreements and all property acquired in connection with any mortgage loan.

The exercise of that right will effect early retirement of the securities of that series, but the right to so purchase is subject to the aggregate principal balances of the mortgage loans at the time of repurchase being, less than a fixed percentage, to be provided in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the related agreements for a series of securities continue beyond the expiration of 21 years from the death of the last survivor of persons identified in those agreements. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the related agreements to each securityholder, and the final distribution will be made only on surrender and cancellation of the securities at an office or agency specified in the notice of termination. See “Description of the Securities—Optional Termination” in this prospectus.

LEGAL ASPECTS OF LOANS

The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

The mortgage loans, other than Cooperative Loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those manufactured housing contracts and grant a security interest in the related manufactured homes to secure repayment of that loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under various circumstances become subject to real estate title and recording laws. See “The Trust Funds—The Manufactured Home Loans” in this prospectus. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

•     a separate undertaking to make payments on the mortgage note, and

•     an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Cooperative buildings relating to the Cooperative Loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative’s building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant’s lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

•     arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

•     arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed under “Realizing on Cooperative Loan Security”, on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Realizing on Cooperative Loan Security” in this section of the prospectus.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder”, as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee’s or grantee’s, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a “due-on-sale” clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Realizing on Cooperative Loan Security

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on that Cooperative Loan.

Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, in most cases, provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” in this section of the prospectus.

Rights of Redemption

In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

For Cooperative Loans. In most cases, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Federal Bankruptcy and Other Laws Affecting Creditor’s Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor’s property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured only by property that is the principal residence of the debtor. In all cases, the secured creditor generally is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt. Therefore, for any Additional Collateral Loan secured by property of the debtor in addition to the debtor’s principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender’s security interest to the value of the collateral and otherwise subject that mortgage loan to the cramdown provisions of Chapter 13.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Bankruptcy Code provides priority to tax liens over the lender’s security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator’s failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

Some of the mortgage loans known as high cost loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any high cost loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that high cost loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibits by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator’s failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans. See “Loan Underwriting Procedures and Standards—Representations and Warranties.”

Leasehold Considerations

Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor’s leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower’s leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor’s leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor’s mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of that mortgagor’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection with those certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Junior Mortgages; Rights of Senior Mortgagees

Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See “—Foreclosure on Mortgage Loans”.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Due-on-sale Clauses in Mortgage Loans

In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans and reverse mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Parity Act permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS’s action does not affect Parity

Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The master servicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Usury limits apply to junior mortgage loans in many states.

Adjustable Interest Rate Loans

Alternative mortgage instruments, including adjustable rate mortgage loans, reverse mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

•     state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments, including reverse mortgage loans, by national banks,

•     state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and

•     all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that adjustable rate mortgage loans and reverse mortgage loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

All of the adjustable rate mortgage loans and reverse mortgage loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the adjustable rate mortgage loans and reverse mortgage loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

Environmental Legislation

Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property, in most cases, are subordinated to the Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that:

•     its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based, or

•     the lender was, at the time of the execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Negative Amortization Loans

A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher Proffitt & Wood LLP, Sidley Austin Brown & Wood LLP, McKee Nelson LLP or Orrick, Herrington & Sutcliffe LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to under “REMICs—Classifications of REMICs” and “REMICs—Tiered REMICs,” are based are subject to change or differing interpretations, which could apply retroactively. If penalties were asserted against purchasers of the certificates or notes offered hereunder in respect of their treatment of the certificates or notes offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

•     is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

•     is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.” Securityholders are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

The following discussion addresses securities of two general types:

•     REMIC certificates representing interests in a trust that the Trustee will elect to have treated as one or more “real estate mortgage investment conduits,” or REMICs, under Sections 860A through 860G of the Internal Revenue Code, or the REMIC Provisions, and

•     notes representing indebtedness of the issuing entity for federal income tax purposes.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICs

In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing “regular interests” and the “residual interest” in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

Classification of REMICs

At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under “—Characterization of Investments in REMIC Certificates.” Although the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions.

The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a “reverse mortgage,” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

Characterization of Investments in REMIC Certificates

In most cases, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to a REMIC on that REMIC’s startup day in exchange for regular or residual interests in that REMIC.

The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Investors should review the description of the loans in the related prospectus supplement to assess the extent to which their REMIC regular interests will qualify as real estate assets within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMlC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on that REMIC regular certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that amount will vary according to the characteristics of that REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period,” as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of that REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of that REMIC regular certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

•     the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•     a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” for a description of that election under the OID Regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

In most cases, as to each “accrual period,” each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, the period that begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

•     the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

•     the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated:

•     assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and

•     using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC regular certificate’s “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals:

•     the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus

•     the daily portions of original issue discount for all days during that accrual period prior to that day, minus

•     any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium.” Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount for a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if that market discount is less than 0.25% of the remaining stated

redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder’s option:

•     on the basis of a constant yield method,

•     in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

•     in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See “Taxation of Owners of REMIC Regular Certificates—Market Discount.” The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. Those rules presumably will require use of a prepayment assumption in accruing market discount or premium for REMIC regular certificates without regard to whether those certificates have original issue discount. The use of an assumption that there will be no prepayments might be required.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until that holder’s certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See “ — Prohibited Transactions and Other Possible REMIC Taxes.” Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC residual certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” method. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under “Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive activity losses.”

A holder of a REMIC residual certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC residual certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under “Basis Rules, Net Losses and Distributions,” that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of those payments for income tax purposes.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed under “—Excess Inclusions” and “—Non-economic REMIC Residual Certificates.” The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by those REMIC residual certificateholders for the corresponding period may significantly adversely affect those REMIC residual certificateholders’ after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount.” Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those certificates in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC’s basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption. Further, that election would not apply to any loan originated on or before September 27, 1985. Instead, premium on that loan should be allocated among the principal payments on that loan and be deductible by the REMIC as those payments become due or on the prepayment of that loan.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, which includes any other class of REMIC certificates constituting “regular interests” in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the “regular interests” were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular interests described in that Section will not apply.

If a class of regular interests is issued at a premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC residual certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in that certificate. To the extent a distribution on a REMIC residual certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in those REMIC residual certificates will not be sufficiently large that those distributions will be treated as nontaxable returns of capital. Their basis in those REMIC residual certificates will initially equal the amount paid for those REMIC residual certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent that REMIC residual certificateholders’ initial basis are less than the distributions to that REMIC residual certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC residual certificate. See “—Sales of REMIC Certificates,” in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of that REMIC residual certificate to that REMIC residual certificateholder and the adjusted basis that REMIC residual certificate would have had in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General.”

Excess Inclusions

Any “excess inclusions” for a REMIC residual certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” for a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•     the daily portions of REMIC taxable income allocable to that REMIC residual certificate, over

•     the sum of the “daily accruals”, as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•     will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•     will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization, and

•     will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, “—Foreign Investors in REMIC Certificates,” in this section of the prospectus.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

•     the alternative minimum taxable income of the taxpayer is based on the taxpayer’s regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

•     the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

•     the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

Under Treasury regulations yet to be issued, in the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC residual certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

Effective August 1, 2006, temporary regulations issued by the IRS (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Certificates

Under the REMIC Regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that “noneconomic” REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents:

•     the present value of the expected future distributions, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•     the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee’s historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment of fixed base (within the meaning of an applicable tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations. However, any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based on various assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors In REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of various REMIC residual certificates to foreign persons.

Mark-to-market Rules

Any REMIC residual certificate acquired after January 4, 1995 is not eligible to be marked to market under Internal Revenue Code Section 475 because it is not treated as a security.

Possible Pass-through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class f, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder of that certificate is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts:

•     an amount equal to that individual’s, estate’s or trust’s share of those fees and expenses will be added to the gross income of that holder, and

•     that individual’s, estate’s or trust’s share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income.

In addition, Section 68 of the Internal Revenue Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder’s gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors are encouraged to consult with their own tax advisors prior to making an investment in those certificates.

Sales of REMIC Certificates

If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate. The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Rules, Net Losses and Distributions.” Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Internal Revenue Code.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

•     the amount that would have been includible in the seller’s income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to 110% of the “applicable Federal rate”, in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over

•     the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC regular certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate”, which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires a REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool”, as defined in Section 7701(i) of the Internal Revenue Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the “wash sale” rules of Section 1091, generally, of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to that REMIC residual certificateholder’s adjusted basis in the newly acquired asset.

Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form

Prohibited Transactions and Other Possible REMIC Taxes

The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property,” in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations

If a REMIC residual certificate is transferred to a “disqualified organization” as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

•     the present value, which is discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC residual certificate for periods after the transfer and

•     the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of that transfer, the prepayment assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC residual certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•     residual interests in that entity are not held by disqualified organizations and

•     information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

In addition, if a “pass-through entity,” as defined below, includes in income excess inclusions for a REMIC residual certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•     the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by that disqualified organization and

•     the highest marginal federal income tax rate imposed on corporations.

A pass-through entity, generally, will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

•     that holder’s social security number and a statement under penalty of perjury that the social security number is that of the record holder or

•     a statement under penalty of perjury that the record holder is not a disqualified organization.

In the case of a REMIC residual certificate held by an “electing large partnership,” all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

For these purposes, a “disqualified organization” means:

•     the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation,

•     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•     any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

Termination and Liquidation

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating to the loans or on a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on that REMIC residual certificate is less than the REMIC Residual certificateholder’s adjusted basis in that certificate, that REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any “prohibited transactions taxes” solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC residual certificates, and will be designated as and will act as the “tax matters person” for the REMIC in all respects.

The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC residual certificateholder’s return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

Reporting of interest income, including any original issue discount, for REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Internal Revenue Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting, for the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

Backup Withholding as to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Certificates

A REMIC Regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain cases, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder’s allocable portion of the interest income received by that controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question. In most cases, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

•     the notes will be treated as indebtedness and

•     the issuing entity, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans … secured by an interest in real property” within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Internal Revenue Code section 856(c)(3)(B).

Taxation of Noteholders

Notes in most cases will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, as described above, except that:

•     income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and

•     the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes and

•     the character and timing of any loss as a result of defaults and delinquencies on the loans will be determined under the worthless security rules of Section 165(g) of the Internal Revenue Code rather than the bad debt rules of Section 166 of the Internal Revenue Code in the case where the issuer of the debt is an entity whose existence separate from a corporation is disregarded for United States federal income tax purposes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Reportable Transactions

A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of those ERISA plans. Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as Plans).

Some employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Internal Revenue Code.

In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan and is made for the exclusive benefit of Plan participants and their beneficiaries, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of Plans and persons having obtained specific relationships to a Plan, called Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated ERISA Plan Asset Regulations defining the term “plan assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under the ERISA Plan Asset Regulations, in most cases, when a Plan acquires an “equity interest” in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan’s assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if “benefit plan investors”, as defined under the ERISA Plan Asset Regulations and modified by Section 3(42) of ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing ERISA plan assets should acquire or hold securities hereunder in reliance on the availability of any exception under the ERISA Plan Asset Regulations. The ERISA Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the ERISA Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with “substantial equity features,” and depending on a number of facts relating to the investment, ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as a trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

The ERISA Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include that certificate but do not, solely by reason of the Plan’s holdings of that certificate, include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors are encouraged to consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed securities.

Class and Statutory Exemptions. The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in the securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a party in interest or disqualified person to such Plan solely by reason of providing services to such plan or entity (other than a party in interest or a disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•    PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by independent “qualified professional asset managers”;

•    PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers;

•    PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments;

•    PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments; and

•    PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain “in-house asset managers”.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

•    PTCE 95-60, which exempts certain transactions involving insurance company general accounts; and

•    PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Exemption. The DOL has granted an individual prohibited transaction exemption, or PTE (PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41), to a predecessor of Credit Suisse Securities (USA) LLC, referred to as the Exemption. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of fixed pools of mortgage loans, manufactured housing loans or agency securities such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets that are underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term “underwriter” includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities. The “securities” potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts. The Exemption does not cover revolving pools of assets.

The Exemption provides a number of general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Exemption only applies to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the Securities at the time of acquisition by or with ERISA plan assets must be rated in one of the four highest generic rating categories by Standard and Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch Ratings. Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, except that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the Rating Agencies. Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter. Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith. Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Eighth, issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, any servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, and any “affiliate”, as defined in the Exemption, of these parties.

The Exemption also requires that a trust meet the following requirements:

(1) The trust must consist solely of assets of a type that have been included in other investment pools;

(2) The Securities issued by those other investment pools must have been rated in one of the four highest categories of one of the Rating Agencies for at least one year prior to the Plan’s acquisition of securities; and

(3) The Securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan’s acquisition of securities.

A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security). If the security meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an Excluded Plan, as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code) by reason of Section 4975(c)(1)(E) of the Internal Revenue Code) in connection with:

•     the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person, (i) the Plan is not an “Excluded Plan”, as defined in the Exemption; (ii) solely in the case of an acquisition of securities in connection with the initial issuance of the securities; at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% of the aggregate interest in the Issuer is acquired by persons independent of the Restricted Group; (iii) a Plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition of the securities, no more than 25% of the assets of a Plan with respect to which the person has discretionary authority or renders investment advice are invested in securities representing an interest in an issuer containing assets sold or service by the same entity,

•     the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing ERISA plan assets, and

•     the holding of securities by a Plan or an entity investing ERISA plan assets.

Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.

Pre-Funding Accounts

The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Underwriter's PTE are satisfied.

Swaps

The Underwriter's PTE permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Underwriters’s PTE.

An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a “swap” or “swap agreement”, is a permitted trust fund asset if:

(a) it is an “eligible swap;”

(b) it is with an “eligible swap counterparty;”

(c) the classes of securities to which it relates may be purchased only by plans that are “qualified plan investors;”

(d) it meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap;” and

(e) it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which:

(a) is denominated in U.S. dollars;

(b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”);

(c) has a notional amount that does not exceed either:

(1) the principal balance of the class of securities to which the swap relates; or

(2) the portion of the principal balance of that class represented by obligations (“allowable notional amount”);

(d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”);

(e) has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

(f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible swap counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy the class of securities to which the swap relates is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

(a) a “qualified professional asset manager,” or QPAM, under PTCE 84-14;

(b) an “in-house asset manager” under PTCE 96-23; or

(c) has total assets, both plan and non-plan, under management of at least $100 million at the time the securities are acquired by the plan.

Ratings Dependent Swaps. In “ratings dependent swaps,” those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

(a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

(b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

Non-Ratings Dependent Swaps.“Non-ratings dependent swaps,” those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

(a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

(b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(c) terminate the swap agreement in accordance with its terms.

Yield Supplement Agreement. A “yield supplement agreement” is a permitted trust fund asset if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional amount and is purchased by or on behalf of the trust fund to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

(a) it is denominated in U.S. dollars;

(b) it pays an allowable interest rate;

(c) it is not leveraged;

(d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(e) it is entered into between the trust fund and an eligible counterparty; and

(f) it has an allowable notional amount.

Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

•     that the securities constitute “securities” for purposes of the Exemption, and

•     that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with ERISA plan assets is encouraged to consult with its counsel concerning the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities which are certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and certain other loans including home equity loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust.

Additional Considerations Relating to Notes. As discussed above, under the Plan Asset Regulations, the assets of a trust would be treated as “plan assets” of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. In the event that the Exemption is not applicable to the notes, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by “in-house asset managers”, PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” The related prospectus supplement may contain restrictions on purchases of notes by Plans.

Insurance Company General Accounts. Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The DOL has issued final regulations under Section 401(c) of ERISA (the “Section 401(c) Regulations”), which generally became effective July 5, 2001. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute “ERISA plan assets.” Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as “ERISA plan assets.” In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as “ERISA plan assets” of any Plan invested in such separate account except to the extent provided in the ERISA Plan Asset Regulations. Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account’s ability to hold the securities.

Representations from ERISA Plans Investing in Securities. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the four highest generic rating categories (or two highest generic rating categories in the case of a transaction in which loans have a loan-to-value ratio or combined loan-to-value ratio that exceeds 100%) by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

In the absence of the Exemption, the purchase and holding of the securities by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

(a) a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

(b) if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an “insurance company general account,” as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied; or

(c) an opinion of counsel to the trustee, the depositor and the master servicer which is satisfactory to the trustee, the depositor and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, which states that the purchase and holding of those securities by, on behalf or with the assets of, that Plan will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

An opinion of counsel or certification will not be required for the purchase of securities registered through DTC. In the absence of the Exemption, unless the prospectus supplement for a series of securities imposes a different requirement, any purchaser of a security registered through DTC will be deemed to have represented by that purchase that either (a) the purchaser is not a Plan and is not purchasing those securities by, on behalf of or with the assets of, any Plan or (b) the purchaser is an insurance company which is purchasing the securities with funds contained in an “insurance company general account”, as the term is defined in Section V(e) of PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied.

Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income,” or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All “excess inclusions” of a REMIC allocated to a REMIC residual certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates- Excess Inclusions.”

Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets is encouraged to consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

The prospectus supplement for a series may contain additional information regarding the application of the Exemption, Section 408(b)(17) of ERISA, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan’s or other Plan investor’s investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

LEGAL INVESTMENT

Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. In most cases, securities of any series will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a rating agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute “mortgage related securities” for purposes of SMMEA.

Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to “mortgage related securities,” the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The OTS has issued Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

•     a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

•     a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as “complex securities”. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute “mortgage related securities” for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.
LEGAL MATTERS

Some specific legal matters in connection with the securities offered by this prospectus, including both federal income tax matters and the legality of the securities being offered, will be passed on for the depositor and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York, Sidley Austin LLP, New York, New York, McKee Nelson LLP, New York, New York or Orrick, Herrington & Sutcliffe LLP, Los Angeles, California

.
THE DEPOSITOR

The depositor will be Credit Suisse First Boston Mortgage Acceptance Corp. for each series of securities unless otherwise indicated in the related prospectus supplement. The depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation, the name of which was subsequently changed to Credit Suisse (USA), Inc. The principal executive offices of the depositor are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc., a corporation organized under the laws of Delaware (“DLJ”), merged with and into an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland (“CSG”). As a result of this transaction, DLJ became an indirect wholly owned subsidiary of CSG and changed its name to Credit Suisse First Boston (USA), Inc. All former subsidiaries of DLJ, including the depositor, are currently subsidiaries of Credit Suisse (USA), Inc. (formerly known as Credit Suisse First Boston (USA), Inc.).

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Credit Suisse (USA), Inc.

Neither the depositor, its parent nor any of the depositor’s affiliates will ensure or guarantee distributions on the securities of any series.

As described in this prospectus, the only obligations of the depositor will be under various representations and warranties relating the mortgage assets. See “Loan Underwriting Standards Representations and Warranties” and “The Agreements—Assignment of Mortgage Assets” in this prospectus. The depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations for any trust. If the depositor were required to repurchase or substitute a loan, its only source of funds to make the required payment would be funds obtained from the seller of that loan, or if applicable, the master servicer or, the servicer. See “Risk Factors” in this prospectus.

After issuance of the securities for a series, the depositor will have no material obligations with respect to the securities and Trust Assets, other than (i) the right to appoint a successor trustee upon the resignation or removal of the trustee, (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended and (iii) any obligations with respect to the filing of any reports under the Exchange Act, as set forth in the pooling and servicing agreement.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the mortgage assets, to repay indebtedness which has been incurred to obtain funds to acquire the mortgage assets, to establish the reserve funds, if any, for the series and to pay costs of structuring, guaranteeing and issuing the securities. In some cases, securities may be exchanged by the depositor for mortgage assets. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of those additional offerings will be dependent on a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

None of the offering proceeds for a series will be used to pay expenses incurred in connection with the selection and acquisition of the related Trust Assets and no such expenses will be paid to the sponsor, the master servicer, a servicer, the depositor, the issuing entity, an originator of the Trust Assets, the underwriter or any affiliate of the foregoing parties.

PLAN OF DISTRIBUTION

The securities offered by this prospectus and by the related prospectus supplements will be offered in series may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

•     by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters;

•     by placements by the depositor with institutional investors through dealers; and

•     by direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust for those securities.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters related to the offer and sale of a particular series of securities will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the securities, the underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in connection with those civil liabilities.

The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

The depositor anticipates that the securities offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities are encouraged to consult with their legal advisors in this regard prior to that reoffer or sale.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder and reports required under the applicable agreements with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “The Agreements - Reports to Securityholders” and “Servicing of Loans- Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the related trustee’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission. The address of the related trustee’s website will be set forth in the related prospectus supplement.

REPORTS TO SECURITYHOLDERS

Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See “Description of the Certificates — Reports to Certificateholders.” Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Additional Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the related trustee’s website referenced above under “Additional Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria as required by Item 1122(a) of Regulation AB, attestation reports as required by Item 1122(b) of Regulation AB, and statements of compliance as required by Item 1123 of Regulation AB prepared by or on behalf of each entity participating in the servicing function will be provided to the registered holders of the related securities upon request free of charge. See “Servicing of Loans - Evidence as to Compliance” and “The Agreements - Reports to Securityholders.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a) or 15(d) of the Exchange Act, that relates to the trust fund for the certificates or notes. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates or notes will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates or notes include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K, Form 10-D and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust fund; provided, however, that none of the issuing entity’s annual reports filed on Form 10-K with respect to a trust fund will be incorporated by reference.

At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates or notes, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates or notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse First Boston Mortgage Acceptance Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

GLOSSARY

1998 Policy Statement—The revised supervisory statement setting for the guidelines for investments in “high risk mortgage securities”. The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998.

Accrual Termination Date—For a class of accrual securities, the distribution date on which all securities of the related series with final scheduled distribution dates earlier than that of that class of accrual securities have been fully paid, or another date or period as may be specified in the related prospectus supplement.

Additional Collateral—Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

Additional Collateral Loan—A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by other collateral owned by the related mortgagors or are supported by third- party guarantees secured by collateral owned by the related guarantors.

Advance—A cash advance by the master servicer or a servicer for delinquent payments of principal of and interest on a loan, and for the other purposes specified in this prospectus and in the related prospectus supplement.

Agency Securities—Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

Available Distribution Amount—The amount in the Payment Account, including amounts deposited in that account from any reserve fund or other fund or account, eligible for distribution to securityholders on a distribution date.

Balloon Loan—A mortgage loan with payments similar to a conventional loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than that assumed amortization term.

Balloon Payment—The payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

Bi-Weekly Loan—A mortgage loan which provides for payments of principal and interest by the borrower once every two weeks.

Buy-Down Fund—A custodial account, established by the master servicer or the servicer for a Buy-Down Loan, that meets the requirements described in this prospectus.

Buy-Down Loan—A level payment mortgage loan for which funds have been provided by a person other than the mortgagor to reduce the mortgagor’s scheduled payment during the early years of that mortgage loan.

Buy-Down Period—The period in which the borrower is not obligated to pay the full scheduled payment otherwise due on a Buy-Down Loan.

Buy-Down Mortgage Rate—For any Buy-Down Loan, the hypothetical reduced interest rate on which scheduled payments are based.

Buy-Down Amounts—For any Buy-Down Loan, the maximum amount of funds that may be contributed by the Servicer of that Buy-Down Loan.

Call Certificate—Any Certificate evidencing an interest in a Call Class.

Call Class—A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the certificates of the series.

Call Price—In the case of a call as to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

Collection Account—For a series, the account established in the name of the master servicer for the deposit by the master servicer of payments received from the mortgage assets in a trust, or from the servicers, if any.

Contributions Tax—The imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

Cooperative—A corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

Cooperative Dwelling—An individual housing unit in a building owned by a cooperative.

Cooperative Loan—A housing loan made for a Cooperative Dwelling and secured by an assignment by the borrower/tenant-stockholder, of a security interest in shares issued by the applicable Cooperative.

Designated Seller Transaction—A series of securities where the mortgage loans included in the trust are delivered either directly or indirectly to the depositor by one or more unaffiliated sellers identified in the related prospectus supplement.

DOL—The U.S. Department of Labor.

Disqualified Persons—For these purposes means:

•     the United States, any State or political subdivision of the United States or any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

•     any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

•     any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

•     an “electing large partnership,” as described in Section 775 of the Code, or

•     any other person so designated by the trustee based on an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than that person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

Draw—With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

Draw Period—With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

DTC—The Depository Trust Company.

Eligible Account—An account maintained with a federal or state chartered depository institution:

•      the short-term obligations of which are rated by each rating agency in its highest rating at the time of any deposit in that account,

•     insured by the FDIC to the limits established by that Corporation, the uninsured deposits in which account are otherwise secured in a way that, as evidenced by an opinion of counsel delivered to the trustee prior to the establishment of that account, the holders of the securities will have a claim as to the funds in that account and a perfected first priority security interest against any collateral securing those funds that is superior to claims of any other depositors or general creditors of the depository institution with which that account is maintained a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or

•     an account or accounts of a depository institution acceptable to the rating agencies.

Eligible Accounts may bear interest.

Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

ERISA Plan Asset Regulations—Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

Escrow Account—An account, established and maintained by the master servicer or the servicer for a loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

Excluded Balance—With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

Funding Account—An account established for the purpose of purchasing additional loans.

GPM Fund—A trust account established by the master servicer or the servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on that GPM Loan assumed in calculating payments due on the securities of the related multiple class series exceed scheduled payments on that GPM Loan.

GPM Loan—A mortgage loan providing for graduated payments, having an amortization schedule:

•     requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term,

•     providing for deferred payment of a portion of the interest due monthly during that period of time, and

•     providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

Insurance Proceeds—Amounts paid by the insurer under any of the insurance policies covering any loan or mortgaged property.

Interest Accrual Period—The period specified in the related prospectus supplement for a multiple class series, during which interest accrues on the securities or a class of securities of that series for any distribution date.

Liquidated Mortgage Loan—A defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

Liquidation Expenses—Expenses incurred by the master servicer, or the related servicer, in connection with the liquidation of any defaulted mortgage loan and not recovered under a primary mortgage insurance policy.

Liquidation Proceeds—Amounts received by the master servicer or servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

Mark-to-Market Regulations—The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

Parties in Interest—For a Plan, persons who have specified relationships to the Plans, either parties in interest within the meaning of ERISA or disqualified persons within the meaning of Section 4975 of the Internal Revenue Code.

Payment Account—For a series, the account established in the name of the trustee for the deposit of remittances received from the master servicer relating to the mortgage assets in a trust.

Periodic Rate Cap—For any ARM loan, the maximum amount by which mortgage rate of that ARM loan may adjust for any single adjustment period.

Pre-Funding Limit—For the securities, the ratio of the amount allocated to the Funding Account to the proceeds of the offering of the securities, which must be less than or equal to 50%.

Pre-Funding Period—For the securities, the period in which supporting payments of the related mortgage loans, having a value equal to no more than 50% of the proceeds of the offering of those securities, to be transferred to the related trust instead of requiring that the related mortgage loans be either identified or transferred on or before the Closing Date, which period will be no longer than 90 days or three months following the Closing Date.

Qualified Insurer—A mortgage guarantee or insurance company duly qualified as a mortgage guarantee or insurance company under the laws of the states in which the mortgaged properties are located, duly authorized and licensed in those states to transact the applicable insurance business and to write the insurance provided.

REO Property—Real property which secured a defaulted loan which has been acquired on foreclosure, deed in lieu of foreclosure or repossession.

Repayment Period—With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

Retained Interest—For a mortgage asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the mortgage asset and, therefore, is not included in the trust for the related series.

Servicer Account—An account established by a servicer, other than the master servicer, who is directly servicing loans, into which that servicer will be required to deposit all receipts received by it relating to the mortgage assets serviced by that servicer.

Servicing Fee—The amount paid to the master servicer on a given distribution date, in most cases, determined on a loan-by-loan basis, and calculated at a specified per annum rate.

Subordinated Amount—The amount, if any, specified in the related prospectus supplement for a series with a class of subordinate securities, that the subordinate securities are subordinated to the senior securities of the same series.

Subordination Reserve Fund—The subordination reserve fund, if any, for a series with a class of subordinate securities, established under the related pooling and servicing agreement or indenture.

Subsequent Mortgage Loan—Additional mortgage loans transferred to the related trust after the closing date.

Subsidy Fund—For any loan, a custodial account, which may be interest-bearing, complying with the requirements applicable to a Collection Account in which the master servicer will deposit subsidy funds.

Tax Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

Trust Balance—With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

United States Person—“United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

Filing Fee for Registration Statement	$0.00
Legal Fees and Expenses	600,000.00
Accounting Fees and Expenses	200,000.00
Trustee's Fees and Expenses (including counsel fees)	90,000.00
Printing and Engraving Fees	180,000.00
Rating Agency Fees	240,000.00
Miscellaneous	100,000.00

Total	$1,410,000.00

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement or such Servicing Agreement, Indenture and Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The Restated Certificate of Incorporation and By-Laws of the Registrant provide that, to the fullest extent and under the circumstances permitted by Section 145 of the General Corporation Law of the State of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

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EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--

*1.1	--	Form of Underwriting Agreement.
*****3.1	--	Certificate of Incorporation of Credit Suisse First Boston Mortgage Acceptance Corp., as currently in effect.
**3.2	--	Bylaws of Credit Suisse First Boston Mortgage Acceptance Corp. as currently in effect.
*4.1	--	Form of Pooling and Servicing Agreement including forms of Certificates.
**4.2	--	Form of Sale and Servicing Agreement.
**4.3	--	Form of Standard Provisions for Servicing.
*4.4	--	Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.
***4.5	--	Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes.
*4.6	--	Form of Indenture, for a series consisting of Mortgage-Backed Notes.
******5.1	--	Opinion of Thacher Proffitt & Wood LLP regarding the legality of the Securities.
******5.2	--	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Securities.
******5.3	--	Opinion of McKee Nelson LLP regarding the legality of the Securities.
****5.5	--	Form of an opinion of counsel regarding legality, to be filed before any sale of a series of Certificates.
****5.6	--	Form of an opinion of counsel regarding legality, to be filed before any sale of a series of Notes.
8.1	--	Opinion of Thacher Proffitt & Wood LLP as to certain tax matters (included in Exhibit 5.1).
******8.2	--	Opinion of Orrick, Herrington & Sutcliffe LLP as to certain tax matters.
******8.3	--	Opinion of McKee Nelson LLP as to certain tax matters.
8.4	--	Form of an opinion of counsel as to tax matters, to be filed before any sale of a series of Certificates (included in Exhibit 5.5).
8.5	--	Form of an opinion of counsel as to tax matters, to be filed before any sale of a series of Notes (included in Exhibit 5.6).
******23.1	--	Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5.1).
******23.2	--	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibits 5.3 and 8.3).
******23.3	--	Consent of McKee Nelson LLP (included in Exhibits 5.4 and 8.4).
******24.1	--	Power of Attorney.
******24.2	-	Certified Copy of the Resolutions of the Board of Directors of Depositor

______________
* Filed as an exhibit to Registration Statement on Form S-3 (No. 33-132765) and incorporated herein by reference.

** Filed as an exhibit to Registration Statement on Form S-11 (No. 33-22364) and incorporated herein by reference.

*** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-51537) and incorporated herein by reference.

**** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-75921) and incorporated herein by reference.

***** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-110800) and incorporated herein by reference.

****** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-139257) and incorporated herein by reference.

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UNDERTAKINGS (ITEM 17 OF FORM S-3).

In accordance with Item 512 of Regulation S-K under the Securities Act of 1933:

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made

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pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Undertaking in respect of indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person

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in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) Undertaking in respect of Trust Indenture: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(k) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(l) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 26, 2007.

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

By:	*see below

Name: Andrew A. Kimura
Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE    TITLE       DATE

*see below	Director	January 26, 2007
Bruce S. Kaiserman

*see below	Director	January 26, 2007
Steven L. Kantor

*see below	Director	January 26, 2007
Thomas E. Siegler

*see below	Director and President	January 26, 2007
Andrew A. Kimura	(Principal Executive Officer)

*see below	Principal Accounting Officer and Controller	January 26, 2007
Thomas Zingalli	(Principal Financial Officer)

*By: /s/ Bruce Kaiserman
Bruce Kaiserman
Attorney in fact pursuant to a power
of attorney previously filed with the
Registration Statement

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